PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED DECEMBER 11, 1996)

                          AAMES MORTGAGE TRUST 1996-D
                                  $600,000,000
                      MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 1996-D
              $85,500,000 CLASS A-1A ADJUSTABLE RATE CERTIFICATES
                   $27,000,000 6.34% CLASS A-1B CERTIFICATES
                   $46,500,000 6.52% CLASS A-1C CERTIFICATES
                   $10,000,000 6.75% CLASS A-1D CERTIFICATES
                   $31,500,000 6.87% CLASS A-1E CERTIFICATES
                   $17,000,000 7.17% CLASS A-1F CERTIFICATES
                   $24,500,000 7.32% CLASS A-1G CERTIFICATES
              $358,000,000 CLASS A-2 ADJUSTABLE RATE CERTIFICATES
                           AAMES CAPITAL CORPORATION
                              Sponsor and Servicer

    The Mortgage Pass-Through Certificates, Series 1996-D, will consist of the Class A-1A Certificates, the Class A-1B Certificates, the Class A-1C Certificates, the Class A-1D Certificates, the Class A-1E Certificates, the Class A-1F Certificates and the Class A-1G Certificates (collectively, the "Class A-1 Certificates"), the Class A-2 Certificates (the "Class A-2 Certificates" and, together with the Class A-1 Certificates, the "Class A Certificates") and the Class R Certificate (the "Class R Certificate" and, together with the Class A Certificates, the "Certificates"). Only the Class A Certificates are offered hereby. The Certificates will represent undivided beneficial ownership interests in Aames Mortgage Trust 1996-D (the "Trust") established by Aames Capital Corporation (the "Sponsor") pursuant to a Pooling and Servicing Agreement to be dated as of December 1, 1996 (the "Pooling and Servicing Agreement") between the Sponsor, in its capacities as Sponsor and Servicer, and the trustee specified herein (the "Trustee").
                                                        (continued on next page)
                                  [FSA LOGO]

     SEE "RISK FACTORS" STARTING ON PAGE S-22 HEREOF AND ON PAGE 16 OF THE PROSPECTUS FOR A DESCRIPTION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS IN THE CLASS A CERTIFICATES OFFERED HEREBY.
                            ------------------------

THE CLASS A CERTIFICATES WILL REPRESENT BENEFICIAL OWNERSHIP INTERESTS ONLY IN THE TRUST AND WILL NOT REPRESENT ANY INTEREST IN OR OBLIGATION OF THE SPONSOR,
     THE SERVICER, ANY ORIGINATOR, THE TRUSTEE OR ANY OF THEIR RESPECTIVE
       AFFILIATES. NEITHER THE CLASS A CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS WILL BE GUARANTEED OR INSURED BY ANY GOVERNMENTAL
                          AGENCY OR INSTRUMENTALITY.

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
        COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
          ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE
             PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                              CRIMINAL OFFENSE.

    The Class A Certificates will be offered by the Underwriters named below (the "Underwriters") from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of the related sale. Proceeds to the Sponsor from the sale of the Class A Certificates are anticipated to be approximately $598,466,053 plus, with respect to the Class A-1B Certificates, the Class A-1C Certificates, the Class A-1D Certificates, the Class A-1E Certificates, the Class A-1F Certificates and the Class A-1G Certificates, accrued interest from December 1, 1996, before deducting expenses payable by the Sponsor, estimated to be $350,000. The Class A Certificates are offered by the Underwriters subject to prior sale when, as and if issued to and accepted by them and subject to approval of certain legal matters by counsel for the Underwriters. The Underwriters reserve the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that delivery of the Class A Certificates will be made in book-entry form only through the Same-Day Funds Settlement System of The Depository Trust Company, Cedel Bank, societe anonyme and the Euroclear System on or about December 27, 1996. The Class A Certificates will be offered in Europe and the United States of America.

GREENWICH CAPITAL MARKETS, INC.
              CS FIRST BOSTON
                             BEAR, STEARNS & CO. INC.
                                         PRUDENTIAL SECURITIES INCORPORATED

December 11, 1996

(continued from cover)

    Initially, the assets of the Trust will consist primarily of a pool (the "Mortgage Pool") of mortgage loans (the "Mortgage Loans") secured by first and junior liens on one- to four-family residential properties, including units in condominium and planned unit developments, along with (i) funds on deposit in the Purchase Account and Capitalized Interest Account and (ii) the Certificate Insurance Policy, as described herein. The Mortgage Loans that were originated and identified by the Sponsor for inclusion in the Mortgage Pool as of the Cut-off Date will be collectively referred to herein as the "Initial Mortgage Loans." Additional mortgage loans that satisfy the criteria described herein (the "Subsequent Mortgage Loans") will be purchased from the Sponsor by the Trust during the Commitment Period with amounts on deposit in the Purchase Account.

    The Mortgage Pool will be divided into two groups (each, a "Mortgage Loan Group"). Distributions on the Class A-1 Certificates will be derived primarily from amounts received, collected or recovered in respect of the Mortgage Loan Group comprised entirely of Mortgage Loans bearing fixed rates of interest (the "Fixed Rate Group"). Distributions on the Class A-2 Certificates will be derived primarily from amounts received, collected or recovered in respect of the Mortgage Loan Group comprised entirely of Mortgage Loans bearing interest at rates that are subject to periodic adjustment (the "Adjustable Rate Group").

    The Class A Certificates will be unconditionally and irrevocably guaranteed as to payment of interest due to Class A Certificateholders on each Distribution Date and as to ultimate collection of the Class A Certificate Principal Balances of the related Class A Certificates, in each case pursuant to the terms of the Certificate Insurance Policy issued by Financial Security Assurance Inc. See "Description of the Certificates -- The Certificate Insurance Policy" herein.

    As described herein, the yield on the Class A Certificates will be affected by the rate of prepayments of the Mortgage Loans in the related Mortgage Loan Group and the timing of receipt of such payments. Because a portion of the Mortgage Loans in the Fixed Rate Group are secured by junior liens, the rate of prepayments experienced on the related Mortgage Loans may be higher or lower than would be the case if such Mortgage Loan Group consisted only of first lien Mortgage Loans. The yield on the Class A Certificates will also be affected by Excess Cash that is applied in reduction of the Class A Certificate Principal Balance on any Distribution Date, as described herein. See "Risk Factors" herein.

    As described herein, an election will be made to treat the Trust (other than the Purchase Account and the Capitalized Interest Account) as a "real estate mortgage investment conduit" ("REMIC") pursuant to the Internal Revenue Code of 1986, as amended (the "Code"). The Class A Certificates will be "regular interests" in such REMIC. See "Certain Federal Income Tax Consequences" herein and in the Prospectus.

    There is currently no secondary market for the Class A Certificates. The Underwriters intend to make a secondary market for the Class A Certificates, but have no obligation to do so. There can be no assurance that a secondary market for any of the Class A Certificates will develop or, if one does develop, that it will continue.

    The Trust is subject to optional termination under the limited circumstances described herein. Any such optional termination may result in an early retirement of the Class A Certificates offered hereby. See "The Pooling and Servicing Agreement -- Termination; Optional Termination" in the Prospectus.

    THE CLASS A CERTIFICATES OFFERED BY THIS PROSPECTUS SUPPLEMENT CONSTITUTE A SEPARATE SERIES OF CERTIFICATES BEING OFFERED BY THE SPONSOR PURSUANT TO ITS PROSPECTUS DATED DECEMBER 11, 1996, OF WHICH THIS PROSPECTUS SUPPLEMENT IS A PART AND THAT ACCOMPANIES THIS PROSPECTUS SUPPLEMENT. THE PROSPECTUS CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING THAT IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL. SALES OF CLASS A CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PROSPECTIVE INVESTOR HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

    REFERENCE IS MADE TO THE INDEX OF PRINCIPAL TERMS HEREIN FOR THE LOCATION IN THIS PROSPECTUS SUPPLEMENT OF THE DEFINITIONS OF CERTAIN CAPITALIZED TERMS USED HEREIN, AND REFERENCE IS ALSO MADE TO THE INDEX OF PRINCIPAL TERMS IN THE PROSPECTUS FOR THE LOCATION IN THE PROSPECTUS OF THE DEFINITIONS OF CERTAIN CAPITALIZED TERMS USED BUT NOT OTHERWISE DEFINED HEREIN.

    UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE CLASS A CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS ACTING AS UNDERWRITERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

    FOR UNITED KINGDOM PURCHASERS: THE CLASS A CERTIFICATES MAY NOT BE OFFERED OR SOLD IN THE UNITED KINGDOM OTHER THAN TO PERSONS WHOSE ORDINARY BUSINESS IS TO BUY OR SELL SECURITIES, WHETHER AS PRINCIPAL OR AGENT (EXCEPT IN CIRCUMSTANCES THAT DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE PUBLIC OFFERS OF SECURITIES REGULATION 1995), AND THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS MAY ONLY BE ISSUED OR PASSED ON TO ANY PERSON IN THE UNITED KINGDOM IF THAT PERSON IS OF THE KIND DESCRIBED IN ARTICLE 11(3) OF THE FINANCIAL SERVICES ACT 1986 (INVESTMENT ADVERTISEMENTS) (EXEMPTIONS) ORDER 1996.

                         REPORTS TO CERTIFICATEHOLDERS

     Monthly and annual reports concerning the Class A Certificates and the Trust will be sent by the Trustee to all Certificateholders. So long as any Class A Certificate is in book-entry form, such reports will be sent to Cede & Co., as the nominee of The Depository Trust Company ("DTC") and as the Certificateholder of such Class A Certificates pursuant to the Pooling and Servicing Agreement described herein. DTC will supply such reports to all persons acquiring beneficial ownership interests in the Class A Certificates. See "Description of the Certificates -- Book-Entry Registration of Class A Certificates" herein.

                             AVAILABLE INFORMATION

     The Sponsor has filed a Registration Statement under the Securities Act of 1933, as amended, with the Securities and Exchange Commission (the "Commission") with respect to the Class A Certificates. The Registration Statement and amendments thereof and the exhibits thereto may be inspected at the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Seven World Trade Center, 13th Floor, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can also be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Electronic filings made through the Electronic Data Gathering Analysis and Retrieval System are publicly available through the Commission's Web Site (http://www.sec.gov).

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     Certain documents filed with the Commission by or on behalf of the Trust are incorporated by reference herein. See "Incorporation of Certain Documents by Reference" in the Prospectus. In addition, the consolidated financial statements of Financial Security Assurance Inc. and Subsidiaries for the year ended December 31, 1995, included as an exhibit to the Annual Report on Form 10-K for the year ended December 31, 1995, and the unaudited consolidated financial statements of Financial Security Assurance Inc. and Subsidiaries for the three month periods ended March 31, 1996, June 30, 1996 and September 30, 1996, included as an exhibit to the Quarterly Reports on Form 10-Q for the periods ended March 31, 1996, June 30, 1996 and September 30, 1996, respectively, each of which has been filed with the Commission by Financial Security Assurance Holdings Ltd., are hereby incorporated by reference in this Prospectus Supplement. All financial statements of Financial Security Assurance Inc. and Subsidiaries included in documents filed by Financial Security Assurance Holdings Ltd. pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Prospectus Supplement and prior to the termination of the offering of the Class A Certificates shall be deemed to be incorporated by reference in this Prospectus Supplement and to be part of this Prospectus Supplement from the respective dates of the filing of such documents. The Sponsor will provide to any person, including any Certificate Owner, to whom this Prospectus Supplement is delivered a copy of the above-referenced financial statements incorporated by reference herein without charge upon written or oral request to: Aames Capital Corporation, 3731 Wilshire Blvd., 10th Floor, Los Angeles, California 90010, Attention: Corporate Secretary, (213) 351-6100.

                               TABLE OF CONTENTS

                CAPTION                    PAGE
----------------------------------------   ----
REPORTS TO
  CERTIFICATEHOLDERS....................    S-3
AVAILABLE INFORMATION...................    S-3
INCORPORATION OF CERTAIN DOCUMENTS BY
  REFERENCE.............................    S-3
SUMMARY OF TERMS........................    S-5
RISK FACTORS............................   S-22
    Effect of Mortgage Loan Yield on
       Class A-1A Pass-Through Rate.....   S-22
    Risk of Limitations on Adjustments
       of Class A-2 Pass-Through Rate...   S-22
    Risks Associated with Underwriting
       Standards........................   S-23
    Risks Associated with Geographic
       Concentration of Mortgaged
       Properties.......................   S-23
    Risks Associated with Damaged
       Mortgaged Properties.............   S-24
    Risks Associated with Junior
       Loans............................   S-24
    Risks Associated with Prepayment of
       the Mortgage Loans...............   S-25
    The Subsequent Mortgage Loans and
       the Purchase Account.............   S-26
    Yield Considerations Relating to
       Excess Cash......................   S-27
    Environmental Statutes Affecting
       Security Interests...............   S-27
    Risks Associated with Certain
       Origination Fees.................   S-28
    Book-Entry Registration.............   S-28
DESCRIPTION OF THE
  CERTIFICATES..........................   S-28
    General.............................   S-28
    Book-Entry Registration of Class A
       Certificates.....................   S-29
    Assignment of Mortgage Loans........   S-33
    Payments on Mortgage Loans and
       Deposits to the Collection
       Account..........................   S-34
    Distributions on the Certificates...   S-35
    Purchase Account....................   S-46
    Capitalized Interest Account........   S-47
    Overcollateralization Feature.......   S-47
    The Certificate Insurance Policy....   S-50
    The Certificate Insurer Premium.....   S-50
    Monthly Advances; Servicing
       Advances; Compensating Interest
       and Interest Shortfalls..........   S-51
    Reports to Certificateholders.......   S-52
    Termination; Retirement of the
       Certificates.....................   S-53
    The Trustee.........................   S-54
THE MORTGAGE LOANS......................   S-55
    General.............................   S-55
    Fixed Rate Group....................   S-56
    Adjustable Rate Group...............   S-56
    Conveyance of Subsequent Mortgage
       Loans............................   S-57
PREPAYMENT AND YIELD CONSIDERATIONS.....   S-58
    Projected Prepayments and Yields for
       the Class A Certificates.........   S-59
ORIGINATION AND SERVICING OF THE
  MORTGAGE LOANS........................   S-66
    The Originators.....................   S-66
    Underwriting of Mortgage Loans......   S-66
    Mortgage Loan Delinquency and
       Foreclosure Experience...........   S-66
    Servicing of Mortgage Loans.........   S-68
    Sub-Servicing.......................   S-69
    Realization upon Defaulted Mortgage
       Loans............................   S-69
    Hazard Insurance....................   S-70
    Servicing and Other Compensation;
       Payment of Expenses..............   S-71
    Certain Matters Regarding Servicer's
       Servicing Obligations............   S-71
THE CERTIFICATE INSURANCE POLICY AND THE
  CERTIFICATE INSURER...................   S-72
    The Certificate Insurer.............   S-72
    The Certificate Insurance Policy....   S-74
    Credit Enhancement Does Not Apply to
       Prepayment Risk..................   S-75
CERTAIN FEDERAL INCOME TAX
  CONSEQUENCES..........................   S-75
ERISA CONSIDERATIONS....................   S-76
USE OF PROCEEDS.........................   S-77
LEGAL INVESTMENT CONSIDERATIONS.........   S-77
UNDERWRITING............................   S-77
REPORT OF EXPERTS.......................   S-79
LEGAL MATTERS...........................   S-79
RATING OF THE CLASS A CERTIFICATES......   S-79
INDEX OF PRINCIPAL TERMS................   S-80
ANNEX A: DESCRIPTION OF THE MORTGAGE
         POOL...........................    A-1
ANNEX B: GLOBAL CLEARANCE, SETTLEMENT
         AND TAX DOCUMENTATION
         PROCEDURES.....................    B-1

                                SUMMARY OF TERMS

     This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the accompanying Prospectus.

Issuer.....................  Aames Mortgage Trust 1996-D (the "Trust").

Certificates Offered.......  Mortgage Pass-Through Certificates, Series 1996-D,
                               Class A-1A Certificates (the "Class A-1A
                               Certificates"), Class A-1B Certificates (the
                               "Class A-1B Certificates"), Class A-1C
                               Certificates (the "Class A-1C Certificates"), Class A-1D Certificates (the "Class A-1D Certificates"), Class A-1E Certificates (the "Class A-1E Certificates"), Class A-1F Certificates (the "Class A-1F Certificates") and Class A-1G Certificates (the "Class A-1G Certificates" and, together with the Class A-1A Certificates, the Class A-1B Certificates, the Class A-1C Certificates, the Class A-1D Certificates, the Class A-1E Certificates and the Class A-1F Certificates, the "Class A-1 Certificates") and Class A-2 Certificates (the "Class A-2 Certificates" and, together with the Class A-1 Certificates, the "Class A Certificates"). The Class A Certificates will be offered in book-entry form only. See "Description of the Certificates -- Book-Entry Registration of Class A Certificates" herein.

The Sponsor................  Aames Capital Corporation, a California corporation
                               (the "Sponsor"). The principal office of the Sponsor is located in Los Angeles, California. The Sponsor is a wholly owned subsidiary of Aames Financial Corporation, a Delaware corporation. See "The Sponsor" in the Prospectus.

The Servicer...............  Aames Capital Corporation will act as servicer of the Mortgage Loans (in such capacity, the "Servicer"). The Servicer will appoint one or more mortgage servicing institutions (each, a "Sub-Servicer"), which may be affiliates of the Sponsor, to initially service and administer certain Mortgage Loans on behalf of the Servicer. See "Origination and Servicing of the Mortgage Loans -- Sub-Servicing" herein and "The Pooling and Servicing Agreement -- Sub-Servicers" in the Prospectus.

The Trustee................  Bankers Trust Company of California, N.A. (the
                               "Trustee").

Cut-off Date...............  December 1, 1996.

Closing Date...............  On or about December 27, 1996.

Description of the
  Certificates.............  The Mortgage Pass-Through Certificates, Series
                               1996-D (the "Certificates"), will consist of two Classes of Class A Certificates, the Class A-1 Certificates (consisting of seven subclasses, the Class A-1A Certificates, the Class A-1B Certificates, the Class A-1C Certificates, the Class A-1D Certificates, the Class A-1E Certificates, the Class A-1F Certificates and the Class A-1G Certificates) and the Class A-2 Certificates, and a Class of Certificates evidencing the residual interest in the Trust (the "Class R Certificate").

                             Holders of the Class A-1A Certificates are referred
                               to herein as the "Class A-1A Certificateholders"; holders of the Class A-1B Certificates are referred to herein as the "Class A-1B Certificateholders"; holders of the Class A-1C Certificates are referred to herein as the

                               "Class A-1C Certificateholders"; holders of the Class A-1D Certificates are referred to herein as the "Class A-1D Certificateholders"; holders of the Class A-1E Certificates are referred to herein as the "Class A-1E Certificateholders"; holders of the Class A-1F Certificates are referred to herein as the "Class A-1F Certificateholders"; and holders of the Class A-1G Certificates are referred to herein as the "Class A-1G Certificateholders" (the Class A-1A Certificateholders, the Class A-1B Certificateholders, the Class A-1C Certificateholders, the Class A-1D Certificateholders, the Class A-1E Certificateholders, the Class A-1F Certificateholders and the Class A-1G Certificateholders are sometimes collectively referred to herein as the "Class A-1 Certificateholders"). Holders of the Class A-2 Certificates are referred to herein as the "Class A-2 Certificateholders" and, together with the Class A-1 Certificateholders, as the "Class A Certificateholders". The holder of the Class R Certificate is referred to herein as the "Class R Certificateholder". The Class A Certificateholders and the Class R Certificateholder are sometimes collectively referred to herein as the "Certificateholders".

                             The Certificates will represent undivided
                               beneficial ownership interests in the Trust to be created pursuant to a Pooling and Servicing Agreement to be dated as of December 1, 1996 (the "Pooling and Servicing Agreement") between the Sponsor, in its capacities as Sponsor and Servicer, and the Trustee. Only the Class A Certificates are being offered hereby.

                             Initially, the assets of the Trust will consist of
                               (i) a pool (the "Mortgage Pool") of two groups (each, a "Mortgage Loan Group") of home equity mortgage loans described herein (the "Initial Mortgage Loans") secured by first and junior lien mortgages or deeds of trust on one- to four-family residential properties, including units in condominium and planned unit developments (the "Mortgaged Properties"); (ii) all payments in respect of principal of the respective Mortgage Loans received on and after the Cut-off Date; (iii) all payments in respect of interest accrued on the respective Mortgage Loans from and after the Cut-off Date, irrespective of when received, (iv) security interests in the Mortgaged Properties; (v) amounts to be deposited in the Purchase Account that will be available for the purchase of Subsequent Mortgage Loans during the Commitment Period; (vi) amounts to be deposited in the Capitalized Interest Account; (vii) the insurance policy (the "Certificate Insurance Policy") issued by Financial Security Assurance Inc. (the "Certificate Insurer"); and (viii) certain other property. Distributions on the Class A-1 Certificates will be derived primarily from amounts received, collected or recovered in respect of the Mortgage Loan Group comprised entirely of Mortgage Loans bearing fixed rates of interest (the "Fixed Rate Group"). Distributions on the Class A-2 Certificates will be derived primarily from amounts received, collected or recovered in respect of the Mortgage Loan Group comprised entirely of Mortgage Loans bearing interest at rates that are subject to periodic adjustment (the "Adjustable Rate Group").

                             As of the Cut-off Date, the Initial Mortgage Loans
                               in the Fixed Rate Group had an Aggregate
                               Principal Balance of $195,025,554.13 and the

                               Initial Mortgage Loans in the Adjustable Rate Group had an Aggregate Principal Balance of $278,388,941.16 (in each case subject to reduction in the event mortgage loans are removed from the Mortgage Pool prior to the Closing
                               Date). See "The Mortgage Loans -- General" herein.

Original Class A-1A
Certificate Principal
  Balance..................  $ 85,500,000.

Original Class A-1B
Certificate Principal
  Balance..................  $ 27,000,000.

Original Class A-1C
Certificate Principal
  Balance..................  $ 46,500,000.

Original Class A-1D
Certificate Principal
  Balance..................  $ 10,000,000.

Original Class A-1E
Certificate Principal
  Balance..................  $ 31,500,000.

Original Class A-1F
Certificate Principal
  Balance..................  $ 17,000,000

Original Class A-1G
Certificate Principal
  Balance..................  $ 24,500,000.

Original Class A-2
Certificate Principal
  Balance..................  $358,000,000.

Class A-1A Pass-Through
  Rate.....................  The Class A-1A Pass-Through Rate for the initial
                               Interest Period will be a per annum rate equal to the London interbank offered rate for one-month United States dollar deposits as of the second business day preceding the first day of such Interest Period (calculated as described under "Description of the Certificates -- Distributions on the Certificates") ("LIBOR") plus 0.08% and will be determined on December 23, 1996. The Class A-1A Pass-Through Rate for each subsequent Interest Period will be a per annum rate equal to the lesser of (x) LIBOR plus 0.08% and (y) the product of (a) the weighted average of the related Mortgage Interest Rates applicable to determining interest due on the Mortgage Loans in the Fixed Rate Group during the related Collection Period reduced by the sum of (i) the applicable Servicing Fee Rate with respect to the Mortgage Loans in the Fixed Rate Group for the related Collection Period and (ii) the applicable Insurer Premium Rate used to compute the Certificate Insurer Premium attributable to the Fixed Rate Group for the related Distribution Date and (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Interest Period.

Class A-1B Pass-Through
  Rate.....................  The Class A-1B Pass-Through Rate will be 6.34% per annum.

Class A-1C Pass-Through
  Rate.....................  The Class A-1C Pass-Through Rate will be 6.52% per annum.

Class A-1D Pass-Through
  Rate.....................  The Class A-1D Pass-Through Rate will be 6.75% per annum.

Class A-1E Pass-Through
  Rate.....................  The Class A-1E Pass-Through Rate will be 6.87% per annum.

Class A-1F Pass-Through
  Rate.....................  The Class A-1F Pass-Through Rate will be 7.17% per annum.

Class A-1G Pass-Through
  Rate.....................  The Class A-1G Pass-Through Rate will be, with respect to each Interest Period ending prior to the Clean-up Call Date, 7.32% per annum and, with respect to each Interest Period ending thereafter, 7.82% per annum.

Class A-2 Pass-Through
  Rate.....................  The Class A-2 Pass-Through Rate for the initial
                               Interest Period will be a per annum rate equal to LIBOR plus 0.22% and will be determined on December 23, 1996. The Class A-2 Pass-Through Rate for each subsequent Interest Period will be a per annum rate equal to the lesser of (i) for each Interest Period ending prior to the Clean-up Call Date, LIBOR plus 0.22%, and, for each Interest Period ending thereafter, LIBOR plus 0.44% and (ii) the Adjustable Rate Cap. The "Adjustable Rate Cap" will be, with respect to any Distribution Date and the Class A-2 Certificates, the per annum rate equal to the percentage obtained by (I) dividing (x) the amount of interest that accrued on the Mortgage Loans in the Adjustable Rate Group in respect of the related Interest Period at the weighted average of the related Mortgage Interest Rates applicable to monthly payments due on such Mortgage Loans during such Interest Period, reduced by the sum of (i) the Servicing Fee with respect to the Mortgage Loans in the Adjustable Rate Group for such Interest Period, (ii) the applicable Certificate Insurer Premium attributable to the Adjustable Rate Group for the related Distribution Date, and (iii) in the case of each Distribution Date occurring after the Distribution Date in June 1997, an amount equal to one-twelfth ( 1/12) of 100 basis points multiplied by the aggregate principal balance of the Mortgage Loans in the Adjustable Rate Group as of the first day of such Interest Period, by
                               (y) the product of (i) the Class A-2 Certificate Principal Balance as of the first day of such Interest Period and (ii) the actual number of days elapsed during such Interest Period divided by 360 and (II) multiplying the result by 100. See "Description of the
                               Certificates -- Distributions on the
                               Certificates" herein.

Record Date................  Distributions will be made on each Distribution
                               Date to Class A Certificateholders of record on the last Business Day of the immediately preceding calendar month (each, a "Record Date"), except that the final distribution in respect of the Class A Certificates will be made only upon presentation and surrender of such Certificates at the office or agency designated by the Trustee for that purpose. See "Description of the Certificates -- Distributions on the Certificates" herein.

Distributions on the Class
A Certificates

  A. General..............   Distributions on the Class A Certificates will be
                               made on the 15th day of each month or, if such day is not a Business Day, on the next succeeding Business Day (each, a "Distribution Date"), commencing in January 1997, to each Class A Certificateholder of record on the related Record Date. On each Distribution Date, distributions will be made on each Class of Class A Certificates from Available Funds for the related Mortgage Loan Group for such Distribution Date.

     1. Class A Interest
        Distributions......  On each Distribution Date, the Class A Certificates will be entitled to distributions in respect of Class A Monthly Interest.

                             As of any Distribution Date, "Class A Monthly
                               Interest" for the Class A-1 Certificates will consist of Class A-1A Monthly Interest, Class A-1B Monthly Interest, Class A-1C Monthly Interest, Class A-1D Monthly Interest, Class A-1E Monthly Interest, Class A-1F Monthly Interest and Class A-1G Monthly Interest for such Distribution Date. "Class A-1A Monthly Interest" will be an amount equal to (a) with respect to the January 1997 Distribution Date, interest for the number of days in the period commencing on the Closing Date and ending on the day prior to such Distribution Date at the initial Class A-1A Pass Through Rate on the Original Class A-1A Certificate Principal Balance, and (b) with respect to any subsequent Distribution Date, interest for the number of days in the related Interest Period at the Class A-1A Pass-Through Rate in effect for such Distribution Date on the Class A-1A Certificate Principal Balance as of the preceding Distribution Date (after giving effect to the distribution, if any, in reduction of principal made on the Class A-1A Certificates on such preceding Distribution Date), in either case net of any applicable Interest Shortfalls. "Class A-1B Monthly Interest" will be, with respect to the first Distribution Date, an amount equal to 30 days of interest at the Class A-1B Pass-Through Rate on the Original Class A-1B Certificate Principal Balance and, with respect to any subsequent Distribution Date, an amount equal to 30 days of interest at the Class A-1B Pass-Through Rate on the Class A-1B Certificate Principal Balance as of the preceding Distribution Date (after giving effect to the distribution, if any, in reduction of principal made on the Class A-1B Certificates on such preceding Distribution Date), in either case net of any applicable Interest Shortfalls. "Class A-1C Monthly Interest" will be, with respect to the first Distribution Date, an amount equal to 30 days of interest at the Class A-1C Pass-Through Rate on the Original Class A-1C Certificate Principal Balance and, with respect to any subsequent Distribution Date, an amount equal to 30 days of interest at the Class A-1C Pass-Through Rate on the Class A-1C Certificate Principal Balance as of the preceding Distribution Date (after giving effect to the distribution, if any, in reduction of principal made on the Class A-1C Certificates on such preceding Distribution Date), in either case net of any applicable Interest Shortfalls. "Class A-1D Monthly Interest" will be, with respect to the first Distribution Date, an amount equal to 30 days of interest at the Class A-1D Pass-Through Rate on the

                               Original Class A-1D Certificate Principal Balance and, with respect to any subsequent Distribution Date, an amount equal to 30 days of interest at the Class A-1D Pass-Through Rate on the Class A-1D Certificate Principal Balance as of the preceding Distribution Date (after giving effect to the distribution, if any, in reduction of principal made on the Class A-1D Certificates on such preceding Distribution Date), in either case net of any applicable Interest Shortfalls. "Class A-1E Monthly Interest" will be, with respect to the first Distribution Date, an amount equal to 30 days of interest at the Class A-1E Pass-Through Rate on the Original Class A-1E Certificate Principal Balance and, with respect to any subsequent Distribution Date, an amount equal to 30 days of interest at the Class A-1E Pass-Through Rate on the Class A-1E Certificate Principal Balance as of the preceding Distribution Date (after giving effect to the distribution, if any, in reduction of principal made on the Class A-1E Certificates on such preceding Distribution Date), in either case net of any applicable Interest Shortfalls. "Class A-1F Monthly Interest" will be, with respect to the first Distribution Date, an amount equal to 30 days of interest at the Class A-1F Pass-Through Rate on the Original Class A-1F Certificate Principal Balance and, with respect to any subsequent Distribution Date, an amount equal to 30 days of interest at the Class A-1F Pass-Through Rate on the Class A-1F Certificate Principal Balance as of the preceding Distribution Date (after giving effect to the distribution, if any, in reduction of principal made on the Class A-1F Certificates on such preceding Distribution Date), in either case net of any applicable Interest Shortfalls. "Class A-1G Monthly Interest" will be, with respect to the first Distribution Date, an amount equal to 30 days of interest at the Class A-1G Pass-Through Rate on the Original Class A-1G Certificate Principal Balance and, with respect to any subsequent Distribution Date, an amount equal to 30 days of interest at the Class A-1G Pass-Through Rate on the Class A-1G Certificate Principal Balance as of the preceding Distribution Date (after giving effect to the distribution, if any, in reduction of principal made on the Class A-1G Certificates on such preceding Distribution Date), in either case net of any applicable Interest Shortfalls.

                             As of any Distribution Date, "Class A Monthly
                               Interest" for the Class A-2 Certificates will be an amount equal to (a) with respect to the January 1997 Distribution Date, interest for the number of days in the period commencing on the Closing Date and ending on the day prior to such Distribution Date at the initial Class A-2 Pass-Through Rate on the Original Class A-2 Certificate Principal Balance, and (b) with respect to any subsequent Distribution Date, interest for the number of days in the related Interest Period at the Class A-2 Pass-Through Rate in effect for such Distribution Date on the Class A-2 Certificate Principal Balance as of the preceding Distribution Date (after giving effect to the distribution, if any, in reduction of principal made on the Class A-2 Certificates on such preceding Distribution Date), in either case net of any applicable Interest Shortfalls.

                             If, with respect to either Class of Class A
                               Certificates and any Distribution Date, funds are not available from Available Funds for the related

                               Mortgage Loan Group and any available Excess Cash from the other Mortgage Loan Group to distribute the full amount of the Class A Monthly Interest to the related Class of Class A Certificates, the deficiency will be covered by payments made pursuant to the Certificate Insurance Policy in respect of such Class for such Distribution Date. See "Description of the Certificates -- The Certificate Insurance Policy" herein.

                             The "Interest Period" in respect of any
                               Distribution Date will be (i) for the Class A-1B Certificates, Class A-1C Certificates, Class A-1D Certificates, Class A-1E Certificates, Class A-1F Certificates and Class A-1G Certificates, the calendar month preceding the month in which such Distribution Date occurs, and (ii) for the Class A-1A Certificates and Class A-2 Certificates, the period from and including the Closing Date, in the case of the first Distribution Date, or the immediately preceding Distribution Date, as applicable, to but excluding the related Distribution Date. All calculations of interest on the Class A-1B Certificates, Class A-1C Certificates, Class A-1D Certificates, Class A-1E Certificates, Class A-1F Certificates and Class A-1G Certificates will be computed on the basis of a 360-day year of twelve 30-day months. All calculations of interest on the Class A-1A Certificates and Class A-2 Certificates will be computed on the basis of the actual number of days elapsed in the related Interest Period and in a year of 360 days.

     2. Class A Principal
        Distributions......  On each Distribution Date, Monthly Principal will be distributed on the Class A-1 Certificates in reduction of the Class A-1 Certificate Principal Balance and on the Class A-2 Certificates in reduction of the Class A-2 Certificate Principal Balance. "Monthly Principal" with respect to each Class of Class A Certificates and any Distribution Date will be equal to the aggregate of amounts collected, received or otherwise recovered in respect of principal on the Mortgage Loans in the related Mortgage Loan Group during the related Collection Period, subject to reduction for any Coverage Surplus with respect to such Class and the related Distribution Date as described herein. Distributions in respect of Monthly Principal on the Class A-1 Certificates will be distributed first to Class A-1A Certificateholders, in reduction of the Class A-1A Certificate Principal Balance, until such Class A-1A Certificate Principal Balance is reduced to zero, then to Class A-1B Certificateholders, in reduction of the Class A-1B Certificate Principal Balance, until such Class A-1B Certificate Principal Balance is reduced to zero, then to Class A-1C Certificateholders, in reduction of the Class A-1C Certificate Principal Balance, until such Class A-1C Certificate Principal Balance is reduced to zero, then to Class A-1D Certificateholders, in reduction of the Class A-1D Certificate Principal Balance, until such Class A-1D Certificate Principal Balance is reduced to zero, then to Class A-1E Certificateholders, in reduction of the Class A-1E Certificate Principal Balance, until such Class A-1E Certificate Principal Balance is reduced to zero, then to Class A-1F Certificateholders, in reduction of the Class A-1F Certificate Principal Balance, until such Class A-1F Certificate Principal Balance is reduced to zero, and then to Class A-1G Certificateholders, in reduction of the Class A-1G Certificate Principal Balance, until such Class A-1G Certificate Principal Balance is reduced to zero. See "Description of the Certificates -- Distributions on the Certificates" herein.

     3. Distributions of
        Excess Cash........  On each Distribution Date with respect to which the
                               Coverage Amount for a Class of Class A
                               Certificates is less than the Required Coverage Amount for such Class and such Distribution Date, Excess Cash derived from Available Funds for the related Mortgage Loan Group, if any, will be distributed on the related Class of Class A Certificates, in reduction of the Class A Certificate Principal Balance of such Class, up to the amount necessary for the related Coverage Amount to equal the applicable Required Coverage Amount. Excess Cash with respect to each Class of Class A Certificates on any Distribution Date will be equal to Available Funds for the related Mortgage Loan Group on such Distribution Date, reduced by the sum of (i) the Class A Monthly Interest for the related Class and Distribution Date, (ii) the Monthly Principal for the related Class and Distribution Date, (iii) the Certificate Insurer Premium attributable to the related Mortgage Loan Group and Distribution Date and (iv) any amounts payable to the Certificate Insurer for Insured Amounts paid on prior Distribution Dates and not yet reimbursed and any unpaid Certificate Insurer Premium from prior Distribution Dates, with respect to the related Class. Any distributions in respect of Excess Cash on the Class A-1 Certificates will be distributed first to the Class A-1A Certificates, then to the Class A-1B Certificates, then to the Class A-1C Certificates, then to the Class A-1D Certificates, then to the Class A-1E Certificates, then to the Class A-1F Certificates and then to the Class A-1G Certificates as described under the caption "-- Application of Distributions on the Class A-1 Certificates" herein.

                             Any Excess Cash with respect to a Class of Class A
                               Certificates not required to be distributed on the related Class of Class A Certificates on any Distribution Date will be distributed on the other Class of Class A Certificates first, to cover any shortfall in the Class A Monthly Interest for such Class and Distribution Date, and then, subject to the right to reimbursement of the Certificate Insurer for any amounts to which it may then be entitled, to reduce the Class A Certificate Principal Balance of such other Class up to the amount necessary for the related Coverage Amount to equal the then applicable Required Coverage Amount for such Class on the related Distribution Date. Thereafter, any remaining Excess Cash, subject to the right to reimbursement of the Servicer for any amounts to which it may then be entitled, shall be distributed to the Class R Certificateholder. Amounts so distributed to the Class R Certificateholder on a Distribution Date will not be available to pay amounts due to Class A Certificateholders on subsequent Distribution Dates. See "Description of the
                               Certificates -- Distributions on the
                               Certificates" herein.

     4. Application of
        Distributions on the
        Class A-1
        Certificates........ Distributions on the Class A-1 Certificates will be allocated among the Class A-1A
                               Certificateholders, Class A-1B
                               Certificateholders,

                               Class A-1C Certificateholders, Class A-1D
                               Certificateholders, Class A-1E
                               Certificateholders, Class A-1F Certificateholders and Class A-1G Certificateholders in the following manner. All distributions in respect of interest on the Class A-1 Certificates will be distributed pro rata to Class A-1A Certificateholders, Class A-1B
                               Certificateholders, Class A-1C
                               Certificateholders, Class A-1D
                               Certificateholders, Class A-1E
                               Certificateholders, Class A-1F Certificateholders and Class A-1G Certificateholders in proportion to the Class A-1A Monthly Interest, Class A-1B Monthly Interest, Class A-1C Monthly Interest, Class A-1D Monthly Interest, Class A-1E Monthly Interest, Class A-1F Monthly Interest and Class A-1G Monthly Interest for the related Distribution Date. All distributions in respect of principal on the Class A-1 Certificates (including any Excess Cash distributable in respect of the Class A-1 Certificates) for any Distribution Date will be distributed to holders of Class A-1 Certificates sequentially in an amount not to exceed the amount required to reduce the Certificate Principal Balance of the related subclass to zero, but not prior to the Distribution Date on which the Certificate Principal Balance of each subclass of Class A-1 Certificates that is sequentially prior to such subclass has been reduced to zero. See "Description of the Certificates -- Distributions on the Certificates" herein.

  B. Available Funds.......  "Available Funds" for each Mortgage Loan Group and any Distribution Date will generally be the sum of amounts collected, received or otherwise recovered by or on behalf of the Servicer on or with respect to the Mortgage Loans in the related Mortgage Loan Group during the calendar month immediately preceding the month in which such Distribution Date occurs (each, a "Collection Period"), net of amounts representing interest accrued on such Mortgage Loans in respect of any period prior to the Cut-off Date, the related Servicing Fee and any additional servicing compensation paid to the Servicer, Payments Ahead and reimbursements for certain Advances (other than those included in liquidation expenses reimbursed from related Liquidation Proceeds), plus the amount of any Monthly Advances and Compensating Interest Payments made by the Servicer with respect to such Mortgage Loan Group for such Distribution Date, any amounts deposited in the Certificate Account by the Sponsor or the Servicer in respect of the purchase, repurchase or substitution of Mortgage Loans in such Mortgage Loan Group during the related Collection Period, amounts deposited by the Sponsor in respect of interest for the first two Collection Periods and any amounts deposited in the Certificate Account during such Collection Period from the Purchase Account and the Capitalized Interest Account or in connection with the termination of the Trust that are attributable to the related Mortgage Loan Group, all as more fully described under "Description of the Certificates -- Distributions on the Certificates" herein.

  C. Overcollateralization
     Feature...............  Credit enhancement with respect to the Class A-1
                               Certificates is expected to result from the application of Excess Cash on each Distribution Date to the reduction of the Certificate Principal Balance of the Class A-1 Certificates so that over time the Aggregate Principal Balance of the Mortgage Loans in the Fixed Rate Group will exceed the aggregate Certificate Principal Balance of the Class A-1 Certificates. Credit enhancement with respect to the Class A-2 Certificates initially will be provided in part by overcollateralization resulting from the Aggregate Principal Balance of the Initial Mortgage Loans in the Adjustable Rate Group and the Purchase Account Deposit attributable to such Adjustable Rate Group exceeding the Original Class A-2 Certificate Principal Balance, which is expected to be supplemented by the application of Excess Cash on each Distribution Date so that over time such overcollateralization will increase. In either case, such overcollateralization is intended to result in receipts, collections and recoveries on the Mortgage Loans in the related Mortgage Loan Group in excess of the amount necessary to pay the related Class A Monthly Interest and the Monthly Principal required to be distributed on the Class A Certificates on any Distribution Date and to reduce the Certificate Principal Balances of each Class or subclass, as applicable, of the Class A Certificates to zero prior to the applicable Final Scheduled Payment Date. Excess Cash attributable to a Mortgage Loan Group will be distributed on the related Class of Class A Certificates on each Distribution Date to the extent necessary to reduce the Certificate Principal Balance of such Class up to the amount necessary for the related Coverage Amount to equal the Required Coverage Amount for such Class and for such Distribution Date. Any Excess Cash that is not distributed on the related Class of Class A Certificates on a given Distribution Date will be distributed on the other Class of Class A Certificates, first to cover any shortfall in the Class A Monthly Interest for such Class and such Distribution Date and then, subject to the right to reimbursement of the Certificate Insurer for any amounts to which it may then be entitled, to reduce the Class A Certificate Principal Balance of such Class up to the amount necessary for the related Coverage Amount to equal the applicable Required Coverage Amount.

                             The "Coverage Amount" for each Class of Class A
                               Certificates on any Distribution Date will be equal to the amount by which the Aggregate Principal Balance of the Mortgage Loans in the related Mortgage Loan Group as of the end of the related Collection Period exceeds the Class A Certificate Principal Balance of the related Class for such Distribution Date after taking into account distributions of Monthly Principal (disregarding any permitted reduction in Monthly Principal due to a Coverage Surplus in respect of such Class of Class A Certificates) made on such Distribution Date. The "Required Coverage Amount" for each Class of Class A Certificates on any Distribution Date will be equal to the amount specified as such in the Pooling and Servicing Agreement. The "Coverage Surplus" for each Class of Class A Certificates on any Distribution Date will be the amount, if any, by which the Coverage Amount for such Class on such Distribution Date exceeds the then applicable Required Coverage Amount for such Class. The "Coverage Deficit" for each Class of Class A Certificates on any Distribution Date will be the amount, if any, by which the Class A Certificate Principal Balance of such Class on such Distribution Date (after taking into account the Monthly Principal and Excess Cash to be distributed on such Distribution Date in reduction of the Class A Certificate Principal Balance of such Class) exceeds the Aggregate Principal Balance of the Mortgage Loans in the related Mortgage Loan Group at the end of the related Collection Period.

                             On the Closing Date, the initial Coverage Amount
                               for the Class A-1 Certificates (the amount by which the sum of the Aggregate Principal Balance of the Initial Mortgage Loans in the Fixed Rate Group and the portion of the Purchase Account Deposit attributable to the Fixed Rate Group exceeds the sum of the Original Class A-1A Certificate Principal Balance, the Original Class A-1B Certificate Principal Balance, the Original Class A-1C Certificate Principal Balance, the Original Class A-1D Certificate Principal Balance, the Original Class A-1E Certificate Principal Balance, the Original Class A-1F Certificate Principal Balance and the Original Class A-1G Certificate Principal Balance) is expected to be zero. On the Closing Date, the initial Coverage Amount for the Class A-2 Certificates will be approximately 0.50% of the sum of the Aggregate Principal Balance of the Initial Mortgage Loans in the Adjustable Rate Group and the portion of the Purchase Account Deposit attributable to the Adjustable Rate Group. The initial Coverage Amount for either the Class A-1 Certificates or the Class A-2 Certificates is not indicative of the quality of the related Mortgage Loan Group nor is it intended to reflect the loss, default or delinquency experience anticipated on the Mortgage Loans in such Mortgage Loan Group.

                             The Pooling and Servicing Agreement may provide
                               that the Required Coverage Amount for a Class of Class A Certificates may increase or decrease during the period such Class remains outstanding. With respect to the Class A-2 Certificates, if on any Distribution Date occurring after January 1997, the amount of Excess Cash distributable on the Class A-2 Certificates is less than an amount specified in the Pooling and Servicing Agreement, the Required Coverage Amount for the Class A-2 Certificates will be increased (any such Distribution Date, a "Class A-2 Trigger Event Date"); provided, however, that upon the satisfaction of certain cash flow requirements in respect of the Class A-2 Certificates for the period specified in the Pooling and Servicing Agreement, such Required Coverage Amount will return to its original level. Any increase in the Required Coverage Amount for a Class of Class A Certificates may result in an accelerated amortization of such Class until such Required Coverage Amount for such Class is reached, and any decrease in the Required Coverage Amount for a Class of Class A Certificates will result in a decelerated amortization of such Class until such Required Coverage Amount for such Class is reached. See "Description of the Certificates -- Overcollateralization Feature" herein.

  D. Certificate Insurance
     Policy................  The Certificate Insurance Policy will be issued on the Closing Date by the Certificate Insurer in favor of the Trustee for the benefit of the Class A Certificateholders. If, with respect to either Class of Class A Certificates and any Distribution Date, sufficient funds are not available from Available Funds for the related Mortgage Loan Group and any available Excess Cash from the other Mortgage Loan Group to distribute the Class A Monthly Interest to the related Class of Class A Certificates, or if a Coverage Deficit exists with respect to such

                               Class on such Distribution Date (after taking into account any distributions in reduction of the Class A Certificate Principal Balance of such Class on such Distribution Date), the Trustee will make a draw on the Certificate Insurance Policy in an amount equal to the amount necessary to pay the full amount of the related Class A Monthly Interest on such Distribution Date and the amount of any Coverage Deficit with respect to such Class of Class A Certificates on such Distribution Date, as more fully described under "Description of the Certificates -- The Certificate Insurance Policy" herein. See also "The Certificate Insurance Policy and the Certificate Insurer" herein.

  E. Final Scheduled
     Payment Date..........  The "Final Scheduled Payment Dates" for the Class A
                               Certificates are set forth below, although it is anticipated that the actual final payment date for each Class or subclass, as applicable, of Class A Certificates will occur significantly earlier than such Final Scheduled Payment Date. See "Prepayment and Yield Considerations" herein.

                                                                              FINAL SCHEDULED
                                                                               PAYMENT DATE
                                                                            -------------------
                                    Class A-1A Certificates..............   October 15, 2011
                                    Class A-1B Certificates..............   October 15, 2012
                                    Class A-1C Certificates..............   April 15, 2020
                                    Class A-1D Certificates..............   May 15, 2021
                                    Class A-1E Certificates..............   January 15, 2024
                                    Class A-1F Certificates..............   March 15, 2025
                                    Class A-1G Certificates..............   March 15, 2029
                                    Class A-2 Certificates...............   March 15, 2029

Forward Purchase
  Commitment; Purchase
  Account..................  On the Closing Date, the Sponsor will make a deposit (the "Purchase Account Deposit") in the amount of approximately $128,384,499.68 to a segregated account (the "Purchase Account") in the name of the Trustee. Approximately $46,974,445.87 of the Purchase Account Deposit shall be allocated for the purchase of Subsequent Mortgage Loans for inclusion in the Fixed Rate Group, and approximately $81,410,053.81 of the Purchase Account Deposit shall be allocated for the purchase of Subsequent Mortgage Loans for inclusion in the Adjustable Rate Group. The Purchase Account Deposit may be increased by an amount equal to the aggregate of the principal balances of any mortgage loans removed from the Mortgage Pool prior to the Closing Date as described herein, provided that any such increase shall not exceed $10,000,000. See "The Mortgage Loans -- General" herein. During the period (the "Commitment Period") from the Closing Date until the earlier of (i) the date on which the amount on deposit in the Purchase Account is reduced to zero and (ii) January 14, 1997, the amount on deposit in the Purchase Account will be allocated for purchase of Subsequent Mortgage Loans from the Sponsor in accordance with the applicable provisions of the Pooling and Servicing Agreement. Subsequent Mortgage Loans purchased by and added to the Trust on any Subsequent Transfer Date must satisfy the criteria set forth in the Pooling and Servicing Agreement and must be approved by the Certificate Insurer. Any date on which such

                               Subsequent Mortgage Loans are conveyed by the Sponsor to the Trust is a "Subsequent Transfer Date." On the Distribution Date in January 1997, the portion of the Purchase Account Deposit allocated to the Fixed Rate Group that was not applied to purchase Subsequent Mortgage Loans during the Commitment Period will be distributed in reduction of the Class A-1 Certificate Principal Balance and the portion of the Purchase Account Deposit allocated to the Adjustable Rate Group that was not applied to purchase Subsequent Mortgage Loans during the Commitment Period will be distributed in reduction of the Class A-2 Certificate Principal Balance. Although it is intended that the principal amount of Subsequent Mortgage Loans sold to the Trust will require application of substantially all of the Purchase Account Deposit and it is not currently anticipated that there will be any material amount of principal distributions from amounts remaining on deposit in the Purchase Account in reduction of the Class A Certificate Principal Balances of either Class, no assurance can be given that such a distribution with respect to either Class or both Classes of Class A Certificates will not occur on the Distribution Date in January 1997. In any event, it is unlikely that the Sponsor will be able to deliver Subsequent Mortgage Loans with aggregate principal balances that exactly equal the Purchase Account Deposit, and any portion of the Purchase Account Deposit allocated to each Mortgage Loan Group that was not applied to purchase Subsequent Mortgage Loans during the Commitment Period will be distributed on the January 1997 Distribution Date in reduction of the Class A Certificate Principal Balances of the related Classes. The Purchase Account will not be part of the REMIC Pool. See "Description of the Certificates -- Purchase Account" herein.

Capitalized Interest
Account....................  On the Closing Date, the Sponsor will deposit cash in the name of the Trustee in a segregated account ("the Capitalized Interest Account"). The Capitalized Interest Account will be maintained with the Trustee in its corporate trust department. The amount on deposit in the Capitalized Interest Account will be specifically allocated to cover shortfalls in interest on each Class of Class A Certificates that may arise as a result of the utilization of the Purchase Account for the purchase by the Trust of Subsequent Mortgage Loans during the Commitment Period and will be so applied by the Trustee on the January 1997 Distribution Date. The Capitalized Interest Account will not be part of the REMIC Pool. See "Description of the Certificates -- Capitalized Interest Account" herein.

Monthly Advances...........  The Servicer is required to make an advance (each, a "Monthly Advance") on each Distribution Date
                               (i) in respect of delinquent payments of interest on the Mortgage Loans in the related Mortgage Loan Group for the related Collection Period, subject to certain limitations described herein and (ii) to cover interest at the Mortgage Interest Rate on each Mortgage Loan that is not deliquent as of the close of business on the last day of the related Collection Period for the period from and including the due date of the related monthly payment to the end of such Collection Period preceding such Distribution Date. See "Description of the
                               Certificates -- Monthly Advances; Servicing
                               Advances; Compensating Interest and Interest
                               Shortfalls" herein.

Compensating Interest and
  Interest Shortfalls......  With respect to any Mortgage Loan (i) as to which a prepayment in whole or in part was received, (ii) that became a Liquidated Mortgage Loan or (iii) that was otherwise charged off during a Collection Period, the Servicer will be required to remit to the Trustee, from amounts otherwise payable to the Servicer as the Servicing Fee for the related Mortgage Loan Group and Collection Period, an amount generally calculated to ensure that a full month's interest on each such Mortgage Loan (less the applicable Servicing Fee attributable to such Mortgage Loan) is available for distribution to the holders of the related Class of Class A Certificates on the applicable Distribution Date (each such amount, a "Compensating Interest Payment"). If the Servicing Fee for the related Mortgage Loan Group and Collection Period is insufficient to make any portion of such Compensating Interest Payments, the resulting shortfall (a "Prepayment Interest Shortfall") will reduce the amount of interest distributable in respect of the related Class of Class A Certificates on the related Distribution Date and such reduction will not be recoverable thereafter.

                             In addition, the application to any Mortgage Loan
                               of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), or similar legislation may adversely affect, for an indeterminate period of time, the ability of the Servicer to collect full amounts of interest on such Mortgage Loan ("Relief Act Shortfalls"; Relief Act Shortfalls and Prepayment Interest Shortfalls are collectively, "Interest Shortfalls"). Interest Shortfalls will not be covered by the Certificate Insurance Policy. See "Risk Factors -- Limitations on Interest Payments and Foreclosures" in the Prospectus.

Certificate Insurer
Premium....................  The Certificate Insurer will be entitled to receive from the Trust a monthly premium (the
                               "Certificate Insurer Premium") payable out of Available Funds on each Distribution Date in respect of the related Class of Class A Certificates from amounts on deposit in the Certificate Account after reimbursement to the Certificate Insurer of certain Insured Amounts. The Certificate Insurer Premium as of any Distribution Date will equal one-twelfth ( 1/12) of the product of the applicable Insurer Premium Rate and the Class A Certificate Principal Balance of the related Class of Class A Certificates for such Distribution Date. The "Insurer Premium Rate" will be 0.13%; provided, however, that with respect to each Distribution Date commencing with the Distribution Date immediately following the Clean-up Call Date, if the Coverage Amount for the Class A-2 Certificates is less than the then applicable Required Coverage Amount for such Class as of the immediately preceding Distribution Date, the Insurer Premium Rate attributable to the Adjustable Rate Group and such Distribution Date will be 0.63%. See "Description of the Certificates -- The Certificate Insurer Premium" herein.

Servicing Fee..............  The primary compensation payable to the Servicer on each Distribution Date in respect of the related Collection Period and the related Mortgage Loan Group (the "Servicing Fee") will equal one-twelfth ( 1/12) of the product of (a) the applicable Servicing Fee Rate and (b) the Aggregate Principal Balance of the Mortgage Loans in the related Mortgage Loan Group at the beginning of such Collection Period. The "Servicing Fee Rate" for each Mortgage Loan Group will be 0.50% for each Collection Period. The Servicer will also be entitled to retain late fees, prepayment charges and certain other amounts and charges as additional servicing compensation. See "Origination and Servicing of the Mortgage
                               Loans -- Servicing and Other Compensation;
                               Payment of Expenses" herein.

The Mortgage Loans.........  The statistical information presented in this
                               Prospectus Supplement regarding the Mortgage Pool is based on the Initial Mortgage Loans as of the date of this Prospectus Supplement. The statistical information does not take into account any Subsequent Mortgage Loans that may be added to the Mortgage Pool during the Commitment Period through application of amounts on deposit in the Purchase Account. Certain mortgage loans may be removed, prior to the Closing Date, from the Mortgage Pool as described herein. In such event, an amount equal to the aggregate principal balances of such mortgage loans, but in no event more than $10,000,000, would be added to the Purchase Account Deposit on the Closing Date. As a result, the statistical information presented herein regarding the Initial Mortgage Loans and each Mortgage Loan Group as of the date of this Prospectus Supplement may vary in certain limited respects from comparable information based on the actual composition of the Mortgage Pool and each Mortgage Loan Group on the Closing Date.

                             As of the Cut-off Date, the Mortgage Pool consisted
                               of a total of 6,534 Initial Mortgage Loans of which 3,484 are fixed rate Mortgage Loans and 3,050 are adjustable rate Mortgage Loans. The Mortgage Loans are closed-end, home equity mortgage loans acquired by the Sponsor from certain affiliates of the Sponsor (the "Affiliated Originators") and institutions not affiliated with the Sponsor (the "Unaffiliated Originators" and, together with the Affiliated Originators, the "Originators"). See "Origination and Servicing of the Mortgage Loans -- The Originators" and "-- Underwriting of Mortgage Loans" herein.

                             As of the Cut-off Date, approximately 6.38% (by
                               Cut-off Date Principal Balance) of the Initial Mortgage Loans in the Fixed Rate Group and approximately 10.83% (by Cut-off Date Principal Balance) of the Initial Mortgage Loans in the Adjustable Rate Group (collectively, the "Pacific Loans") have been acquired by the Sponsor from PacificAmerica Money Center, Inc. ("Pacific"). Pacific, a Delaware corporation, is primarily engaged in personal property, commercial finance and consumer finance lending. Pacific is an Unaffiliated Originator as such term is used herein and in the Prospectus. Although the Pacific Loans were originated pursuant to underwriting guidelines and practices that may differ from the Sponsor's Guidelines, the Sponsor has re-underwritten all of the Pacific Loans in accordance with the Sponsor's Guidelines. See "Risk Factors -- Risks Associated with Underwriting Standards" herein.

                             Approximately 26.54% of the Initial Mortgage Loans
                               in the Fixed Rate Group (by principal balance as of the Cut-off Date) and approximately 23.35% of the Initial Mortgage Loans in the Adjustable Rate Group (by principal balance as of the Cut-off
                               Date) are secured by Mortgaged Properties located in California. As of the Cut-off Date, the Initial Mortgage Loans in the Mortgage Pool had an Aggregate Principal Balance of $473,414,495.29. The Initial Mortgage Loans in the Fixed Rate Group had an Aggregate Principal Balance of

                               $195,025,554.13, and the Initial Mortgage Loans in the Adjustable Rate Group had an Aggregate Principal Balance of $278,388,941.16. See "The Mortgage Loans -- General," "-- Fixed Rate Group" and "-- Adjustable Rate Group" and "ANNEX A:
                               Description of the Mortgage Pool" herein for detailed information about the Initial Mortgage Loans in each Mortgage Loan Group.

Optional Termination.......  On any Distribution Date when the Aggregate
                               Principal Balance of the Mortgage Loans in the Mortgage Pool (the "Pool Balance") as of such Distribution Date is less than 10% of the sum of the Pool Balance as of the Cut-off Date (the "Cut-off Date Pool Balance") and the original Purchase Account Deposit (the first such Distribution Date, the "Clean-up Call Date"), the Servicer may purchase from the Trust all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan held by the Trust and thereby effect an early retirement of the Class A Certificates. The purchase price will generally be equal to the Principal Balance of each Mortgage Loan in the Mortgage Pool at such time plus the fair market value of each Mortgaged Property then held by the Trust, together with any unpaid accrued interest on such Mortgage Loan.

                             If, on any Distribution Date, Mortgage Loans with
                               original Cut-off Date aggregate Principal
                               Balances equal to or in excess of 25% of the sum of the Cut-off Date Pool Balance and the Purchase Account Deposit have become Liquidated Mortgage Loans, the Certificate Insurer will have the option to purchase all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan held by the Trust and thereby effect an early retirement of the Certificates. The purchase price for such Mortgage Loans will be the price set forth in the immediately preceding paragraph plus any outstanding unpaid fees and expenses of the Trustee and Servicer. See "Description of Certificates -- Termination; Retirement of the Certificates" herein.

Rating.....................  It is a condition to the issuance of the Class A
                               Certificates that each of the Class A-1A
                               Certificates, the Class A-1B Certificates, the Class A-1C Certificates, the Class A-1D Certificates, the Class A-1E Certificates, the Class A-1F Certificates, the Class A-1G Certificates and the Class A-2 Certificates be rated "Aaa" by Moody's Investors Service ("Moody's") and "AAA" by Standard and Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P" and, together with Moody's, the "Rating Agencies"). A security rating is not a recommendation to buy, sell or hold the securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. See "Rating of the Class A Certificates" herein.

Certain Federal Income Tax
  Consequences.............  An election will be made to treat the Trust (other than the Purchase Account and the Capitalized Interest Account) as a real estate mortgage investment conduit (the "REMIC") for federal income tax purposes. The Class A-1A Certificates, Class A-1B Certificates, Class A-1C Certificates, Class A-1D Certificates, Class A-1E Certificates, Class A-1F Certificates, Class A-1G Certificates and Class A-2 Certificates will be designated as the regular interests in the REMIC and generally will be treated as newly originated debt instruments for federal income tax purposes. The Class R Certificate will be designated as the residual interest in the REMIC. Beneficial owners of the

                               Class A Certificates will be required to report income on such Certificates in accordance with the accrual method of accounting. It is anticipated that the Class A Certificates will be issued without original issue discount for federal income tax purposes. However, it is possible that the Internal Revenue Service could treat a portion of the additional interest that would become payable on the Class A-1G Certificates and Class A-2 Certificates after the Clean-up Call Date as original issue discount. Certificateholders are urged to consult their tax advisors with respect to the tax consequences of holding the Class A Certificates. See "Certain Federal Income Tax Consequences" herein and in the Prospectus.

ERISA Considerations.......  Subject to the satisfaction of certain conditions set forth herein, the Class A Certificates may be acquired and held by a pension or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and/or Section 4975 of the Internal Revenue Code of 1986, as amended. See "ERISA Considerations" herein and in the Prospectus.

Legal Investment
  Considerations...........  The Class A Certificates will NOT constitute
                               "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). See "Legal Investment Considerations" herein and in the Prospectus.

Risk Factors...............  For a discussion of certain factors that should be considered by prospective investors in the Class A Certificates, including certain yield and prepayment risks, see "Risk Factors" herein and in the Prospectus.

Registration and
  Denominations; Form of
  Class A Certificates.....  The Class A Certificates will be issued in minimum denominations of $1,000 and integral multiples of $1 in excess thereof. Persons acquiring beneficial ownership interests in the Class A Certificates ("Certificate Owners") will hold their Certificates through The Depository Trust Company ("DTC"), in the United States, or Cedel Bank, societe anonyme ("Cedel") or the Euroclear System ("Euroclear") in Europe. Transfers within DTC, Cedel or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. So long as the Class A Certificates are Book-Entry Certificates, such Certificates will be evidenced by one or more Certificates registered in the name of Cede & Co., as the nominee of DTC, or Citibank N.A. or Morgan Guaranty Trust Company of New York, the relevant depositaries of Cedel and Euroclear, respectively, and each a participating member of DTC. No Certificate Owner will be entitled to receive a definitive certificate representing such person's interest, except in the event that Definitive Certificates are issued under the limited circumstances described herein. See "Risk Factors -- Book-Entry Registration", "Description of the Certificates -- Book-Entry Registration of Class A Certificates" herein, "ANNEX B: Global Clearance, Settlement and Tax Documentation Procedures" hereto and "Description of the Certificates -- Form of Certificates -- Book-Entry Registration" in the Prospectus.

                                  RISK FACTORS

     Prospective investors in the Class A Certificates should consider the following risk factors (as well as the factors set forth under "Risk Factors" in the Prospectus) in connection with the purchase of the Class A Certificates. Any statistical information presented below is based upon the characteristics of the Initial Mortgage Loans as of the date of this Prospectus Supplement. Such information may vary as a result of the possibility that certain mortgage loans may be removed from the Mortgage Pool prior to the Closing Date.

     EFFECT OF MORTGAGE LOAN YIELD ON CLASS A-1A PASS-THROUGH RATE. As described herein, the Class A-1A Pass-Through Rate adjusts monthly based upon LIBOR, but is subject to a maximum rate equal to the product of (a) the weighted average of the Mortgage Interest Rates applicable to determining interest due on the Mortgage Loans in the Fixed Rate Group during the related Collection Period reduced by the sum of (i) the applicable Servicing Fee Rate with respect to the Mortgage Loans in the Fixed Rate Group for the related Collection Period and
(ii) the applicable Insurer Premium Rate and (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Interest Period. The Mortgage Loans in the Fixed Rate Group, from which distributions on the Class A-1A Certificates will be derived, will bear fixed Mortgage Interest Rates. Consequently, the amount of interest that would accrue at LIBOR plus 0.08% on the Class A-1A Certificates during the related Interest Period may be higher than that which would accrue at the maximum rate described above for the Class A-1A Certificates and in such event will be limited to such lower amount. If the Class A-1A Pass-Through Rate is determined on the basis of the maximum rate indicated above rather than LIBOR plus 0.08%, the value of the Class A-1A Certificates may be temporarily or permanently reduced.

     RISK OF LIMITATIONS ON ADJUSTMENTS OF CLASS A-2 PASS-THROUGH RATE. The Adjustable Rate Group may contain Mortgage Loans that, after a period of approximately six months, one year, eighteen months, two years, three years, five years or seven years following the date of origination, adjust either semi-annually based upon the London interbank offered rate for six-month United States dollar deposits (the "six-month London Interbank Offered Rate") or annually based on the weekly average yield on United States Treasury securities adjusted to a constant maturity of one year, as made available by the Federal Reserve Board (the "one-year CMT index"), in each case subject to periodic caps on such adjustment, whereas the Class A-2 Pass-Through Rate adjusts monthly based upon the London interbank offered rate for one-month United States dollar deposits, subject to the Adjustable Rate Cap. Consequently, the interest due on such Mortgage Loans (reduced by the sum of (i) the Servicing Fee, (ii) the Certificate Insurer Premium and (iii) after the Distribution Date in June 1997, an amount equal to one-twelfth ( 1/12) of 100 basis points multiplied by the Aggregate Principal Balance of the Mortgage Loans in the Adjustable Rate Group for the related Distribution Date) during any Collection Period may not equal the amount of interest that would accrue at LIBOR plus the applicable margin on the Class A-2 Certificates during the related Interest Period. In particular, because the interest rates of the Mortgage Loans in the Adjustable Rate Group adjust less frequently than the Class A-2 Pass-Through Rate, the amount of Class A Monthly Interest distributed on the Class A-2 Certificates on any Distribution Date may be limited (as a result of being determined on the basis of the Adjustable Rate Cap) to an amount that is less than the amount of interest that would be due on the then Class A-2 Certificate Principal Balance for such Distribution Date at a rate equal to LIBOR plus 0.22% or LIBOR plus 0.44%, as applicable, for extended periods in a rising interest rate environment.

     Approximately 51.84% (by Cut-off Date Principal Balance) of the Initial Mortgage Loans included in the Adjustable Rate Group have initial Mortgage Interest Rates that will remain fixed for one year or more from the Cut-off Date before initial adjustment, approximately 17.48% (by Cut-off Date Principal Balance) of the Initial Mortgage Loans included in the Adjustable Rate Group have initial Mortgage Interest Rates that will remain fixed for two years or more from the Cut-off Date before initial adjustment and approximately 0.94% (by Cut-off Date Principal Balance) of the Initial Mortgage Loans included in the Adjustable Rate Group have initial Mortgage Interest Rates that will remain fixed for three years or more from the Cut-off Date before initial adjustment. The inclusion of such Mortgage Loans in the Adjustable Rate Group may increase the likelihood that the Class A-2 Pass-Through Rate will be determined based on the Adjustable Rate Cap rather than on the basis of LIBOR plus 0.22% if LIBOR increases appreciably prior to the time that such Mortgage Loans have reached their respective dates of first adjustment.

     If the Class A-2 Pass-Through Rate is determined on the basis of the Adjustable Rate Cap, the value of the Class A-2 Certificates may be temporarily or permanently reduced.

     RISKS ASSOCIATED WITH UNDERWRITING STANDARDS. All of the Mortgage Loans will have been underwritten and originated or, in the case of Mortgage Loans acquired by the Sponsor from Unaffiliated Originators, re-underwritten by the Sponsor, in either case pursuant to the Sponsor's Guidelines (as described in the Prospectus under the caption "The Originators -- Underwriting Guidelines"), which, in most cases, rely on the value and adequacy of the related Mortgaged Property as collateral and, to a lesser extent, on the creditworthiness of the Mortgagor.

     No assurance can be given that the values of the Mortgaged Properties will not decline from those on the dates the related Mortgage Loans were originated and any such decline could render the information set forth herein with respect to the Combined Loan-to-Value Ratios of such Mortgage Loans an unreliable measure of security for the related debt. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans (including any senior liens on the related Mortgage Properties) become equal to or greater than the values of such Mortgaged Properties, the actual rate of delinquencies, foreclosures and losses on the related Mortgage Loans could be higher than those now generally experienced in the mortgage lending industry. Even assuming that the Mortgaged Properties provide adequate security for the Mortgage Loans, substantial delays could be encountered in connection with the foreclosure and liquidation of defaulted Mortgage Loans and corresponding delays in the receipt of related proceeds by Class A Certificateholders could occur. In the event that any Mortgaged Properties fail to provide adequate security for the related Mortgage Loans, any resulting losses will be covered by funds made available through operation of the overcollateralization feature described herein, or, if necessary, by amounts paid under the Certificate Insurance Policy to the extent of the Class A Monthly Interest due to the holders of the related Class of Class A Certificates on the related Distribution Date and the amount of any Coverage Deficit with respect to such Class and Distribution Date. See "Certain Legal Aspects of the Mortgage Loans and Related Matters -- Foreclosure/Repossession," "-- Rights of Redemption" and "The Pooling and Servicing
Agreement -- Realization upon Defaulted Mortgage Loans" in the Prospectus.

     In general, a prospective borrower applying for a Mortgage Loan is required to fill out a detailed application designed to provide the related Originator pertinent information. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report that summarizes the borrower's credit history. The Originator obtains a credit report from one or more credit reporting agencies. In many cases, the borrower's credit history will include major derogatory credit items such as credit write-offs, outstanding judgments and prior bankruptcies. The Originator generally verifies the borrower's employment, but in many cases does not verify the borrower's income. Because certain Mortgage Loans may have been underwritten pursuant to standards that rely to a greater extent on the value of the related Mortgaged Properties than on the creditworthiness of the related Mortgagor, the actual rates of delinquencies, foreclosures and losses on such Mortgage Loans could be higher than those historically experienced in the mortgage lending industry in general, particularly in periods during which the values of the related Mortgaged Properties decline. See "The Originators -- Underwriting Guidelines" in the Prospectus.

     RISKS ASSOCIATED WITH GEOGRAPHIC CONCENTRATION OF MORTGAGED
PROPERTIES. Approximately 24.66% of the Initial Mortgage Loans (by Cut-off Date Principal Balance) are secured by Mortgaged Properties located in California. The California residential real estate market has experienced a sustained decline over the last several years. In general, declines in the California residential real estate market may adversely affect the values of the Mortgaged Properties securing such Mortgage Loans such that the Principal Balances of such Mortgage Loans, together with any primary financing on such Mortgaged Properties, will equal or exceed the value of such Mortgaged Properties. In addition, adverse economic conditions in California (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal and interest on such Mortgage Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses on such Mortgage Loans could be higher than those currently experienced in the mortgage lending industry in general.

     RISKS ASSOCIATED WITH DAMAGED MORTGAGED PROPERTIES. Generally, the standard form of hazard insurance policy required to be maintained under the terms of each Mortgage Loan does not cover physical damage resulting from floods and other water-related causes or from earth movement (including earthquakes, landslides and mudflows). See "Origination and Servicing of the Mortgage
Loans -- Hazard Insurance" herein. Accordingly, to the extent a Mortgaged Property has been materially damaged since the Cut-off Date due to flooding or other water-related causes or due to an earthquake or other earth movement and such damage results in losses on the related Mortgage Loan, such losses will be covered by funds made available through operation of the overcollateralization feature described herein, or, if necessary, by amounts paid under the Certificate Insurance Policy to the extent of the Class A Monthly Interest due to the holders of the related Class of Class A Certificates on the related Distribution Date and the amount of any Coverage Deficit with respect to such Class and Distribution Date. See "Description of the
Certificates -- Overcollateralization Feature -- Overcollateralization and the Certificate Insurance Policy" and "-- The Certificate Insurance Policy" herein.

     Certain Initial Mortgage Loans are secured, and certain Subsequent Mortgage Loans may be secured, by Mortgaged Properties located in areas that have been affected by natural disasters not covered by standard hazard insurance policies. However, under the Pooling and Servicing Agreement, the Sponsor will represent that, as of the Cut-off Date, each Mortgaged Property is free of substantial damage and is in good repair. In the event that any uncured breach of such representation materially and adversely affects the interest of Certificateholders in the related Mortgage Loan, the Sponsor will be required to repurchase the Mortgage Loan or deliver a substitute Mortgage Loan therefor. To the extent the Sponsor repurchases such Mortgage Loan, such repurchase will accelerate the timing of principal distributions with respect to the related Mortgage Loan Group and may thereby affect the yields and weighted average lives of the related Class or Classes of Certificates.

     RISKS ASSOCIATED WITH JUNIOR LOANS. Because a portion of the Mortgage Loans in the Fixed Rate Group is secured by junior liens ("Junior Loans") subordinate to the rights of the beneficiary under each related senior lien, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the principal balance of a Mortgage Loan only to the extent that the claims, if any, of each such senior beneficiary are satisfied in full, including any related foreclosure costs. In addition, a beneficiary of a junior lien may not foreclose on the Mortgaged Property securing such lien unless it forecloses subject to the related senior lien(s), in which case it must either make payments on each senior lien in the event of default thereunder or pay the entire amount of each senior lien to the applicable beneficiary prior to the foreclosure sale. In servicing home equity mortgage loans in its portfolio, it is the practice of the Servicer to satisfy each such senior lien at or prior to the foreclosure sale only to the extent that it determines any amounts so paid will be recoverable from future payments and collections on the related home equity mortgage loan or otherwise. The Trust will have no source of funds to satisfy any such senior lien or make payments due to each related senior beneficiary. See "Risk Factors -- Nature of the Security for Mortgage
Loans -- Risks Associated with Junior Liens" and "Certain Legal Aspects of the Mortgage Loans and Related Matters -- Foreclosure/Repossession" in the Prospectus.

     Even assuming that the Mortgaged Properties provide adequate security for the related Mortgage Loans, substantial delays could be encountered in connection with the foreclosure and liquidation of defaulted Mortgage Loans and corresponding delays in the receipt of related proceeds by Class A Certificateholders could occur. An action to foreclose on a Mortgaged Property securing a Mortgage Loan is regulated by state statutes and rules and is subject to many of the same delays and expenses as other lawsuits if defenses or counter-claims are interposed, sometimes requiring several years to complete. Furthermore, an action to obtain a deficiency judgment is generally not permitted following a non-judicial foreclosure of a Mortgaged Property. In the event of a default by a Mortgagor, these restrictions, among other things, may impede the ability of the Servicer to foreclose on and sell the Mortgaged Property or to obtain Net Liquidation Proceeds sufficient to repay all amounts due on the related Mortgage Loan. In the event that any Mortgaged Properties fail to provide adequate security for the related Mortgage Loans, any resulting losses will be covered by funds made available through operation of the overcollateralization feature described herein or, if necessary, by amounts paid under the Certificate Insurance Policy to the extent of the Class A Monthly Interest due on the related Class of Class A Certificates on the related Distribution Date and the amount of any Coverage Deficit with respect to such Class and Distribution Date. See "Certain Legal Aspects of the Mortgage Loans and Related
Matters -- Foreclosure/Repossession," "-- Certain Provisions of California Deeds of Trust," "-- Anti-deficiency Legislation and other Limitations on Lenders" and "The Pooling and Servicing Agreement -- Realization upon Defaulted Mortgage Loans" in the Prospectus.

     In addition, other factors may affect the prepayment rate of Junior Loans such as the amounts of, and interest rates on, the underlying senior mortgage loans, if any, and the use of first lien mortgage loans as long-term financing for home purchase and Junior Loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, Junior Loans may experience a higher rate of prepayments than traditional first lien mortgage loans. In addition, any future limitations on the right of borrowers to deduct interest payments on Junior Loans for federal income tax purposes may further increase the rate of prepayments of such Junior Loans. See "Maturity, Prepayment and Yield Considerations" in the Prospectus.

     RISKS ASSOCIATED WITH PREPAYMENT OF THE MORTGAGE LOANS. All of the Mortgage Loans may be prepaid in full or in part at any time, generally upon the payment to the Servicer of a prepayment charge. The rate of prepayments of the Mortgage Loans cannot be predicted and may be affected by a wide variety of economic, social, competitive and other factors, including state and federal income tax policies, interest rates, the availability of alternative financing and homeowner mobility. Other factors that might be expected to affect the prepayment rate of the Mortgage Pool include general economic conditions, possible future changes affecting the deductibility for federal income tax purposes of interest payments on mortgage loans and the amounts of and interest rates on any underlying senior mortgage loans. Therefore, no assurance can be given as to the level of prepayments that the Trust will experience. A number of factors suggest that the prepayment behavior of the Mortgage Pool may be significantly different from that of a pool of conventional first lien residential mortgage loans with equivalent interest rates and maturities. One such factor is that the principal balance of the average Mortgage Loan is smaller than that of the average conventional first lien mortgage loan. A smaller principal balance may be easier for a borrower to refinance or otherwise prepay than a larger balance and, therefore, a higher prepayment rate may result for the Mortgage Pool than for a pool of conventional first lien mortgage loans, irrespective of the relative average interest rates and the general interest rate environment. Accordingly, the Mortgage Loans may experience higher rates of prepayment than conventional first lien mortgage loans. Conversely, a borrower with a Mortgage Loan having a small principal balance may view refinancing such Mortgage Loan at a lower interest rate as less attractive because the impact to the borrower of lower interest rates on the size of the related monthly payment may be perceived as insignificant. Moreover, borrowers under the Mortgage Loans may have limited access to alternative financing, which may limit refinancing options, or may be required to incur relatively higher origination costs than borrowers under conventional first lien mortgage loans, which may discourage refinancing activity. As a result, the Mortgage Loans may prepay at slower rates than those of conventional first lien loans. See "Risk Factors -- Yield, Maturity and Prepayment Considerations" and "Maturity, Prepayment and Yield Considerations" in the Prospectus.

     Prepayments may result from voluntary early payments by borrowers (including payments in connection with refinancing of any related senior mortgage loans), sales of Mortgaged Properties subject to "due-on-sale" clauses as to which the Servicer exercises its rights thereunder and liquidations due to default, as well as the receipt of proceeds from hazard, credit life and disability insurance policies. In addition, repurchases or purchases from the Trust of Mortgage Loans in a Mortgage Loan Group required or permitted to be made by the Sponsor, the Servicer and, under certain limited circumstances, the Certificate Insurer under the Pooling and Servicing Agreement will have the same effect on the holders of the related Class of Class A Certificates as a prepayment of the related Mortgage Loans. In addition, certain of the Mortgage Loans in the Adjustable Rate Group which have initial interest rate adjustment dates two or more years following the related date of origination have an initial rate adjustment cap as high as 7% above the related initial Mortgage Interest Rate whereas the Mortgage Loans with shorter periods to the first interest rate adjustment date have initial rate adjustment caps of 1% to 1.5% above the related initial Mortgage Interest Rate. As a result, in connection with the initial rate adjustment, borrowers under Mortgage Loans with higher initial rate adjustment caps may be more likely either to prepay voluntarily or to default as a result of the potential for significantly higher payments following such initial adjustment. Prepayments and such repurchases and purchases will accelerate the receipt of distributions of Monthly Principal on the Class A Certificates. See "The Pooling and Servicing Agreement -- Assignment of Mortgage Loans" and "-- Termination; Optional Termination" and "Certain Legal Aspects of the Mortgage Loans and Related Matters -- Enforceability of Due-on-Sale Clauses" in the Prospectus. The Servicer may solicit refinancings from existing borrowers under loans originated by Affiliated Originators, which may have the effect of increasing the rate of prepayment, due to refinancings, on the Mortgage Loans. See "Origination and Servicing of the Mortgage Loans -- Servicing of the Mortgage Loans" herein.

     Prepayments, liquidations, repurchases and purchases of the Mortgage Loans will result in distributions to Class A Certificateholders of principal amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans. The extent to which the yield to maturity of a Class A Certificate may vary from the anticipated yield will depend upon the degree to which it is purchased at a premium or discount and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations, repurchases and purchases of Mortgage Loans. In the case of any Class A Certificate purchased at a discount, an investor should consider the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Class A Certificate purchased at a premium, the risk that a faster than anticipated rate of prepayments, liquidations, repurchases and purchases could result in an actual yield to such investor that is lower than the anticipated yield. Further, there can be no assurance that Class A Certificateholders will be able to reinvest distributions in respect of prepayments, liquidations, repurchases and purchases of the Mortgage Loans in securities or other instruments that have a yield comparable to that of the related Class of Class A Certificates.

     THE SUBSEQUENT MORTGAGE LOANS AND THE PURCHASE ACCOUNT. Any conveyance of Subsequent Mortgage Loans is subject to the following conditions, among others:
(i) each Subsequent Mortgage Loan must satisfy the representations and warranties specified in the Pooling and Servicing Agreement and each related subsequent transfer agreement; (ii) the Sponsor will not select such Subsequent Mortgage Loans in a manner that it believes is adverse to the interests of either Class of Class A Certificateholders; (iii) the Mortgage Loans in the Mortgage Pool as of the date such transfer is deemed to occur (the "Subsequent Cut-off Date"), including the Subsequent Mortgage Loans to be conveyed by the Sponsor as of such Subsequent Cut-off Date, will satisfy the criteria set forth in the Pooling and Servicing Agreement; and (iv) the Subsequent Mortgage Loans will have been approved by the Certificate Insurer. Following the transfer of Subsequent Mortgage Loans to the Mortgage Pool, the aggregate characteristics of the Mortgage Loans then held in the Mortgage Pool may vary from those of the Initial Mortgage Loans included in the Mortgage Pool. A Current Report on Form 8-K containing a description of the Mortgage Loans included in the final Mortgage Pool as of the end of the Commitment Period in a form comparable to the description of the Initial Mortgage Loans contained in "ANNEX A: Description of the Mortgage Pool" will be filed with the Commission within 15 days after expiration of the Commitment Period. See "The Mortgage Loans -- Conveyance of Subsequent Mortgage Loans" herein.

     If, by the end of the Commitment Period, amounts on deposit in the Purchase Account have not been fully applied to the purchase of Subsequent Mortgage Loans, the portion of the Purchase Account Deposit allocated to the Fixed Rate Group that is remaining at the end of the Commitment Period will be distributed in reduction of the Class A-1 Certificate Principal Balance and the portion of the Purchase Account Deposit allocated to the Adjustable Rate Group that is remaining at the end of the Commitment Period will be distributed in reduction of the Class A-2 Certificate Principal Balance. Although it is intended that the principal amount of Subsequent Mortgage Loans sold to the Trust will require application of substantially all of the Purchase Account Deposit and it is not currently anticipated that there will be any material amount of principal distributions from amounts remaining on deposit in the Purchase Account in reduction of the Class A Certificate Principal Balance of either Class, no assurance can be given that such a distribution with respect to either Class or both Classes of Class A Certificates will not occur on the Distribution Date in January 1997. In any event, it is unlikely that the Sponsor will be able to deliver Subsequent Mortgage Loans with an aggregate principal balance that exactly matches the Purchase Account Deposit.

     YIELD CONSIDERATIONS RELATING TO EXCESS CASH. Excess Cash attributable to any Mortgage Loan Group will be distributed in reduction of the Class A Certificate Principal Balance of the related Class of Class A Certificates on each Distribution Date to the extent the then applicable Required Coverage Amount exceeds the Coverage Amount for such Class on such Distribution Date and, after such Required Coverage Amount equals the Coverage Amount for such Class, any remaining Excess Cash attributable to such Mortgage Loan Group will be distributed on the other Class of Class A Certificates, first to cover any shortfall in the Class A Monthly Interest for such Class, then, subject to the right to reimbursement of the Certificate Insurer for any amounts to which it may then be entitled, to reduce the Class A Certificate Principal Balance of such Class until the Coverage Amount for that Class equals the then applicable Required Coverage Amount for such Class. If purchased at a premium or a discount, the yield to maturity on a Class A Certificate will be affected by the rate at which Excess Cash is distributed to Class A Certificateholders in reduction of the Class A Certificate Principal Balance of such Class. If the actual rate of such Excess Cash distributions on the Class A Certificates is slower than the rate anticipated by an investor who purchases a Class A Certificate at a discount, the actual yield to such investor will be lower than such investor's anticipated yield. If the actual rate of such Excess Cash distributions is faster than the rate anticipated by an investor who purchases a Class A Certificate at a premium, the actual yield to such investor will be lower than such investor's anticipated yield. The amount of Excess Cash on any Distribution Date will be affected by the actual amount of interest received, collected or recovered in respect of the Mortgage Loans during the related Collection Period and such amount will be influenced by changes in the weighted average of the Mortgage Interest Rates resulting from prepayments and liquidations of Mortgage Loans as well as from, in the case of the Adjustable Rate Group, adjustments of adjustable Mortgage Interest Rates. The amount of Excess Cash distributions to the Class A Certificateholders applied in reduction of the related Class A Certificate Principal Balance on each Distribution Date will be based on the then applicable Required Coverage Amount applicable to the related Class of Class A Certificates, which may increase or decrease during the period such Class remains outstanding. With respect to the Class A-2 Certificates, if on any Distribution Date occurring after January 1997, the amount of Excess Cash distributable on the Class A-2 Certificates is less than an amount specified in the Pooling and Servicing Agreement, the Required Coverage Amount for the Class A-2 Certificates will be increased (any such Distribution Date, a "Class A-2 Trigger Event Date"); provided, however, that upon the satisfaction of certain cash flow requirements in respect of the Class A-2 Certificates for the period specified in the Pooling and Servicing Agreement, such Required Coverage Amount will return to its original level. Any increase in a Required Coverage Amount (including, in the case of the Class A-2 Certificates, an increase required on a Class A-2 Trigger Event Date) may result in an accelerated rate of amortization of the related Class of Class A Certificates until the Coverage Amount for such Class equals such Required Coverage Amount and any decrease in a Required Coverage Amount will result in a decelerated rate of amortization of the Class A Certificates until the Coverage Amount for such Class equals such Required Coverage Amount.

     ENVIRONMENTAL STATUTES AFFECTING SECURITY INTERESTS. A substantial portion of the Initial Mortgage Loans are secured by Mortgaged Properties located in states that may impose a statutory lien for associated costs on property that is the subject of a clean-up action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. Such a lien generally will have priority over all subsequent liens on the property, although in some states, including California, it will not have priority over prior recorded liens, including the lien of a mortgage. In addition, under federal environmental statutes and under the laws of many states, including California, a secured party that takes a deed in lieu of foreclosure, acquires a mortgaged property at a foreclosure sale or, prior to foreclosure, has been involved in decisions or actions that may lead to contamination of a property, may be liable for the costs of cleaning up a contaminated site. See "Certain Legal Aspects of the Mortgage Loans and Related Matters -- Environmental Considerations" in the Prospectus. Any such liens or costs imposed in connection with a clean-up action by the state may impede the ability of the Servicer to foreclose on or sell the related Mortgaged Property or to obtain Net Liquidation Proceeds sufficient to repay all amounts due on the related Mortgage Loan. Any resulting losses will be covered by funds made available through operation of the overcollateralization feature described herein or, if necessary, by amounts paid under the Certificate Insurance Policy to the extent of the Class A Monthly Interest due on the related Class of Class A Certificates on the related Distribution Date and the amount of any Coverage Deficit with respect to such Class and Distribution Date.

     RISKS ASSOCIATED WITH CERTAIN ORIGINATION FEES. Fees earned on the origination of loans, placement of related insurance and other services provided by the Sponsor and Affiliated Originators are often paid by the borrower out of related loan proceeds. From time to time, in the ordinary course of their businesses, originators of home equity loans have been named in legal actions brought by mortgagors challenging the amount or method of imposing or disclosing such fees. To date, no such action has been decided against the Sponsor or any Affiliated Originator. If such an action against any Originator with respect to any Mortgage Loan were successful, a court might require that the principal balances of the related Mortgage Loans be reduced by the amount of contested fees or charges. Any such reductions could result in substantial Realized Losses during one or more Collection Periods, potentially leading to Coverage Deficits. In the event of such a Coverage Deficit, payments by the Certificate Insurer would result in accelerated distributions in reduction of the Class A Certificate Principal Balance.

     BOOK-ENTRY REGISTRATION. Issuance of the Class A Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary trading market because investors may be unwilling to purchase Class A Certificates for which they cannot obtain physical certificates.

     Because transactions in the Class A Certificates can be effected only through DTC, Cedel, Euroclear, participating organizations, indirect participants and certain banks, the ability of a Certificate Owner to pledge a Class A Certificate to persons or entities that do not participate in the DTC, Cedel or Euroclear system, or otherwise to take actions in respect of such Certificate, may be limited due to lack of a physical certificate representing such Class A Certificate.

     Certificate Owners may experience some delay in their receipt of distributions of interest of and principal on the Class A Certificates because such distributions will be forwarded by the Trustee to DTC and DTC will credit such distributions to the accounts of its Participants which will thereafter credit them to the accounts of Certificate Owners either directly or indirectly through indirect participants. See "Description of the Certificates -- Book-Entry Registration of Class A Certificates" herein, "ANNEX
B: Global Clearance, Settlement and Tax Documentation Procedures" hereto and "Description of the Certificates -- Form of Certificates -- Book-Entry Registration" in the Prospectus.

                        DESCRIPTION OF THE CERTIFICATES

     The Class A Certificates will be issued pursuant to a Pooling and Servicing Agreement, to be dated as of December 1, 1996 (the "Pooling and Servicing Agreement"), between the Sponsor, in its capacities as Sponsor and Servicer, and the Trustee. The following summaries describe the material provisions of the Pooling and Servicing Agreement but do not purport to be complete. The Sponsor will provide a copy of the Pooling and Servicing Agreement (without exhibits) without charge upon the written request of a Certificate Owner addressed to:
Aames Capital Corporation, 3731 Wilshire Blvd., 10th Floor, Los Angeles, California 90010, Attention: Corporate Secretary.

GENERAL

     The Certificates will evidence undivided beneficial ownership interests in the Trust created pursuant to the Pooling and Servicing Agreement. The Class A-1A Certificates, the Class A-1B Certificates, the Class A-1C Certificates, the Class A-1D Certificates, the Class A-1E Certificates, the Class A-1F Certificates and the Class A-1G Certificates will respectively evidence the right to receive from the Trust (i) the Class A-1A Certificate Principal Balance, plus interest at the Class A-1A Pass-Through Rate, (ii) the Class A-1B Certificate Principal Balance, plus interest at the Class A-1B Pass-Through Rate, (iii) the Class A-1C Certificate Principal Balance, plus interest at the Class A-1C Pass-Through Rate, (iv) the Class A-1D Certificate Principal Balance, plus interest at the Class A-1D Pass-Through Rate, (v) the Class A-1E Certificate Principal Balance, plus interest at the Class A-1E Pass-Through Rate, (vi) the Class A-1F Certificate Principal Balance, plus interest at the Class A-1F Pass-Through Rate and (vii) the Class A-1G Certificate Principal Balance, plus interest at the Class A-1G Pass-Through Rate, as described herein. The Class A-2 Certificates will evidence the right to receive from the Trust an aggregate amount equal to the

Class A-2 Certificate Principal Balance, plus interest at the Class A-2 Pass-Through Rate, as described herein. The holder of the Class R Certificate (which has no stated principal balance) is not entitled to any distributions with respect to any Distribution Date until such time as the Coverage Amount for each Class of Class A Certificates equals or exceeds the then applicable Required Coverage Amount for the related Class of Class A Certificates and the Certificate Insurer and the Servicer, in that order, have been reimbursed amounts to which they may be entitled. The Class R Certificateholder will thereafter be entitled to certain amounts as described herein under "-- Distributions on the Certificates."

     The assets of the Trust will consist of (a) the Mortgage Loans that from time to time are subject to the Pooling and Servicing Agreement; (b) the assets that from time to time are required by the Pooling and Servicing Agreement to be deposited in the Collection Account and the Certificate Account, held in the Purchase Account and the Capitalized Interest Account or invested in Permitted Investments (see "-- Payments on Mortgage Loans and Deposits to the Collection Account" herein); (c) all rights of the mortgagee under any insurance policy covering a Mortgage Loan or the related Mortgaged Property; (d) property and any proceeds thereof acquired by foreclosure of the Mortgage Loans, deed in lieu of foreclosure or a comparable conversion; and (e) the Certificate Insurance Policy.

     The Sponsor will designate in the Pooling and Servicing Agreement, for purposes of the Internal Revenue Code of 1986, as amended (the "Code"), the Class A Certificates as "regular interests," and the Class R Certificate as the sole class of "residual interests," in a REMIC generally comprised of the Mortgage Pool, the Collection Account, the Certificate Account and the Certificate Insurance Policy (the "REMIC Pool"). The Purchase Account and the Capitalized Interest Account will not be part of the REMIC Pool. The Closing Date will be designated as the "Startup Day" (within the meaning of the Code) of the REMIC. See "Certain Federal Income Tax Consequences" in the Prospectus.

     The Class A Certificates will be issued in minimum denominations of $1,000 and integral dollar multiples of $1 in excess thereof.

BOOK-ENTRY REGISTRATION OF CLASS A CERTIFICATES

     The Class A Certificates initially will be book-entry Certificates (the "Book-Entry Certificates"). Persons acquiring beneficial ownership interests in the Class A Certificates ("Certificate Owners") will hold such Certificates through the Depository Trust Company ("DTC"), in the United States, or Cedel Bank, societe anonyme ("Cedel") or the Euroclear System ("Euroclear"), in Europe, if they are participants of such systems, or indirectly through organizations that are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates per Class, representing the aggregate principal balance of each such Class of Class A Certificates, and will initially be registered in the name of Cede & Co. ("Cede"), the nominee of DTC. Cedel and Euroclear will hold omnibus positions on behalf of Cedel Participants and Euroclear Participants, respectively, through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank N.A. ("Citibank") will act as depositary for Cedel and Morgan Guaranty Trust Company of New York ("Morgan") will act as depositary for Euroclear (Citibank and Morgan, in such capacities, individually the "Relevant Depositary" and, collectively, the "European Depositaries"). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing Certificate Principal Balances of $1,000 and in integral multiples of $1 in excess thereof. Except as described below, no person acquiring a Book-Entry Certificate will be entitled to receive a physical certificate representing such Certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only "Certificateholder" of the Class A Certificates will be Cede, as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the Pooling and Servicing Agreement. Certificate Owners are permitted to exercise their rights only indirectly through DTC and its Participants (including Cedel and Euroclear).

     The beneficial ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the Certificate Owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a Participant and on the records of Cedel or Euroclear, as appropriate).

     Certificate Owners will receive all distributions of principal of, and interest on, the Class A Certificates from the Trustee through DTC and its Participants (including Cedel and Euroclear). While the Class A Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit distributions of principal of, and interest on, such Certificates. Participants and indirect participants with whom Certificate Owners have accounts with respect to Book-Entry Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interests.

     Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Class A Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not Participants may transfer ownership of Class A Certificates only through Participants and indirect participants by instructing such Participants and indirect participants to transfer Class A Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Class A Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Class A Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

     Because of time zone differences, credits of securities received in Cedel or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear Participants or Cedel Participants on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Certificates, see "Certain Federal Income Tax Consequences -- Non-U.S.
Persons -- Senior Certificates" and "-- Information Reporting and Backup Withholding" in the Prospectus and in "ANNEX B: Global Clearance, Settlement and Tax Documentation Procedures -- Certain U.S. Federal Income Tax Documentation Requirements" hereto.

     Transfers between Participants will occur in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

     DTC, which is a New York-chartered limited purpose trust company, performs services for its participants ("Participants"), some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each Participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and its Participants as in effect from time to time.

     Cedel is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 28 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants, through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled through Euroclear in any of 32 currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation that is a member bank of the Federal Reserve System. As such it is regulated and examined by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution to specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable Participants in accordance with DTC's normal procedures. Each Participant will be responsible for disbursing such payments to the Certificate Owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Certificate Owners that it represents.

     Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments because such payments will be forwarded by the Trustee to Cede. Distributions with respect to Certificates held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Certain Federal Income Tax Consequences -- Non-U.S. Persons -- Senior Certificates" in the Prospectus and "-- Information Reporting and Backup Withholding" in "ANNEX B: Global Clearance, Settlement and Tax Documentation Procedures" hereto. Because DTC has indicated that it will act only on behalf of Financial Intermediaries, the ability of Certificate Owners to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system or otherwise take actions in respect of such Book-Entry Certificates may be limited due to the lack of physical certificates representing such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market because certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

     Monthly and annual reports on the Trust will be provided to Cede, as nominee of DTC, and may be made available by Cede to Certificate Owners upon request, in accordance with the Rules, and to the Financial Intermediaries to whose DTC accounts the related Book-Entry Certificates are credited.

     DTC has advised the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by a Certificateholder under the Pooling and Servicing Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Pooling and Servicing Agreement on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Class A Certificates that conflict with actions taken with respect to other Class A Certificates.

     Definitive Class A Certificates will be issued in registered form to Certificate Owners, or their nominees, rather than to DTC, only if (i) DTC or the Sponsor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depositary with respect to the Class A Certificates and the Sponsor or the Trustee is unable to locate a qualified successor, (ii) the Sponsor, at its option, advises the Trustee that it elects to terminate the book-entry system through DTC, or (iii) after an Event of Default under the Pooling and Servicing Agreement, the Certificate Owners representing not less than 51% of the Class A Certificate Principal Balance of the book-entry certificates advise the Trustee and DTC that the book-entry system is no longer in the best interests of such Certificate Owners. Upon issuance of Definitive Class A Certificates to Certificate Owners, such Class A Certificates will be transferable directly (and not exclusively on a book-entry basis) and registered holders will deal directly with the Trustee with respect to transfers, notices and distributions. See "Description of the Certificates -- Form of Certificates -- General" in the Prospectus.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all Certificate Owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Pooling and Servicing Agreement.

     Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfer of Class A Certificates among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

ASSIGNMENT OF MORTGAGE LOANS

     At the time of issuance of the Certificates, the Sponsor will assign to the Trustee all of its right, title and interest in and to the Initial Mortgage Loans, including all principal received on or after the Cut-off Date and all interest accrued from and including the Cut-off Date, together with its right, title and interest in and to the proceeds of any related insurance policies received on and after the Cut-off Date. The Trustee, concurrently with such assignment, will deliver the Certificates at the direction of the Sponsor in exchange for, among other things, the Initial Mortgage Loans. Each Initial Mortgage Loan will be identified in a schedule appearing as an exhibit to the Pooling and Servicing Agreement (the "Mortgage Loan Schedule") that will provide information about each Mortgage Loan, including, among other things, its identifying number and the name of the related Mortgagor, the street address of the related Mortgaged Property, its date of origination, the original number of months to stated maturity, the original stated maturity, its original Principal Balance, its Principal Balance as of the Cut-off Date (the "Cut-off Date Principal Balance"), its interest rate as of the Cut-off Date and its monthly payment as of the Cut-off Date.

     Following the Closing Date, the Trustee on behalf of the Trust will be obligated to purchase from the Sponsor, from time to time on or before January 14, 1997, subject to the availability thereof, Subsequent Mortgage Loans consisting of closed-end fixed and adjustable rate home equity mortgage loans. In connection with each purchase of Subsequent Mortgage Loans, the Trustee on behalf of the Trust will pay to the Sponsor from amounts comprising the Purchase Account Deposit a cash purchase price of not more than 100% of the principal balance thereof; the Trust may pay a cash purchase price of less than 100% for the purpose of increasing the Coverage Amount, but in no event less than the fair market value of the Subsequent Mortgage Loans. In connection with any purchase of Subsequent Mortgage Loans pursuant to the Pooling and Servicing Agreement, the Sponsor will assign to the Trustee as of the related Subsequent Cut-off Date all of its right, title and interest in and to such Subsequent Mortgage Loans as provided above with respect to the Initial Mortgage Loans and will identify such Subsequent Mortgage Loans in a schedule that conforms to the Mortgage Loan Schedule.

     The Pooling and Servicing Agreement will require the Sponsor to deliver to the Trustee the Mortgage Loans, the related Mortgage Notes endorsed without recourse to the Trustee, the related mortgages or deeds of trust with evidence of recording thereon, assignments of the mortgages in recordable form, the title policies with respect to the related Mortgaged Properties, all intervening mortgage assignments, if applicable, and certain other documents relating to the Mortgage Loans (the "Mortgage Files"). Assignments of the Mortgage Loans to the Trustee (or its nominee) will be recorded in the appropriate public office for real property records in the states where such recording is required to protect the Trustee's interest in the Mortgage Loans against the claims of any subsequent transferee or any successor to or creditor of the Sponsor. The Trustee will hold such documents in trust for the benefit of the Certificateholders and the Certificate Insurer.

     The Trustee will review the Mortgage Files delivered to it within 45 days following such delivery, and if any document required to be included in any Mortgage File is found to be missing or to be defective in any material respect and such defect is not cured within 60 days following notification thereof to the Sponsor by the Trustee, the Sponsor will be obligated to repurchase the related Mortgage Loan from the Trust or substitute a Qualified Replacement Mortgage, in the manner described below.

     Because certain of the assignments by the Sponsor to the Trustee of Mortgage Loans will not be recorded, it may be possible for the Sponsor to transfer such Mortgage Loans to bona fide purchasers for value without notice, notwithstanding the rights of the Trustee. However, in most instances, the Sponsor would not be able to deliver the original documents evidencing the Mortgage Notes or the mortgages because, under the terms of the Pooling and Servicing Agreement, such documents will be retained in the possession of the Trustee, except when released to the Servicer in connection with its servicing activities. Moreover, a subsequent transferee who failed to obtain delivery of the original evidence of indebtedness generally would not, in the absence of special facts, be able to defeat the interests of the Trustee in a Mortgage Loan so long as such evidence of indebtedness remained in the possession of the Trustee.

     The Sponsor will make certain representations and warranties as to the accuracy in all material respects of the information set forth on the Mortgage Loan Schedule. In addition, the Sponsor will make certain other representations and warranties regarding the Mortgage Loans, including, for instance, that each Mortgage Loan, at its origination, complied in all material respects with applicable state and federal laws, that each mortgage is a valid lien of the applicable priority, that, as of the Cut-off Date, no Mortgage Loan had three or more monthly payments past due, that each Mortgaged Property consists of a one- to four-family residential property or unit in a condominium or planned unit development, that the Sponsor had good title to each Mortgage Loan prior to the sale and assignment by the Sponsor and that the Originator was authorized to originate each Mortgage Loan. See "The Pooling and Servicing Agreement -- Assignment of Mortgage Loans" in the Prospectus.

     If with respect to any Mortgage Loan (1) a defect in any document constituting a part of the related Mortgage File remains uncured and materially and adversely affects the interests of the Certificateholders or the Certificate Insurer in such Mortgage Loan or (2) a breach of any representation or warranty made by the Sponsor in the Pooling and Servicing Agreement relating to such Mortgage Loan occurs and such breach materially and adversely affects the interests of the Certificateholders or the Certificate Insurer in such Mortgage Loan, the Sponsor will be required to repurchase the related Mortgage Loan (any such Mortgage Loan, a "Defective Mortgage Loan") from the Trust at a price equal to its Principal Balance together with one month's interest at the Mortgage Interest Rate (net of the applicable Servicing Fee Rate) on such Defective Mortgage Loan, less any payments received during the related Collection Period in respect of such Defective Mortgage Loan (the "Purchase Price"). The Sponsor will also have the option, but not the obligation, during the two years (or such longer period as permitted by the applicable REMIC Regulations) immediately following the Closing Date, to substitute for such Defective Mortgage Loan a Mortgage Loan conforming to the requirements of the Pooling and Servicing Agreement (a "Qualified Replacement Mortgage"). Upon delivery of a Qualified Replacement Mortgage and deposit of certain amounts in the Collection Account as set forth in the Pooling and Servicing Agreement, or deposit of the Purchase Price in the Collection Account and receipt by the Trustee of written notification of any such substitution or repurchase, as the case may be, the Trustee shall execute and deliver an instrument of transfer or assignment necessary to vest in the Sponsor legal and beneficial ownership of such Defective Mortgage Loan (including any property acquired in respect thereof or proceeds of any insurance policy with respect thereto).

     The obligation of the Sponsor to cure, repurchase or substitute any Mortgage Loan as described above will constitute the sole remedy available to Certificateholders or the Trustee for a Defective Mortgage Loan.

     The Pooling and Servicing Agreement additionally provides that the Servicer will have the option, but not the obligation, to purchase from the Trust at the Purchase Price (i) any Mortgage Loan as to which the related Mortgagor has failed to make scheduled payments thereon for three consecutive months at any time following the Cut-off Date and (ii) during the 90-day period following the Closing Date, any Mortgage Loan as to which a scheduled payment thereon becomes 60 or more days contractually delinquent; provided, however, that the aggregate of the Principal Balances of the Mortgage Loans so purchased by the Servicer may not exceed 5% of the sum of the Cut-off Date Pool Balance and the Purchase Account Deposit. See "The Pooling and Servicing Agreement -- Realization upon Defaulted Mortgage Loans" in the Prospectus.

PAYMENTS ON MORTGAGE LOANS AND DEPOSITS TO THE COLLECTION ACCOUNT

     The Servicer shall establish and maintain an account or, with respect to certain Mortgage Loans serviced by a Sub-Servicer, shall cause the related Sub-Servicer to establish and maintain an account (collectively, the "Collection Account") into which all collections on or with respect to the Mortgage Loans in each Mortgage Loan Group will be deposited and the Trustee shall establish and maintain an account (the "Certificate Account" and, together with the Collection Account, the "Accounts") from which all distributions with respect to the Certificates will be made. All amounts held in the Accounts shall be invested in Permitted Investments that mature not later than the date which is one Business Day prior to the Deposit Date for the related Distribution Date next succeeding the date of investment. A "Business Day" will be any day other than a Saturday or Sunday or a day on which banking institutions in the State of California or the State of New York are required or authorized by law, executive order or governmental decree to be closed. "Permitted Investments" will be specified in the Pooling and Servicing Agreement and will be limited to investments which are approved by the Certificate Insurer and meet the criteria of the Rating Agencies from time to time as being consistent with their then current ratings of the Class A Certificates. See "The Pooling and Servicing Agreement -- Permitted Investments" in the Prospectus. No Permitted Investment shall be sold or disposed of at a gain prior to maturity unless the Servicer has obtained a satisfactory opinion of counsel that such sale or disposition will not cause the REMIC Pool to be subject to the tax on income from prohibited transactions imposed by Code Section 860F(a)(1), otherwise subject the REMIC Pool to tax or cause the REMIC Pool to fail to qualify as a REMIC. Investment income on monies on deposit in the Certificate Account and the Collection Account will not be available for distribution to Certificateholders or otherwise subject to any claims or rights of the Certificateholders and will be paid to Servicer as additional servicing compensation. The Servicer will be liable for any losses resulting from such investments.

     The Servicer will deposit, or cause the related Sub-Servicer to deposit, into the Collection Account not later than two Business Days after receipt, all payments on or in respect of the Mortgage Loans received from or on behalf of Mortgagors and all proceeds of Mortgage Loans. On the date in each month specified in the Pooling and Servicing Agreement, which date shall be no later than three Business Days prior to the related Distribution Date (the "Deposit Date"), funds to be distributed in respect of the Class A Monthly Interest, Monthly Principal and any Excess Cash in respect of each Class of Class A Certificates will be transferred from the Collection Account to the Certificate Account. Notwithstanding the foregoing, payments and collections that do not constitute Available Funds (e.g., amounts representing interest accrued on Mortgage Loans in respect of any period prior to the Cut-off Date, fees, late payment charges, prepayment charges, charges for checks returned for insufficient funds, extension or other administrative charges or other amounts received for application towards the payment of taxes, insurance premiums, assessments and similar items) will not be required to be deposited into the Collection Account.

     The Servicer may make withdrawals from the Collection Account to make the deposits to the Certificate Account, to pay the monthly Servicing Fee for each Mortgage Loan Group to itself, to reimburse itself for certain Advances that it has made and for which it may be entitled to reimbursement under the Pooling and Servicing Agreement, for any other expenses incurred by it for which it may be entitled to reimbursement under the Pooling and Servicing Agreement and to withdraw any amount not required to have been deposited therein.

DISTRIBUTIONS ON THE CERTIFICATES

     Distributions of principal and interest on the Class A Certificates will be made by the Trustee (in such capacity, the "Paying Agent") on the fifteenth day of each month or, if such day is not a Business Day, on the next succeeding Business Day (each, a "Distribution Date") commencing in January 1997 to holders of record of the related Class of Class A Certificates as of the close of business on the last Business Day of the calendar month immediately preceding such Distribution Date (each, a "Record Date") in an amount equal to the product of such Certificateholders' Percentage Interest and the amount distributed in respect of the related Class of Class A Certificates. The "Percentage Interest" represented by any Class A-1A Certificate, Class A-1B Certificate, Class A-1C Certificate, Class A-1D Certificate, Class A-1E Certificate, Class A-1F Certificate, Class A-1G Certificate or Class A-2 Certificate will be equal to the percentage obtained by dividing the Certificate Principal Balance of such Class A-1A Certificate, Class A-1B Certificate, Class A-1C Certificate, Class A-1D Certificate, Class A-1E Certificate, Class A-1F Certificate, Class A-1G Certificate or Class A-2 Certificate, respectively, by the aggregate of the principal balances of all Certificates of the same Class or subclass, as applicable.

     On each Distribution Date, the Paying Agent will distribute the following amounts in the following order of priority, to the extent of Available Funds for the Fixed Rate Group and any available Excess Cash from the Adjustable Rate
Group:

          (a) to the Certificate Insurer, the aggregate amount necessary to reimburse the Certificate Insurer for any unreimbursed payments of Insured Amounts in respect of the Class A-1 Certificates on prior Distribution Dates and the amount of any unpaid Certificate Insurer Premium attributable to the Fixed Rate Group for prior Distribution Dates; provided, however, that the Certificate Insurer's right to such reimbursement is subject to the right of Class A-1A Certificateholders, Class A-1B Certificateholders,

     Class A-1C Certificateholders, Class A-1D Certificateholders, Class A-1E Certificateholders, Class A-1F Certificateholders and Class A-1G Certificateholders to receive Class A-1A Monthly Interest, Class A-1B Monthly Interest, Class A-1C Monthly Interest, Class A-1D Monthly Interest, Class A-1E Monthly Interest, Class A-1F Monthly Interest and Class A-1G Monthly Interest, respectively, and any Coverage Deficit for the Class A-1 Certificates with respect to such Distribution Date;

          (b) to the Certificate Insurer, an amount equal to the Certificate Insurer Premium attributable to the Fixed Rate Group for such Distribution Date;

          (c) concurrently to the Class A-1A Certificateholders, Class A-1B Certificateholders, Class A-1C Certificateholders, Class A-1D Certificateholders, Class A-1E Certificateholders, Class A-1F Certificateholders and Class A-1G Certificateholders, Class A-1A Monthly Interest, Class A-1B Monthly Interest, Class A-1C Monthly Interest, Class A-1D Monthly Interest, Class A-1E Monthly Interest, Class A-1F Monthly Interest and Class A-1G Monthly Interest, respectively;

          (d) to the Class A-1A Certificateholders, the amount of Monthly Principal for the Class A-1 Certificates, in reduction of the Class A-1A Certificate Principal Balance until such Class A-1A Certificate Principal Balance is reduced to zero, then to Class A-1B Certificateholders, the amount of any remaining Monthly Principal for the Class A-1 Certificates, in reduction of the Class A-1B Certificate Principal Balance, until such Class A-1B Certificate Principal Balance is reduced to zero, then to Class A-1C Certificateholders, the amount of any remaining Monthly Principal for the Class A-1 Certificates, in reduction of the Class A-1C Certificate Principal Balance, until such Class A-1C Certificate Principal Balance is reduced to zero, then to Class A-1D Certificateholders, the amount of any remaining Monthly Principal for the Class A-1 Certificates, in reduction of the Class A-1D Certificate Principal Balance, until such Class A-1D Certificate Principal Balance is reduced to zero, then to Class A-1E Certificateholders, the amount of any remaining Monthly Principal for the Class A-1 Certificates, in reduction of the Class A-1E Certificate Principal Balance, until such Class A-1E Certificate Principal Balance is reduced to zero, then to the Class A-1F Certificateholders, the amount of any remaining Monthly Principal for the Class A-1 Certificates, in reduction of the Class A-1F Certificate Principal Balance, until such Class A-1F Certificate Principal Balance is reduced to zero, and then to the Class A-1G Certificateholders, the amount of any remaining Monthly Principal for the Class A-1 Certificates, in reduction of the Class A-1G Certificate Principal Balance, until such Class A-1G Certificate Principal Balance is reduced to zero;

          (e) to the Class A-1A Certificateholders, the amount, if any, of Excess Cash for the Fixed Rate Group in reduction of the Class A-1A Certificate Principal Balance, up to an amount equal to the lesser of (1) the amount necessary for the Coverage Amount of the Class A-1 Certificates to equal the Required Coverage Amount for such Class A-1 Certificates on such Distribution Date and (2) the amount necessary to reduce the Class A-1A Certificate Principal Balance to zero;

          (f) to the Class A-1B Certificateholders, the amount, if any, of Excess Cash for the Fixed Rate Group remaining after distribution pursuant to clause (e) above in reduction of the Class A-1B Certificate Principal Balance, up to an amount equal to the lesser of (1) the amount necessary for the Coverage Amount of the Class A-1 Certificates to equal the Required Coverage Amount for such Class A-1 Certificates on such Distribution Date and (2) the amount necessary to reduce the Class A-1B Certificate Principal Balance to zero;

          (g) to the Class A-1C Certificateholders, the amount, if any, of Excess Cash for the Fixed Rate Group remaining after distribution pursuant to clauses (e) and (f) above in reduction of the Class A-1C Certificate Principal Balance, up to an amount equal to the lesser of (1) the amount necessary for the Coverage Amount of the Class A-1 Certificates to equal the Required Coverage Amount for such Class A-1 Certificates on such Distribution Date and (2) the amount necessary to reduce the Class A-1C Certificate Principal Balance to zero;

          (h) to the Class A-1D Certificateholders, the amount, if any, of Excess Cash for the Fixed Rate Group remaining after distribution pursuant to clauses (e), (f) and (g) above in reduction of the Class A-1D Certificate Principal Balance, up to an amount equal to the lesser of (1) the amount necessary for the Coverage Amount of the Class A-1 Certificates to equal the Required Coverage Amount for such Class A-1 Certificates on such Distribution Date and (2) the amount necessary to reduce the Class A-1D Certificate Principal Balance to zero;

          (i) to the Class A-1E Certificateholders, the amount, if any, of Excess Cash for the Fixed Rate Group remaining after distribution pursuant to clauses (e), (f), (g) and (h) above, in reduction of the Class A-1E Certificate Principal Balance, up to an amount equal to the lesser of (1) the amount necessary for the Coverage Amount of the Class A-1 Certificates to equal the Required Coverage Amount for such Class A-1 Certificates on such Distribution Date and (2) the amount necessary to reduce the Class A-1E Certificate Principal Balance to zero;

          (j) to the Class A-1F Certificateholders, the amount, if any, of Excess Cash for the Fixed Rate Group remaining after distribution pursuant to clauses (e), (f), (g), (h) and (i) above, in reduction of the Class A-1F Certificate Principal Balance, up to an amount equal to the lesser of (1) the amount necessary for the Coverage Amount of the Class A-1 Certificates to equal the Required Coverage Amount for such Class A-1 Certificates on such Distribution Date and (2) the amount necessary to reduce the Class A-1F Certificate Principal Balance to zero;

          (k) to the Class A-1G Certificateholders, the amount, if any, of Excess Cash for the Fixed Rate Group remaining after distribution pursuant to clauses (e), (f), (g), (h), (i) and (j) above, in reduction of the Class A-1G Certificate Principal Balance, up to an amount equal to the lesser of
     (1) the amount necessary for the Coverage Amount of the Class A-1 Certificates to equal the Required Coverage Amount for such Class A-1 Certificates on such Distribution Date and (2) the amount necessary to reduce the Class A-1G Certificate Principal Balance to zero;

          (l) to the Class A-2 Certificateholders, the amount, if any, of Excess Cash for the Fixed Rate Group, remaining after distribution pursuant to clauses (e), (f), (g), (h), (i), (j) and (k) above, to be applied to cover any shortfalls in the Class A Monthly Interest of the Class A-2 Certificates;

          (m) to the Certificate Insurer, the amount of any Available Funds for the Fixed Rate Group remaining in the Certificate Account, to the extent necessary to reimburse the Certificate Insurer for any unreimbursed Insured Amounts paid on prior Distribution Dates in respect of the Class A-2 Certificates and the amount of any unpaid Certificate Insurer Premium attributable to the Adjustable Rate Group for prior Distribution Dates;

          (n) to the Class A-2 Certificateholders, the amount, if any, of Excess Cash for the Fixed Rate Group, remaining after the distributions pursuant to clauses (e), (f), (g), (h), (i), (j), (k), (l) and (m) above, to be applied to reduce the Class A-2 Certificate Principal Balance, up to an amount equal to the lesser of (1) the amount necessary for the Coverage Amount of Class A-2 Certificates to equal the Required Coverage Amount for such Class A-2 Certificates on such Distribution Date and (2) the amount necessary to reduce the Class A-2 Certificate Principal Balance to zero (after taking into account the Monthly Principal and Excess Cash distributed on such date in reduction of the Class A-2 Certificate Principal Balance); and

          (o) to the Class R Certificateholder, subject to the right of the Servicer to be reimbursed for any prior unreimbursed Advances, any Available Funds for the Fixed Rate Group remaining in the Certificate Account.

     On each Distribution Date, the Paying Agent will distribute the following amounts in the following order of priority, to the extent of Available Funds for the Adjustable Rate Group and any available Excess Cash from the Fixed Rate
Group:

          (a) to the Certificate Insurer, the aggregate amount necessary to reimburse the Certificate Insurer for any unreimbursed payments of Insured Amounts in respect of the Class A-2 Certificates on prior

     Distribution Dates and the amount of any unpaid Certificate Insurer Premium attributable to the Adjustable Rate Group for prior Distribution Dates; provided, however, that the Certificate Insurer's right to such reimbursement is subject to the right of such Class A-2 Certificateholders to receive Class A Monthly Interest and any Coverage Deficit for the Class A-2 Certificates with respect to such Distribution Date;

          (b) to the Certificate Insurer, an amount equal to the Certificate Insurer Premium attributable to the Adjustable Rate Group for such Distribution Date;

          (c) to the Class A-2 Certificateholders, the Class A Monthly Interest for the Class A-2 Certificates;

          (d) to the Class A-2 Certificateholders, Monthly Principal for the Class A-2 Certificates in reduction of the Class A-2 Certificate Principal Balance;

          (e) to the Class A-2 Certificateholders, the amount of Excess Cash for the Adjustable Rate Group in reduction of the Class A-2 Certificate Principal Balance, up to an amount equal to the lesser of (1) the amount necessary for the Coverage Amount of the Class A-2 Certificates to equal the Required Coverage Amount for such Class A-2 Certificates on such Distribution Date and (2) the amount necessary to reduce the Class A-2 Certificate Principal Balance to zero;

          (f) concurrently, to the Class A-1A Certificateholders, the Class A-1B Certificateholders, the Class A-1C Certificateholders, the Class A-1D Certificateholders, the Class A-1E Certificateholders, the Class A-1F Certificateholders and the Class A-1G Certificateholders, the amount, if any, of such Excess Cash for the Adjustable Rate Group remaining after distribution pursuant to clause (e) above, to be applied pro rata to cover any shortfalls in Class A-1A Monthly Interest, Class A-1B Monthly Interest, Class A-1C Monthly Interest, Class A-1D Monthly Interest, Class A-1E Monthly Interest, Class A-1F Monthly Interest and Class A-1G Monthly Interest;

          (g) to the Certificate Insurer, the amount of any Available Funds for the Adjustable Rate Group remaining in the Certificate Account to the extent necessary to reimburse the Certificate Insurer for any unreimbursed Insured Amounts paid on prior Distribution Dates in respect of the Class A-1 Certificates and the amount of any unpaid Certificate Insurer Premium attributable to the Fixed Rate Group for prior Distribution Dates;

          (h) to the Class A-1A Certificateholders, the amount, if any, of Excess Cash for the Adjustable Rate Group remaining after the distributions pursuant to clauses (e), (f) and (g) above, to reduce the Class A-1A Certificate Principal Balance, up to an amount equal to the lesser of (1) the amount necessary for the Coverage Amount of the Class A-1 Certificates to equal the Required Coverage Amount for such Class A-1 Certificates on such Distribution Date and (2) the amount necessary to reduce the Class A-1A Certificate Principal Balance to zero (after taking into account the Monthly Principal and Excess Cash distributed on such date in reduction of the Class A-1 Certificate Principal Balance);

          (i) to the Class A-1B Certificateholders, the amount, if any, of Excess Cash for the Adjustable Rate Group remaining after the distributions pursuant to clauses (e), (f), (g) and (h) above, to reduce the Class A-1B Certificate Principal Balance, up to an amount equal to the lesser of (1) the amount necessary for the Coverage Amount of the Class A-1 Certificates to equal the Required Coverage Amount for such Class A-1 Certificates on such Distribution Date and (2) the amount necessary to reduce the Class A-1B Certificate Principal Balance to zero (after taking into account the Monthly Principal and Excess Cash distributed on such date in reduction of the Class A-1 Certificate Principal Balance);

          (j) to the Class A-1C Certificateholders, the amount, if any, of Excess Cash for the Adjustable Rate Group remaining after the distributions pursuant to clauses (e), (f), (g), (h) and (i) above, to reduce the Class A-1C Certificate Principal Balance, up to an amount equal to the lesser of
     (1) the amount necessary for the Coverage Amount of the Class A-1 Certificates to equal the Required Coverage Amount for such Class A-1 Certificates on such Distribution Date and (2) the amount necessary to reduce the Class A-1C Certificate Principal Balance to zero (after taking into account the Monthly Principal and Excess Cash distributed on such date in reduction of the Class A-1 Certificate Principal Balance);

          (k) to the Class A-1D Certificateholders, the amount, if any, of Excess Cash for the Adjustable Rate Group remaining after the distributions pursuant to clauses (e), (f), (g), (h), (i) and (j) above, to reduce the Class A-1D Certificate Principal Balance, up to an amount equal to the lesser of (1) the amount necessary for the Coverage Amount of the Class A-1 Certificates to equal the Required Coverage Amount for such Class A-1 Certificates on such Distribution Date and (2) the amount necessary to reduce the Class A-1D Certificate Principal Balance to zero (after taking into account the Monthly Principal and Excess Cash distributed on such date in reduction of the Class A-1 Certificate Principal Balance);

          (l) to the Class A-1E Certificateholders, the amount, if any, of Excess Cash for the Adjustable Rate Group remaining after the distributions pursuant to clauses (e), (f), (g), (h), (i), (j) and (k) above, to reduce the Class A-1E Certificate Principal Balance, up to an amount equal to the lesser of (1) the amount necessary for the Coverage Amount of the Class A-1 Certificates to equal the Required Coverage Amount for such Class A-1 Certificates on such Distribution Date and (2) the amount necessary to reduce the Class A-1E Certificate Principal Balance to zero (after taking into account the Monthly Principal and Excess Cash distributed on such date in reduction of the Class A-1 Certificate Principal Balance);

          (m) to the Class A-1F Certificateholders, the amount, if any, of Excess Cash for the Adjustable Rate Group remaining after the distributions pursuant to clauses (e), (f), (g), (h), (i), (j), (k) and (l) above, to reduce the Class A-1F Certificate Principal Balance, up to an amount equal to the lesser of (1) the amount necessary for the Coverage Amount of the Class A-1 Certificates to equal the Required Coverage Amount for such Class A-1 Certificates on such Distribution Date and (2) the amount necessary to reduce the Class A-1F Certificate Principal Balance to zero (after taking into account the Monthly Principal and Excess Cash distributed on such date in reduction of the Class A-1 Certificate Principal Balance);

          (n) to the Class A-1G Certificateholders, the amount, if any, of Excess Cash for the Adjustable Rate Group remaining after the distributions pursuant to clauses (e), (f), (g), (h), (i), (j), (k), (l) and (m) above, to reduce the Class A-1G Certificate Principal Balance, up to an amount equal to the lesser of (1) the amount necessary for the Coverage Amount of the Class A-1 Certificates to equal the Required Coverage Amount for such Class A-1 Certificates on such Distribution Date and (2) the amount necessary to reduce the Class A-1G Certificate Principal Balance to zero (after taking into account the Monthly Principal and Excess Cash distributed on such date in reduction of the Class A-1 Certificate Principal Balance); and

          (o) to the Class R Certificateholder, subject to the right of the Servicer to be reimbursed for any prior unreimbursed Advances, any Available Funds for the Adjustable Rate Group remaining in the Certificate Account.

     In the event that, on a particular Distribution Date, the Available Funds with respect to the related Mortgage Loan Group and any available Excess Cash with respect to the other Mortgage Loan Group on such date are not sufficient to pay any portion of the Class A Monthly Interest for the related Class of Class A Certificates, the Trustee will make a claim on the Certificate Insurance Policy in an amount equal to such deficiency and apply the Insured Amount received in respect of such claim to the payment of the deficiency in such Class A Monthly Interest. In addition, the Trustee will make a claim on the Certificate Insurance Policy in an amount equal to any Coverage Deficit with respect to the related Class of Class A Certificates on a Distribution Date (after taking into account distributions in respect of Monthly Principal and Excess Cash from the related Mortgage Loan Group and, if applicable, from the other Mortgage Loan Group) and apply the portion of the Insured Amount related to such Coverage Deficit to reduce the Class A Certificate Principal Balance of such Class on such Distribution Date by the amount of such Coverage Deficit. Any Insured Amount distributed in respect of the Class A-1 Certificates to make up any Coverage Deficit shall be distributed first to Class A-1A Certificateholders, in reduction of the Class A-1A Certificate Principal Balance, until such Class A-1A Certificate Principal Balance is reduced to zero, then to Class A-1B Certificateholders, in reduction of the Class A-1B Certificate Principal Balance, until such Class A-1B Certificate Principal Balance is reduced to zero, then to the Class A-1C Certificateholders, in reduction of the Class A-1C Certificate Principal Balance, until such Class A-1C Certificate Principal Balance is reduced to zero, then to the Class A-1D Certificateholders, in reduction of the Class A-1D Certificate Principal Balance, until such Class A-1D Certificate Principal Balance is reduced to zero, then to the Class A-1E Certificateholders, in reduction of the Class A-1E Certificate Principal Balance, until such Class A-1E Certificate Principal Balance is reduced to zero, then to Class A-1F Certificateholders, in reduction of the Class A-1F Certificate Principal Balance, until such Class A-1F Certificate Principal Balance is reduced to zero, and then to Class A-1G Certificateholders, in reduction of the Class A-1G Certificate Principal Balance, until such Class A-1G Certificate Principal Balance is reduced to zero.

     In no event will the aggregate distributions of principal to holders of the Class A-1A Certificates, Class A-1B Certificates, Class A-1C Certificates, Class A-1D Certificates, Class A-1E Certificates, Class A-1F Certificates, Class A-1G Certificates or Class A-2 Certificates exceed the Original Class A-1A Certificate Principal Balance, the Original Class A-1B Certificate Principal Balance, the Original Class A-1C Certificate Principal Balance, the Original Class A-1D Certificate Principal Balance, the Original Class A-1E Certificate Principal Balance, the Original Class A-1F Certificate Principal Balance, the Original Class A-1G Certificate Principal Balance or the Original Class A-2 Certificate Principal Balance, respectively.

     As of any Distribution Date, "Class A Monthly Interest" for the Class A-1 Certificates will consist of Class A-1A Monthly Interest, Class A-1B Monthly Interest, Class A-1C Monthly Interest, Class A-1D Monthly Interest, Class A-1E Monthly Interest, Class A-1F Monthly Interest and Class A-1G Monthly Interest. "Class A-1A Monthly Interest" will be an amount equal to (a) with respect to the January 1997 Distribution Date, interest for the number of days in the period commencing on the Closing Date and ending on the day prior to such Distribution Date at the initial Class A-1A Pass Through Rate on the Original Class A-1A Certificate Principal Balance, and (b) with respect to any subsequent Distribution Date, interest for the number of days in the related Interest Period at the Class A-1A Pass-Through Rate in effect for such Distribution Date on the Class A-1A Certificate Principal Balance as of the preceding Distribution Date (after giving effect to the distribution, if any, in reduction of principal made on the Class A-1A Certificates on such preceding Distribution Date), in either case net of any applicable Interest Shortfalls. "Class A-1B Monthly Interest" will be distributed to Class A-1B Certificateholders on each Distribution Date in an amount equal to, with respect to the January 1997 Distribution Date, 30 days of interest at the Class A-1B Pass-Through Rate on the Original Class A-1B Certificate Principal Balance and, with respect to any subsequent Distribution Date, 30 days of interest at the Class A-1B Pass-Through Rate on the Class A-1B Certificate Principal Balance as of the preceding Distribution Date (after giving effect to the distribution, if any, in reduction of principal made on the Class A-1B Certificates on such preceding Distribution
Date), in either case net of any applicable Interest Shortfalls. "Class A-1C Monthly Interest" will be distributed to the Class A-1C Certificateholders on each Distribution Date in an amount equal to, with respect to the January 1997 Distribution Date, 30 days of interest at the Class A-1C Pass-Through Rate on the Original Class A-1C Certificate Principal Balance and, with respect to any subsequent Distribution Date, 30 days of interest at the Class A-1C Pass-Through Rate on the Class A-1C Certificate Principal Balance as of the preceding Distribution Date (after giving effect to the distribution, if any, in reduction of principal made on the Class A-1C Certificates on such preceding Distribution
Date), in either case net of any applicable Interest Shortfalls. "Class A-1D Monthly Interest" will be distributed to the Class A-1D Certificateholders on each Distribution Date in an amount equal to, with respect to the January 1997 Distribution Date, 30 days of interest at the Class A-1D Pass-Through Rate on the Original Class A-1D Certificate Principal Balance and, with respect to any subsequent Distribution Date, 30 days of interest at the Class A-1D Pass-Through Rate on the Class A-1D Certificate Principal Balance as of the preceding Distribution Date (after giving effect to the distribution, if any, in reduction of principal made on the Class A-1D Certificates on such preceding Distribution
Date), in either case net of any applicable Interest Shortfalls. "Class A-1E Monthly Interest" will be distributed to the Class A-1E Certificateholders on each Distribution Date in an amount equal to, with respect to the January 1997 Distribution Date, 30 days of interest at the Class A-1E Pass-Through Rate on the Original Class A-1E Certificate Principal Balance and, with respect to any subsequent Distribution Date, 30 days of interest at the Class A-1E Pass-Through Rate on the Class A-1E Certificate Principal Balance as of the preceding Distribution Date (after giving effect to the distribution, if any, in reduction of principal made on the Class A-1E Certificates on such preceding Distribution
Date), in either case net of any applicable Interest Shortfalls. "Class A-1F Monthly Interest" will be distributed to the Class A-1F Certificateholders on each Distribution Date in an amount equal to, with respect to the January 1997 Distribution Date, 30 days of interest at the Class A-1F Pass-Through Rate on the Original Class A-1F Certificate Principal Balance and, with respect to any subsequent Distribution Date, 30 days of interest at the Class A-1F Pass-Through Rate on the Class A-1F Certificate Principal Balance as of the preceding Distribution Date (after giving effect to the distribution, if any, in reduction of principal made on the Class A-1F Certificates on such preceding Distribution
Date), in either case net of any applicable Interest Shortfalls. "Class A-1G Monthly Interest" will be distributed to the Class A-1G Certificateholders on each Distribution Date in an amount equal to, with respect to the January 1997 Distribution Date, 30 days of interest at the Class A-1G Pass-Through Rate on the Original Class A-1G Certificate Principal Balance and, with respect to any subsequent Distribution Date, 30 days of interest at the Class A-1G Pass-Through Rate on the Class A-1G Certificate Principal Balance as of the preceding Distribution Date (after giving effect to the distribution, if any, in reduction of principal made on the Class A-1G Certificates on such preceding Distribution
Date), in either case net of any applicable Interest Shortfalls.

     As of any Distribution Date, "Class A Monthly Interest" for the Class A-2 Certificates will be an amount equal to (a) with respect to the January 1997 Distribution Date, interest for the number of days in the period commencing on the Closing Date and ending on the day prior to such Distribution Date at the initial Class A-2 Pass-Through Rate on the Original Class A-2 Certificate Principal Balance, and (b) with respect to any subsequent Distribution Date, interest for the number of days in the related Interest Period at the Class A-2 Pass-Through Rate in effect for such Distribution Date on the Class A-2 Certificate Principal Balance as of the preceding Distribution Date (after giving effect to the distribution, if any, in reduction of principal made on the Class A-2 Certificates on such preceding Distribution Date), in either case net of any applicable Interest Shortfalls.

     All calculations of interest on the Class A-1B Certificates, Class A-1C Certificates, Class A-1D Certificates, Class A-1E Certificates, Class A-1F Certificates and Class A-1G Certificates will be computed on the basis of a 360-day year of twelve 30-day months. All calculations of interest of the Class A-1A Certificates and Class A-2 Certificates will be computed on the basis of the actual number of days elapsed in the related Interest Period and in a year of 360 days.

     The "Class A-1A Pass-Through Rate" for the initial Interest Period will be a per annum rate equal to LIBOR plus 0.08% and will be determined on December 23, 1996. The Class A-1A Pass-Through Rate for each subsequent Interest Period will be a per annum rate equal to the lesser of (x) LIBOR (calculated as described below) plus 0.08% and (y) the product of (a) the weighted average of the related Mortgage Interest Rates applicable to determining interest due on the Mortgage Loans in the Fixed Rate Group during the related Collection Period reduced by the sum of (i) the applicable Servicing Fee Rate with respect to the Mortgage Loans in the Fixed Rate Group for the related Collection Period and
(ii) the applicable Insurer Premium Rate and (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Interest Period.

     The "Class A-1B Pass-Through Rate" will be a fixed rate of 6.34% per annum.

     The "Class A-1C Pass-Through Rate" will be a fixed rate of 6.52% per annum.

     The "Class A-1D Pass-Through Rate" will be a fixed rate of 6.75% per annum.

     The "Class A-1E Pass-Through Rate" will be a fixed rate of 6.87% per annum.

     The "Class A-1F Pass-Through Rate" will be a fixed rate of 7.17% per annum.

     The "Class A-1G Pass-Through Rate" will be a rate equal to, with respect to each Interest Period ending prior to the Clean-up Call Date, 7.32% per annum and, with respect to each Interest Period thereafter, 7.82% per annum.

     The "Class A-2 Pass-Through Rate" for the initial Interest Period will be a per annum rate equal to LIBOR plus 0.22% and will be determined on December 23, 1996. The Class A-2 Pass-Through Rate for each subsequent Interest Period will be a per annum rate equal to the lesser of (i) for each Interest Period ending prior to the Clean-up Call Date, LIBOR plus 0.22%, and, for each Interest Period thereafter, LIBOR plus 0.44% and (ii) the Adjustable Rate Cap. The "Adjustable Rate Cap" will be, with respect to any Distribution Date and the Class A-2 Certificates, the per annum rate equal to the percentage obtained by (I) dividing (x) the amount of interest that accrued on the Mortgage Loans in the Adjustable Rate Group in respect of the related Interest Period at the weighted average of the related Mortgage Interest Rates applicable to monthly payments due on such Mortgage Loans during the related Collection Period, reduced by the sum of (i) the Servicing Fee with respect to the Mortgage Loans in the Adjustable Rate Group for such Collection Period, (ii) the applicable Certificate Insurer Premium attributable to the Adjustable Rate Group for the related Distribution Date, and (iii) in the case of each Distribution Date occurring after the Distribution Date in June 1997, an amount equal to one-twelfth ( 1/12) of 100 basis points multiplied by the aggregate principal balance of the Mortgage Loans in the Adjustable Rate Group as of the first day of such Interest Period, by (y) the product of (i) the Class A-2 Certificate Principal Balance as of the first day of such Interest Period and (ii) the actual number of days elapsed during such Interest Period divided by 360 and
(II) multiplying the result by 100.

     "LIBOR" shall mean the London interbank offered rate for one-month United States dollar deposits. LIBOR for each Interest Period shall be determined on the second business day preceding the first day of any Interest Period (each, a "LIBOR Determination Date"), on the basis of the offered rates of the Reference Banks for one-month United States dollar deposits, as such rates appear on the Reuters Screen LIBO Page, as of 11:00 a.m. (London time) on such LIBOR Determination Date. As used in this section, "business day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks); and "Reference Banks" means leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) whose quotations appear on the Reuters Screen LIBO Page on the LIBOR Determination Date in question, (iii) which have been designated as such by the Trustee and (iv) not controlling, controlled by or under common control with the Sponsor or any Originator.

     On each LIBOR Determination Date, LIBOR will be established by the Trustee as follows:

          (a) If on such LIBOR Determination Date two or more Reference Banks provide such offered quotations, LIBOR shall be the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of such offered quotations.

          (b) If on such LIBOR Determination Date fewer than two Reference Banks provide such offered quotations, LIBOR shall be the greater of (x) LIBOR as determined on the previous LIBOR Determination Date and (y) the Reserve Interest Rate. The "Reserve Interest Rate" shall be the rate per annum that the Trustee determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month U.S. dollar lending rates which New York City banks selected by the Trustee are quoting on the relevant LIBOR Determination Date to the principal London offices of leading banks in the London interbank market or, in the event that the Trustee can determine no such arithmetic mean,
     (ii) the lowest one-month U.S. dollar lending rate which New York City banks selected by the Trustee are quoting on such LIBOR Determination Date to leading European banks.

     The establishment of LIBOR on each LIBOR Determination Date by the Trustee and the Trustee's calculation of the rate of interest applicable to the Class A-1A Certificates and Class A-2 Certificates for the related Interest Period shall (in the absence of manifest error) be final and binding. Each such rate of interest may be obtained by telephoning the Trustee at (800) 735-7777.

     The "Class A-1 Certificate Principal Balance" will equal, as of any Distribution Date, the sum of the Class A-1A Certificate Principal Balance for such Distribution Date, Class A-1B Certificate Principal Balance for such Distribution Date, Class A-1C Certificate Principal Balance for such Distribution Date, Class A-1D Certificate Principal Balance for such Distribution Date, Class A-1E Certificate Principal Balance for such Distribution Date, Class A-1F Certificate Principal Balance for such Distribution Date and Class A-1G Certificate Principal Balance for such Distribution Date. The "Class A-1A Certificate Principal Balance" will equal, as of any Distribution Date, the Original Class A-1A Certificate Principal Balance less all Monthly Principal and Excess Cash from either Mortgage Loan Group distributed in respect of principal to Class A-1A Certificateholders on previous Distribution Dates (exclusive, for the sole purpose of effecting the Certificate Insurer's subrogation rights, of payments made by the Certificate Insurer in respect of any Coverage Deficit for the Class A-1 Certificates and paid to the Class A-1A Certificates under the Certificate Insurance Policy, except to the extent reimbursed to the Certificate Insurer pursuant to the Pooling and Servicing Agreement). The "Class A-1B Certificate Principal Balance" will equal, as of any Distribution Date, the Original Class A-1B Certificate Principal Balance less all Monthly Principal and Excess Cash from either Mortgage Loan Group distributed in respect of principal to Class A-1B Certificateholders on previous Distribution Dates (exclusive, for the sole purpose of effecting the Certificate Insurer's subrogation rights, of payments made by the Certificate Insurer in respect of any Coverage Deficit for the Class A-1 Certificates and paid to the Class A-1B Certificates under the Certificate Insurance Policy, except to the extent reimbursed to the Certificate Insurer pursuant to the Pooling and Servicing Agreement). The "Class A-1C Certificate Principal Balance" will equal, as of any Distribution Date, the Original Class A-1C Certificate Principal Balance less all Monthly Principal and Excess Cash from either Mortgage Loan Group distributed in respect of principal to Class A-1C Certificateholders on previous Distribution Dates (exclusive, for the sole purpose of effecting the Certificate Insurer's subrogation rights, of payments made by the Certificate Insurer in respect of any Coverage Deficit for the Class A-1 Certificates and paid to the Class A-1C Certificates under the Certificate Insurance Policy, except to the extent reimbursed to the Certificate Insurer pursuant to the Pooling and Servicing Agreement). The "Class A-1D Certificate Principal Balance" will equal, as of any Distribution Date, the Original Class A-1D Certificate Principal Balance less all Monthly Principal and Excess Cash from either Mortgage Loan Group distributed in respect of principal to Class A-1D Certificateholders on previous Distribution Dates (exclusive, for the sole purpose of effecting the Certificate Insurer's subrogation rights, of payments made by the Certificate Insurer in respect of any Coverage Deficit for the Class A-1 Certificates and paid to the Class A-1D Certificates under the Certificate Insurance Policy, except to the extent reimbursed to the Certificate Insurer pursuant to the Pooling and Servicing Agreement). The "Class A-1E Certificate Principal Balance" will equal, as of any Distribution Date, the Original Class A-1E Certificate Principal Balance less all Monthly Principal and Excess Cash from either Mortgage Loan Group distributed in respect of principal to Class A-1E Certificateholders on previous Distribution Dates (exclusive, for the sole purpose of effecting the Certificate Insurer's subrogation rights, of payments made by the Certificate Insurer in respect of any Coverage Deficit for the Class A-1 Certificates and paid to the Class A-1E Certificates under the Certificate Insurance Policy, except to the extent reimbursed to the Certificate Insurer pursuant to the Pooling and Servicing Agreement). The "Class A-1F Certificate Principal Balance" will equal, as of any Distribution Date, the Original Class A-1F Certificate Principal Balance less all Monthly Principal and Excess Cash from either Mortgage Loan Group distributed in respect of principal to Class A-1F Certificateholders on previous Distribution Dates (exclusive, for the sole purpose of effecting the Certificate Insurer's subrogation rights, of payments made by the Certificate Insurer in respect of any Coverage Deficit for the Class A-1 Certificates and paid to the Class A-1F Certificates under the Certificate Insurance Policy, except to the extent reimbursed to the Certificate Insurer pursuant to the Pooling and Servicing Agreement). The "Class A-1G Certificate Principal Balance" will equal, as of any Distribution Date, the Original Class A-1G Certificate Principal Balance less all Monthly Principal and Excess Cash from either Mortgage Loan Group distributed in respect of principal to Class A-1G Certificateholders on previous Distribution Dates (exclusive, for the sole purpose of effecting the Certificate Insurer's subrogation rights, of payments made by the Certificate Insurer in respect of any Coverage Deficit for the Class A-1 Certificates and paid to the Class A-1G Certificates under the

Certificate Insurance Policy, except to the extent reimbursed to the Certificate Insurer pursuant to the Pooling and Servicing Agreement).

     The "Class A-2 Certificate Principal Balance" will equal, as of any Distribution Date, the Original Class A-2 Certificate Principal Balance less all Monthly Principal and Excess Cash from either Mortgage Loan Group distributed to Class A-2 Certificateholders on previous Distribution Dates in reduction of the Class A-2 Certificate Principal Balance (exclusive, for the sole purpose of effecting the Certificate Insurer's subrogation rights, of payments made by the Certificate Insurer in respect of any Coverage Deficit for such Class under the Certificate Insurance Policy, except to the extent reimbursed to the Certificate Insurer pursuant to the Pooling and Servicing Agreement).

     The "Class A Certificate Principal Balance," as of any Distribution Date, refers to either the Class A-1 Certificate Principal Balance for such Distribution Date or the Class A-2 Certificate Principal Balance for such Distribution Date, as applicable.

     "Monthly Principal" with respect to each Class of Class A Certificates for any Distribution Date will be an amount equal to (A) the aggregate of (i) any Principal Payments received in respect of the Mortgage Loans in the related Mortgage Loan Group during the related Collection Period, (ii) Net Liquidation Proceeds and Trust Insurance Proceeds allocable to principal recovered or collected in respect of the Mortgage Loans in the related Mortgage Loan Group during the related Collection Period, (iii) the aggregate of the amounts allocable to principal deposited in the Certificate Account on the related Deposit Date by the Sponsor or the Servicer in connection with a purchase, repurchase or substitution of any Mortgage Loans in the related Mortgage Loan Group pursuant to the Pooling and Servicing Agreement, (iv) the aggregate of amounts remitted by the Sponsor to the Trustee in connection with the termination of the Trust upon liquidation of the remaining Mortgage Loans in the related Mortgage Loan Group pursuant to the Pooling and Servicing Agreement, and
(v) with respect to the first Distribution Date, the amount, if any, of the Purchase Account Deposit allocated to the related Mortgage Loan Group that is not applied for the purchase of Subsequent Mortgage Loans during the Commitment Period, reduced by (B) the amount of any Coverage Surplus for such Mortgage Loan Group with respect to such Distribution Date. The "Principal Balance" of a Mortgage Loan with respect to any Determination Date is the actual outstanding principal balance thereof as of the close of business on the Determination Date in the preceding month (or, in the case of the first Distribution Date, as of the Cut-off Date), less (i) any Principal Payments received in respect of such Mortgage Loan during the related Collection Period, (ii) Net Liquidation Proceeds and Trust Insurance Proceeds allocable to principal recovered or collected in respect of such Mortgage Loan during the related Collection Period,
(iii) the portion of the Purchase Price allocable to principal remitted by the Sponsor or the Servicer to the Trustee on the next succeeding Deposit Date in connection with a purchase, repurchase or substitution of such Mortgage Loan pursuant to the Pooling and Servicing Agreement, to the extent such amount is actually remitted on such Deposit Date, (iv) the amount to be remitted by the Sponsor to the Trustee on the next succeeding Deposit Date in connection with a substitution of a Qualified Replacement Mortgage for such Mortgage Loan pursuant to the Pooling and Servicing Agreement, to the extent such amount is actually remitted on such Deposit Date and (v) the amount to be remitted by the Certificate Insurer to the Trustee on the next succeeding Deposit Date in connection with a purchase of such Mortgage Loan pursuant to the Pooling and Servicing Agreement; provided, however, that Mortgage Loans that have become Liquidated Mortgage Loans since the preceding Determination Date (or, in the case of the first Determination Date, since the Cut-off Date) will be deemed to have a Principal Balance of zero on the current Determination Date. "Determination Date" means, as to any Distribution Date, the last day of the calendar month immediately preceding the calendar month in which such Distribution Date occurs. "Principal Payment" means, as to any Mortgage Loan and Collection Period, all amounts received or, in the case of the principal portion of any Payment Ahead, deemed to have been received by the Servicer from or on behalf of the related Mortgagor during such Collection Period which, at the time of receipt or, in the case of any Payment Ahead, at the time such Payment Ahead is deemed to have been received, were applied or were required to be applied by the Servicer in reduction of the Principal Balance of such Mortgage Loan. "Payment Ahead" means any payment of one or more scheduled monthly payments remitted by a Mortgagor with respect to a Mortgage Note in excess of the scheduled monthly payment due during such Collection

Period with respect to such Mortgage Note, which sums the related Mortgagor has instructed the Servicer to apply to scheduled monthly payments due in one or more subsequent Collection Periods. "Principal Prepayment" means any Mortgagor payment or other recovery in respect of principal on a Mortgage Loan (including Net Liquidation Proceeds) which, in the case of a Mortgagor payment, is received in advance of its scheduled due date and is not accompanied by an amount as to interest representing scheduled interest for any month subsequent to the month of such payment, or that was accompanied by instructions from the related Mortgagor directing the Servicer to apply such payment to the Principal Balance of such Mortgage Loan currently. "Liquidated Mortgage Loan" means, as to any Distribution Date, any Mortgage Loan as to which the Servicer has determined during the related Collection Period, in accordance with its customary servicing procedures, that all Liquidation Proceeds which it expects to recover from or on account of such Mortgage Loan have been recovered.

     "Available Funds" with respect to any Mortgage Loan Group and any Distribution Date will consist of the sum of the amounts described in clauses
(a) through (j) below in respect of the related Mortgage Loan Group, less (i) the Servicing Fee in respect of such Mortgage Loan Group and the related Collection Period, (ii) Advances previously made in respect of the related Mortgage Loan Group that are reimbursable to the Servicer (other than those included in liquidation expenses for any Liquidated Mortgage Loan and reimbursed from the related Liquidation Proceeds) in such Collection Period to the extent permitted by the Pooling and Servicing Agreement and (iii) the aggregate amounts
(A) deposited into the Collection Account or Certificate Account attributable to the related Mortgage Loan Group that may not be withdrawn therefrom pursuant to a final and nonappealable order of a United States bankruptcy court of competent jurisdiction imposing a stay pursuant to Section 362 of the United States Bankruptcy Code and that would otherwise have been included in Available Funds for such Mortgage Loan Group on such Distribution Date and (B) received by the Trustee that are recoverable and sought to be recovered from the Trustee as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code in accordance with a final nonappealable order of a court of competent jurisdiction:

          (a) the total amount of interest payments on or in respect of the Mortgage Loans in the related Mortgage Loan Group received by or on behalf of the Servicer during the related Collection Period, net of amounts representing interest accrued on such Mortgage Loans in respect of any period prior to the Cut-off Date, plus any Compensating Interest Payments made by the Servicer in respect of the related Mortgage Loans and any net income from related REO Properties for such Collection Period;

          (b) all Principal Payments received or deemed to be received during the related Collection Period in respect of the Mortgage Loans in the related Mortgage Loan Group;

          (c) the aggregate of any proceeds from or in respect of any policy of insurance covering a Mortgage Loan in such Mortgage Loan Group that are received during the related Collection Period and applied by the Servicer to reduce the Principal Balance of the related Mortgage Loan ("Trust Insurance Proceeds") (which proceeds will not include any amounts applied to the restoration or repair of the related Mortgaged Property or released to the related Mortgagor in accordance with applicable law, the Servicer's customary servicing procedures or the terms of the related Mortgage Loan);

          (d) the aggregate of any other proceeds received by the Servicer during the related Collection Period in connection with the liquidation of any Mortgaged Property securing a Mortgage Loan in such Mortgage Loan Group, whether through trustee's sale, foreclosure, condemnation, taking by eminent domain or otherwise (including any insurance proceeds to the extent not duplicative of amounts in clause (c) above) ("Liquidation Proceeds"), less expenses incurred by the Servicer in connection with the liquidation of such Mortgage Loan ("Net Liquidation Proceeds");

          (e) the aggregate of the amounts received in respect of any Mortgage Loans in such Mortgage Loan Group that are required or permitted to be purchased, repurchased or substituted by the Sponsor or the Servicer, as the case may be, during the related Collection Period as described in "-- Assignment of Mortgage Loans" and "Origination and Servicing of the Mortgage Loans -- Servicing of Mortgage Loans" herein, to the extent such amounts are received by the Trustee on or before the related Deposit Date;

          (f) the amount of any Monthly Advances made in respect of such Mortgage Loan Group for such Distribution Date;

          (g) the aggregate of amounts deposited in the Certificate Account by the Servicer or the Certificate Insurer, as the case may be, during such Collection Period in connection with a termination of the Trust as described under "-- Termination; Retirement of the Certificates" herein;

          (h) in the case of the January 1997 Distribution Date, amounts, if any, remaining in the Purchase Account and the Capitalized Interest Account immediately prior to such Distribution Date and attributable to the related Mortgage Loan Group (in each case net of reinvestment income payable to the Sponsor);

          (i) in the case of the January 1997 Distribution Date, amounts deposited by the Sponsor representing 30 days of interest, computed at the related Mortgage Interest Rate, on each Initial Mortgage Loan that does not have a monthly payment due in the Collection Period relating to such Distribution Date; and

          (j) in the case of the February 1997 Distribution Date, amounts deposited by the Sponsor representing 30 days of interest, computed at the related Mortgage Interest Rate, on each Subsequent Mortgage Loan that does not have a monthly payment due in the Collection Period relating to such Distribution Date.

PURCHASE ACCOUNT

     On the Closing Date, the Sponsor will deposit cash in the aggregate amount of approximately $128,384,499.68 (the "Purchase Account Deposit") in a segregated account (the "Purchase Account"), which account will be part of the Trust and will be maintained with the Trustee in its corporate trust department. Approximately $46,974,445.87 of the Purchase Account Deposit will be allocated for the purchase of Mortgage Loans bearing fixed rates of interest that will be included in the Fixed Rate Group and approximately $81,410,053.81 of the Purchase Account Deposit will be allocated for the purchase of Mortgage Loans bearing adjustable rates of interest that will be included in the Adjustable Rate Group. All Mortgage Loans purchased by the Trust through application of amounts on deposit in the Purchase Account are referred to herein as the "Subsequent Mortgage Loans." The Purchase Account Deposit may be increased by an amount equal to the aggregate of the principal balances of any mortgage loans removed from the Mortgage Pool prior to the Closing Date, provided that any such increase shall not exceed $10,000,000. During the period (the "Commitment Period") from the Closing Date until the earlier of (i) the date on which the amount on deposit in the Purchase Account is reduced to zero and (ii) January 14, 1997, the amount on deposit in the Purchase Account will be allocated for purchase of Subsequent Mortgage Loans from the Sponsor in accordance with the applicable provisions of the Pooling and Servicing Agreement. Subsequent Mortgage Loans purchased by and added to the Trust on any Subsequent Transfer Date must satisfy the criteria set forth in the Pooling and Servicing Agreement and must be approved by the Certificate Insurer. On the Distribution Date in January 1997, the portion of the Purchase Account Deposit allocated to the Fixed Rate Group that is not applied to purchase Subsequent Mortgage Loans during the Commitment Period will be applied to reduce the Class A-1 Certificate Principal Balance and the portion of the Purchase Account Deposit allocated to the Adjustable Rate Group that is not applied to purchase Subsequent Mortgage Loans during the Commitment Period will be applied to reduce the Class A-2 Certificate Principal Balance. Although it is intended that the principal amount of Subsequent Mortgage Loans sold to the Trust will require application of substantially all of the Purchase Account Deposit and it is not currently anticipated that there will be any material amount of principal distributions from amounts remaining on deposit in the Purchase Account in reduction of the Class A Certificate Principal Balance of either Class of Class A Certificates, no assurance can be given that such a distribution with respect to either Class or both Classes of Class A Certificates will not occur on the Distribution Date in January 1997. In any event, it is unlikely that the Sponsor will be able to deliver Subsequent Mortgage Loans with aggregate principal balances that exactly equal the Purchase Account Deposit, and any portion of the Purchase Account Deposit allocated to the related Mortgage Loan Group remaining at the end of the Commitment Period will be distributed on the

January 1997 Distribution Date in reduction of the Class A Certificate Principal Balances of the related Classes, thereby reducing the weighted average lives of such Certificates.

     Amounts remaining on deposit in the Purchase Account after the purchase of the Subsequent Mortgage Loans will be invested in Permitted Investments as defined in the Pooling and Servicing Agreement. Permitted Investments are required to mature as may be necessary for the purchase of Subsequent Mortgage Loans on any Subsequent Transfer Date no later than the Business Day prior to the related Subsequent Transfer Date and, in any case, no later than the Business Day prior to the January 1997 Distribution Date. All interest and any other investment earnings on amounts on deposit in the Purchase Account will be distributed to the Sponsor on the January 1997 Distribution Date. The Purchase Account will not be part of the REMIC Pool.

CAPITALIZED INTEREST ACCOUNT

     On the Closing Date, the Sponsor will deposit cash in a segregated account ("the Capitalized Interest Account"), which account will be part of the Trust and will be maintained with the Trustee in its corporate trust department. The amount on deposit in the Capitalized Interest Account will be specifically allocated to cover shortfalls in interest on each Class of Class A Certificates that may arise as a result of the utilization of the Purchase Account for the purchase by the Trust of Subsequent Mortgage Loans after the Cut-off Date and will be so applied by the Trustee on the January 1997 Distribution Date. In the unlikely event that the full amount allocated to cover interest shortfalls in respect of a Class of Class A Certificates is not required for such purpose, the amount remaining (net of reinvestment income payable to the Sponsor) will be deposited in the Certificate Account and will be part of Available Funds for the related Mortgage Loan Group.

     Amounts on deposit in the Capitalized Interest Account will be invested in Permitted Investments as defined in the Pooling and Servicing Agreement. All such Permitted Investments are required to mature no later than the Business Day prior to the January 1997 Distribution Date as specified in the Pooling and Servicing Agreement. All interest and any other investment earnings on amounts on deposit in the Capitalized Interest Account will be distributed to the Sponsor on the January 1997 Distribution Date. The Capitalized Interest Account will not be part of the REMIC Pool.

OVERCOLLATERALIZATION FEATURE

     Credit enhancement with respect to the Class A-1 Certificates is expected to result from the application of Excess Cash on each Distribution Date to the reduction of the Certificate Principal Balance of the Class A-1 Certificates so that over time the Aggregate Principal Balance of the Mortgage Loans in the Fixed Rate Group will exceed the aggregate of the Certificate Principal Balance of the Class A-1 Certificates. Credit enhancement with respect to the Class A-2 Certificates initially will be provided in part by overcollateralization resulting from the Aggregate Principal Balance of the Initial Mortgage Loans in the Adjustable Rate Group as of the Cut-off Date and the Purchase Account Deposit attributable to such Adjustable Rate Group exceeding the Original Class A-2 Certificate Principal Balance, which is expected to be supplemented by the application of Excess Cash on each Distribution Date so that over time such overcollateralization will increase. In either case, such overcollateralization is intended to result in receipts, collections and recoveries on the Mortgage Loans in the related Mortgage Loan Group in excess of the amount necessary to pay the related Class A Monthly Interest required to be distributed on the related Class of Class A Certificates on any Distribution Date and to reduce the Class A Certificate Principal Balances to zero no later than the respective Final Scheduled Payment Date of each such Class or subclass, as applicable. Excess Cash attributable to a Mortgage Loan Group will be distributed on the related Class of Class A Certificates on each Distribution Date to reduce the Class A Certificate Principal Balance of such Class until the related Coverage Amount equals the Required Coverage Amount for such Class. Any Excess Cash that is not distributed on the related Class of Class A Certificates on a given Distribution Date will be distributed on the other Class of Class A Certificates, to cover any shortfall in the Class A Monthly Interest for such Class and Distribution Date, to pay certain amounts owing to the Certificate Insurer and then to reduce the Class A Certificate Principal Balance of such Class until the related Coverage Amount equals the applicable Required Coverage Amount; thereafter, any remaining Excess Cash will be distributed in the order of priority set forth above under "-- Distributions on the Certificates". Amounts distributed to the Class R Certificateholder on any Distribution Date will not be available to pay amounts due to Class A Certificateholders on subsequent Distribution Dates.

     The "Excess Cash" for each Class of Class A Certificates on any Distribution Date will be equal to Available Funds for the related Mortgage Loan Group and such Distribution Date, reduced by (i) the amount of the Class A Monthly Interest for such Class and such Distribution Date, (ii) the Monthly Principal for such Mortgage Loan Group and such Distribution Date, (iii) the Certificate Insurer Premium with respect to such Class on such Distribution Date and (iv) any amounts payable to the Certificate Insurer for unreimbursed Insured Amounts attributable to such Class paid on prior Distribution Dates and the amount of any unpaid Certificate Insurer Premium from prior Distribution Dates for the related Class.

     The "Coverage Amount" with respect to any Distribution Date and each Class of Class A Certificates is the amount, if any, by which (x) the Aggregate Principal Balance of the Mortgage Loans in the related Mortgage Loan Group as of the end of the related Collection Period exceeds (y) the Class A Certificate Principal Balance of the related Class of Class A Certificates as of such Distribution Date after taking into account distributions of Monthly Principal (disregarding any permitted reduction in Monthly Principal due to a Coverage Surplus in respect of such Class of Class A Certificates) made on such Distribution Date. The required level of the Coverage Amount with respect to any Distribution Date (the "Required Coverage Amount") will be equal to the amount specified as such in the Pooling and Servicing Agreement. With respect to the Class A-1 Certificates and the Class A-2 Certificates, the Pooling and Servicing Agreement will provide that the applicable Required Coverage Amount in respect of the related Class of Class A Certificates may increase or decrease during the period such Class A Certificates remain outstanding. With respect to the Class A-2 Certificates, if on any Distribution Date occurring after January 1997, the amount of Excess Cash distributable on the Class A-2 Certificates is less than an amount specified in the Pooling and Servicing Agreement, the Required Coverage Amount for the Class A-2 Certificates will be increased (any such Distribution Date, a "Class A-2 Trigger Event Date"); provided, however, that upon the satisfaction of certain cash flow requirements in respect of the Class A-2 Certificates as specified in the Pooling and Servicing Agreement, such Required Coverage Amount will return to its original level. Any increase in the applicable Required Coverage Amount for a Class of Class A Certificates (including, in the case of the Class A-2 Certificates, an increase required on a Class A-2 Trigger Event Date) may result in an accelerated amortization of such Class until such Required Coverage Amount is reached. Conversely, any decrease in the Required Coverage Amount with respect to such Class will result in a decelerated amortization of such Class until such Required Coverage Amount is reached.

     The application of Excess Cash to reduce the Class A Certificate Principal Balance of the related Class and thereafter to reduce the Class A Certificate Principal Balance of the other Class on any Distribution Date will have the effect of accelerating the amortization of the Class A Certificates relative to the amortization of the Mortgage Loans in the related Mortgage Loan Group.

     In the event that the Required Coverage Amount with respect to a Class of Class A Certificates is permitted to decrease or "step down" on any Distribution Date in the future, the Pooling and Servicing Agreement will provide that all or a portion of the Excess Cash that would otherwise be distributed to the related Class of Class A Certificates on any such Distribution Date in reduction of the Class A Certificate Principal Balance of such Class will be applied to reimburse the Certificate Insurer for amounts to which it may be then entitled, then distributed to the other Class of Class A Certificates in reduction of the Class A Certificate Principal Balance of such Class until the Required Coverage Amount with respect to the other Class of Class A Certificates is reached, and thereafter applied to reimburse the Servicer for any amounts to which it may then be entitled. Any remaining Excess Cash shall be distributed to the holder of the Class R Certificate. This may have the effect of decelerating the amortization of the Class A Certificates relative to the amortization of the related Mortgage Loans, and of reducing the related Coverage Amount. If, on any Distribution Date, the Coverage Surplus with respect to the related Class of Class A Certificates is, or, after taking into account distributions of Monthly Principal (without taking into account any reduction thereof as a result of a Coverage Surplus on such Distribution Date), would be, greater than zero (i.e., the Coverage Amount is or would be greater than the then applicable Required Coverage Amount), any amounts that would otherwise be distributed to such Class on such Distribution Date as Excess Cash will instead be distributed to the other Class of Class A Certificates in respect of Class A Monthly Interest shortfalls and then, subject to the right to reimbursement of the Certificate Insurer for any amounts to which it may be then entitled, in reduction of the Class A Certificate Principal Balance of such Class until the then applicable Required Coverage Amount with respect to the other Class of Class A Certificates is reached. Thereafter, any remaining Excess Cash will be distributed to the Class R Certificateholder, subject to the right to reimbursement of the Servicer for any amounts to which it may be then entitled. With respect to any Distribution Date and any Class of Class A Certificates, a "Coverage Surplus" means, the amount, if any, by which (x) the Coverage Amount for such Class and such Distribution Date exceeds (y) the then applicable Required Coverage Amount for such Class and such Distribution Date. As a technical matter, a Coverage Surplus may result even prior to the occurrence of any decrease or "step down" in the related Required Coverage Amount because the related Class of Class A Certificates will be entitled to receive 100% of collected principal on the Mortgage Loans, even though the related Class A Certificate Principal Balance will, as a result of the initial overcollateralization and the accelerated amortization caused by the application of the Excess Cash, be less than the Aggregate Principal Balance of the Mortgage Loans in the related Mortgage Loan Group, in the absence of any Realized Losses on the Mortgage Loans.

     The Pooling and Servicing Agreement will provide that, on any Distribution Date, all amounts collected on the Mortgage Loans in the related Mortgage Loan Group in respect of principal during the applicable Collection Period will be distributed to holders of the related Class of Class A Certificates in reduction of the Class A Certificate Principal Balance of such Class on such Distribution Date, except as provided above with respect to any Distribution Date for which there exists a Coverage Surplus. If any Mortgage Loan became a Liquidated Mortgage Loan during such prior Collection Period, the Net Liquidation Proceeds related thereto and allocated to principal may be less than the Principal Balance of the related Mortgage Loan; the amount of any such deficiency is a "Realized Loss." In addition, the Pooling and Servicing Agreement will provide that the Principal Balance of any Mortgage Loan that becomes a Liquidated Mortgage Loan shall equal zero. The Pooling and Servicing Agreement will not require that the amount of any Realized Loss be distributed to Class A Certificateholders on the Distribution Date following the event of loss. However, the occurrence of a Realized Loss will reduce the Coverage Amount for the related Class of Class A Certificates, and will result in more Excess Cash, if any, being distributed on the related Class of Class A Certificates in reduction of the Class A Certificate Principal Balance of such Class on subsequent Distribution Dates than would be the case in the absence of such Realized Loss. The effect of the foregoing is to allocate losses to the Class R Certificateholder by reducing, or eliminating entirely, payments of Excess Cash to which such Class R Certificateholder would otherwise be entitled.

     Overcollateralization and the Certificate Insurance Policy. The Pooling and Servicing Agreement will require the Trustee to make a claim for an Insured Amount under the Certificate Insurance Policy not later than the second Business Day prior to any Distribution Date as to which the Trustee has determined that a Coverage Deficit with respect to a Class of Class A Certificates will occur for the purpose of applying the proceeds of such Insured Amount as a payment of principal to the related Class of Class A Certificateholders on such Distribution Date. With respect to any Distribution Date and any Class of Class A Certificates, a "Coverage Deficit" will mean the amount, if any, by which (x) the related Class A Certificate Principal Balance, after taking into account all distributions to be made on such Distribution Date in reduction thereof, including any Excess Cash distributions in respect of the Mortgage Loan Group relating to the other Class of Class A Certificates, exceeds (y) the Aggregate Principal Balance of the Mortgage Loans in the related Mortgage Loan Group as of the end of the applicable Collection Period. Accordingly, the Certificate Insurance Policy is similar to the provisions described above insofar as the Certificate Insurance Policy guarantees ultimate collection of the full amount of the Class A Certificate Principal Balance of each Class of Class A Certificates, rather than current payments of the amounts of any Realized Losses to the holders of each Class of Class A Certificates. INVESTORS IN THE CLASS A CERTIFICATES SHOULD REALIZE THAT, UNDER CERTAIN LOSS OR DELINQUENCY SCENARIOS APPLICABLE TO THE MORTGAGE LOAN GROUPS, THEY MAY TEMPORARILY RECEIVE NO DISTRIBUTIONS IN REDUCTION OF THE CLASS A CERTIFICATE PRINCIPAL BALANCE OF THEIR RESPECTIVE CLASS.

THE CERTIFICATE INSURANCE POLICY

     The Certificate Insurer will issue a Certificate Insurance Policy in favor of the Trustee for the benefit of the related Class A Certificateholders. The Certificate Insurance Policy unconditionally and irrevocably guarantees payment of the Class A Monthly Interest and any Coverage Deficit in respect of each Class of Class A Certificates on each Distribution Date. Insured Amounts paid by the Certificate Insurer under the Certificate Insurance Policy will not cover any Interest Shortfalls for the related Distribution Date.

     In the event that, on any Distribution Date, (i) the Available Funds for any Mortgage Loan Group and any available Excess Cash from the other Mortgage Loan Group are less than the full amount of the Class A Monthly Interest for the related Class of Class A Certificates and such Distribution Date or (ii) a Coverage Deficit exists for the related Class of Class A Certificates, the Trustee will make a claim on the Certificate Insurance Policy for payment of:
(a) an amount equal to the amount necessary to pay the full amount of the Class A Monthly Interest for such Class on such Distribution Date and (b) an amount equal to any such Coverage Deficit (the amount of any shortfalls in the Class A Monthly Interest, together with any Coverage Deficit for such Class with respect to any Distribution Date, is the "Insured Amount"). The Certificate Insurer will be obligated to pay to the Trustee on each Distribution Date the full amount of the Insured Amount under the Certificate Insurance Policy for such Distribution Date. See "The Certificate Insurance Policy and the Certificate Insurer" herein.

     Any portion of an Insured Amount distributed to the related Class of Class A Certificateholders will be allocated first to make up any shortfall on such Distribution Date in the related Class A Monthly Interest and second to make up any Coverage Deficit on such Distribution Date. Any Insured Amount distributed in respect of the Class A-1 Certificates to make up any shortfall in Class A Monthly Interest shall be distributed pro rata to Class A-1A Certificateholders, Class A-1B Certificateholders, Class A-1C Certificateholders, Class A-1D Certificateholders, Class A-1E Certificateholders, Class A-1F Certificateholders and Class A-1G Certificateholders in proportion to the shortfalls in Class A-1A Monthly Interest, Class A-1B Monthly Interest, Class A-1C Monthly Interest, Class A-1D Monthly Interest, Class A-1E Monthly Interest, Class A-1F Monthly Interest and Class A-1G Monthly Interest. Any Insured Amount distributed in respect of the Class A-1 Certificates to make up any Coverage Deficit shall be distributed first to Class A-1A Certificateholders, in reduction of the Class A-1A Certificate Principal Balance, until the Class A-1A Certificate Principal Balance is reduced to zero, then to Class A-1B Certificateholders, in reduction of the Class A-1B Certificate Principal Balance, until the Class A-1B Certificate Principal Balance is reduced to zero, then to Class A-1C Certificateholders, in reduction of the Class A-1C Certificate Principal Balance, until the Class A-1C Certificate Principal Balance is reduced to zero, then to Class A-1D Certificateholders, in reduction of the Class A-1D Certificate Principal Balance, until the Class A-1D Certificate Principal Balance is reduced to zero, then to Class A-1E Certificateholders, in reduction of the Class A-1E Certificate Principal Balance, until the Class A-1E Certificate Principal Balance is reduced to zero, then to Class A-1F Certificateholders, in reduction of the Class A-1F Certificate Principal Balance, until the Class A-1F Certificate Principal Balance is reduced to zero, and then to Class A-1G Certificateholders, in reduction of the Class A-1G Certificate Principal Balance, until the Class A-1G Certificate Principal Balance is reduced to zero.

     The Certificate Insurer will be subrogated to the rights of holders of the Class A Certificates to receive any payments on the related Class or subclass of Class A Certificates for which the Certificate Insurer paid Insured Amounts that were not subsequently reimbursed; provided, however, that the Certificate Insurer is not entitled to reimbursement on any Distribution Date for previously paid Insured Amounts unless the holders of the related Class or subclass of Class A Certificates will receive the full amount of the applicable Class A Monthly Interest on such Distribution Date and no Coverage Deficit exists with respect to the related Class of Class A Certificates.

THE CERTIFICATE INSURER PREMIUM

     The Certificate Insurer will be entitled to receive a monthly premium from the Trust (the "Certificate Insurer Premium") payable out of Available Funds on each Distribution Date in respect of the related

Class of Class A Certificates. The Certificate Insurer Premium as of any Distribution Date will equal one-twelfth ( 1/12) of the product of the applicable Insurer Premium Rate and the Class A Certificate Principal Balance of the related Class of Class A Certificates for such Distribution Date. The "Insurer Premium Rate" will be 0.13%; provided, however, that with respect to each Distribution Date commencing with the Distribution Date immediately following the Clean-up Call Date, if the Coverage Amount for the Class A-2 Certificates is less than the then applicable Required Coverage Amount for such Class as of the immediately preceding Distribution Date, the Insurer Premium Rate attributable to the Adjustable Rate Group and such Distribution Date shall be equal to 0.63%. See "-- Distributions on the Certificates" herein.

MONTHLY ADVANCES; SERVICING ADVANCES; COMPENSATING INTEREST AND INTEREST SHORTFALLS

     Not later than the close of business on the Deposit Date prior to each Distribution Date, the Servicer will be required to remit a Monthly Advance, if any, to the Trustee for deposit in the Certificate Account to be distributed on the related Distribution Date. A "Monthly Advance" with respect to each Class of Class A Certificates will be equal to the sum of (i) the interest portions of the aggregate amount of monthly payments (net of the related Servicing Fee) due on the Mortgage Loans in the related Mortgage Loan Group during the related Collection Period (or, in the case of the first two Collection Periods, the interest portions of such monthly payments that represent interest accrued from and including the Cut-off Date or the related Subsequent Cut-off Date, as applicable) but delinquent as of the close of business on the last day of the related Collection Period, (ii) interest on each Mortgage Loan that is not delinquent as of the close of business on the last day of the related Collection Period at the related Mortgage Interest Rate for the period from and including the due date of the monthly payment in the related Collection Period to the end of such Collection Period and (iii) with respect to each Mortgaged Property in the related Mortgage Loan Group which was acquired in foreclosure or similar action (each, an "REO Property") during or prior to the related Collection Period and as to which final sale did not occur during the related Collection Period, an amount equal to the excess, if any, of interest on the Principal Balance of the Mortgage Loan relating to such REO Property for the related Collection Period at the related Mortgage Interest Rate (net of the Servicing
Fee) over the net income from the REO Property transferred to the Certificate Account for such Distribution Date.

     In the course of performing its servicing obligations during any Collection Period with respect to each Mortgage Loan Group, the Servicer will pay all reasonable and customary "out-of-pocket" costs and expenses incurred in the performance of its servicing obligations as it deems appropriate and advisable under the circumstances ("Servicing Advances" and, together with Monthly Advances, "Advances"), including, but not limited to, the cost of (i) maintaining REO Properties; (ii) any enforcement or judicial proceedings, including foreclosures; (iii) the management and liquidation of any Mortgaged Property acquired in satisfaction of the related Mortgage Loan; and (iv) payments in respect of real estate taxes and assessments and insurance premiums.

     The Pooling and Servicing Agreement provides that the Servicer may pay all or a portion of any Advance out of amounts on deposit in the Collection Account which are being held for distribution on a subsequent Distribution Date relating to such Collection Period; any such amounts so used are required to be replaced by the Servicer by deposit to the Collection Account on or before the Deposit Date relating to such subsequent Distribution Date.

     The Servicer may recover Monthly Advances and Servicing Advances, if not theretofore recovered from the Mortgagor on whose behalf such Servicing Advance or Monthly Advance was made, from subsequent collections on the related Mortgage Loan, including Liquidation Proceeds, Trust Insurance Proceeds and such other amounts as may be collected by the Servicer from the Mortgagor or otherwise relating to the Mortgage Loan. To the extent the Servicer, in its good faith business judgment, determines that any Advance will not be ultimately recoverable from subsequent collections, Trust Insurance Proceeds, Liquidation Proceeds on the related Mortgage Loans or otherwise ("Nonrecoverable Advances"), the Servicer may reimburse itself on the first Distribution Date thereafter on which Available Funds remaining in the Certificate Account would otherwise be distributable to the Class R Certificateholder.

     The Servicer will not be required to make any Advance which it determines would be a Nonrecoverable Advance.

     With respect to each Mortgage Loan (i) as to which a prepayment in whole or in part was received, (ii) that became a Liquidated Mortgage Loan or (iii) that was otherwise charged off during the Collection Period related to a Distribution Date, the Servicer will be required with respect to such Distribution Date to remit to the Trustee, from amounts otherwise payable to the Servicer as the Servicing Fee for the related Mortgage Loan Group and Collection Period, an amount equal to the excess, if any, of (a) 30 days' interest on the Principal Balance of each such Mortgage Loan (immediately prior to such payment) at the related Mortgage Interest Rate, net of the applicable Servicing Fee, less (b) the amount of interest actually received on such Mortgage Loan during such Collection Period (each such amount, a "Compensating Interest Payment") for distribution on the related Class of Class A Certificates on such Distribution Date. The Servicer will not be entitled to be reimbursed from collections on the Mortgage Loans or any assets of the Trust for any Compensating Interest Payments made. If the Servicing Fee for the related Mortgage Loan Group in respect of such Collection Period is insufficient to make the entire required Compensating Interest Payment, the resulting shortfall (a "Prepayment Interest Shortfall") will reduce the amount of interest due and payable on the related Class of Class A Certificates on such Distribution Date and such reduction will not be recoverable thereafter.

     In addition, the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), or similar legislation to any Mortgage Loan may adversely affect, for an indeterminate period of time, the ability of the Servicer to collect full amounts of interest on such Mortgage Loan ("Relief Act Shortfalls"; Relief Act Shortfalls and Prepayment Interest Shortfalls are, collectively, "Interest Shortfalls"). See "Risk Factors -- Limitations on Interest Payments and Foreclosures" in the Prospectus. Interest Shortfalls will not be covered by the Certificate Insurance Policy.

REPORTS TO CERTIFICATEHOLDERS

     Concurrently with each distribution to Certificateholders, the Trustee will mail a statement to each Class A-1A Certificateholder, Class A-1B Certificateholder, Class A-1C Certificateholder, Class A-1D Certificateholder, Class A-1E Certificateholder, Class A-1F Certificateholder, Class A-1G Certificateholder and Class A-2 Certificateholder in the form required by the Pooling and Servicing Agreement and setting forth the following information:

          (a) the amount of such distribution to Class A-1A Certificateholders, Class A-1B Certificateholders, Class A-1C Certificateholders, Class A-1D Certificateholders, Class A-1E Certificateholders, Class A-1F Certificateholders, Class A-1G Certificateholders and Class A-2 Certificateholders allocable to (i) Monthly Principal and (ii) any Excess Cash distribution;

          (b) the amount of such distribution to Class A-1A Certificateholders, Class A-1B Certificateholders, Class A-1C Certificateholders, Class A-1D Certificateholders, Class A-1E Certificateholders, Class A-1F Certificateholders, Class A-1G Certificateholders and Class A-2 Certificateholders allocable to Class A Monthly Interest;

          (c) the amount of such distribution to Class A-1A Certificateholders, Class A-1B Certificateholders, Class A-1C Certificateholders, Class A-1D Certificateholders, Class A-1E Certificateholders, Class A-1F Certificateholders and Class A-1G Certificateholders allocable to any Excess Cash distribution attributable to the Adjustable Rate Group and the amount of such distribution to Class A-2 Certificateholders allocable to any Excess Cash distribution attributable to the Fixed Rate Group;

          (d) the Class A-1A Certificate Principal Balance, the Class A-1B Certificate Principal Balance, the Class A-1C Certificate Principal Balance, the Class A-1D Certificate Principal Balance, the Class A-1E Certificate Principal Balance, the Class A-1F Certificate Principal Balance, the Class A-1G Certificate Principal Balance and the Class A-2 Certificate Principal Balance of the related Class or subclass after giving effect to the distribution of Monthly Principal and any Excess Cash applied to reduce the related Certificate Principal Balance on such Distribution Date with respect to such Class or subclass;

          (e) the Aggregate Principal Balance of the related Mortgage Loan Group and the Group Factor for the following Distribution Date;

          (f) the amount of unreimbursed Monthly Advances and/or Servicing Advances, if any, with respect to the related Mortgage Loan Group;

          (g) the number and the aggregate of the Principal Balances of the Mortgage Loans in the related Mortgage Loan Group delinquent (i) one month,
     (ii) two months and (iii) three or more months as of the end of the related Collection Period;

          (h) the aggregate of the Principal Balances of the Mortgage Loans in the related Mortgage Loan Group in foreclosure or other similar proceedings and the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

          (i) the Insured Amount, if any, relating to the related Class of Class A Certificates and such Distribution Date;

          (j) the amount of the Servicing Fee paid to or retained by the Servicer in respect of the related Mortgage Loan Group for the related Collection Period; and

          (k) the Coverage Amount, the then applicable Required Coverage Amount, the Coverage Surplus, if any, and the Coverage Deficit, if any, in respect of the related Mortgage Loan Group.

     In the case of information furnished pursuant to clauses (a) through (c) above, the amounts shall be expressed as a dollar amount per Class A-1A Certificate, Class A-1B Certificate, Class A-1C Certificate, Class A-1D Certificate, Class A-1E Certificate, Class A-1F Certificate, Class A-1G Certificate and Class A-2 Certificate with a $1,000 principal denomination.

     As to any Distribution Date, the "Group Factor" will be the percentage obtained (carried to eight decimal places, rounded down) by dividing the Aggregate Principal Balance of the related Mortgage Loan Group on such Distribution Date (after giving effect to any distribution of principal on the Class A Certificates on such Distribution Date) by the Aggregate Principal Balance of the related Mortgage Loan Group as of the Cut-off Date.

     Within 90 days after the end of each calendar year, the Trustee will mail to each person who at any time during such calendar year was a Class A-1A Certificateholder, Class A-1B Certificateholder, Class A-1C Certificateholder, Class A-1D Certificateholder, Class A-1E Certificateholder, Class A-1F Certificateholder, Class A-1G Certificateholder and Class A-2 Certificateholder and to the Underwriters a statement containing the information set forth in clauses (a) through (c) above, aggregated for such calendar year or, in the case of each person who was a Class A-1A Certificateholder, Class A-1B Certificateholder, Class A-1C Certificateholder, Class A-1D Certificateholder, Class A-1E Certificateholder, Class A-1F Certificateholder, Class A-1G Certificateholder and Class A-2 Certificateholder for a portion of such calendar year, setting forth such information for each month thereof.

TERMINATION; RETIREMENT OF THE CERTIFICATES

     The obligations created by the Pooling and Servicing Agreement will terminate upon the payment to Certificateholders of all amounts held in the Certificate Account or by or on behalf of the Servicer and required to be paid to the Certificateholders pursuant to the Pooling and Servicing Agreement following the earlier of (a) the purchase by the Servicer of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust at a price not less than the sum of (x) 100% of the Principal Balance of each Mortgage Loan (other than any Mortgage Loan as to which title to the underlying Mortgaged Property has been acquired and whose fair market value is included pursuant to clause (y) below) as of the final Distribution Date, and (y) the fair market value of each Mortgaged Property then held by the Trust (as determined by the Servicer as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders), plus one month's interest at the interest rate on each Mortgage Loan (including any Mortgage Loan as to which title to the underlying Mortgaged Property has been acquired by the Trust) less any payments of principal and interest received during the related Collection Period in respect of such Mortgage Loans; and (b) the final payment or other liquidation of the Principal Balance of the last Mortgage Loan remaining in the Trust or the disposition of all property remaining in the Trust acquired in respect of any Mortgage Loan. In no event, however, will the Trust continue beyond the expiration of 21 years from the death of the last survivor of certain persons named in such Pooling and Servicing Agreement. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Trustee which will be specified in the notice of termination. The right of the Servicer to make the purchase described in clause (a) above is conditioned upon the Pool Balance prior to such purchase being less than 10% of the sum of the Pool Balance as of the Cut-off Date (the "Cut-off Date Pool Balance") and the Purchase Account Deposit.

     In addition, the Certificate Insurer will have the option to purchase from the Trust all Mortgage Loans and all property acquired in respect of any Mortgage Loan then remaining in the Trust at the price set forth in the immediately preceding paragraph plus the amount of any outstanding and unpaid fees and expenses of the Trustee and the Servicer if, on any Distribution Date, Mortgage Loans with aggregate Cut-off Date Principal Balances that equal or exceed 25% of the sum of the Cut-off Date Pool Balance and the Purchase Account Deposit have become Liquidated Mortgage Loans.

     The Pooling and Servicing Agreement will provide that notice of any termination, specifying the final Distribution Date upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, will be given promptly by the Trustee by letter to Certificateholders specifying (a) the Distribution Date for the final distribution, (b) the amount of any such final distribution and (c) that the final distribution will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified.

     If the termination of the Trust is in connection with a purchase of the assets of the Trust by the Servicer or the Certificate Insurer and the fair market value of any acquired property is less than the Principal Balance of the related Mortgage Loan, then the excess of such Principal Balance over such fair market value shall be allocated in reduction of the amounts otherwise distributable on the final Distribution Date in the following order of priority: first, to the Class R Certificateholder and, second, to the Class A Certificateholders. The distribution on the final Distribution Date in connection with the purchase by the Servicer or the Certificate Insurer of the assets of the Trust shall be in lieu of the distribution otherwise required to be made on such Distribution Date in respect of the Class A Certificates.

     Any such termination of the Trust by the Servicer or the Certificate Insurer will be effected only pursuant to a "qualified liquidation" as defined in Code Section 860F(a)(4)(A) and the receipt by the Trustee of a satisfactory opinion of counsel that such purchase will not (i) result in the imposition of a tax on "prohibited transactions" under Code Section 860F(a)(1) or (ii) cause the REMIC Pool to fail to qualify as a REMIC.

THE TRUSTEE

     Bankers Trust Company of California, N.A., will be the Trustee under the Pooling and Servicing Agreement. The Pooling and Servicing Agreement will provide that the Trustee is entitled to certain fees and reimbursement of expenses. The Trustee may resign at any time, in which event the Servicer will be obligated to appoint a successor Trustee. The Servicer may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the Trustee becomes insolvent. Upon becoming aware of such circumstances, the Servicer will be obligated to appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee. See "The Pooling and Servicing
Agreement -- The Trustee" in the Prospectus.

                               THE MORTGAGE LOANS

GENERAL

     The following is a brief description of certain terms of the Initial Mortgage Loans based on the Initial Mortgage Loans and each Mortgage Loan Group as of the date of this Prospectus Supplement. Certain mortgage loans may be removed, prior to the Closing Date, from the Mortgage Pool and each Mortgage Loan Group as described herein, in which case an amount equal to the aggregate principal balances of such mortgage loans, but in no event more than $10,000,000, will be added to the Purchase Account Deposit on the Closing Date. As a result, the statistical information presented below regarding the Initial Mortgage Loans and each Mortgage Loan Group set forth herein may vary in certain limited respects from comparable information based on the actual composition of the Mortgage Pool and each Mortgage Loan Group at the Closing Date. In addition, the Mortgage Pool may vary from the description below due to a number of factors, including prepayments and the purchase of Subsequent Mortgage Loans. See "-- Conveyance of Subsequent Mortgage Loans" herein.

     None of the Mortgage Loans is or will be insured or guaranteed by the Sponsor, the Servicer, the Trustee, any Originator or any of their respective affiliates, or by any governmental agency or other person.

     A schedule of the Initial Mortgage Loans included in the Mortgage Loan Group as of the Closing Date will be attached to the Pooling and Servicing Agreement delivered to the Trustee upon delivery of the Certificates. A Current Report on Form 8-K containing a description of the Mortgage Loans included in the final Mortgage Pool as of the end of the Commitment Period in a form comparable to the description of the Initial Mortgage Loans contained in "ANNEX
A: Description of the Mortgage Pool" will be filed with the Commission within 15 days after the expiration of the Commitment Period.

     The term "Aggregate Principal Balance" means the aggregate of the Principal Balances of the Mortgage Loans in the related Mortgage Loan Group or in the Mortgage Pool, as specified. The information expressed as a percentage of the Aggregate Principal Balance may not total 100% due to rounding. For a more detailed description of certain characteristics of the Initial Mortgage Loans in tabular form, see "ANNEX A: Description of the Mortgage Pool" at the end of this Prospectus Supplement.

     Each Mortgage Loan in the Trust will be assigned to one of two mortgage loan groups (the "Fixed Rate Group" and the "Adjustable Rate Group," and each a "Mortgage Loan Group") comprised of Mortgage Loans which bear fixed interest rates only, in the case of the Fixed Rate Group, and Mortgage Loans which bear adjustable interest rates only, in the case of the Adjustable Rate Group. The Initial Mortgage Loans contained in the Fixed Rate Group are secured by first, second and third liens with respect to the related Mortgaged Properties. All of the Initial Mortgage Loans contained in the Adjustable Rate Group are secured by first liens on the related Mortgaged Properties. The Class A-1 Certificates represent undivided beneficial ownership interests in all Mortgage Loans contained in the Fixed Rate Group, and the Class A-2 Certificates represent undivided beneficial ownership interests in all Mortgage Loans contained in the Adjustable Rate Group.

     Each Mortgage Loan will have the interest due thereon computed on an actuarial basis. Each Mortgage Loan generally will provide for the payment of a charge if the principal thereof is paid prior to its stated maturity date. Such charge, however, will not be available to the Trust but will instead be paid to the Servicer as additional servicing compensation. All of the Mortgage Loans will be required to be covered by standard hazard insurance policies insuring against certain losses.

     In connection with the assignment of the Initial Mortgage Loans to the Trust, the Sponsor will represent and warrant that, among other things, as of the Cut-off Date, no Mortgage Loan had three or more monthly payments past due, not more than 0.89% of the Initial Mortgage Loans (by Cut-off Date Principal Balance) had two monthly payments past due and not more than 16.13% of the Initial Mortgage Loans had one or more monthly payments past due. However, investors in the Class A Certificates should be aware that only approximately 21.22% and approximately 20.09% (by Cut-off Date Principal Balance) of the Mortgage Loans in the Fixed Rate Group and the Adjustable Rate Group, respectively, had a first monthly payment due before

November 1, 1996 and it was not possible for any Mortgage Loan other than such Mortgage Loans to have had two or more monthly payments past due as of the Cut-off Date.

FIXED RATE GROUP

     As of the Cut-off Date, the Aggregate Principal Balance of the Initial Mortgage Loans in the Fixed Rate Group was $195,025,554.13. Approximately 88.72%, 8.13% and 3.15% of the related Mortgaged Properties (by Cut-off Date Principal Balance) were single family residences, two- to four-family residences and units in condominium or planned unit developments, respectively, and no more than 0.54% of the Mortgage Loans in the Fixed Rate Group (by Cut-off Date Principal Balance) were secured by Mortgaged Properties located in any single ZIP code.

     The original weighted average Combined Loan-to-Value Ratio of all Initial Mortgage Loans in the Fixed Rate Group was approximately 65.94%. The maximum and average current balances as of the Cut-off Date were approximately $429,221.32 and $55,977.48, respectively. The average appraised value of the Mortgaged Properties securing Mortgage Loans in the Fixed Rate Group was approximately $111,945.25 at the time of origination of such Mortgage Loans. The "Combined Loan-to-Value Ratio" is the sum of the outstanding principal balance (at origination of each Mortgage Loan) of each mortgage loan, if any, senior to such Mortgage Loan and the Original Principal Balance of such Mortgage Loan as a percentage of the appraised valuation (or, if the Mortgage Loan was obtained in connection with the purchase of the related Mortgaged Property, the purchase price, if less) of the related Mortgaged Property determined by the Originator at the time of origination of such Mortgage Loan. See "Risk Factors -- Risks Associated with Underwriting Standards" herein.

     The interest rates borne by the Initial Mortgage Loans (each, a "Mortgage Interest Rate") in the Fixed Rate Group as of the Cut-off Date ranged from approximately 7.74% per annum to 17.75% per annum. As of the Cut-off Date, the weighted average Mortgage Interest Rate of the Initial Mortgage Loans in the Fixed Rate Group was approximately 11.20% per annum.

     The weighted average remaining term to stated maturity of the Initial Mortgage Loans in the Fixed Rate Group was approximately 294 months. The weighted average original term to maturity of the Initial Mortgage Loans in the Fixed Rate Group was approximately 295 months. As of the Cut-off Date, the weighted average seasoning of the Initial Mortgage Loans in the Fixed Rate Group was approximately one month.

     Based on the Aggregate Principal Balance of the Mortgage Loans in the Fixed Rate Group as of the Cut-off Date, approximately 87.38% of the Mortgage Loans (by Cut-off Date Principal Balance) provide for the payment of principal and interest on a level basis to fully amortize such Mortgage Loan over its stated term. The remaining approximately 12.62% of the Mortgage Loans in the Fixed Rate Group (by Cut-off Date Principal Balance) are Balloon Loans which provide for regular monthly payments of principal and interest computed on the basis of an amortization term that is longer than the related term to stated maturity, with a "balloon" payment due at stated maturity that will be significantly larger than the monthly payments. The Mortgage Loans in the Fixed Rate Group have original terms to stated maturity of up to 30 years.

ADJUSTABLE RATE GROUP

     As of the Cut-off Date, the Aggregate Principal Balance of the Initial Mortgage Loans in the Adjustable Rate Group was $278,388,941.16. Approximately 88.89%, 6.45% and 4.66% of the related Mortgaged Properties (by Cut-off Date Principal Balance) were single family residences, two- to four-family residences and units in condominium and planned unit developments, respectively, and no more than 0.48% of the Mortgage Loans in the Adjustable Rate Group (by Cut-off Date Principal Balance) were secured by Mortgaged Properties located in any single ZIP code.

     The original weighted average Combined Loan-to-Value Ratio of all Initial Mortgage Loans in the Adjustable Rate Group was approximately 69.74%. The maximum and average current balances as of the Cut-off Date were approximately $698,904.55 and $91,275.06, respectively. The average appraised value of the Mortgaged Properties securing Initial Mortgage Loans in the Adjustable Rate Group was approximately $134,591.25 at the time of origination of such Mortgage Loans.

     The Initial Mortgage Loans in the Adjustable Rate Group bear interest rates that, after a period of approximately six months, one year, eighteen months, two years, three years, five years or seven years following the related date of origination, adjust based on the six-month London Interbank Offered Rate based on quotations of major banks as published in The Wall Street Journal. The Initial Mortgage Loans in the Adjustable Rate Group that have interest rates adjusted on the basis of the six-month London Interbank Offered Rate have semi-annual interest rate and payment adjustment frequencies after the first interest rate adjustment date. Approximately 51.84% (by Cut-off Date Principal Balance) of the Initial Mortgage Loans included in the Adjustable Rate Group have initial Mortgage Interest Rates that will remain fixed for one year or more from the Cut-off Date before initial adjustment, approximately 17.48% (by Cut-off Date Principal Balance) of the Initial Mortgage Loans included in the Adjustable Rate Group have initial Mortgage Interest Rates that will remain fixed for two years or more from the Cut-off Date before initial adjustment and approximately 0.94% (by Cut-off Date Principal Balance) of the Initial Mortgage Loans included in the Adjustable Rate Group have initial Mortgage Interest Rates that will remain fixed for three years or more from the Cut-off Date before initial adjustment. As of the Cut-off Date, the weighted average remaining period to the next interest rate adjustment date for the Initial Mortgage Loans was approximately 14 months.

     Each Initial Mortgage Loan in the Adjustable Rate Group that has its interest rate adjusted on the basis of the six-month London Interbank Offered Rate has a semi-annual rate adjustment cap of 1% to 3% above the then current interest rate for such Initial Mortgage Loan. In addition, each Initial Mortgage Loan in the Adjustable Rate Group that has an initial rate adjustment date that is approximately one year, eighteen months, two years, three years, five years or seven years from its date of origination has or will have an initial rate adjustment cap of 1.5% to 7.0% above the related initial Mortgage Interest Rate. The Mortgage Loans in the Adjustable Rate Group have a weighted average initial periodic rate adjustment cap as of the Cut-off Date equal to approximately 2.97%. As of the Cut-off Date, the weighted average Mortgage Interest Rate was approximately 10.30% per annum. The Mortgage Loans in the Adjustable Rate Group had a weighted average gross margin as of the Cut-off Date of approximately 7.03%. The initial gross margin for the Initial Mortgage Loans in the Adjustable Rate Group ranged from approximately 3.75% to 10.88%. The interest rates borne by the Mortgage Loans in the Adjustable Rate Group as of the Cut-off Date ranged from approximately 4.95% per annum to approximately 17.55% per annum. As of the Cut-off Date, the maximum rates at which interest may accrue on the Mortgage Loans in the Adjustable Rate Group (the "Maximum Rates") ranged from 11.88% per annum to 24.55% per annum. The Mortgage Loans in the Adjustable Rate Group had a weighted average Maximum Rate as of the Cut-off Date of approximately 16.99% per annum. As of the Cut-off Date, the minimum rates at which interest may accrue on the Mortgage Loans in the Adjustable Rate Group after their respective first interest adjustment dates (the "Minimum Rates") ranged from approximately 4.88% per annum to approximately 17.55% per annum. As of the Cut-off Date, the weighted average Minimum Rate was approximately 10.36% per annum.

     The weighted average remaining term to stated maturity of the Initial Mortgage Loans in the Adjustable Rate Group was approximately 357 months. The weighted average original term to maturity of the Initial Mortgage Loans in the Adjustable Rate Group was approximately 358 months. As of the Cut-off Date, the weighted average seasoning of the Initial Mortgage Loans in the Adjustable Rate Group was approximately one month.

CONVEYANCE OF SUBSEQUENT MORTGAGE LOANS

     The obligation of the Trust to purchase the Subsequent Mortgage Loans on a Subsequent Transfer Date for assignment to the Mortgage Pool is subject to the following requirements: (i) no Subsequent Mortgage Loans may be 59 or more days contractually delinquent as of the related Subsequent Cut-off Date, (ii) the original term to stated maturity of such Subsequent Mortgage Loans may not exceed 30 years, (iii) each Subsequent Mortgage Loan will have an interest rate of not less than 8.45% if it is a fixed rate Mortgage Loan and an initial interest rate of not less than 4.95% if it is an adjustable rate Mortgage Loan,
(iv) such Subsequent Mortgage Loans will be underwritten or re-underwritten, as applicable, in accordance with the criteria set forth under "The Originators -- Underwriting
Guidelines -- Sponsor's Guidelines" in the Prospectus, and (v) following the purchase of such Subsequent Mortgage Loans by the Trust, the Mortgage Loans in the related Mortgage Loan Group (including the Subsequent Mortgage Loans) (a) will have a weighted average Mortgage Interest Rate of at least 11.20% with respect to the Mortgage Loans in the Fixed Rate Group and an initial weighted average Mortgage Interest Rate of at least 10.30% with respect to the Mortgage Loans in the Adjustable Rate Group; (b) will each have a principal balance not in excess of $500,000; and (c) may include mortgage loans that bear interest based on the one-year CMT index, provided that the Subsequent Cut-off Date Aggregate Principal Balance of such mortgage loans does not exceed 1.0% of the sum of the Aggregate Principal Balance of the Mortgage Loans in the Adjustable Rate Group plus the portion of the Purchase Account Deposit that is attributable to the Adjustable Rate Group on the Closing Date. See "Risk Factors -- The Subsequent Mortgage Loans and the Purchase Account" herein. In addition, the transfer of Subsequent Mortgage Loans to the Trust on the Closing Date is subject to the approval of the Certificate Insurer.

                      PREPAYMENT AND YIELD CONSIDERATIONS

     The weighted average life of and, if purchased at other than par, the yield to maturity on a Class A Certificate will be directly related to the rate of payment of principal of the Mortgage Loans in the related Mortgage Loan Group, including for this purpose voluntary payment in full of Mortgage Loans prior to stated maturity, liquidations due to defaults, casualties and condemnations, and repurchases of Mortgage Loans by the Sponsor or the Servicer or purchases of the Mortgage Loans by the Certificate Insurer. The actual rate of principal prepayments on the Mortgage Loans may be influenced by a variety of economic, tax, geographic, demographic, social, competitive, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ between the Mortgage Loan Groups at any time because of specific factors relating to the Mortgage Loans in the particular group, including, among other things, the age of the Mortgage Loans, the manner in which the Mortgage Interest Rates on the Mortgage Loans are calculated, the geographic locations of the Mortgaged Properties and the extent of the Mortgagors' equity in such Mortgaged Properties, and changes in the Mortgagors' housing needs, job transfers and unemployment.

     Because all amounts available for distribution on each Class of Class A Certificates after distributions in respect of the Class A Monthly Interest on such Class, including all or a portion of the Excess Cash, are applied as reductions of the Class A Certificate Principal Balance of the related Class, the weighted average lives of such Certificates will be influenced by the amount of Excess Cash so applied. Because Excess Cash attributable to the overcollateralization feature is derived, in part, from interest collections on the Mortgage Loans and will be applied to reduce the related Class A Certificate Principal Balance of each Class, the aggregate payments in reduction of the related Class A Certificate Principal Balance of each Class on a Distribution Date will usually be greater than the aggregate amount of principal payments (including prepayments) on the Mortgage Loans in the related Mortgage Loan Group distributable on such Distribution Date. As a consequence, Excess Cash available for distribution in reduction of the Class A Certificate Principal Balance of a Class will increase in proportion to the outstanding Class A Certificate Principal Balance of the related Class over time in the absence of offsetting Realized Losses on the Mortgage Loans in the related Mortgage Loan Group.

     Excess Cash attributable to any Mortgage Loan Group will be distributed on the related Class of Class A Certificates in reduction of the related Class A Certificate Principal Balance of such Class on each Distribution Date to the extent the then applicable Required Coverage Amount exceeds the Coverage Amount for such Class on such Distribution Date and, after such Required Coverage Amount equals the Coverage Amount for such Class, any remaining Excess Cash attributable to such Mortgage Loan Group will be distributed on the other Class of Class A Certificates until the Coverage Amount for that Class equals the then applicable Required Coverage Amount for such Class (after application of Excess Cash to cover any Class A Monthly Interest shortfall for such Class and applied to reimburse the Certificate Insurer for certain amounts to which the Certificate Insurer is then entitled). If a Class A Certificate is purchased at other than par, its yield to maturity will be affected by the rate at which Excess Cash is distributed to Class A

Certificateholders. If the actual rate of Excess Cash distributions on the Class A Certificates applied in reduction of the related Class A Certificate Principal Balance is slower than the rate anticipated by an investor who purchases a Class A Certificate at a discount, the actual yield to such investor will be lower than such investor's anticipated yield. If the actual rate of Excess Cash distributions applied in reduction of the related Class A Certificate Principal Balance is faster than the rate anticipated by an investor who purchases a Class A Certificate at a premium, the actual yield to such investor will be lower than such investor's anticipated yield. The amount of Excess Cash on any Distribution Date will be affected by, among other things, the actual amount of interest received, collected or recovered in respect of the Mortgage Loans during the related Collection Period and such amount will be influenced by changes in the weighted average of the Mortgage Interest Rates resulting from prepayment and liquidations of Mortgage Loans, by adjustments of adjustable Mortgage Interest Rates with respect to Mortgage Loans in the Adjustable Rate Group and by adjustments in the Class A-1A Pass-Through Rate and the Class A-2 Pass-Through Rate. The amount of Excess Cash distributed to the Class A Certificateholders applied in reduction of the related Class A Certificate Principal Balance on each Distribution Date will be based on the Required Coverage Amount applicable to the related Class of Class A Certificates, which may increase or decrease during the period such Class remains outstanding. In this regard, the Pooling and Servicing Agreement provides that on and after a Class A-2 Trigger Event Date, the Required Coverage Amount in respect of the Class A-2 Certificates will be increased for each Distribution Date thereafter; provided, however, that upon the satisfaction of certain cash flow requirements in respect of the Class A-2 Certificates for a period of six consecutive Distribution Dates as specified in the Pooling and Servicing Agreement, such Required Coverage Amount will return to its original level. Any increase in the Required Coverage Amount for a Class of Class A Certificates (including, in the case of the Class A-2 Certificates, an increase required on a Class A-2 Trigger Event Date) may result in an accelerated amortization of such Class until such Required Coverage Amount for such Class is reached. Conversely, any decrease in the Required Coverage Amount for a Class of Class A Certificates will result in a decelerated amortization of such Class until such Required Coverage Amount for such Class is reached.

     The timing of changes in the rate of prepayments may significantly affect the actual yield to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the Mortgage Loans the greater the effect will be on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Class A Certificates will not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase any of the Class A Certificates. The Sponsor makes no representations or warranties as to the rate of prepayment or the factors to be considered in connection with such determination.

PROJECTED PREPAYMENTS AND YIELDS FOR THE CLASS A CERTIFICATES

     If a Class A Certificate is purchased at other than par, its yield to maturity will be affected by the rate of the payment of principal on the Mortgage Loans in the related Mortgage Loan Group. If the actual rate of payments on the Mortgage Loans in the related Mortgage Loan Group is slower than the rate anticipated by an investor who purchases a Class A Certificate at a discount, the actual yield to such investor will be lower than such investor's anticipated yield. If the actual rate of payments on the Mortgage Loans in the related Mortgage Loan Group is faster than the rate anticipated by an investor who purchases a Class A Certificate at a premium, the actual yield to such investor will be lower than such investor's anticipated yield.

     The rate of prepayments with respect to conventional fixed rate mortgage loans has fluctuated significantly in recent years. In general, if prevailing interest rates fall significantly below the interest rates on fixed rate mortgage loans, such mortgage loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rate on such mortgage loans. However, the monthly payment on a home equity loan is often smaller than the monthly payment on a purchase money first mortgage loan. Consequently, a decrease in the interest rate payable results in a smaller reduction in the amount of the monthly payment on the smaller balance loan. Conversely, if prevailing interest rates rise appreciably above the interest rate on fixed rate mortgage loans, such mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates on such mortgage loans.

     As is the case with conventional fixed rate mortgage loans, adjustable rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall appreciably, adjustable rate mortgage loans are likely to be subject to a higher prepayment rate than if prevailing interest rates remain constant because the availability of fixed rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their adjustable rate mortgage loans to "lock in" a lower fixed interest rate. However, no assurance can be given as to the expected level of prepayments on the Mortgage Loans. The Sponsor does not have representative prepayment experience that may be referred to for purposes of estimating the future prepayment experience of the Mortgage Loans that are adjustable rate Mortgage Loans.

     The "Final Scheduled Payment Dates" for the Class A Certificates are set forth in the "Summary of Terms" herein. For the Class A-1A Certificates, the Class A-1B Certificates, the Class A-1C Certificates, the Class A-1D Certificates, the Class A-1E Certificates and the Class A-1F Certificates, the Final Scheduled Payment Date is the latest date on which the Certificate Principal Balances of the Class A Certificates would be reduced to zero, assuming (i) no prepayments are received on the Mortgage Loans; and (ii) scheduled monthly payments on the Mortgage Loans are timely received. The Final Scheduled Payment Date for the Class A-1G Certificates and the Class A-2 Certificates is the Distribution Date two years and two months after the latest scheduled maturity date of any Mortgage Loan in the Mortgage Pool. The weighted average lives of the Class A Certificates are likely to be shorter, and the actual final Distribution Date could occur significantly earlier than the Final Scheduled Payment Dates because (i) prepayments are likely to occur which shall be applied to the payment of the Class A Certificate Principal Balances of the Class A Certificates, (ii) distributions of Excess Cash may occur on each Distribution Date which will accelerate the amortization of the Class A Certificates, (iii) the Servicer may cause a termination of the Trust when the Aggregate Principal Balance of the Mortgage Loans in the Trust has declined to less than 10% of the sum of the Cut-off Date Pool Balance and the Purchase Account Deposit and (iv) the Certificate Insurer may cause a termination of the Trust on any Distribution Date on which Mortgage Loans with aggregate Cut-off Date Principal Balances that equal or exceed 25% of the sum of the Pool Balance as of the Cut-off Date and the Purchase Account Deposit have become Liquidated Mortgage Loans.

     The table entitled "Weighted Average Lives" has been prepared on the basis of the following assumptions, except as set forth in the respective tables: (i) the Class A Certificates are purchased on December 27, 1996; (ii) the Trustee on behalf of the Trust purchases Subsequent Mortgage Loans with Aggregate Principal Balances equal to the Purchase Account Deposit; (iii) the Mortgage Interest Rate for each Mortgage Loan in the Adjustable Rate Group is adjusted on its next Mortgage Interest Rate change date (and on subsequent Mortgage Interest Rate change dates, if necessary) to equal the sum of the applicable Gross Margin plus the applicable index (such sum being subject to the assumed periodic adjustment caps set forth below and, in the case of Mortgage Loans that adjust on the basis of the six-month London Interbank Offered Rate and having initial Mortgage Interest Rates that remain fixed for a period of approximately one year, eighteen months, two years, three years, five years or seven years from the related dates of origination, assumed initial interest rate adjustment caps of either 1.5% or 7.0%); (iv) with respect to the initial Collection Period, the Mortgage Loans include 30 days of interest and no deposits in respect of interest were contributed to the Trust; (v) scheduled payments are timely received on the first day of each month commencing in December 1996 (January 1997 with respect to the Subsequent Mortgage Loans); (vi) distributions on the Class A Certificates are received, in cash, on the 15th day of each month, commencing in January 1997; (vii) no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the Mortgagors of principal and interest on the Mortgage Loans occur; (viii) prepayments represent payment in full of individual Mortgage Loans and are received on the last day of each month, commencing in December 1996 (January 1997 with respect to the Subsequent Mortgage Loans) and include 30 days' interest thereon; (ix) the Mortgage Loans prepay according to the indicated Prepayment Scenario as described below; (x) the six-month London Interbank Offered Rate remains constant at 5.59375%, the Class A-1A Pass-Through Rate remains constant at 5.67766% and, for Interest Periods ending prior to the Clean-up Call Date, the Class A-2 Pass-Through Rate remains constant at

5.81766%; (xi) for Interest Periods ending after the Clean-up Call Date, the Class A-1G Pass-Through Rate remains constant at 7.82% and the Class A-2 Pass-Through Rate remains constant at 6.03766%; (xii) early termination occurs in the manner set forth in the respective tables; (xiii) no Class A-2 Trigger Event Date occurs; (xiv) Excess Cash will be applied to build overcollateralization to the levels specified in the Pooling and Servicing Agreement; and (xv) each Mortgage Loan Group consists of Mortgage Loans having the following characteristics:

                            INITIAL FIXED RATE GROUP

                                                                                  REMAINING       ORIGINAL
                                              MORTGAGE                           AMORTIZATION     TERM TO
     AMORTIZATION            PRINCIPAL        INTEREST     REMAINING TERM TO         TERM         MATURITY
        METHOD                BALANCE           RATE       MATURITY (MONTHS)       (MONTHS)       (MONTHS)
-----------------------   ---------------     --------     -----------------     ------------     --------
        Balloon           $ 23,165,329.82      13.05%             178                 358            180
       Level Pay          $ 41,753,784.61      11.08%             170                 170            171
       Level Pay          $117,656,766.47      10.74%             357                 357            358
        Balloon           $  1,453,540.55      12.19%             180                 360            180
       Level Pay          $ 10,996,132.68      12.50%             345                 345            345
                          ---------------

                          SUBSEQUENT FIXED RATE GROUP

                                                                                  REMAINING       ORIGINAL
                                              MORTGAGE                           AMORTIZATION     TERM TO
     AMORTIZATION            PRINCIPAL        INTEREST     REMAINING TERM TO         TERM         MATURITY
        METHOD                BALANCE           RATE       MATURITY (MONTHS)       (MONTHS)       (MONTHS)
-----------------------   ---------------     --------     -----------------     ------------     --------
        Balloon           $  5,582,744.59      13.05%             179                 359            179
       Level Pay          $ 10,062,482.04      11.08%             171                 171            171
       Level Pay          $ 28,354,773.36      10.74%             358                 358            358
        Balloon           $    347,276.40      12.19%             180                 360            180
       Level Pay          $  2,627,169.47      12.50%             345                 345            345
                          ---------------

                         INITIAL ADJUSTABLE RATE GROUP

                                                   REMAINING        REMAINING                  MONTHS TO      ORIGINAL
                                     MORTGAGE     AMORTIZATION        TERM                       NEXT         TERM TO
                    PRINCIPAL        INTEREST         TERM         TO MATURITY     GROSS       MORTGAGE       MATURITY
   INDEX             BALANCE           RATE         (MONTHS)        (MONTHS)       MARGIN     RATE CHANGE     (MONTHS)
------------     ---------------     --------     ------------     -----------     ------     -----------     --------
LIBOR - 6M       $  2,557,709.64       9.75%           356             356         6.19%            1            360
LIBOR - 6M       $  4,843,445.52      10.78%           357             357         7.05%            2            360
LIBOR - 6M       $ 20,303,355.98      10.28%           357             357         7.14%            3            359
LIBOR - 6M       $ 41,759,965.88      10.06%           359             357         7.04%            4            358
LIBOR - 6M       $ 30,399,059.40       9.99%           358             358         7.13%            5            358
LIBOR - 6M       $ 18,814,498.61       9.82%           355             355         7.21%            6            356
LIBOR - 6M       $  1,607,462.06      11.05%           354             354         6.96%            7            358
LIBOR - 6M       $116,624,009.67      10.16%           358             358         7.02%           23            358
LIBOR - 6M       $  9,346,617.62      10.68%           355             355         5.84%           32            358
LIBOR - 6M       $  1,997,071.72       9.92%           356             356         6.07%           57            360
LIBOR - 6M       $ 13,758,354.11      11.71%           359             359         6.99%            4            360
LIBOR - 6M       $ 16,377,390.95      11.58%           360             360         7.46%           23            360
                 ---------------

                                  PERIODIC      MAXIMUM     MINIMUM
                 INITIAL            RATE        MORTGAGE    MORTGAGE
              PERIODIC RATE      ADJUSTMENT     INTEREST    INTEREST
   INDEX      ADJUSTMENT CAP        CAP          RATE        RATE
------------  --------------     ----------     -------     -------
LIBOR - 6M         1.08%            1.08%       15.87%       9.77%
LIBOR - 6M         1.06%            1.06%       16.96%      10.78%
LIBOR - 6M         1.21%            1.21%       16.79%      10.39%
LIBOR - 6M         1.32%            1.32%       16.79%      10.15%
LIBOR - 6M         1.33%            1.33%       16.73%      10.15%
LIBOR - 6M         1.36%            1.36%       16.57%       9.92%
LIBOR - 6M         1.50%            1.46%       18.00%      11.05%
LIBOR - 6M         5.20%            1.42%       17.04%      10.19%
LIBOR - 6M         2.34%            1.15%       17.62%      10.69%
LIBOR - 6M         1.50%            1.00%       16.42%       9.92%
LIBOR - 6M         1.00%            1.00%       17.71%      11.71%
LIBOR - 6M         1.50%            1.01%       17.58%      11.58%

                        SUBSEQUENT ADJUSTABLE RATE GROUP

                                                   REMAINING        REMAINING                  MONTHS TO      ORIGINAL
                                     MORTGAGE     AMORTIZATION        TERM                       NEXT         TERM TO
                    PRINCIPAL        INTEREST         TERM         TO MATURITY     GROSS       MORTGAGE       MATURITY
   INDEX             BALANCE           RATE         (MONTHS)        (MONTHS)       MARGIN     RATE CHANGE     (MONTHS)
------------     ---------------     --------     ------------     -----------     ------     -----------     --------
LIBOR - 6M       $ 74,743,386.81      10.30%           360             360         7.03%            6            360
LIBOR - 6M       $  6,666,667.00      10.30%           360             360         7.03%            6            360
                 ---------------

                                  PERIODIC      MAXIMUM     MINIMUM
                 INITIAL            RATE        MORTGAGE    MORTGAGE
              PERIODIC RATE      ADJUSTMENT     INTEREST    INTEREST
   INDEX      ADJUSTMENT CAP        CAP          RATE        RATE
------------  --------------     ----------     -------     -------
LIBOR - 6M         1.31%            1.31%       16.99%      10.36%
LIBOR - 6M         1.31%            1.31%       16.99%      10.36%

     "Weighted average life" refers to the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average lives of the Class A Certificates will be influenced by the rate at which principal payments on the Mortgage Loans in the related Mortgage Loan Group are made, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments and liquidations due to default). The weighted average lives of the Class A Certificates also will be influenced by the overcollateralization of the Class A-1 Certificates and the Class A-2 Certificates because collections otherwise payable to the Class R Certificate are applied as principal prepayments to the Class A Certificates until the outstanding Class A Certificate Principal Balance of the related Class is less than the Aggregate Principal Balance of the related Mortgage Loan Group by the Required Coverage Amount for such Mortgage Loan Group. These prepayments have the effect of accelerating the amortization of the Class A Certificates, thereby shortening their respective weighted average lives.

     Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. A common model (the "Constant Prepayment Rate" or "CPR") represents an assumed annualized rate of prepayment relative to the then outstanding principal balance on a pool of new mortgage loans. The prepayment model used in this Prospectus Supplement with respect to the Class A-2 Certificates assumes a fixed rate of CPR. The prepayment model used in this Prospectus Supplement with respect to the Class A-1 Certificates is the "Standard Prepayment Assumption" which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. For the Fixed Rate Group, the 100% Standard Prepayment Assumption assumes constant prepayment rates of 4% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional 1.818% (precisely 20/11%) per annum in each month thereafter until the twelfth month. Beginning in the twelfth month and in each month thereafter during the life of the mortgage loans, the 100% Standard Prepayment Assumption for the Fixed Rate Group assumes a constant prepayment rate of 24% per annum each month. As used in the table below, the 0% Standard Prepayment Assumption assumes prepayment rates equal to 0% of the Standard Prepayment Assumption (i.e., no prepayments). Correspondingly, the 100% Standard Prepayment Assumption assumes prepayment rates equal to 100% of the Standard Prepayment Assumption, and so forth. Neither CPR nor the Standard Prepayment Assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. The Sponsor is not aware of any statistics that provide a reliable basis for predicting the amount or the timing of receipt of prepayments on the related mortgage loans.

     The Prepayment Scenarios are defined as follows:

                                   SCENARIO I   SCENARIO II   SCENARIO III   SCENARIO IV   SCENARIO V   SCENARIO VI
                                   ----------   -----------   ------------   -----------   ----------   -----------
Percentage of Standard
  Prepayment Assumption.........       0%           50%            75%           100%         125%          150%
Percentage of CPR...............       0%           10%            20%            25%          30%           35%

                             WEIGHTED AVERAGE LIVES

                            CLASS A-1A CERTIFICATES

                                       TO MATURITY                                     TO CALL
                        -----------------------------------------     -----------------------------------------
                        WEIGHTED AVERAGE LIFE     EXPECTED FINAL      WEIGHTED AVERAGE LIFE     EXPECTED FINAL
 PREPAYMENT SCENARIO         (YEARS)(1)             PAYMENT(1)             (YEARS)(2)             PAYMENT(2)
----------------------  ---------------------     ---------------     ---------------------     ---------------
I.....................           8.18              02/15/2011                  8.18              02/15/2011
II....................           1.57              03/15/2000                  1.57              03/15/2000
III...................           1.17              04/15/1999                  1.17              04/15/1999
IV....................           0.95              10/15/1998                  0.95              10/15/1998
V.....................           0.82              06/15/1998                  0.82              06/15/1998
VI....................           0.73              04/15/1998                  0.73              04/15/1998

---------------

(1) Assuming no early termination by repurchase of the Mortgage Loans.
(2) Assuming early termination by repurchase of the Mortgage Loans on the Clean-up Call Date.

                            CLASS A-1B CERTIFICATES

                                       TO MATURITY                                     TO CALL
                        -----------------------------------------     -----------------------------------------
                        WEIGHTED AVERAGE LIFE     EXPECTED FINAL      WEIGHTED AVERAGE LIFE     EXPECTED FINAL
 PREPAYMENT SCENARIO         (YEARS)(1)             PAYMENT(1)             (YEARS)(2)             PAYMENT(2)
----------------------  ---------------------     ---------------     ---------------------     ---------------
I.....................          14.78              12/15/2011                 14.78              12/15/2011
II....................           3.80              06/15/2001                  3.80              06/15/2001
III...................           2.68              02/15/2000                  2.68              02/15/2000
IV....................           2.08              05/15/1999                  2.08              05/15/1999
V.....................           1.71              12/15/1998                  1.71              12/15/1998
VI....................           1.47              08/15/1998                  1.47              08/15/1998

---------------

(1) Assuming no early termination by repurchase of the Mortgage Loans.
(2) Assuming early termination by repurchase of the Mortgage Loans on the Clean-up Call Date.

                            CLASS A-1C CERTIFICATES

                                       TO MATURITY                                     TO CALL
                        -----------------------------------------     -----------------------------------------
                        WEIGHTED AVERAGE LIFE     EXPECTED FINAL      WEIGHTED AVERAGE LIFE     EXPECTED FINAL
 PREPAYMENT SCENARIO         (YEARS)(1)             PAYMENT(1)             (YEARS)(2)             PAYMENT(2)
----------------------  ---------------------     ---------------     ---------------------     ---------------
I.....................          18.95             08/15/2019                  18.95             08/15/2019
II....................           5.78             04/15/2004                   5.78             04/15/2004
III...................           4.03             02/15/2002                   4.03             02/15/2002
IV....................           3.08             11/15/2000                   3.08             11/15/2000
V.....................           2.49             02/15/2000                   2.49             02/15/2000
VI....................           2.10             07/15/1999                   2.10             07/15/1999

---------------

(1) Assuming no early termination by repurchase of the Mortgage Loans.
(2) Assuming early termination by repurchase of the Mortgage Loans on the Clean-up Call Date.

                            CLASS A-1D CERTIFICATES

                                            TO MATURITY                                 TO CALL
                              ---------------------------------------   ---------------------------------------
                              WEIGHTED AVERAGE LIFE   EXPECTED FINAL    WEIGHTED AVERAGE LIFE   EXPECTED FINAL
    PREPAYMENT SCENARIO            (YEARS)(1)           PAYMENT(1)           (YEARS)(2)           PAYMENT(2)
----------------------------  ---------------------   ---------------   ---------------------   ---------------
I...........................          23.23           10/15/2020                23.23           10/15/2020
II..........................           7.73           02/15/2005                 7.73           02/15/2005
III.........................           5.38           09/15/2002                 5.38           09/15/2002
IV..........................           4.09           04/15/2001                 4.09           04/15/2001
V...........................           3.28           06/15/2000                 3.28           06/15/2000
VI..........................           2.73           11/15/1999                 2.73           11/15/1999

---------------

(1) Assuming no early termination by repurchase of the Mortgage Loans.
(2) Assuming early termination by repurchase of the Mortgage Loans on the Clean-up Call Date.

                            CLASS A-1E CERTIFICATES

                                            TO MATURITY                                 TO CALL
                              ---------------------------------------   ---------------------------------------
                              WEIGHTED AVERAGE LIFE   EXPECTED FINAL    WEIGHTED AVERAGE LIFE   EXPECTED FINAL
    PREPAYMENT SCENARIO            (YEARS)(1)           PAYMENT(1)           (YEARS)(2)           PAYMENT(2)
----------------------------  ---------------------   ---------------   ---------------------   ---------------
I...........................          25.39           10/15/2023                25.39           10/15/2023
II..........................           9.76           08/15/2008                 9.76           08/15/2008
III.........................           6.85           03/15/2005                 6.85           03/15/2005
IV..........................           5.19           03/15/2003                 5.19           03/15/2003
V...........................           4.15           12/15/2001                 4.15           12/15/2001
VI..........................           3.43           02/15/2001                 3.43           02/15/2001

---------------

(1) Assuming no early termination by repurchase of the Mortgage Loans.
(2) Assuming early termination by repurchase of the Mortgage Loans on the Clean-up Call Date.

                            CLASS A-1F CERTIFICATES

                                            TO MATURITY                                 TO CALL
                              ---------------------------------------   ---------------------------------------
                              WEIGHTED AVERAGE LIFE   EXPECTED FINAL    WEIGHTED AVERAGE LIFE   EXPECTED FINAL
    PREPAYMENT SCENARIO            (YEARS)(1)           PAYMENT(1)           (YEARS)(2)           PAYMENT(2)
----------------------------  ---------------------   ---------------   ---------------------   ---------------
I...........................          27.47           02/15/2025                27.47           02/15/2025
II..........................          12.97           07/15/2011                12.97           07/15/2011
III.........................           9.29           07/15/2007                 9.28           05/15/2007
IV..........................           7.05           01/15/2005                 7.05           01/15/2005
V...........................           5.61           05/15/2003                 5.61           05/15/2003
VI..........................           4.62           03/15/2002                 4.62           03/15/2002

---------------

(1) Assuming no early termination by repurchase of the Mortgage Loans.
(2) Assuming early termination by repurchase of the Mortgage Loans on the Clean-up Call Date.

                            CLASS A-1G CERTIFICATES

                                            TO MATURITY                                 TO CALL
                              ---------------------------------------   ---------------------------------------
                              WEIGHTED AVERAGE LIFE   EXPECTED FINAL    WEIGHTED AVERAGE LIFE   EXPECTED FINAL
    PREPAYMENT SCENARIO            (YEARS)(1)           PAYMENT(1)           (YEARS)(2)           PAYMENT(2)
----------------------------  ---------------------   ---------------   ---------------------   ---------------
I...........................          28.92           09/15/2026                28.65           10/15/2025
II..........................          18.52           04/15/2024                16.54           06/15/2014
III.........................          13.87           03/15/2019                10.38           05/15/2007
IV..........................          10.77           03/15/2014                 8.05           01/15/2005
V...........................           8.63           02/15/2011                 6.47           06/15/2003
VI..........................           7.09           09/15/2008                 5.38           05/15/2002

---------------

(1) Assuming no early termination by repurchase of the Mortgage Loans.
(2) Assuming early termination by repurchase of the Mortgage Loans on the Clean-up Call Date.

                             CLASS A-2 CERTIFICATES

                                            TO MATURITY                                 TO CALL
                              ---------------------------------------   ---------------------------------------
                              WEIGHTED AVERAGE LIFE   EXPECTED FINAL    WEIGHTED AVERAGE LIFE   EXPECTED FINAL
    PREPAYMENT SCENARIO            (YEARS)(1)           PAYMENT(1)           (YEARS)(2)           PAYMENT(2)
----------------------------  ---------------------   ---------------   ---------------------   ---------------
I...........................          21.38            12/15/2026               21.32            10/15/2025
II..........................           7.63            01/15/2026                7.08            06/15/2014
III.........................           3.98            10/15/2018                3.69            05/15/2007
IV..........................           3.13            08/15/2014                2.88            01/15/2005
V...........................           2.54            06/15/2011                2.34            06/15/2003
VI..........................           2.12            02/15/2009                1.95            05/15/2002

---------------

(1) Assuming no early termination by repurchase of the Mortgage Loans.
(2) Assuming early termination by repurchase of the Mortgage Loans on the Clean-up Call Date.

                ORIGINATION AND SERVICING OF THE MORTGAGE LOANS

THE ORIGINATORS

     Approximately 54.00% of the Initial Mortgage Loans (by Cut-off Date Principal Balance) were originated by one or more affiliates of the Sponsor (the "Affiliated Originators"). The remaining 46.00% of the Initial Mortgage Loans were acquired by the Sponsor in arm's-length transactions from entities not affiliated with the Sponsor (the "Unaffiliated Originators" and, together with the Affiliated Originators, the "Originators"), including 9.00% of the Initial Mortgage Loans (by Cut-off Date Principal Balance) that were acquired by the Sponsor from Pacific. Certain of the Subsequent Mortgage Loans will be originated by Unaffiliated Originators, and no assurance can be given that the proportion of Mortgage Loans in the final Mortgage Pool (after inclusion of any Subsequent Mortgage Loans) that have been originated by Unaffiliated Originators will not be materially different from the proportion of Initial Mortgage Loans originated by Unaffiliated Originators. See "The Originators" in the Prospectus.

UNDERWRITING OF MORTGAGE LOANS

     Mortgage Loans originated by Affiliated Originators have been underwritten in accordance with standard guidelines (the "Sponsor's Guidelines") developed by the Sponsor and the related Affiliated Originator for customary application in the Affiliated Originator's loan origination activities, as described in the Prospectus. Mortgage Loans originated by Unaffiliated Originators are re-underwritten in accordance with applicable Sponsor's Guidelines. See "The Originators -- Underwriting Guidelines" in the Prospectus.

MORTGAGE LOAN DELINQUENCY AND FORECLOSURE EXPERIENCE

     Certain information concerning the delinquency and foreclosure experience, for the three year period ended June 30, 1996, with respect to home equity mortgage loans serviced by affiliates of the Sponsor, including home equity loans pooled and sold in the secondary market, is set forth under the caption "The

Sponsor -- Mortgage Loan Delinquency and Foreclosure Experience" in the Prospectus. Such information includes delinquency and foreclosure experience with respect to home equity mortgage loans originated by Affiliated Originators or purchased by the Sponsor and, in each case, serviced by or on behalf of the Sponsor as of the end of the period indicated.

     The following table sets forth delinquency and foreclosure experience of home equity loans included in the Sponsor's servicing portfolio for the three months ended September 30, 1996:

                                                                              THREE MONTHS ENDED
                                                                              SEPTEMBER 30, 1996
                                                                              ------------------
Percentage of dollar amount of delinquent loans to loans serviced
  (period end)(1)(2)
     One month.............................................................           5.0%
     Two months............................................................           1.9%
     Three or more months:
          Not foreclosed(3)................................................           7.3%
          Foreclosed(4)....................................................           1.0%
                                                                                   -------
               Total.......................................................          15.2%
                                                                                   =======
Percentage of dollar amount of loans foreclosed to loans serviced (period
  end)(2)..................................................................          0.42%
Number of loans foreclosed.................................................             86
Principal amount at time of foreclosure of foreclosed loans (in
  thousands)...............................................................         $7,272
Losses on foreclosed loans included in pools of loans securitized (in
  thousands)...............................................................         $  947

---------------

(1) Delinquent loans are loans for which more than one payment is due.
(2) The delinquency and foreclosure percentages are calculated on the basis of the total dollar amount of mortgage loans originated or purchased by the Sponsor and, in each case, serviced by the Sponsor, or the Sponsor and any subservicers, as applicable, as of the end of the periods indicated.
(3) Represents loans which are in foreclosure but as to which foreclosure proceedings have not concluded.
(4) Represents properties acquired following a foreclosure sale and still serviced by the Sponsor at period end.

     Affiliates of the Sponsor commenced the pooling and securitization of home equity loans for sale in the secondary market in June 1992 and the Sponsor has been pooling and securitizing home equity loans for sale in the secondary market on a quarterly basis since December 1993. During the period from June 1992 through September 30, 1996, the percentage of properties that secured home equity loans pooled and sold in the secondary market which were acquired by foreclosure to total home equity loans pooled and sold in the secondary market by the Sponsor or its affiliates during such period based on the principal balance of the foreclosed loans at foreclosure and the aggregate principal balances of such pooled and sold home equity loans, was approximately 0.94%. The number of such home equity loans foreclosed during such period ending September 30, 1996 was 279; the aggregate outstanding principal balances of such foreclosed loans at foreclosure was approximately $16.1 million. The number of such foreclosed loans which became liquidated loans during such period was 147; the aggregate outstanding principal balances at foreclosure of such liquidated loans were approximately $7.6 million; and losses realized on such liquidated loans totaled approximately $2.6 million. The foregoing information excludes any gains realized on such foreclosed properties during such period ending September 30, 1996. In addition, because foreclosures and losses typically occur months or years after a loan is originated, data relating to delinquencies, foreclosures and losses as a percentage of the current portfolio can understate the risk of future delinquencies, foreclosures and losses.

     There is no assurance that the delinquency, foreclosure and loss experience with respect to any of the Mortgage Loans or with respect to either Mortgage Loan Group will be comparable to the experience reflected above or in the Prospectus. Because certain Mortgage Loans may have been underwritten pursuant to standards that rely primarily on the value of the related Mortgaged Properties rather than the creditworthiness of the related Mortgagor, the actual rates of delinquencies, foreclosures and losses on such Mortgage Loans could be higher than those historically experienced in the mortgage lending industry in general, particularly in periods during which the values of the related Mortgaged Properties decline. In addition, the rate of delinquencies, foreclosures and losses with respect to the Mortgage Loans will also be affected by, among other things, interest rate fluctuations and general and regional economic conditions. See "Risk Factors -- Nature of the Security for Mortgage Loans" and "The Originators -- Underwriting Guidelines" in the Prospectus.

SERVICING OF MORTGAGE LOANS

     The Servicer will service the Mortgage Loans in accordance with the provisions of the Pooling and Servicing Agreement and the policies, procedures and practices customarily employed by the Servicer in servicing other comparable mortgage loans. Consistent with the foregoing, the Servicer may, in its discretion (a) waive any assumption fees, late payment charges, charges for checks returned for insufficient funds or other fees which may be collected in the ordinary course of servicing a Mortgage Loan, (b) arrange a schedule for the payment of delinquent payments on the related Mortgage Loan, subject to conditions set forth in the Pooling and Servicing Agreement, if a Mortgagor is in default or about to be in default because of such Mortgagor's financial condition, or (c) modify monthly payments on Mortgage Loans in accordance with the Servicer's general policy on mortgage loans subject to the Relief Act.

     In any case in which the Servicer becomes aware that a Mortgaged Property has been or is about to be conveyed by the related Mortgagor, the Pooling and Servicing Agreement will require the Servicer to enforce any due-on-sale clause contained in the related Mortgage Note or mortgage, to the extent permitted by the related Mortgage Note and mortgage and applicable law or regulation, but only to the extent such enforcement will not adversely affect or jeopardize coverage under any related insurance policy or result in legal action by the Mortgagor. Additionally, the Servicer may, with the prior written consent of the Certificate Insurer, enter into an assumption and modification agreement with the person to whom such Mortgaged Property has been or is about to be conveyed, pursuant to which such person becomes liable under the related promissory note and, to the extent permitted by applicable law, the Mortgagor remains liable thereon or, if such person satisfies the Servicer's then current underwriting standards for mortgage loans similar to the Mortgage Loans and the Servicer finds it appropriate, the Mortgagor is released from liability thereon. Any fees collected by the Servicer for entering into an assumption or substitution of liability agreement will be retained by the Servicer as additional servicing compensation. See "Certain Legal Aspects of the Mortgage Loans and Related Matters -- Enforceability of Due-on-Sale Clauses" in the Prospectus.

     The Servicer, acting as agent for the Trust, will not consent to the subsequent placement of a deed of trust or mortgage, as applicable, on any Mortgaged Property that is of equal or higher priority to that of the lien securing the related Mortgage Loan unless such Mortgage Loan is prepaid in full, thereby removing such Mortgage Loan from the Trust. If, notwithstanding the foregoing, the placement of a lien or liens of equal or higher priority to that of the lien securing the related Mortgage Loan is consented to by the Servicer, the Pooling and Servicing Agreement will require that the Servicer purchase such Mortgage Loan at the applicable Purchase Price.

     The procedures of the Servicer with respect to day to day servicing of the Mortgage Loans may vary considerably depending on the particular Mortgage Loan, the Mortgaged Property, the Mortgagor, the presence of an acceptable party to assume a Mortgage Loan and the laws of the jurisdiction in which the Mortgaged Property is located. Generally, it is the current practice of the Servicer to send borrowers a monthly billing statement ten days prior to the monthly payment due date. Although borrowers generally make loan payments within ten to fifteen days after the due date, if a borrower fails to pay the monthly payment within such time period, the Servicer will commence collection efforts by notifying the borrower of the delinquency. Under the terms of each Mortgage Loan, the Mortgagor agrees to pay a late charge (which the Servicer is entitled to retain as additional servicing compensation under the Pooling and Servicing Agreement) if a monthly payment on a Mortgage Loan is not received within the number of days specified in the Mortgage Note after its due date. If the Mortgage Loan remains delinquent, the Servicer will attempt to contact the Mortgagor to determine the cause of the delinquency and to obtain a commitment to cure the delinquency at the earliest possible time.

     As a general matter, if efforts to obtain payment have not been successful shortly after the due date of the next subsequently scheduled installment, a pre-foreclosure notice will be sent to the Mortgagor providing 30 days' notice of impending foreclosure action. During the 30 day notice period, collection efforts continue.

However, if no substantial progress has been made in obtaining delinquent monies from the Mortgagor, foreclosure proceedings will be commenced.

     Regulations and practices regarding foreclosure vary greatly from state to state. Generally, the Servicer will have commenced foreclosure proceedings prior to the time when a loan is 90 days delinquent. If the Servicer determines that purchasing a property securing a mortgage loan will minimize the loss associated with such defaulted loan, the Servicer may bid at the foreclosure sale for such property or accept a deed in lieu of foreclosure. After the Servicer acquires title to a mortgaged property by foreclosure or deed in lieu of foreclosure, a real estate broker is selected to list and advertise the property.

     Servicing and collection practices may change over time in accordance with, among other things, the Servicer's business judgment, changes in portfolio and applicable laws and regulations.

     Due to changes in interest rates, property appreciation, loan seasoning and other factors, borrowers with mortgage loans serviced by the Servicer may be the subject of solicitations from competitors of the Servicer to refinance their loans (including the Mortgage Loans). In order to maintain an ongoing relationship with such borrowers, the Servicer or an Affiliated Originator will usually solicit the refinancing of such loans pursuant to criteria that are applied to all loans then being serviced by the Servicer and not pursuant to criteria that would specifically target the Mortgage Loans. Such solicitations by the Servicer or an Affiliated Originator may include certain incentives (such as reduced origination or closing costs or pre-approved applications). Any such loans actually refinanced by the Servicer or an Affiliated Originator will generate fee income to the refinancing lender. Any refinancing of the Mortgage Loans, whether such refinancing is effected by the Servicer, an Affiliated Originator or a competitor, will affect the rate of prepayment of the Mortgage Loans.

SUB-SERVICING

     The Servicer will enter into sub-servicing agreements with other mortgage servicing institutions, which may include affiliates of the Sponsor, meeting the requirements set forth in the Pooling and Servicing Agreement (each, a "Sub-Servicer"), to initially service and administer certain Mortgage Loans on behalf of the Servicer. Any such sub-servicing arrangements will provide that the Sub-Servicer will service the Mortgage Loans specified therein in accordance with the provisions and requirements of the Pooling and Servicing Agreement, but will not relieve the Servicer of any liability associated with servicing the Mortgage Loans. Compensation for the services of the Sub-Servicer will be paid by the Servicer.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     The Servicer will foreclose upon or otherwise comparably convert to ownership Mortgaged Properties securing such of the Mortgage Loans as come into default and as to which no satisfactory arrangements can be made for the collection of delinquent payments; provided, however, that if the Servicer has actual knowledge or reasonably believes that any Mortgaged Property is contaminated by hazardous or toxic wastes or substances, the Servicer need not cause the Trust to acquire title to such Mortgaged Property in a foreclosure or similar proceeding. In connection with such foreclosure or other conversion, the Servicer will follow such practices as it deems necessary or advisable and as are in keeping with its general mortgage loan servicing activities; provided, however, that the Servicer will not be required to expend its own funds in connection with foreclosure or other conversion, correction of a default on a senior deed of trust or restoration of any Mortgaged Property unless the Servicer determines that such foreclosure, correction or restoration will increase Net Liquidation Proceeds.

     In the event that the Trust acquires any Mortgaged Property in connection with a default or imminent default on a Mortgage Loan, such Mortgaged Property will be disposed of by or on behalf of the Trust within two years after its acquisition by the Trust, unless (i) the Servicer, on behalf of the Trust, has applied for and received an extension of such two-year period pursuant to the applicable Code provisions, in which case the Servicer shall sell such Mortgaged Property within the applicable extension period or (ii) at the request of the Servicer, the Trustee shall have received a satisfactory opinion of counsel to the effect that the holding by the Trust of such Mortgaged Property more than two years after its acquisition will not result in a tax on prohibited transactions imposed by the Code, otherwise subject the REMIC Pool to tax or cause it to fail to qualify as a REMIC at any time any Certificates are outstanding. The Servicer will further ensure that the

Mortgaged Property is administered so that it constitutes "foreclosure property" as defined in the Code, that the sale of such Mortgaged Property does not result in the receipt by the REMIC Pool of any income from non-permitted assets as described in the Code and that the REMIC Pool does not derive any "net income from foreclosure property" as defined in the Code.

HAZARD INSURANCE

     Each Mortgage Loan that is secured by a first- or second-lien mortgage or deed of trust, as applicable, on the related Mortgaged Property requires the Mortgagor to maintain a hazard insurance policy for the corresponding Mortgaged Property. Hazard insurance policies generally insure against loss by fire and by hazards included within the term "extended coverage" for the term of the corresponding Mortgage Loan. Upon acquisition by the Sponsor of each Mortgage Loan, the Sponsor will have confirmed the existence of such hazard insurance and required that it be named as a joint loss-payee on the policy. In the event that the Mortgagor did not obtain such hazard insurance prior to the close of escrow, the Originator obtains a hazard insurance policy on behalf of the borrower and deducts the cost of such policy from the net funds paid to the borrower. However, if the Mortgagor obtains the necessary insurance within 30 days from the close of escrow, the Originator will refund a prorated portion of the cost of such Originator-obtained insurance to the Mortgagor. Such Originator-obtained insurance insures only against loss by fire.

     When a Mortgage Loan that is originated in California is secured by a second or third priority deed of trust on the related Mortgaged Property, the Originator will generally attempt to obtain, on the Mortgagor's behalf, a policy of contingent dual insurance (a "CDI Policy") which insures the Mortgaged Property against loss by fire in an amount equal to the original principal amount of the Mortgage Loan, naming the Originator as joint loss-payee. Any transfer of the related Mortgage Loan will include an assignment of the benefits of such CDI Policy. The entire premium for such CDI Policy is deducted from the net funds paid to the Mortgagor. In the event that the principal amount of such Mortgage Loan exceeds $100,000, the Mortgagor must provide additional hazard insurance to cover such amounts in excess thereof. In the event that the Mortgagor declines to obtain a CDI Policy, he may provide an endorsement of an existing hazard insurance policy or obtain new hazard insurance covering the full amount of the Mortgage Loan. In addition, if a CDI Policy is obtained on behalf of a Mortgagor who shows proof of the necessary insurance within 30 days after the close of escrow, the Originator will refund the cost of such CDI Policy to the Mortgagor. CDI Policies are generally not obtained with respect to loans secured by Mortgaged Properties located outside of California.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by hazards such as fire, lightning, explosion and smoke. Other hazards may be covered if specified in the policy. Although the policies are underwritten by different insurers and therefore do not contain identical terms and conditions, generally such policies do not cover physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reactions, pollution, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. The existence of a hazard insurance policy is verified upon origination of any Mortgage Loan meeting the criteria set forth above and the Servicer will maintain a record and monitor scheduled expirations of the related coverage, except with respect to policies that have no stated scheduled expiration. In the event the Servicer is made aware of any such expiration or cancellation, the Servicer will generally force-place hazard insurance covering loss by fire in an amount equal to 110% of the Principal Balance of the related Mortgage Loan.

     The Servicer will be required under the Pooling and Servicing Agreement to maintain on property acquired in foreclosure, or by deed in lieu of foreclosure, hazard insurance with extended coverage in an amount which is at least equal to the lesser of (a) the maximum insurable value of the improvements which are a part of the Mortgaged Property or (b) the combined Principal Balance of such Mortgage Loan and the principal balance of each senior mortgage loan plus accrued interest and estimated liquidation expenses. The Pooling and Servicing Agreement will provide that the Servicer may satisfy this obligation by maintaining a blanket policy insuring against hazard losses on the Mortgage Loans issued by an insurer acceptable to the

Rating Agencies and the Certificate Insurer. If such blanket policy contains a deductible clause, the Servicer will deposit in the Collection Account in respect of the related Distribution Date amounts which would have been deposited therein but for such clause. Generally, the Servicer will maintain no other policies of insurance on the Mortgage Loans or the Mortgaged Properties.

SERVICING AND OTHER COMPENSATION; PAYMENT OF EXPENSES

     The Servicing Fee will be the primary compensation to be paid to the Servicer in respect of its servicing activities and will be paid to the Servicer on each Deposit Date out of collections of interest received on or in respect of the Mortgage Loans for the related Collection Period. The Servicing Fee will equal one-twelfth ( 1/12) of the product of (a) the applicable Servicing Fee Rate and (b) the Aggregate Principal Balance of the Mortgage Loans in the related Mortgage Loan Group at the beginning of such Collection Period. The "Servicing Fee Rate" for each Mortgage Loan Group will be 0.50% for each Collection Period. In addition, the Servicer will retain the benefit, if any, from any investment of funds in the Collection Account and the Certificate Account. Assumption fees, late payment charges, prepayment charges, charges for checks returned for insufficient funds, and extension and other administrative charges, to the extent collected from Mortgagors, will be retained by the Servicer as additional servicing compensation.

     The Servicer will pay certain ongoing expenses associated with the Trust and incurred by it in connection with its responsibilities as Servicer under the Pooling and Servicing Agreement, including, among other things, the payment of fees for any Sub-Servicers. In addition, the Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with Liquidated Mortgage Loans and the restoration of Mortgaged Properties, such right of reimbursement being prior to the rights of Certificateholders to receive any related insurance proceeds or Net Liquidation Proceeds. See "Description of the Certificates -- Monthly Advances; Servicing Advances; Compensating Interest and Interest Shortfalls" herein.

CERTAIN MATTERS REGARDING SERVICER'S SERVICING OBLIGATIONS

     The Pooling and Servicing Agreement will provide that the Servicer may not resign from its obligations and duties as the Servicer thereunder, except upon determination that its duties thereunder are no longer permissible under applicable law or regulation or are in material conflict by reason of applicable law or regulation with any other of its activities carried on as of the date of the Pooling and Servicing Agreement. No such resignation will become effective until the Trustee or a successor servicer has assumed the servicing obligations and duties of the Servicer under the Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement will also provide that neither the Servicer, nor any of its directors, officers, employees or agents, will be liable to the Trustee, the Trust or the Certificateholders for any action taken or for refraining from the taking of any action by the Servicer pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that neither the Servicer nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties of the Servicer, or by reason of reckless disregard of obligations and duties of the Servicer, thereunder.

     In addition, the Pooling and Servicing Agreement will provide that the Servicer will not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans under the Pooling and Servicing Agreement and which in its opinion may involve it in any expense or liability.

     The Pooling and Servicing Agreement will provide that any corporation or other entity (a) into which the Servicer may be merged or consolidated, (b) which may result from any merger, conversion or consolidation to which the Servicer shall be a party, or (c) which may succeed to all or substantially all of the business of the Servicer, will, in any case where an assumption is not effected by operation of law, execute an agreement of assumption to perform every obligation of the Servicer under the Pooling and Servicing Agreement, and will be the successor to the Servicer thereunder without the execution or filing of any document or any further act by any of the parties to the Pooling and Servicing Agreement; provided, however, that if the Servicer in any of the foregoing cases is not the surviving entity, the surviving entity shall execute an agreement of assumption to perform every obligation of the Servicer thereunder.

          THE CERTIFICATE INSURANCE POLICY AND THE CERTIFICATE INSURER

THE CERTIFICATE INSURER

     The information set forth in this section has been provided by Financial Security Assurance Inc. (the "Certificate Insurer"). No representation is made by the Sponsor or any of its affiliates as to the accuracy or completeness of any such information.

     The Certificate Insurer is a monoline insurance company incorporated in 1984 under the laws of the State of New York. The Certificate Insurer is licensed to engage in financial guaranty insurance business in all 50 states, the District of Columbia and Puerto Rico.

     The Certificate Insurer and its subsidiaries are engaged in the business of writing financial guaranty insurance, principally in respect of securities offered in domestic and foreign markets. In general, financial guaranty insurance consists of the issuance of a guaranty of scheduled payments of an issuer's securities -- thereby enhancing the credit rating of those securities -- in consideration for the payment of a premium to the insurer. The Certificate Insurer and its subsidiaries principally insure asset-backed, collateralized and municipal securities. Asset-backed securities are generally supported by residential mortgage loans, consumer or trade receivables, securities or other assets having an ascertainable cash flow or market value. Collateralized securities include public utility first mortgage bonds and sale/leaseback obligation bonds. Municipal securities consist largely of general obligation bonds, special revenue bonds and other special obligations of state and local governments. The Certificate Insurer insures both newly issued securities sold in the primary market and outstanding securities sold in the secondary market that satisfy the Certificate Insurer's underwriting criteria.

     The Certificate Insurer is a wholly owned subsidiary of Financial Security Assurance Holdings Ltd. ("Holdings"), a New York Stock Exchange listed company. Major shareholders of Holdings include Fund American Enterprises Holdings, Inc., US WEST Capital Corporation and the Tokio Marine and Fire Insurance Co., Ltd. No shareholder of Holdings is obligated to pay any debt of the Certificate Insurer or any claim under any insurance policy issued by the Certificate Insurer or to make any additional contribution to the capital of the Certificate Insurer.

     The principal executive offices of the Certificate Insurer are located at 350 Park Avenue, New York, New York 10022, and its telephone number at that location is (212) 826-0100.

     Reinsurance. Pursuant to an intercompany agreement, liabilities on financial guaranty insurance written or reinsured from third parties by the Certificate Insurer or any of its domestic operating insurance company subsidiaries are reinsured among such companies on an agreed-upon percentage substantially proportional to their respective capital, surplus and reserves, subject to applicable statutory risk limitations. In addition, the Certificate Insurer reinsures a portion of its liabilities under certain of its financial guaranty insurance policies with other reinsurers under various quota share treaties and on a transaction-by-transaction basis. Such reinsurance is utilized by the Certificate Insurer as a risk management device and to comply with certain statutory and rating agency requirements; it does not alter or limit the Certificate Insurer's obligations under any financial guaranty insurance policy.

     Ratings of Claims-Paying Ability. The Certificate Insurer's claims-paying ability is rated "Aaa" by Moody's and "AAA" by S&P, Nippon Investors Service Inc. and Standard & Poor's (Australia) Pty. Ltd. Such ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by such rating agencies.

     Capitalization. The following tables sets forth the capitalization of the Certificate Insurer and its wholly owned subsidiaries on the basis of generally accepted accounting principles as of September 30, 1996 (in thousands):

                                                                              SEPTEMBER 30, 1996
                                                                              ------------------
                                                                                  (UNAUDITED)
Deferred Premium Revenue (net of prepaid reinsurance premiums).............       $  358,145
                                                                              --------------
Shareholder's Equity:
  Common Stock.............................................................           15,000
  Additional Paid-In Capital...............................................          666,470
  Unrealized Gain on Investments (net of deferred income taxes)............            2,482
  Accumulated Earnings.....................................................          111,231
                                                                              --------------
Total Shareholder's Equity.................................................          795,183
                                                                              --------------
Total Deferred Premium Revenue and Shareholder's Equity....................       $1,153,328
                                                                              ==============

     For further information concerning the Certificate Insurer, see the consolidated financial statements of the Certificate Insurer and its subsidiaries, and the notes thereto, incorporated by reference herein. Copies of the statutory quarterly and annual statements filed with the State of New York Insurance Department by the Certificate Insurer are available upon request to the State of New York Insurance Department.

     Incorporation of Certain Documents by Reference. The consolidated financial statements of the Certificate Insurer and Subsidiaries for the year ended December 31, 1995, included as an exhibit to the Annual Report on Form 10-K for the year ended December 31, 1995, and the unaudited financial statements of the Certificate Insurer and its subsidiaries for the three month periods ended March 31, 1996, June 30, 1996 and September 30, 1996, included as an exhibit to the Quarterly Reports on Form 10-Q for the periods ended March 31, 1996, June 30, 1996 and September 30, 1996, respectively, each of which has been filed with the Commission by Holdings, are hereby incorporated by reference in this Prospectus Supplement. All financial statements of the Certificate Insurer and Subsidiaries included in documents filed by Holdings pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Certificates shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing of such documents.

     Such consolidated financial statements of the Certificate Insurer and its subsidiaries have been prepared on the basis of generally accepted accounting principles. The New York State Insurance Department recognizes only statutory accounting practices for determining and reporting the financial conditions and results of operations of an insurance company, for determining solvency under the New York Insurance Law, and for determining whether its financial condition warrants the payment of a dividend to its stockholders. No consideration is given by the New York State Insurance Department to financial statements prepared in accordance with generally accepted principles in making such determinations.

     Insurance Regulation. The Certificate Insurer is licensed and subject to regulation as a financial guaranty insurance corporation under the laws of the State of New York, its state of domicile. In addition, the Certificate Insurer and its insurance subsidiaries are subject to regulation by insurance laws of the various other jurisdictions in which they are licensed to do business. As a financial guaranty insurance corporation licensed to do business in the State of New York, the Certificate Insurer is subject to Article 69 of the New York Insurance Law which, among other things, limits the business of each such insurer to financial guaranty insurance and related lines, requires that each such insurer maintain a minimum surplus to policyholders, establishes contingency, loss and unearned premium reserve requirements for each such insurer, and limits the size of individual transactions ("single risks") and the volume of transactions ("aggregate risks") that may be underwritten by each such insurer. Other provisions of the New York Insurance Law, applicable to non-life insurance companies such as the Certificate Insurer, regulate, among other things, permitted investments, payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and incurrence of liabilities for borrowings.

THE CERTIFICATE INSURANCE POLICY

     The Sponsor will obtain the Certificate Insurance Policy, issued by the Certificate Insurer, in favor of the holders of the Class A Certificates. Under the Certificate Insurance Policy, the Certificate Insurer shall unconditionally and irrevocably guaranty to the Trustee for the benefit of each Class A Certificateholder the full and complete payment of Class A Monthly Interest and any Coverage Deficit in respect of the related Class or subclass, as applicable, of Class A Certificates for the related Distribution Date. The Certificate Insurance Policy does not insure final payment of the Class A Certificates on any specific Distribution Date and does not cover Interest Shortfalls.

     The Certificate Insurer is required to pay Insured Amounts to the Trustee as paying agent following Receipt by the Certificate Insurer of the appropriate notice for payment on the later to occur of (a) 12:00 noon, New York City time, on the second Business Day following Receipt of such notice for payment and (b) 12:00 noon, New York City time, on the related Distribution Date.

     If payment of any amount avoided as a preference under applicable bankruptcy, insolvency, receivership or similar law is required to be made under the Certificate Insurance Policy, the Certificate Insurer shall cause such payment to be made on the latter of (a) the date when due to be paid pursuant to the Order referred to below or (b) the first to occur of (i) the fourth Business Day following Receipt by the Certificate Insurer from the Trustee of (A) a certified copy of the order (the "Order") of the court or other governmental body that exercised jurisdiction to the effect that the relevant Certificateholders are required to return principal or interest paid with respect to such Certificates during the term of the Certificate Insurance Policy because such payments were avoidable as preference payments under applicable bankruptcy law, (B) a certificate of each relevant Certificateholder that the Order has been entered and is not subject to any stay and (C) an assignment duly executed and delivered by each relevant Certificateholder, in such form as is reasonably required by the Certificate Insurer and provided to the relevant Certificateholder by the Certificate Insurer, irrevocably assigning to the Certificate Insurer all rights and claims of the Certificateholder relating to or arising under the relevant Certificates held by such Certificateholder against the debtor that made such preference payment or otherwise with respect to such preference payment or (ii) the date of Receipt by the Certificate Insurer from the Trustee of the items referred to in clauses (A), (B) and (C) of
(i) above if, at least four Business Days prior to such date of Receipt, the Certificate Insurer shall have Received written notice from the Trustee that such items were to be delivered on such date and such date was specified in such notice. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the Trustee or any Certificateholder directly (unless such Certificateholder has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order in which such case payment shall be disbursed to the Trustee for distribution to such Certificateholder upon proof of such payment reasonably satisfactory to the Certificate Insurer). In connection with the foregoing, the Certificate Insurer shall have certain rights of subrogation, as described in the Pooling and Servicing Agreement.

     The terms "Receipt" and "Received," with respect to the Certificate Insurance Policy, mean actual delivery to the Certificate Insurer and to the Certificate Insurer's fiscal agent, if any, prior to 12:00 noon, New York City time, on a Business Day; delivery either on a day that is not a Business Day or after 12:00 noon, New York City time, shall be deemed to be Received on the next succeeding Business Day. If any notice or certificate given under the Certificate Insurance Policy by the Trustee is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been Received, and the Certificate Insurer or its fiscal agent shall promptly so advise the Trustee and the Trustee may submit an amended notice.

     Under the Certificate Insurance Policy, "Business Day" means any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in the City of New York, New York are authorized or obligated by law or executive order to be closed.

     The Certificate Insurer has the right to terminate the Trust if Mortgage Loans with aggregate original Principal Balances that equal or exceed 25% of the sum of the Cut-off Date Pool Balance and the Purchase Account Deposit have become Liquidated Mortgage Loans. See "Description of the Certificates -- Termination; Retirement of the Certificates" herein.

     The Certificate Insurance Policy is non-cancelable.

     THE CERTIFICATE INSURANCE POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

     The Certificate Insurer's obligation under the Certificate Insurance Policy will be discharged to the extent that funds are disbursed by the Certificate Insurer in accordance with the Certificate Insurance Policy, whether or not such funds are properly distributed by the Trustee.

     The Certificate Insurance Policy does not guarantee to the holders of either Class of Class A Certificates any specific rate of prepayments of principal of the Mortgage Loans in the related Mortgage Loan Group. Payments of principal on the Class A Certificates are covered only to the extent of any Coverage Deficit on a Distribution Date, but such coverage will result in ultimate collection of the Certificate Principal Balance of each Class of Class A Certificates.

     Pursuant to the terms of the Pooling and Servicing Agreement, unless a default by the Certificate Insurer exists, the Certificate Insurer shall be deemed to be the Certificateholders for all purposes (other than with respect to payment on the Certificates), will be entitled to exercise all rights of the Class A Certificateholders thereunder, without the consent of such Certificateholders, and the Class A Certificateholders may exercise such rights only with the prior written consent of the Certificate Insurer. In addition, the Certificate Insurer will, as a third party beneficiary to the Pooling and Servicing Agreement, have among others, the following rights: (i) the right to give notices of breach or to terminate the rights and obligations of the Servicer under the Pooling and Servicing Agreement in the event of an Event of Default by the Servicer; (ii) the right to direct the actions of the Trustee during the continuation of a Servicer default; (iii) the right to require the Sponsor to repurchase Mortgage Loans for breach of representation and warranty or defect in documentation; and (iv) the right to direct foreclosures upon the failure of the Servicer to do so in accordance with the Pooling and Servicing Agreement. The Certificate Insurer's consent will be required prior to, among other things, (i) the appointment of any successor Trustee or Servicer or (ii) any amendment to the Pooling and Servicing Agreement (which consent will not be unreasonably withheld).

CREDIT ENHANCEMENT DOES NOT APPLY TO PREPAYMENT RISK

     In general, the protection afforded by the Certificate Insurance Policy is protection for credit risk and not for prepayment risk. A claim may not be made under the Certificate Insurance Policy, in an attempt to guarantee or insure that any particular rate of prepayment is experienced by the Trust.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     An election will be made to treat the Trust (other than the Purchase Account and the Capitalized Interest Account), and the Trust (other than the Purchase Account and the Capitalized Interest Account) will qualify, as a REMIC for federal income tax purposes. The Class A-1A Certificates, Class A-1B Certificates, Class A-1C Certificates, Class A-1D Certificates, Class A-1E Certificates, Class A-1F Certificates, Class A-1G Certificates and the Class A-2 Certificates will be designated as regular interests in the REMIC, and the Class R Certificate will be designated as the residual interest in the REMIC. See "Certain Federal Income Tax Consequences" in the Prospectus.

     The Class A Certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Beneficial owners of the Class A Certificates will be required to report income on such Certificates in accordance with the accrual method of accounting. It is anticipated that the Class A Certificates will be issued without original issue discount for federal income tax purposes. However, it is possible that the Internal Revenue Service could treat a portion of the additional interest which would become payable on the Class A-1G Certificates and Class A-2 Certificates after the Clean-up Call Date as original issue discount. Certificateholders are urged to consult their tax advisors with respect to the tax consequences of holding the Class A Certificates.

     The Prepayment Assumption that is to be used in determining whether any Class of Class A Certificates is issued with original issue discount and the rate of accrual of original issue discount is 100% of the Standard Prepayment Assumption, with respect to the Class A-1 Certificates and a CPR of 25% with respect to the Class A-2 Certificates. No representation is made as to the actual rate at which the Mortgage Loans will prepay. See "Certain Federal Income Tax Consequences -- Taxation of Regular Certificates" in the Prospectus.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements on employee benefit plans and certain other retirement plans and arrangements, as well as on collective investment funds and separate accounts in which such plans or arrangements are invested (all of which are hereinafter referred to as a "Plan") and on persons who are fiduciaries with respect to such Plans. Any Plan fiduciary which proposes to cause a Plan to acquire any of the Class A Certificates will be required to determine whether such an investment is permitted under the governing Plan instruments and is prudent and appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. In addition, ERISA and the Code prohibit certain transactions involving the assets of a Plan and "disqualified persons" (within the meaning of the Code) and certain specified relationships to the Plan. Therefore, a Plan fiduciary considering an investment in the Class A Certificates should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or the Code. Any Plan fiduciary which proposes to cause a Plan to acquire any of the Class A Certificates should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of Class A Certificates.

     The U.S. Department of Labor has granted to Greenwich Capital Markets, Inc. an administrative exemption (Prohibited Transaction Exemption 90-59, as amended; Exemption Application No. D-8374, 55 Fed. Reg. 36,724 (1990)) (the "Exemption") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The loans covered by the Exemption include mortgage loans such as the Mortgage Loans.

     Among the conditions that must be satisfied for the Exemption to apply are the following:

          (1) the acquisition of the certificates by a Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

          (2) the rights and interests evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust;

          (3) the certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories from Moody's Investors Service ("Moody's"), Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P" and, together with Moody's, the "Rating Agencies"), Duff & Phelps Credit Rating Co. ("D&P") or Fitch Investors Service, Inc. ("Fitch");

          (4) the trustee must not be an affiliate of any other member of the Restricted Group;

          (5) the sum of all payments made to and retained by the underwriters in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the sponsor pursuant to the assignment of the mortgage loans to the trust represents not more than the fair market value of such mortgage loans; the sum of all payments made to and retained by the servicer and any other servicer represents not more than reasonable compensation for such person's services under the pooling and servicing agreement and reimbursement of such person's reasonable expenses in connection therewith;

          (6) the Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended; and

          (7) the trust must also meet the following requirements:

             (i) the corpus of the trust must consist solely of assets of the type that have been included in other investment pools;

             (ii) certificates in such investment pools must have been rated in one of the three highest rating categories of Moody's, S&P, D&P or Fitch for at least one year prior the Plan's acquisition of certificates; and

             (iii) certificates evidencing interest in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of certificates.

     Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire certificates in a trust in which the fiduciary (or its affiliate) is an obligor on the receivables held in the trust provided that, among other requirements, (i) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group (as defined herein); (ii) such fiduciary (or its affiliate) is an obligor with respect to 5% or less of the fair market value of the obligations contained in the trust; (iii) the Plan's investment in certificates of any class does not exceed 25% of all of the certificates of that class outstanding at the time of the acquisition; and (iv) immediately after the acquisition, no more than 25% of the assets of the Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or served by the same entity. The Exemption does not apply to Plans sponsored by the Sponsor, the Underwriters, the Trustee, the Servicer, the Certificate Insurer, any obligor with respect to mortgage loans included in the trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust, or any affiliate of such parties (the "Restricted Group").

     Notwithstanding the foregoing, the Exemption will not apply if the Subsequent Mortgage Loans are not identified on the Closing Date. The Sponsor intends to so identify the Subsequent Mortgage Loans on the Closing Date. In the event that all Subsequent Mortgage Loans to be included in a particular Mortgage Loan Group are not identified on the Closing Date, entities using the assets of Plans will not be permitted to purchase, and should not purchase, Certificates of the related Class until such time as such Subsequent Mortgage Loans are identified or the Commitment Period has expired.

                                USE OF PROCEEDS

     The Sponsor intends to use the net proceeds to be received from the sale of the Class A Certificates to pay off certain indebtedness incurred in connection with the acquisition of the Initial Mortgage Loans, to fund the Purchase Account and the Capitalized Interest Account and to pay other expenses associated with the pooling of the Mortgage Loans and the issuance of the Certificates.

                        LEGAL INVESTMENT CONSIDERATIONS

     The Class A Certificates will not constitute "mortgage related securities" for purposes of SMMEA. Accordingly, many institutions with legal authority to invest in comparably rated securities may not be legally authorized to invest in the Class A Certificates. No representation is made herein as to whether the Class A Certificates constitute legal investments for any entity under any applicable statute, law, rule, regulation or order. Prospective purchasers are urged to consult with their counsel concerning the status of the Class A Certificates as legal investments for such purchasers prior to investing in the Class A Certificates.

                                  UNDERWRITING

     Under the terms set forth in the Underwriting Agreement and the related Pricing Agreement, (collectively, the "Underwriting Agreement") for the sale of the Class A Certificates, dated December 11, 1996, the Sponsor has agreed to sell, and Greenwich Capital Markets, Inc. ("Greenwich"), CS First Boston Corporation, Bear, Stearns & Co. Inc. and Prudential Securities Incorporated (collectively, the "Underwrit-ers") have severally agreed to purchase, the respective principal amounts of Class A Certificates set forth opposite their respective names. In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase the entire principal amount of the Class A Certificates.

                                              PRINCIPAL      PRINCIPAL      PRINCIPAL      PRINCIPAL
                                              AMOUNT OF      AMOUNT OF      AMOUNT OF      AMOUNT OF
                                             CLASS A-1A     CLASS A-1B     CLASS A-1C     CLASS A-1D
               UNDERWRITER                   CERTIFICATES   CERTIFICATES   CERTIFICATES   CERTIFICATES
------------------------------------------   -----------    -----------    -----------    -----------
Greenwich Capital Markets, Inc............   $34,200,000    $10,800,000    $18,600,000    $ 4,000,000
CS First Boston Corporation...............   $25,650,000    $ 8,100,000    $13,950,000    $ 3,000,000
Bear, Stearns & Co. Inc. .................   $12,825,000    $ 4,050,000    $ 6,975,000    $ 1,500,000
Prudential Securities Incorporated........   $12,825,000    $ 4,050,000    $ 6,975,000    $ 1,500,000
                                             -----------    -----------    -----------    -----------
       Total..............................   $85,500,000    $27,000,000    $46,500,000    $10,000,000
                                             ===========    ===========    ===========    ===========

                                              PRINCIPAL     PRINCIPAL     PRINCIPAL     PRINCIPAL
                                              AMOUNT OF     AMOUNT OF     AMOUNT OF     AMOUNT OF
                                             CLASS A-1E    CLASS A-1F    CLASS A-1G     CLASS A-2
                UNDERWRITER                  CERTIFICATES  CERTIFICATES  CERTIFICATES  CERTIFICATES
-------------------------------------------  -----------   -----------   -----------   ------------
Greenwich Capital Markets, Inc.............  $12,600,000   $ 6,800,000   $ 9,800,000   $143,200,000
CS First Boston Corporation................  $ 9,450,000   $ 5,100,000   $ 7,350,000   $107,400,000
Bear, Stearns & Co. Inc. ..................  $ 4,725,000   $ 2,550,000   $ 3,675,000   $ 53,700,000
Prudential Securities Incorporated.........  $ 4,725,000   $ 2,550,000   $ 3,675,000   $ 53,700,000
                                             -----------   -----------   -----------   ------------
       Total...............................  $31,500,000   $17,000,000   $24,500,000   $358,000,000
                                             ===========   ===========   ===========   ============

     The Underwriters have informed the Sponsor that they propose to offer the Class A Certificates for sale from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of the related sale. The Underwriters may effect such transactions by selling the Class A Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters. In connection with the sale of the Class A Certificates, the Underwriters may be deemed to have received compensation from the Sponsor in the form of underwriting compensation. The Underwriters and any dealers that participate with the Underwriters in the distribution of the Class A Certificates may be deemed to be underwriters and any commissions received by them and any profit on the resale of the Class A Certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act.

     The Sponsor has agreed to indemnify the Underwriters against certain liabilities including liabilities under the Securities Act.

     The Sponsor has been advised by the Underwriters that the Underwriters intend to make a market in the Class A Certificates, as permitted by applicable laws and regulations. The Underwriters are not obligated, however, to make a market in the Class A Certificates and such market-making may be discontinued at any time at the sole discretion of the Underwriters. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Class A Certificates.

     Each of the Underwriters has represented that: (i) it has not offered or sold and will not offer or sell, prior to the date six months after their date of issuance, any Class A Certificates to persons in the United Kingdom, except to persons whose activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted in and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Class A Certificates in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issuance of the Class A Certificates to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom the document can lawfully be issued or passed on.

                               REPORT OF EXPERTS

     The consolidated balance sheets of the Certificate Insurer and Subsidiaries as of December 31, 1995 and 1994 and the related consolidated statements of income, changes in shareholder's equity and cash flows for each of the three years in the period ended December 31, 1995, incorporated by reference in this Prospectus Supplement, have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                 LEGAL MATTERS

     Certain legal matters with respect to the Certificates will be passed upon for the Sponsor by Andrews & Kurth L.L.P. Dewey, Ballantine will act as counsel for the Underwriters. Certain legal matters relating to the Certificate Insurer and the Certificate Insurance Policy will be passed upon by inside counsel to the Certificate Insurer.

                       RATING OF THE CLASS A CERTIFICATES

     It is a condition to the issuance of each of the Class A-1A Certificates, the Class A-1B Certificates, the Class A-1C Certificates, the Class A-1D Certificates, the Class A-1E Certificates, the Class A-1F Certificates, the Class A-1G Certificates and the Class A-2 Certificates that each shall be rated "Aaa" by Moody's and "AAA" by S&P.

     Explanations of the significance of such ratings may be obtained from Moody's, 99 Church Street, New York, New York 10007, and S&P, 25 Broadway, New York, New York 10004. Each rating will be the view only of the assigning Rating Agency.

     The ratings on the Class A Certificates are based in substantial part on the claims-paying ability of the Certificate Insurer. Any change in the ratings of the Certificate Insurer by the Rating Agencies may result in a change in the ratings of the Class A Certificates.

     There is no assurance that any rating assigned to the Class A Certificates will continue for any period of time or that such ratings will not be revised or withdrawn. Any such revision or withdrawal of such ratings may have an adverse effect on the market price or liquidity of the Class A Certificates.

     The ratings of the Class A Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities.

     There can be no assurance as to whether any other rating agency will rate the Class A Certificates, or, if one does, what rating will be assigned by such other rating agency. A rating on the Class A Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Class A Certificates by Moody's or S&P.

                            INDEX OF PRINCIPAL TERMS

                                                                                 PAGE(S)
                                                                         -----------------------
Accounts..............................................................                      S-34
Adjustable Rate Cap...................................................                 S-8, S-42
Adjustable Rate Group.................................................       S-2, S-6, S-55, A-1
Advances..............................................................                      S-51
Affiliated Originators................................................                S-19, S-66
Aggregate Principal Balance...........................................                 S-55, A-1
Available Funds.......................................................                S-13, S-45
Book-Entry Certificates...............................................                      S-29
Business Day..........................................................                S-34, S-74
Capitalized Interest Account..........................................                S-17, S-47
CDI Policy............................................................                      S-70
Cede..................................................................                      S-29
Cedel.................................................................                S-21, S-29
Cedel Participants....................................................                      S-31
Certificate Account...................................................                      S-34
Certificate Insurance Policy..........................................                       S-6
Certificateholders....................................................                       S-6
Certificate Insurer...................................................                 S-6, S-72
Certificate Insurer Premium...........................................                S-18, S-50
Certificate Owners....................................................                S-21, S-29
Certificates..........................................................                  S-1, S-5
Citibank..............................................................                      S-29
Class A Certificateholders............................................                       S-6
Class A Certificate Principal Balance.................................                      S-44
Class A Certificates..................................................                  S-1, S-5
Class A Monthly Interest..............................................                 S-9, S-40
Class A-1 Certificateholders..........................................                       S-6
Class A-1 Certificate Principal Balance...............................                      S-43
Class A-1 Certificates................................................                  S-1, S-5
Class A-1A Certificateholders.........................................                       S-5
Class A-1A Certificate Principal Balance..............................                      S-43
Class A-1A Certificates...............................................                       S-5
Class A-1A Monthly Interest...........................................                 S-9, S-40
Class A-1A Pass-Through Rate..........................................                 S-7, S-41
Class A-1B Certificateholders.........................................                       S-5
Class A-1B Certificate Principal Balance..............................                      S-43
Class A-1B Certificates...............................................                       S-5
Class A-1B Monthly Interest...........................................                 S-9, S-40
Class A-1B Pass-Through Rate..........................................                 S-7, S-41
Class A-1C Certificateholders.........................................                       S-6
Class A-1C Certificate Principal Balance..............................                      S-43
Class A-1C Certificates...............................................                       S-5
Class A-1C Monthly Interest...........................................                 S-9, S-40
Class A-1C Pass-Through Rate..........................................                 S-7, S-41
Class A-1D Certificateholders.........................................                       S-6
Class A-1D Certificate Principal Balance..............................                      S-43
Class A-1D Certificates...............................................                       S-5
Class A-1D Monthly Interest...........................................                 S-9, S-40
Class A-1D Pass-Through Rate..........................................                 S-7, S-41

                                                                                 PAGE(S)
                                                                         -----------------------
Class A-1E Certificateholders.........................................                       S-6
Class A-1E Certificate Principal Balance..............................                      S-43
Class A-1E Certificates...............................................                       S-5
Class A-1E Monthly Interest...........................................                S-10, S-40
Class A-1E Pass-Through Rate..........................................                 S-8, S-41
Class A-1F Certificateholders.........................................                       S-6
Class A-1F Certificate Principal Balance..............................                      S-43
Class A-1F Certificates...............................................                       S-5
Class A-1F Monthly Interest...........................................                S-10, S-41
Class A-1F Pass-Through Rate..........................................                 S-8, S-41
Class A-1G Certificateholders.........................................                       S-6
Class A-1G Certificate Principal Balance..............................                      S-43
Class A-1G Certificates...............................................                       S-5
Class A-1G Monthly Interest...........................................                S-10, S-41
Class A-1G Pass-Through Rate..........................................                 S-8, S-42
Class A-2 Certificateholders..........................................                       S-6
Class A-2 Certificate Principal Balance...............................                      S-44
Class A-2 Certificates................................................                  S-1, S-5
Class A-2 Pass-Through Rate...........................................                 S-8, S-42
Class A-2 Trigger Event Date..........................................          S-15, S-27, S-48
Class R Certificate...................................................                  S-1, S-5
Class R Certificateholder.............................................                       S-6
Clean-up Call Date....................................................                      S-20
Closing Date..........................................................                       S-5
Code..................................................................                 S-2, S-29
Collection Account....................................................                      S-34
Collection Period.....................................................                      S-13
Combined Loan-to-Value Ratio..........................................                      S-56
Commission............................................................                       S-3
Commitment Period.....................................................                S-16, S-46
Compensating Interest Payment.........................................                S-18, S-52
Constant Prepayment Rate..............................................                      S-63
Cooperative...........................................................                      S-31
Coverage Amount.......................................................                S-14, S-48
Coverage Deficit......................................................                S-14, S-49
Coverage Surplus......................................................                S-14, S-49
CPR...................................................................                      S-63
Cut-off Date..........................................................                       S-5
Cut-off Date Pool Balance.............................................                S-20, S-54
Cut-off Date Principal Balance........................................                      S-33
D&P...................................................................                      S-76
Defective Mortgage Loan...............................................                      S-34
Definitive Certificate................................................                      S-29
Deposit Date..........................................................                      S-35
Determination Date....................................................                      S-44
Distribution Date.....................................................                 S-9, S-35
DTC...................................................................           S-3, S-21, S-29
ERISA.................................................................                S-21, S-76
Euroclear.............................................................                S-21, S-29
Euroclear Operator....................................................                      S-31
Euroclear Participants................................................                      S-31

                                                                                 PAGE(S)
                                                                         -----------------------
European Depositaries.................................................                      S-29
Excess Cash...........................................................                      S-48
Exemption.............................................................                      S-76
Federal Reserve Board.................................................                      S-31
Final Scheduled Payment Dates.........................................                S-16, S-60
Financial Intermediary................................................                      S-29
Fitch.................................................................                      S-76
Fixed Rate Group......................................................       S-2, S-6, S-55, A-1
Global Securities.....................................................                       B-1
Greenwich.............................................................                      S-77
Group Factor..........................................................                      S-53
Holdings..............................................................                      S-72
Initial Mortgage Loans................................................                  S-2, S-6
Insured Amount........................................................                      S-50
Insurer Premium Rate..................................................                S-18, S-51
Interest Period.......................................................                      S-11
Interest Shortfalls...................................................                S-18, S-52
Junior Loans..........................................................                      S-24
LIBOR.................................................................                 S-7, S-42
LIBOR Determination Date..............................................                      S-42
Liquidated Mortgage Loan..............................................                      S-46
Liquidation Proceeds..................................................                      S-45
Maximum Rates.........................................................                      S-57
Minimum Rates.........................................................                      S-57
Monthly Advance.......................................................                S-17, S-51
Monthly Principal.....................................................                S-11, S-44
Moody's...............................................................                S-20, S-76
Morgan................................................................                      S-29
Mortgage Files........................................................                      S-33
Mortgage Interest Rate................................................                      S-56
Mortgage Loan Group...................................................       S-2, S-6, S-55, A-1
Mortgage Loans........................................................                       S-2
Mortgage Loan Schedule................................................                      S-33
Mortgage Pool.........................................................                  S-2, S-6
Mortgaged Properties..................................................                       S-6
Net Liquidation Proceeds..............................................                      S-45
Nonrecoverable Advances...............................................                      S-51
Non-U.S. Person.......................................................                       B-3
One-year CMT index....................................................                      S-22
Order.................................................................                      S-74
Original Class A-1A Certificate Principal Balance.....................                       S-7
Original Class A-1B Certificate Principal Balance.....................                       S-7
Original Class A-1C Certificate Principal Balance.....................                       S-7
Original Class A-1D Certificate Principal Balance.....................                       S-7
Original Class A-1E Certificate Principal Balance.....................                       S-7
Original Class A-1F Certificate Principal Balance.....................                       S-7
Original Class A-1G Certificate Principal Balance.....................                       S-7
Original Class A-2 Certificate Principal Balance......................                       S-7
Originators...........................................................                S-19, S-66
Pacific...............................................................                      S-19
Pacific Loans.........................................................                      S-19

                                                                                 PAGE(S)
                                                                         -----------------------
Participants..........................................................                      S-31
Paying Agent..........................................................                      S-35
Payment Ahead.........................................................                      S-44
Percentage Interest...................................................                      S-35
Permitted Investments.................................................                      S-34
Plan..................................................................                      S-76
Pool Balance..........................................................                      S-20
Pooling and Servicing Agreement.......................................            S-1, S-6, S-28
Prepayment Interest Shortfall.........................................                S-18, S-52
Prepayment Scenario...................................................                      S-63
Principal Balance.....................................................                      S-44
Principal Payment.....................................................                      S-44
Principal Prepayment..................................................                      S-45
Purchase Account......................................................                S-16, S-46
Purchase Account Deposit..............................................                S-16, S-46
Purchase Price........................................................                      S-34
Qualified Replacement Mortgage........................................                      S-34
Rating Agencies.......................................................                S-20, S-76
Realized Loss.........................................................                      S-49
Receipt/Received......................................................                      S-74
Record Date...........................................................                 S-8, S-35
Relevant Depositary...................................................                      S-29
Reference Banks.......................................................                      S-42
Relief Act............................................................                S-18, S-52
Relief Act Shortfalls.................................................                S-18, S-52
REMIC.................................................................                 S-2, S-20
REMIC Pool............................................................                      S-29
REO Property..........................................................                      S-51
Required Coverage Amount..............................................                S-14, S-48
Reserve Interest Rate.................................................                      S-42
Restricted Group......................................................                      S-77
Reuters Screen LIBO Page..............................................                      S-42
Rules.................................................................                      S-30
S&P...................................................................                S-20, S-76
Securities Act........................................................                      S-77
Servicer..............................................................                       S-5
Servicing Advances....................................................                      S-51
Servicing Fee.........................................................                S-18, S-71
Servicing Fee Rate....................................................                S-18, S-71
Six-month London Interbank Offered Rate...............................                      S-22
SMMEA.................................................................                      S-21
Sponsor...............................................................                  S-1, S-5
Sponsor's Guidelines..................................................                      S-66
Standard Prepayment Assumption........................................                      S-63
Subsequent Cut-off Date...............................................                      S-26
Subsequent Mortgage Loans.............................................                 S-2, S-46
Subsequent Transfer Date..............................................                      S-17
Sub-Servicer..........................................................                 S-5, S-70
Terms and Conditions..................................................                      S-31
Trust.................................................................                       S-1
Trustee...............................................................                  S-1, S-5

                                                                                 PAGE(S)
                                                                         -----------------------
Trust Insurance Proceeds..............................................                      S-45
Unaffiliated Originators..............................................                S-19, S-66
Underwriters..........................................................                 S-1, S-77
Underwriting Agreement................................................                      S-77
U.S. Person...........................................................                       B-3
Weighted average life.................................................                      S-63

                                    ANNEX A

                        DESCRIPTION OF THE MORTGAGE POOL

     The following is a brief description of certain terms of the Initial Mortgage Loans based on the Initial Mortgage Loans and each Mortgage Loan Group as of the Cut-off Date. Certain mortgage loans may be removed, prior to the Closing Date, from the Mortgage Pool and each Mortgage Loan Group as described herein, in which case an amount equal to the aggregate principal balances of such mortgage loans, but in no event more than $10,000,000, will be added to the Purchase Account Deposit on the Closing Date. As a result, the statistical information presented below regarding the Initial Mortgage Loans and each Mortgage Loan Group as of the Cut-off Date may vary in certain limited respects from comparable information based on the actual composition of the Mortgage Pool and each Mortgage Loan Group at the Closing Date. In addition, the actual Mortgage Pool may vary from the description below due to a number of factors, including the purchase of Subsequent Mortgage Loans and prepayments of the Initial Mortgage Loans. See "-- Conveyance of Subsequent Mortgage Loans" herein.

     The term "Aggregate Principal Balance" means the aggregate Principal Balance of the Mortgage Loans in the specified Mortgage Loan Group. The information expressed as a percentage of the Aggregate Principal Balance may not total 100% due to rounding.

     Each Mortgage Loan in the Trust will be assigned to one of two mortgage loan groups (the "Fixed Rate Group" and the "Adjustable Rate Group," and each a "Mortgage Loan Group"). The Initial Mortgage Loans comprising the Fixed Rate Group will be secured by first, second and third liens with respect to the related Mortgaged Properties and will bear fixed rates of interest. All of the Initial Mortgage Loans comprising the Adjustable Rate Group will be secured by first liens on the related Mortgaged Properties and will bear interest at rates that adjust based on the index described in the related mortgage notes. Distributions on the Class A-1 Certificates will be derived primarily from amounts received, collected or recovered in respect of the Fixed Rate Group. Distributions on the Class A-2 Certificates will be derived primarily from amounts received, collected or recovered in respect of the Adjustable Rate Group.

                                FIXED RATE GROUP

                           TYPE OF MORTGAGED PROPERTY

                                                                                           PERCENTAGE OF
                                                                                           CUT-OFF DATE
                                                    NUMBER OF           AGGREGATE            AGGREGATE
                 PROPERTY TYPE                    MORTGAGE LOANS    PRINCIPAL BALANCE    PRINCIPAL BALANCE
-----------------------------------------------   --------------    -----------------    -----------------
Single Family Residence........................        3,113         $ 173,021,172.57           88.72%
Two- to Four-Family Residence..................          272            15,861,191.42            8.13
Condominium Unit...............................           99             6,143,190.14            3.15
                                                      ------        -----------------         -------
       Total...................................        3,484         $ 195,025,554.13          100.00%
                                                      ======        =================         =======

                                FIXED RATE GROUP

                                OCCUPANCY STATUS

                                                                                           PERCENTAGE OF
                                                                                           CUT-OFF DATE
                                                    NUMBER OF       AGGREGATE UNPAID         AGGREGATE
               OCCUPANCY STATUS                   MORTGAGE LOANS    PRINCIPAL BALANCE    PRINCIPAL BALANCE
-----------------------------------------------   --------------    -----------------    -----------------
Owner Occupied/Primary Residence...............        3,115           178,141,865.50           91.34%
Non-Owner Occupied/Investment Property.........          369         $  16,883,688.63            8.66%
                                                      ------        -----------------         -------
       Total...................................        3,484         $ 195,025,554.13          100.00%
                                                      ======        =================         =======

                                FIXED RATE GROUP

                                PRIORITY OF LIEN

                                                                                           PERCENTAGE OF
                                                                                           CUT-OFF DATE
                                                    NUMBER OF       AGGREGATE UNPAID         AGGREGATE
                 LIEN PRIORITY                    MORTGAGE LOANS    PRINCIPAL BALANCE    PRINCIPAL BALANCE
-----------------------------------------------   --------------    -----------------    -----------------
First Lien.....................................        2,821         $ 175,910,621.82           90.20%
Second Lien....................................          656            18,962,056.97            9.72
Third Lien.....................................            7               152,875.34            0.08
                                                      ------        -----------------         -------
       Total...................................        3,484         $ 195,025,554.13          100.00%
                                                      ======        =================         =======

                                FIXED RATE GROUP

                      TYPE OF LOAN BY AMORTIZATION METHOD

                                                                                           PERCENTAGE OF
                                                                                           CUT-OFF DATE
                                                    NUMBER OF       AGGREGATE UNPAID         AGGREGATE
              AMORTIZATION METHOD                 MORTGAGE LOANS    PRINCIPAL BALANCE    PRINCIPAL BALANCE
-----------------------------------------------   --------------    -----------------    -----------------
Fully Amortizing...............................        3,030         $ 170,406,683.76           87.38%
Partially Amortizing/Balloon...................          454            24,618,870.37           12.62
                                                      ------        -----------------         -------
          Total................................        3,484         $ 195,025,554.13          100.00%
                                                      ======        =================         =======

                                FIXED RATE GROUP

                         COMBINED LOAN-TO-VALUE RATIOS

                                                                                           PERCENTAGE OF
                                                                                           CUT-OFF DATE
               RANGE OF COMBINED                    NUMBER OF       AGGREGATE UNPAID         AGGREGATE
             LOAN-TO-VALUE RATIOS                 MORTGAGE LOANS    PRINCIPAL BALANCE    PRINCIPAL BALANCE
-----------------------------------------------   --------------    -----------------    -----------------
 6.50% to 10.00%...............................           11         $     174,456.28            0.09%
10.01% to 15.00%...............................           27               560,742.62            0.29
15.01% to 20.00%...............................           38               827,343.81            0.42
20.01% to 25.00%...............................           59             1,645,092.35            0.84
25.01% to 30.00%...............................           64             2,350,798.72            1.21
30.01% to 35.00%...............................           93             3,707,214.02            1.90
35.01% to 40.00%...............................          106             4,243,334.90            2.18
40.01% to 45.00%...............................          106             4,955,988.34            2.54
45.01% to 50.00%...............................          157             7,595,573.42            3.89
50.01% to 55.00%...............................          193            10,394,675.28            5.33
55.01% to 60.00%...............................          269            13,940,668.57            7.15
60.01% to 65.00%...............................          568            30,721,546.95           15.75
65.01% to 70.00%...............................          631            34,007,760.33           17.44
70.01% to 75.00%...............................          634            37,458,292.22           19.21
75.01% to 80.00%...............................          387            30,903,869.49           15.85
80.01% to 85.00%...............................          128            10,511,068.70            5.39
85.01% to 85.08%...............................           13             1,027,128.13            0.53
                                                      ------        -----------------         -------
          Total................................        3,484         $ 195,025,554.13          100.00%
                                                      ======        =================         =======

                                FIXED RATE GROUP

                           ORIGINAL TERM TO MATURITY

                                                                                           PERCENTAGE OF
                   RANGE OF                                                                CUT-OFF DATE
               ORIGINAL TERMS TO                    NUMBER OF       AGGREGATE UNPAID         AGGREGATE
               MATURITY (MONTHS)                  MORTGAGE LOANS    PRINCIPAL BALANCE    PRINCIPAL BALANCE
-----------------------------------------------   --------------    -----------------    -----------------
 60............................................           46         $     758,750.54            0.39%
 61 to  72.....................................            3                69,293,21            0.04
 73 to  84.....................................           21               449,087.28            0.23
 85 to  96.....................................            5                84,752.43            0.04
 97 to 108.....................................            2                36,835.99            0.02
109 to 120.....................................          158             4,041,911.56            2.07
133 to 144.....................................            2                88,187.50            0.05
145 to 156.....................................            1                 9,922.17            0.01
169 to 180.....................................        1,413            60,810,730.69           31.18
181 to 192.....................................           24               892,455.40            0.46
229 to 240.....................................           35             1,715,619.55            0.88
289 to 300.....................................            5               415,317.29            0.21
349 to 360.....................................        1,769           125,652,690.52           64.43
                                                      ------        -----------------         -------
          Total................................        3,484         $ 195,025,554.13          100.00%
                                                      ======        =================         =======

                                FIXED RATE GROUP

                           REMAINING TERM TO MATURITY

                                                                                           PERCENTAGE OF
                   RANGE OF                                                                CUT-OFF DATE
              REMAINING TERMS TO                    NUMBER OF       AGGREGATE UNPAID         AGGREGATE
               MATURITY (MONTHS)                  MORTGAGE LOANS    PRINCIPAL BALANCE    PRINCIPAL BALANCE
-----------------------------------------------   --------------    -----------------    -----------------
 58 to  60.....................................           47         $     798,684.51            0.41%
 61 to  72.....................................            2                29,359.24            0.02
 73 to  84.....................................           21               449,087.28            0.23
 85 to  96.....................................            5                84,752.43            0.04
 97 to 108.....................................            2                36,835.99            0.02
109 to 120.....................................          158             4,041,911.56            2.07
133 to 144.....................................            2                88,187.50            0.05
145 to 156.....................................            1                 9,922.17            0.01
169 to 180.....................................        1,427            61,367,386.09           31.47
181 to 192.....................................           10               335,800.00            0.17
229 to 240.....................................           35             1,715,619.55            0.88
289 to 300.....................................            5               415,317.29            0.21
349 to 360.....................................        1,769           125,652,690.52           64.43
                                                      ------        -----------------         -------
          Total................................        3,484         $ 195,025,554.13          100.00%
                                                      ======        =================         =======

                                FIXED RATE GROUP

                        RANGE OF MORTGAGE INTEREST RATES

                                                                                           PERCENTAGE OF
                                                                                           CUT-OFF DATE
               RANGE OF MORTGAGE                    NUMBER OF       AGGREGATE UNPAID         AGGREGATE
                INTEREST RATES                    MORTGAGE LOANS    PRINCIPAL BALANCE    PRINCIPAL BALANCE
-----------------------------------------------   --------------    -----------------    -----------------
 7.74000% to  8.00000%.........................           20         $   1,346,109.36            0.69%
 8.00001% to  8.50000%.........................           69             4,736,483.04            2.43
 8.50001% to  9.00000%.........................          184            15,026,835.28            7.71
 9.00001% to  9.50000%.........................          274            20,971,591.62           10.75
 9.50001% to 10.00000%.........................          368            27,145,222.47           13.92
10.00001% to 10.50000%.........................          265            17,471,486.03            8.96
10.50001% to 11.00000%.........................          359            20,860,986.91           10.70
11.00001% to 11.50000%.........................          339            16,631,395.34            8.53
11.50001% to 12.00000%.........................          361            16,166,495.12            8.29
12.00001% to 12.50000%.........................          247            11,252,106.18            5.77
12.50001% to 13.00000%.........................          229            11,021,998.67            5.65
13.00001% to 13.50000%.........................          188             7,296,269.01            3.74
13.50001% to 14.00000%.........................          167             6,732,924.49            3.45
14.00001% to 14.50000%.........................          144             5,877,690.51            3.01
14.50001% to 15.00000%.........................           83             3,308,724.91            1.70
15.00001% to 15.50000%.........................           75             3,661,921.86            1.88
15.50001% to 16.00000%.........................           53             2,757,482.38            1.41
16.00001% to 16.50000%.........................           29             1,386,303.95            0.71
16.50001% to 17.00000%.........................           20               972,654.64            0.50
17.00001% to 17.50000%.........................            7               280,908.19            0.14
17.50001% to 17.75000%.........................            3               119,964.17            0.06
                                                      ------        -----------------         -------
          Total................................        3,484         $ 195,025,554.13          100.00%
                                                      ======        =================         =======

                                FIXED RATE GROUP

                         CUT-OFF DATE PRINCIPAL BALANCE

                                                                                           PERCENTAGE OF
                   RANGE OF                                                                CUT-OFF DATE
                 CUT-OFF DATE                       NUMBER OF       AGGREGATE UNPAID         AGGREGATE
              PRINCIPAL BALANCES                  MORTGAGE LOANS    PRINCIPAL BALANCE    PRINCIPAL BALANCE
-----------------------------------------------   --------------    -----------------    -----------------
  $9,722.85 to  $50,000.00.....................        1,973         $  59,579,569.19           30.55%
 $50,000.01 to $100,000.00.....................        1,126            80,869,574.67           41.47
$100,000.01 to $150,000.00.....................          279            33,299,007.80           17.07
$150,000.01 to $200,000.00.....................           66            11,267,578.05            5.78
$200,000.01 to $250,000.00.....................           25             5,474,101.43            2.81
$250,000.01 to $300,000.00.....................           10             2,733,930.61            1.40
$300,000.01 to $350,000.00.....................            3             1,007,571.06            0.52
$350,000.01 to $400,000.00.....................            1               365,000.00            0.19
$400,000.01 to $429,221.32.....................            1               429,221.32            0.22
                                                      ------        -----------------         -------
          Total................................        3,484         $ 195,025,554.13          100.00%
                                                      ======        =================         =======

                                FIXED RATE GROUP

                       ORIGINATORS OF THE MORTGAGED LOANS

                                                                                           PERCENTAGE OF
                                                                                           CUT-OFF DATE
                                                    NUMBER OF       AGGREGATE UNPAID         AGGREGATE
                  ORIGINATOR                      MORTGAGE LOANS    PRINCIPAL BALANCE    PRINCIPAL BALANCE
-----------------------------------------------   --------------    -----------------    -----------------
Affiliated.....................................        2,514         $ 134,737,691.51           69.09%
Unaffiliated...................................          970            60,287,862.62           30.91
                                                      ------        -----------------         -------
          Total................................        3,484         $ 195,025,554.13          100.00%
                                                      ======        =================         =======

                                FIXED RATE GROUP

               GEOGRAPHICAL DISTRIBUTION OF MORTGAGED PROPERTIES

                                                                                           PERCENTAGE OF
                                                                                           CUT-OFF DATE
                                                    NUMBER OF       AGGREGATE UNPAID         AGGREGATE
                     STATE                        MORTGAGE LOANS    PRINCIPAL BALANCE    PRINCIPAL BALANCE
-----------------------------------------------   --------------    -----------------    -----------------
California.....................................          744         $  51,754,513.31           26.54%
Florida........................................          331            16,215,052.05            8.31
Washington.....................................          200            11,508,017.18            5.90
Illinois.......................................          233            11,187,887.98            5.74
Ohio...........................................          199             9,898,699.79            5.08
Oregon.........................................          145             8,676,324.73            4.45
Michigan.......................................          209             8,461,403.48            4.34
Colorado.......................................          145             8,106,397.90            4.16
Arizona........................................          142             6,910,345.62            3.54
Indiana........................................          185             6,906,018.53            3.54
Utah...........................................          123             6,796,403.49            3.48
Pennsylvania...................................          161             6,597,468.77            3.38
New Jersey.....................................           62             6,191,821.21            3.17
New York.......................................           57             4,809,736.34            2.47
Hawaii.........................................           27             4,684,819.79            2.40
Georgia........................................           60             3,238,813.17            1.66
Nevada.........................................           55             3,098,204.91            1.59
Connecticut....................................           50             2,994,394.28            1.54
Maryland.......................................           65             2,717,019.74            1.39
North Carolina.................................           65             2,610,578.75            1.34
Virginia.......................................           37             2,117,657.98            1.09
Texas..........................................           44             2,092,895.30            1.07
Massachusetts..................................           18             1,364,709.28            0.70
Minnesota......................................           24             1,269,076.65            0.65
Missouri.......................................           34             1,075,124.26            0.55
South Carolina.................................           19               880,011.18            0.45
District of Columbia...........................           10               767,760.59            0.39
Rhode Island...................................            6               449,338.20            0.23
Kentucky.......................................            7               304,269.46            0.16
Oklahoma.......................................            4               202,710.06            0.10
Wisconsin......................................            3               196,081.65            0.10
Mississippi....................................            3               172,447.41            0.09
Tennessee......................................            4               132,882.92            0.07
New Mexico.....................................            2               124,524.67            0.06
Maine..........................................            2               108,971.18            0.06
Alaska.........................................            1                99,725.19            0.05
Kansas.........................................            2                89,250.00            0.05
New Hampshire..................................            1                55,179.78            0.03
Delaware.......................................            1                51,943.96            0.03
South Dakota...................................            1                43,374.46            0.02
Iowa...........................................            1                24,700.00            0.01
Louisiana......................................            1                24,073.36            0.01
Montana........................................            1                14,925.57            0.01
                                                      ------        -----------------         -------
          Total................................        3,484         $ 195,025,554.13          100.00%
                                                      ======        =================         =======

                             ADJUSTABLE RATE GROUP

                           TYPE OF MORTGAGED PROPERTY

                                                                                           PERCENTAGE OF
                                                                                           CUT-OFF DATE
                                                    NUMBER OF       AGGREGATE UNPAID         AGGREGATE
                 PROPERTY TYPE                    MORTGAGE LOANS    PRINCIPAL BALANCE    PRINCIPAL BALANCE
-----------------------------------------------   --------------    -----------------    -----------------
Single Family Residence........................        2,695         $ 247,462,904.20           88.89%
Two- to Four-Family Residence..................          211            17,946,226.53            6.45
Condominium Unit...............................          144            12,979,810.43            4.66
                                                      ------        -----------------         -------
          Total................................        3,050         $ 278,388,941.16          100.00%
                                                      ======        =================         =======

                             ADJUSTABLE RATE GROUP

                                OCCUPANCY STATUS

                                                                                           PERCENTAGE OF
                                                                                           CUT-OFF DATE
                                                    NUMBER OF       AGGREGATE UNPAID         AGGREGATE
               OCCUPANCY STATUS                   MORTGAGE LOANS    PRINCIPAL BALANCE    PRINCIPAL BALANCE
-----------------------------------------------   --------------    -----------------    -----------------
Owner Occupied/Primary Residence...............        2,699         $ 255,204,451.56           91.67%
Non-Owner Occupied/Investment Property.........          351            23,184,489.60            8.33
                                                      ------        -----------------         -------
          Total................................        3,050         $ 278,388,941.16          100.00%
                                                      ======        =================         =======

                             ADJUSTABLE RATE GROUP

                         COMBINED LOAN-TO-VALUE RATIOS

                                                                                           PERCENTAGE OF
                                                                                           CUT-OFF DATE
               RANGE OF COMBINED                    NUMBER OF       AGGREGATE UNPAID         AGGREGATE
             LOAN-TO-VALUE RATIOS                 MORTGAGE LOANS    PRINCIPAL BALANCE    PRINCIPAL BALANCE
-----------------------------------------------   --------------    -----------------    -----------------
 8.92% to 10.00%...............................            1         $      11,596.32            0.00%
10.01% to 15.00%...............................            2               141,550.00            0.05
15.01% to 20.00%...............................            4               215,468.72            0.08
20.01% to 25.00%...............................            4               234,817.74            0.08
25.01% to 30.00%...............................           11               479,763.87            0.17
30.01% to 35.00%...............................           17               869,733.04            0.31
35.01% to 40.00%...............................           33             1,973,860.37            0.71
40.01% to 45.00%...............................           34             2,416,856.45            0.87
45.01% to 50.00%...............................           77             5,333,533.70            1.92
50.01% to 55.00%...............................           80             6,043,088.52            2.17
55.01% to 60.00%...............................          251            18,381,628.26            6.60
60.01% to 65.00%...............................          788            62,212,003.34           22.35
65.01% to 70.00%...............................          574            53,304,127.87           19.15
70.01% to 75.00%...............................          661            69,746,033.10           25.05
75.01% to 80.00%...............................          380            41,017,141.42           14.73
80.01% to 85.00%...............................          121            14,439,745.83            5.19
85.01% to 90.00%...............................            8               708,814.18            0.25
90.01% to 95.00%...............................            3               561,950.00            0.20
95.01% to 97.54%...............................            1               297,228.43            0.11
                                                      ------        -----------------         -------
          Total................................        3,050         $ 278,388,941.16          100.00%
                                                      ======        =================         =======

                             ADJUSTABLE RATE GROUP

                      TYPE OF LOAN BY AMORTIZATION METHOD

                                                                                           PERCENTAGE OF
                                                                                           CUT-OFF DATE
                                                    NUMBER OF       AGGREGATE UNPAID         AGGREGATE
              AMORTIZATION METHOD                 MORTGAGE LOANS    PRINCIPAL BALANCE    PRINCIPAL BALANCE
-----------------------------------------------   --------------    -----------------    -----------------
Fully Amortizing...............................        3,045         $ 277,835,144.97           99.80%
Partially Amortizing/Balloon...................            5               553,796.19             .20
                                                      ------        -----------------         -------
          Total................................        3,050         $ 278,388,941.16          100.00%
                                                      ======        =================         =======

                             ADJUSTABLE RATE GROUP

                           ORIGINAL TERM TO MATURITY

                                                                                           PERCENTAGE OF
                                                                                           CUT-OFF DATE
               ORIGINAL TERMS TO                    NUMBER OF       AGGREGATE UNPAID         AGGREGATE
               MATURITY (MONTHS)                  MORTGAGE LOANS    PRINCIPAL BALANCE    PRINCIPAL BALANCE
-----------------------------------------------   --------------    -----------------    -----------------
180............................................           43         $   2,738,904.37            0.98%
229 to 240.....................................            1                29,900.00            0.01
349 to 360.....................................        3,006           275,620,136.79           99.01
                                                      ------        -----------------         -------
          Total................................        3,050         $ 278,388,941.16          100.00%
                                                      ======        =================         =======

                             ADJUSTABLE RATE GROUP

                           REMAINING TERM TO MATURITY

                                                                                           PERCENTAGE OF
                   RANGE OF                                                                CUT-OFF DATE
              REMAINING TERMS TO                    NUMBER OF       AGGREGATE UNPAID         AGGREGATE
               MATURITY (MONTHS)                  MORTGAGE LOANS    PRINCIPAL BALANCE    PRINCIPAL BALANCE
-----------------------------------------------   --------------    -----------------    -----------------
175 to 180.....................................           43         $   2,738,904.37            0.98%
229 to 240.....................................            1                29,900.00            0.01
337 to 348.....................................            4               133,281.90            0.05
349 to 360.....................................        3,002           275,486,854.89           98.96
                                                      ------        -----------------         -------
          Total................................        3,050         $ 278,388,941.16          100.00%
                                                      ======        =================         =======

                             ADJUSTABLE RATE GROUP

                        RANGE OF MORTGAGE INTEREST RATES
                               AS OF CUT-OFF DATE

                                                                                         PERCENTAGE OF
                                                                    AGGREGATE UNPAID     CUT-OFF DATE
                RANGE OF MORTGAGE                    NUMBER OF         PRINCIPAL           AGGREGATE
                 INTEREST RATES                    MORTGAGE LOANS       BALANCE        PRINCIPAL BALANCE
-------------------------------------------------  --------------   ----------------   -----------------
 4.95000% to  5.00000%...........................           2       $     413,841.92           0.15%
 5.00001% to  5.50000%...........................           3             559,717.85           0.20
 5.50001% to  6.00000%...........................           9           1,040,446.80           0.37
 6.00001% to  6.50000%...........................          15           1,937,794.61           0.70
 6.50001% to  7.00000%...........................          31           3,359,780.38           1.21
 7.00001% to  7.50000%...........................          44           5,318,058.37           1.91
 7.50001% to  8.00000%...........................         121          14,293,937.90           5.13
 8.00001% to  8.50000%...........................         193          21,225,913.45           7.62
 8.50001% to  9.00000%...........................         276          28,736,795.49          10.32
 9.00001% to  9.50000%...........................         289          29,897,750.24          10.74
 9.50001% to 10.00000%...........................         341          34,807,457.37          12.50
10.00001% to 10.50000%...........................         256          21,725,759.62           7.80
10.50001% to 11.00000%...........................         318          27,880,191.20          10.01
11.00001% to 11.50000%...........................         223          18,686,632.47           6.71
11.50001% to 12.00000%...........................         232          18,405,885.02           6.61
12.00001% to 12.50000%...........................         205          14,277,275.06           5.13
12.50001% to 13.00000%...........................         171          12,734,242.72           4.57
13.00001% to 13.50000%...........................          95           6,623,470.44           2.38
13.50001% to 14.00000%...........................          94           6,786,690.75           2.44
14.00001% to 14.50000%...........................          56           4,144,212.94           1.49
14.50001% to 15.00000%...........................          36           2,289,309.12           0.82
15.00001% to 15.50000%...........................          28           2,675,607.11           0.96
15.50001% to 16.00000%...........................           8             428,902.79           0.15
16.00001% to 16.50000%...........................           2              70,988.99           0.03
17.00001% to 17.50000%...........................           1              46,778.55           0.02
17.50001% to 17.55000%...........................           1              21,500.00           0.01
                                                       ------       ----------------        -------
          Total..................................       3,050       $ 278,388,941.16         100.00%
                                                       ======       ================        =======

                             ADJUSTABLE RATE GROUP

                         CUT-OFF DATE PRINCIPAL BALANCE

                                                                                           PERCENTAGE OF
                                                                                           CUT-OFF DATE
                   RANGE OF                                                                  AGGREGATE
                 CUT-OFF DATE                       NUMBER OF       AGGREGATE UNPAID         PRINCIPAL
              PRINCIPAL BALANCES                  MORTGAGE LOANS    PRINCIPAL BALANCE        BALANCES
-----------------------------------------------   --------------    -----------------    -----------------
 $10,994.65 to  $50,000.00.....................          733         $  27,004,816.11            9.70%
 $50,000.01 to $100,000.00.....................        1,433           106,839,180.59           38.38
$100,000.01 to $150,000.00.....................          508            61,407,017.50           22.06
$150,000.01 to $200,000.00.....................          196            33,617,843.34           12.08
$200,000.01 to $250,000.00.....................           83            18,542,341.09            6.66
$250,000.01 to $300,000.00.....................           54            14,924,327.65            5.36
$300,000.01 to $350,000.00.....................           24             7,806,346.05            2.80
$350,000.01 to $400,000.00.....................            7             2,644,738.80            0.95
$400,000.01 to $450,000.00.....................            6             2,531,925.48            0.91
$450,000.01 to $500,000.00.....................            5             2,371,500.00            0.85
$650,000.01 to $698,904.55.....................            1               698,904.55            0.25
                                                      ------        -----------------         -------
          Total................................        3,050         $ 278,388,941.16          100.00%
                                                      ======        =================         =======

                             ADJUSTABLE RATE GROUP

                             RANGE OF GROSS MARGINS

                                                                                           PERCENTAGE OF
                                                                                            CUT-OFF DATE
                                                    NUMBER OF       AGGREGATE UNPAID         AGGREGATE
                 GROSS MARGIN                     MORTGAGE LOANS    PRINCIPAL BALANCE    PRINCIPAL BALANCE
-----------------------------------------------   --------------    -----------------    ------------------
 3.75% to  4.00%...............................            3         $     442,158.47            0.16%
 4.01% to  5.00%...............................           84             8,910,492.82            3.20
 5.01% to  6.00%...............................          443            48,480,525.68           17.41
 6.01% to  7.00%...............................        1,007            96,479,943.17           34.66
 7.01% to  8.00%...............................          926            80,616,593.86           28.96
 8.01% to  9.00%...............................          373            28,712,094.89           10.31
 9.01% to 10.00%...............................          200            14,018,733.71            5.04
10.01% to 10.88%...............................           14               728,398.56            0.26
                                                      ------        -----------------         -------
          Total................................        3,050         $ 278,388,941.16          100.00%
                                                      ======        =================         =======

                             ADJUSTABLE RATE GROUP

                    RANGE OF MAXIMUM MORTGAGE INTEREST RATES

                                                                                           PERCENTAGE OF
                                                                                           CUT-OFF DATE
                   RANGE OF                         NUMBER OF       AGGREGATE UNPAID         AGGREGATE
                 MAXIMUM RATES                    MORTGAGE LOANS    PRINCIPAL BALANCE    PRINCIPAL BALANCE
-----------------------------------------------   --------------    -----------------    -----------------
11.88% to 12.00%...............................            2         $     413,841.92            0.15%
12.01% to 13.00%...............................           12             1,600,164.65            0.57
13.01% to 14.00%...............................           58             7,256,546.36            2.61
14.01% to 15.00%...............................          219            25,231,482.82            9.06
15.01% to 16.00%...............................          548            60,518,363.76           21.74
16.01% to 17.00%...............................          608            58,390,478.13           20.97
17.01% to 18.00%...............................          637            53,153,112.99           19.09
18.01% to 19.00%...............................          461            36,248,376.08           13.02
19.01% to 20.00%...............................          304            21,838,993.89            7.84
20.01% to 21.00%...............................          143             9,497,688.85            3.41
21.01% to 22.00%...............................           43             3,381,304.92            1.21
22.01% to 23.00%...............................           11               719,319.25            0.26
23.01% to 24.00%...............................            2                70,988.99            0.03
24.01% to 24.55%...............................            2                68,278.55            0.02
                                                      ------        -----------------         -------
          Total................................        3,050         $ 278,388,941.16          100.00%
                                                      ======        =================         =======

                             ADJUSTABLE RATE GROUP

                        RANGE OF MINIMUM MORTGAGE RATES

                                                                                           PERCENTAGE OF
                                                                                           CUT-OFF DATE
               RANGE OF MINIMUM                     NUMBER OF       AGGREGATE UNPAID         AGGREGATE
                MORTGAGE RATES                    MORTGAGE LOANS    PRINCIPAL BALANCE    PRINCIPAL BALANCE
-----------------------------------------------   --------------    -----------------    -----------------
 4.88% to  5.00%...............................            2         $     413,841.92            0.15%
 5.01% to  6.00%...............................           12             1,600,164.65            0.57
 6.01% to  7.00%...............................           48             5,398,449.99            1.94
 7.01% to  8.00%...............................          162            19,304,046.27            6.93
 8.01% to  9.00%...............................          444            47,679,064.24           17.13
 9.01% to 10.00%...............................          605            62,790,969.08           22.56
10.01% to 11.00%...............................          570            49,349,337.07           17.73
11.01% to 12.00%...............................          481            39,696,422.56           14.26
12.01% to 13.00%...............................          388            27,622,790.73            9.92
13.01% to 14.00%...............................          198            14,135,450.40            5.08
14.01% to 15.00%...............................           98             7,029,632.01            2.53
15.01% to 16.00%...............................           38             3,229,504.70            1.16
16.01% to 17.00%...............................            2                70,988.99            0.03
17.01% to 17.55%...............................            2                68,278.55            0.02
                                                      ------        -----------------         -------
          Total................................        3,050         $ 278,388,941.16          100.00%
                                                      ======        =================         =======

                             ADJUSTABLE RATE GROUP

                       ORIGINATORS OF THE MORTGAGE LOANS

                                                                                           PERCENTAGE OF
                                                                                           CUT-OFF DATE
                                                    NUMBER OF       AGGREGATE UNPAID         AGGREGATE
                  ORIGINATOR                      MORTGAGE LOANS    PRINCIPAL BALANCE    PRINCIPAL BALANCE
-----------------------------------------------   --------------    -----------------    -----------------
Affiliated.....................................        1,375         $ 120,912,250.37           43.43%
Unaffiliated...................................        1,675           157,476,690.79           56.57
                                                      ------        -----------------         -------
                                                       3,050         $ 278,388,941.16          100.00%
                                                      ======        =================         =======

                             ADJUSTABLE RATE GROUP

               GEOGRAPHICAL DISTRIBUTION OF MORTGAGED PROPERTIES

                                                                                           PERCENTAGE OF
                                                                                           CUT-OFF DATE
                                                    NUMBER OF       AGGREGATE UNPAID         AGGREGATE
                     STATE                        MORTGAGE LOANS    PRINCIPAL BALANCE    PRINCIPAL BALANCE
-----------------------------------------------   --------------    -----------------    -----------------
California.....................................          516         $  64,996,136.94           23.35%
Washington.....................................          200            21,707,123.18            7.80
Illinois.......................................          240            21,332,726.05            7.66
Colorado.......................................          154            15,185,463.64            5.45
Florida........................................          185            14,854,631.56            5.34
Oregon.........................................          157            14,819,935.08            5.32
Utah...........................................          128            12,430,346.20            4.47
Connecticut....................................          140            11,867,720.25            4.26
Arizona........................................          118            10,625,926.06            3.82
Ohio...........................................          186            10,578,159.16            3.80
New Jersey.....................................           87             8,958,264.04            3.22
Pennsylvania...................................          117             8,279,384.57            2.97
Maryland.......................................          106             7,420,194.16            2.67
Georgia........................................           82             6,825,169.77            2.45
New York.......................................           62             5,737,281.70            2.06
Texas..........................................           82             5,092,613.68            1.83
Hawaii.........................................           24             4,775,571.20            1.72
North Carolina.................................           77             4,684,932.89            1.68
Massachusetts..................................           48             4,555,415.17            1.64
Indiana........................................           55             3,230,681.08            1.16
Missouri.......................................           60             2,883,981.52            1.04
Michigan.......................................           35             2,595,790.77            0.93
Minnesota......................................           27             2,429,596.73            0.87
District of Columbia...........................           25             2,351,561.98            0.84
Virginia.......................................           16             1,769,553.80            0.64
Rhode Island...................................           21             1,520,969.20            0.55
Nevada.........................................           15             1,473,693.46            0.53
Kansas.........................................            9             1,049,220.96            0.38
South Carolina.................................           22               842,184.78            0.30
Wisconsin......................................           12               674,850.26            0.24
New Mexico.....................................            5               579,200.00            0.21
Idaho..........................................            6               352,251.73            0.13
Delaware.......................................            4               261,057.26            0.09
New Hampshire..................................            2               247,800.00            0.09
Oklahoma.......................................            4               241,083.29            0.09
South Dakota...................................            4               224,128.70            0.08
Kentucky.......................................            5               177,383.41            0.06
Iowa...........................................            3               165,366.30            0.06
Montana........................................            3               165,246.64            0.06
Nebraska.......................................            2               118,475.00            0.04
Tennessee......................................            2               114,962.68            0.04
Wyoming........................................            2               105,240.40            0.04
Louisiana......................................            2                87,665.91            0.03
                                                      ------        -----------------         -------
          Total................................        3,050         $ 278,388,941.16          100.00%
                                                      ======        =================         =======

                                    ANNEX B

                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered Mortgage Pass-Through Certificates, Series 1996-D (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through DTC, Cedel or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through Cedel and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedure applicable to U.S. corporate debt obligations and prior Mortgage Pass-Through Certificates issues.

     Secondary cross-market trading between participants of Cedel or Euroclear and Participants holding Certificates will be effected on a delivery-against-payment basis through the Relevant Depositaries of Cedel and Euroclear (in such capacity) and as Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede, as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their Relevant Depositaries, which in turn will hold such positions in accounts as Participants.

     Investors electing to hold their Global Securities through DTC will follow DTC settlement practice. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Because the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between Participants. Second market trading between Participants will be settled using the procedures applicable to prior mortgage pass-through certificates issues in same-day funds.

     Trading between Cedel and/or Euroclear Participants. Secondary market trading between Cedel Participants or Euroclear Participant will be settled using the Procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC Seller and Cedel or Euroclear Participants. When Global Securities are to be transferred from the account of a Participant to the account of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. Cedel or Euroclear will instruct the respective

Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary to the Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debt will be valued instead as of the actual settlement date.

     Cedel Participant and Euroclear Participant will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they clear the overdraft when the Global Securities are credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedel. Participants or Euroclear Participant's particular cost of funds.

     Because the settlement is taking place during New York business hours, Participant can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the Participants a cross-market transaction will settle no differently than a trade between two Participants.

     Trading between Cedel or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Cedel or Euroclear will instruct the Relevant Depositary, as appropriate, to deliver the Global Securities to the Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New
York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          (a) borrowing though Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

          (b) borrowing the Global Securities in the U.S. from a Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

          (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

          Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Global Securities that are Non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

          Exemption for non-U.S. Persons with effectively connected income (Form
     4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

          Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owners or their agents.

          Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

          U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person though whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years, and Form 4224 is effective for one calendar year.

     The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate or trust that is subject to United States federal income tax, regardless of the source of its income. The term "Non-U.S. Person" means any person who is not a U.S. Person. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of Global Securities.

PROSPECTUS
DATED DECEMBER 11, 1996

                           AAMES CAPITAL CORPORATION
                                    SPONSOR
                       MORTGAGE PASS-THROUGH CERTIFICATES
                              (ISSUABLE IN SERIES)

    This Prospectus relates to Mortgage Pass-Through Certificates (the "Certificates"), issuable in series (each, a "Series"), that may be sold from time to time by Aames Capital Corporation (the "Sponsor") on terms determined at the time of sale and described in the related Prospectus Supplement. Each Series of Certificates will be issued by a separate trust fund (each, a "Trust"). The primary assets of each Trust will consist of one or more pools (each, a "Mortgage Pool") of mortgage loans (collectively, the "Mortgage Loans") secured by first or junior liens on one- to four-family residential properties. The Mortgage Loans will be acquired by the Sponsor, either directly or indirectly, from one or more affiliated or unaffiliated entities (the "Originators") and will be conveyed by the Sponsor to the Trust. A Trust may include, in addition to the Mortgage Loans, insurance policies, cash accounts, letters of credit, financial guaranty insurance policies, third party guarantees or other forms of credit enhancement, to the extent described in the related Prospectus Supplement.

    Each Series of Certificates will be issued in one or more classes (each, a "Class"). Each Class of Certificates will evidence a beneficial ownership interest of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on the Mortgage Loans in the related Trust. A Series of Certificates may include one or more senior Classes that receive certain preferential treatment with respect to one or more other Classes of Certificates of such Series. One or more Classes of Certificates of a Series may be entitled to receive distributions of principal, interest or any combination thereof prior to one or more other Classes of Certificates of such Series or after the occurrence of specified events, or may be required to absorb one or more types of losses prior to one or more other Classes of Certificates, in each case as specified in the related Prospectus Supplement.

    Distributions to holders of Certificates ("Certificateholders") will be made on certain dates specified in the related Prospectus Supplement (each, a "Distribution Date"), which may occur at monthly, quarterly, semi-annually or at such other intervals as are specified therein.

    The Certificates will not represent an obligation of or interest in the Sponsor or any affiliates thereof, the Servicer (as defined herein), any Originator or any other person, except to the limited extent specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the obligations of the Sponsor with respect to a Series of Certificates will be limited to those arising in respect of certain representations and warranties on the Mortgage Loans. The principal obligations of the Servicer named in the related Prospectus Supplement with respect to the related Series of Certificates will be limited to obligations pursuant to certain representations and warranties and to its contractual servicing obligations, including any obligation it may have to advance delinquent payments on the Mortgage Loans in the related Trust.

    THE YIELD ON EACH CLASS OF CERTIFICATES MAY BE AFFECTED BY, AMONG OTHER THINGS, THE RATE OF PAYMENT OF PRINCIPAL (INCLUDING PREPAYMENTS) OF THE MORTGAGE LOANS IN THE RELATED TRUST AND THE TIMING OF RECEIPT OF SUCH PAYMENTS AS DESCRIBED HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT. A TRUST MAY BE SUBJECT TO EARLY TERMINATION UNDER THE CIRCUMSTANCES DESCRIBED HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT. SEE "RISK FACTORS -- YIELD, MATURITY AND PREPAYMENT CONSIDERATIONS" AND "MATURITY, PREPAYMENT AND YIELD CONSIDERATIONS" HEREIN.

    If specified in a Prospectus Supplement, one or more elections may be made to treat each Trust or specified portions thereof as a "real estate mortgage investment conduit" ("REMIC") for federal income tax purposes.

                          ---------------------------
PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION APPEARING HEREIN UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE 16 BEFORE PURCHASING ANY CERTIFICATES.
                          ---------------------------
THE CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE SPONSOR, THE SERVICER, ANY ORIGINATOR, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES
 EXCEPT AS SET FORTH HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT. NEITHER
   THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS WILL BE GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE SPONSOR, THE
SERVICER, ANY ORIGINATOR, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES OR BY ANY OTHER PERSON, EXCEPT AS SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT.
                          ---------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION
   OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
             THIS PROSPECTUS OR THE RELATED PROSPECTUS SUPPLEMENT.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                          ---------------------------

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE
                                   MERITS OF
         THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

    Offers of the Certificates may be made through one or more different methods, including offerings through underwriters as more fully described under "Method of Distribution" herein and under "Underwriting" in the related Prospectus Supplement. Prior to issuance, there will have been no market for the Certificates of any Series, and there can be no assurance that a secondary market for the Certificates will develop or, if it does develop, that it will continue. THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF CERTIFICATES OF ANY SERIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

     UNTIL 90 DAYS AFTER THE DATE OF EACH PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE SECURITIES COVERED BY SUCH PROSPECTUS SUPPLEMENT, WHETHER OR NOT PARTICIPATING IN THE DISTRIBUTION THEREOF, MAY BE REQUIRED TO DELIVER SUCH PROSPECTUS SUPPLEMENT AND THIS PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS AND PROSPECTUS SUPPLEMENT WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                             PROSPECTUS SUPPLEMENT

     The Prospectus Supplement relating to a Series of Certificates to be offered hereunder, among other things, will set forth with respect to such Series of Certificates: (i) a description of the Class or Classes of such Certificates; (ii) the rate of interest, the "Pass-Through Rate" or other applicable rate (or the manner of determining such rate) and authorized denominations of each Class of such Certificates; (iii) certain information concerning the Mortgage Loans and insurance policies, cash accounts, letters of credit, financial guaranty insurance policies, third party guarantees or other forms of credit enhancement, if any, relating to one or more Mortgage Pools or all or part of the related Certificates; (iv) the specified interest of each Class of Certificates in, and manner and priority of, the distributions on the Mortgage Loans; (v) information as to the nature and extent of subordination with respect to such Series of Certificates, if any; (vi) the Distribution Dates; (vii) information regarding the Servicer; (viii) the amount, if any, deposited in the Purchase Account, the length of the related Commitment Period and the criteria for determining which additional Mortgage Loans may become assets of the related Trust; (ix) the circumstances, if any, under which each Trust may be subject to early termination; (x) whether a REMIC election will be made and the designation of the regular and residual interest therein; and (xi) additional information with respect to the plan of distribution of such Certificates.

                             AVAILABLE INFORMATION

     The Sponsor has filed a Registration Statement under the Securities Act of 1933, as amended (the "1933 Act"), with the Securities and Exchange Commission (the "Commission") with respect to the Certificates. The Registration Statement and amendments thereof and the exhibits thereto may be inspected at the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Seven World Trade Center, 13th Floor, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can also be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Electronic filings made through the Electronic Data Gathering Analysis and Retrieval System are publicly available through the Commission's Web Site (http://www.sec.gov).

     No person has been authorized to give any information or to make any representation regarding the Series of Certificates referred to in the accompanying Prospectus Supplement other than those contained or incorporated by reference in this Prospectus and such Prospectus Supplement with respect to such Series and, if given or made, such information or representations must not be relied upon. This Prospectus and the accompanying Prospectus Supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Certificates offered hereby and thereby nor an offer of the Certificates to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All documents filed with the Commission by or on behalf of the Trust referred to in the accompanying Prospectus Supplement pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Prospectus and prior to the termination of any offering of Certificates issued by such Trust or relating to the terms or collateral with respect to such offering shall be deemed to be incorporated by reference in this Prospectus and to be part of this Prospectus from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes of this Prospectus to the extent that a statement contained herein (or in the accompanying Prospectus Supplement) or in any other subsequently filed document that also is or is deemed to be incorporated by reference modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Trustee on behalf of any Trust will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above that may be incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Such requests should be directed to the Corporate Trust Office of the Trustee specified in the accompanying Prospectus Supplement.

     Except as otherwise specified in the related Prospectus Supplement, no information that relates to any Series of Certificates other than the Series referred to in the accompanying Prospectus Supplement shall be deemed to be incorporated by reference in this Prospectus.

                         REPORTS TO CERTIFICATEHOLDERS

     Monthly and annual reports concerning any Certificates and the related Trust will be sent by the Trustee to all Certificateholders. See "Description of the Certificates -- Reports to Certificateholders" herein. If the Certificates of a Series are to be issued in book-entry form, such reports will be sent to the Certificateholder of record, and beneficial owners of such Certificates will have to rely on the procedures described herein under "Description of the Certificates -- Form of Certificates -- Book-Entry Registration" to obtain such reports.

                               TABLE OF CONTENTS

                      CAPTION                          PAGE
----------------------------------------------------   ----
SUMMARY.............................................      5
RISK FACTORS........................................     16
    Limited Liquidity...............................     16
    Limited Obligations.............................     16
    Nature of the Security for Mortgage Loans.......     16
    Legal Considerations............................     18
    Yield, Maturity and Prepayment Considerations...     19
    The Status of the Mortgage Loans in the Event of
      Bankruptcy of the Sponsor.....................     21
    Limitations on Interest Payments and
      Foreclosures..................................     21
    Certificate Rating..............................     21
    Book-Entry Registration.........................     22
THE TRUSTS..........................................     22
    The Mortgage Loans -- General...................     22
    Forward Purchase Agreements; Purchase
      Accounts......................................     24
USE OF PROCEEDS.....................................     25
THE SPONSOR.........................................     25
    General.........................................     25
    Mortgage Loan Delinquency and Foreclosure
      Experience....................................     25
THE ORIGINATORS.....................................     26
    Underwriting Guidelines.........................     26
    Representations by Originators..................     27
DESCRIPTION OF THE CERTIFICATES.....................     28
    General.........................................     28
    Form of Certificates............................     29
    Distributions on Certificates...................     30
    Reports to Certificateholders...................     33
CREDIT ENHANCEMENT..................................     34
    Subordination...................................     34
    Reserve Accounts................................     35
    Certificate Guaranty Insurance Policies.........     36
    Mortgage Pool Insurance Policies................     36
    Special Hazard Insurance Policies...............     37
    Bankruptcy Bonds................................     37
    Cross Support...................................     38
    Other Insurance, Guarantees and Similar
      Instruments or Agreements.....................     38
    Maintenance of Credit Enhancement...............     38
MATURITY, PREPAYMENT AND YIELD CONSIDERATIONS.......     39
THE POOLING AND SERVICING AGREEMENT.................     41
    Assignment of Mortgage Loans....................     41
    Payments on the Mortgage Loans..................     43
    Investment of Accounts..........................     44
    Permitted Investments...........................     44
    Monthly Advances and Compensating Interest......     45
    Realization upon Defaulted Mortgage Loans.......     46
    General Servicing Procedures....................     46
    Sub-Servicers...................................     47
    Servicing and Other Compensation and Payment of
      Expenses......................................     47
    Maintenance of Hazard Insurance.................     47
    Enforcement of Due-on-Sale Clauses..............     48
    Voting..........................................     48
    Amendments......................................     49
    Events of Default...............................     49
    Rights upon Events of Default...................     50
    Termination; Optional Termination...............     50
    Evidence as to Compliance.......................     51
    Indemnification of Officers and Directors of the
      Sponsor.......................................     51
    The Trustee.....................................     51
CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND
  RELATED MATTERS...................................     52
    Nature of the Mortgage Loans....................     52
    Foreclosure/Repossession........................     52
    Rights of Redemption............................     53
    Certain Provisions of California Deeds of
      Trust.........................................     54
    Anti-deficiency Legislation and Other
      Limitations on Lenders........................     54
    Enforceability of Due-on-Sale Clauses...........     55
    Prepayment Charges..............................     55
    Applicability of Usury Laws.....................     56
    Soldiers' and Sailors' Civil Relief Act.........     56
    Environmental Considerations....................     56
CERTAIN FEDERAL INCOME TAX CONSEQUENCES.............     57
    General.........................................     57
    Tax Status as a Grantor Trust...................     58
    Single Class of Senior Certificates.............     58
    Multiple Classes of Senior Certificates.........     61
    Sale or Exchange of a Senior Certificate........     64
    Non-U.S. Persons -- Senior Certificates.........     64
    Information Reporting and Backup Withholding....     64
    Tax Status as a REMIC...........................     65
    Tiered REMIC Structures.........................     66
    Taxation of Regular Certificates................     66
    Residual Certificates...........................     72
    Prohibited Transactions and Other Taxes.........     74
    Liquidation and Termination.....................     74
    Administrative Matters..........................     74
STATE TAX CONSIDERATIONS............................     75
ERISA CONSIDERATIONS................................     75
    Plan Asset Regulations..........................     75
    Prohibited Transaction Class Exemption..........     76
LEGAL INVESTMENT CONSIDERATIONS.....................     77
    SMMEA...........................................     77
    FFIEC Policy Statement..........................     77
    General.........................................     78
METHOD OF DISTRIBUTION..............................     78
LEGAL MATTERS.......................................     79
FINANCIAL INFORMATION...............................     79
RATING..............................................     79
INDEX OF PRINCIPAL TERMS............................     80

                                    SUMMARY

     This Summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in the related Prospectus Supplement. Reference is made to the Index of Principal Terms for the location in this Prospectus of the definitions of certain capitalized terms not otherwise defined in this Summary.

Certificates Offered................       Mortgage Pass-Through Certificates
                                           (the "Certificates"), issuable in
                                           series (each, a "Series").

The Sponsor.........................       Aames Capital Corporation, a
                                           California corporation (the
                                           "Sponsor"). The principal office of
                                           the Sponsor is located in Los
                                           Angeles, California. See "The
                                           Sponsor" herein.

The Servicer........................       The entity specified in the related
                                           Prospectus Supplement (the
                                           "Servicer") as responsible for
                                           servicing the Mortgage Loans. The
                                           Sponsor or one of its affiliates may
                                           act as the Servicer for one or more
                                           Series of Certificates. See "The
                                           Pooling and Servicing
                                           Agreement -- General Servicing
                                           Procedures" herein.

Sub-Servicers.......................       The Servicer may appoint one or more
                                           mortgage servicing institutions
                                           (each, a "Sub-Servicer") to service
                                           and administer the Mortgage Loans in
                                           a Mortgage Pool if so indicated in
                                           the related Prospectus Supplement.

The Trustee.........................       The trustee (the "Trustee") for each
                                           Series of Certificates will be
                                           specified in the related Prospectus
                                           Supplement.

The Certificates....................       Each Series of Certificates will be
                                           issued at the direction of the
                                           Sponsor by a separate trust fund
                                           (each, a "Trust"), created pursuant
                                           to an agreement (each, a "Pooling and
                                           Servicing Agreement") among the
                                           Sponsor, the Servicer and the
                                           Trustee. Each Certificate will
                                           represent a beneficial ownership
                                           interest in the assets of the related
                                           Trust which will consist primarily of
                                           the Mortgage Loans.

                                           The Certificates of any Series may be
                                           issued in one or more classes (each,
                                           a "Class"), as specified in the
                                           related Prospectus Supplement. A
                                           Series of Certificates may include
                                           one or more Classes of senior
                                           Certificates (collectively, the
                                           "Senior Certificates") that receive
                                           certain preferential treatment
                                           specified in the related Prospectus
                                           Supplement with respect to one or
                                           more Classes of subordinate
                                           Certificates (collectively, the
                                           "Subordinated Certificates"). Certain
                                           Series or Classes of Certificates may
                                           be covered by a Certificate Guaranty
                                           Insurance Policy, a Mortgage Pool
                                           Insurance Policy, a Special Hazard
                                           Insurance Policy, a Bankruptcy Bond
                                           or other insurance policies, cash
                                           accounts, letters of credit,
                                           financial guaranty insurance
                                           policies, third party guarantees or
                                           other forms of credit enhancement, as
                                           described herein and in the related
                                           Prospectus Supplement. See "Credit
                                           Enhancement" herein.

                                           Each Class of Certificates within a
                                           Series will evidence the interests
                                           specified in the related Prospectus
                                           Supplement, which may (i) include the
                                           right to receive distributions
                                           allocable only to principal, only to
                                           interest or to any combination
                                           thereof; (ii) include the right to
                                           receive distributions only of
                                           prepayments of principal throughout
                                           the lives of the Certificates or
                                           during specified periods; (iii) be
                                           subordinated in the right to receive
                                           distributions of scheduled payments
                                           of principal, prepayments of
                                           principal, interest or any
                                           combination thereof to one or more
                                           other Classes of Certificates of such
                                           Series throughout the lives of the
                                           Certificates or during specified
                                           periods or may be subordinated with
                                           respect to certain losses or
                                           delinquencies; (iv) include the right
                                           to receive such distributions only
                                           after the occurrence of events
                                           specified in the related Prospectus
                                           Supplement; (v) include the right to
                                           receive distributions in accordance
                                           with a schedule or formula or on the
                                           basis of collections from designated
                                           portions of the assets in the related
                                           Trust; (vi) include, as to
                                           Certificates entitled to
                                           distributions allocable to interest,
                                           the right to receive interest at a
                                           fixed rate or an adjustable rate; and
                                           (vii) include, as to Certificates
                                           entitled to distributions allocable
                                           to interest, the right to
                                           distributions allocable to interest
                                           only after the occurrence of events
                                           specified in the related Prospectus
                                           Supplement and, in each case, may
                                           accrue interest until such events
                                           occur, as specified in such
                                           Prospectus Supplement. The timing and
                                           amount of such distributions may vary
                                           among Classes as specified in the
                                           related Prospectus Supplement.

                                           Unless otherwise specified in the
                                           related Prospectus Supplement, the
                                           Certificates will be issuable in
                                           fully registered form, in the minimum
                                           denominations set forth in such
                                           Prospectus Supplement. See
                                           "Description of the Certificates"
                                           herein.

The Mortgage Loans..................       The primary assets of each Trust will
                                           consist of one or more pools (each, a
                                           "Mortgage Pool") of first and junior
                                           lien mortgage loans or deeds of trust
                                           (the "Mortgage Loans"), including any
                                           note or other instrument of
                                           indebtedness (each, a "Mortgage
                                           Note"). The Mortgage Loans will be
                                           secured by one- to four-family
                                           residential properties, including
                                           townhouses, condominiums and
                                           manufactured housing (which is
                                           permanently affixed to and treated as
                                           real property under local law), but
                                           excluding co-operatives and mobile
                                           homes.

                                           The Mortgage Loans will not be
                                           insured or guaranteed by any
                                           governmental agency.

                                           The Mortgage Loans to be included in
                                           any Mortgage Pool will be described
                                           in the related Prospectus Supplement.
                                           The Mortgage Loans will have interest
                                           payable thereon at (i) fixed rates
                                           specified in the related Prospectus
                                           Supplement, (ii) adjustable rates
                                           computed as specified in the related
                                           Prospectus Supplement or (iii)
                                           graduated or other variable rates
                                           described in the related Prospectus
                                           Supplement. Unless otherwise
                                           specified in the related Prospectus
                                           Supplement, each Mortgage Loan will
                                           require monthly payment of principal
                                           and interest. Scheduled payments of
                                           principal on any Mortgage Loan may be
                                           computed (i) on a level debt service
                                           basis that will result in full
                                           amortization over the stated term of
                                           such Mortgage Loan, (ii) in the case
                                           of a Balloon Loan, on the basis of an
                                           assumed amortization schedule that is
                                           significantly longer than the
                                           original term of maturity of such
                                           Mortgage Loan and will require
                                           payment of a substantial amount of
                                           principal at the stated maturity
                                           specified in the related Mortgage
                                           Note or (iii) on such other basis as
                                           is specified in the related
                                           Prospectus Supplement.

                                           If so specified in the related
                                           Prospectus Supplement, the Mortgage
                                           Pool may be divided into two or more
                                           groups based on certain
                                           characteristics of the related
                                           Mortgage Loans (such as type or
                                           amount of Mortgage Rate, remaining
                                           term to maturity or type of Mortgaged
                                           Property) and amounts received,
                                           collected or recovered in respect of
                                           any such group will be the primary
                                           source from which distributions on
                                           certain Classes of Certificates will
                                           be derived.

                                           The property securing a Mortgage Loan
                                           (each, a "Mortgaged Property") may be
                                           located in any one of the fifty
                                           states or the District of Columbia.
                                           Unless otherwise specified in the
                                           related Prospectus Supplement, all of
                                           the Mortgage Loans will be covered by
                                           Standard Hazard Insurance Policies
                                           insuring against certain losses due
                                           to fire and other causes.

                                           The Prospectus Supplement for each
                                           Series of Certificates will specify
                                           with respect to all Mortgage Loans
                                           included in each related Mortgage
                                           Pool, among other things, (i) the
                                           aggregate outstanding principal
                                           balance and the average outstanding
                                           principal balance of the Mortgage
                                           Loans in such Mortgage Pool as of the
                                           date specified in the Prospectus
                                           Supplement (the "Cut-off Date"), (ii)
                                           the largest principal balance of any
                                           of the Mortgage Loans, (iii) the
                                           types of Mortgaged Properties
                                           securing the Mortgage Loans, (iv) the
                                           original terms to maturity of the
                                           Mortgage

                                           Loans, (v) the weighted average term
                                           to maturity of the Mortgage Loans as
                                           of the Cut-off Date and the range of
                                           the terms to maturity, (vi) the
                                           ranges of the Combined Loan-to-Value
                                           Ratios at origination, (vii) the
                                           weighted average Mortgage Rate and
                                           ranges of Mortgage Rates borne by the
                                           Mortgage Loans and (viii) the
                                           geographic distribution of the
                                           Mortgaged Properties on a
                                           state-by-state basis.

Forward Purchase Commitments;
Purchase Accounts...................       If so specified in the related
                                           Prospectus Supplement, the related
                                           Pooling and Servicing Agreement may
                                           contain provisions pursuant to which
                                           the Sponsor will agree to transfer
                                           additional Mortgage Loans to the
                                           related Trust for a specified period
                                           of time (the "Commitment Period")
                                           following the date on which such
                                           Trust is established and the related
                                           Certificates are issued (such
                                           provisions being referred to herein
                                           as a "Forward Purchase Commitment").
                                           Any Forward Purchase Commitment will
                                           require that any Mortgage Loans so
                                           transferred to a Trust conform to the
                                           requirements specified in the related
                                           Pooling and Servicing Agreement. If a
                                           Forward Purchase Commitment is to be
                                           utilized, unless otherwise specified
                                           in the related Prospectus Supplement,
                                           the Trustee will be required to
                                           deposit in a segregated account
                                           (each, a "Purchase Account") all or a
                                           portion of the proceeds received by
                                           the Sponsor in connection with the
                                           sale of one or more Classes of
                                           Certificates of the related Series.
                                           Subsequently, the additional Mortgage
                                           Loans will be conveyed by the Sponsor
                                           to the related Trust in exchange for
                                           cash from the related Purchase
                                           Account in one or more transfers.
                                           Unless otherwise specified in the
                                           related Prospectus Supplement, the
                                           transfer of additional Mortgage Loans
                                           to the related Trust pursuant to any
                                           Forward Purchase Commitment must be
                                           completed within three months from
                                           the date such Trust is established.
                                           The related Pooling and Servicing
                                           Agreement will require that, if all
                                           amounts originally deposited to such
                                           Purchase Account are not applied to
                                           purchase additional Mortgage Loans by
                                           the end of such period, then any
                                           amounts remaining on deposit in the
                                           Purchase Account will be released
                                           from the Purchase Account and
                                           distributed in reduction of the
                                           principal balance of the related
                                           Class or Classes of Certificates as
                                           specified in the related Prospectus
                                           Supplement.

Credit Enhancement..................       The Mortgage Loans in a Trust or the
                                           Certificates of one or more Classes
                                           in the related Series may have the
                                           benefit of one or more types of
                                           credit enhancement, as described in
                                           the related Prospectus Supplement.
                                           The protection against losses
                                           afforded by any such credit support
                                           will be limited. Such credit
                                           enhancement may include one or more
                                           of the following types or another
                                           type of credit enhancement as
                                           specified in the Prospectus
                                           Supplement:

     A. Subordinated Certificates...       The rights of the holders of any
                                           Subordinated Certificates of a Series
                                           to receive distributions with respect
                                           to the related Trust will be
                                           subordinated to the rights of the
                                           holders of the Senior Certificates of
                                           the same Series to receive
                                           distributions to the extent described
                                           in the related Prospectus Supplement.
                                           This subordination is intended to
                                           enhance the likelihood of regular
                                           receipt by holders of Senior
                                           Certificates of the full amount of
                                           payments which such holders would be
                                           entitled to receive if there had been
                                           no losses; however, there can be no
                                           assurance that the Senior
                                           Certificates will receive the full
                                           amount of payments to which they are
                                           entitled as a result of such
                                           subordination or the existence of the
                                           Reserve Accounts described below. The
                                           protection afforded to the holders of
                                           Senior Certificates through
                                           subordination may be accomplished by
                                           the preferential right of such
                                           Certificateholders to receive, prior
                                           to any distribution being made in
                                           respect of the related Subordinated
                                           Certificates, the amounts of
                                           principal and interest due to them on
                                           each Distribution Date out of the
                                           funds available for distribution on
                                           such date in the related Certificate
                                           Account to the extent described in
                                           the related Prospectus Supplement.
                                           The protection afforded to the
                                           holders of Senior Certificates
                                           through subordination also may be
                                           accomplished by allocating certain
                                           types of losses or delinquencies to
                                           the related Subordinated Certificates
                                           to the extent described in the
                                           related Prospectus Supplement.

                                           If so specified in the related
                                           Prospectus Supplement, a Subordinated
                                           Class of Certificates may be senior
                                           to other Classes of Certificates with
                                           respect to the right to receive
                                           certain types of payments or with
                                           respect to allocation of certain
                                           losses or delinquencies. If so
                                           specified in the related Prospectus
                                           Supplement, subordination may apply
                                           only in the event of certain types of
                                           losses not covered by other forms of
                                           credit enhancement, such as hazard
                                           losses not covered by Standard Hazard
                                           Insurance Policies or losses due to
                                           the bankruptcy of the borrower under
                                           a Mortgage Loan (the "Mortgagor") not
                                           covered by a Bankruptcy Bond. The
                                           related Prospectus Supplement will
                                           set forth information concerning the
                                           amount of subordination of a Class or
                                           Classes of Subordinated Certificates
                                           in a Series, the circumstances in
                                           which such subordination will be
                                           applicable and the manner, if any, in
                                           which the amount of subordination
                                           will decrease over time.

     B. Reserve Account.............       If so specified in the related
                                           Prospectus Supplement, one or more
                                           reserve or spread accounts (each, a
                                           "Reserve Account") may be established
                                           and maintained, in whole or in part,
                                           by the deposit therein of
                                           distributions allocable to the
                                           holders of specified Classes of
                                           Certificates for a specified time or
                                           until a specified level is reached.
                                           The related Prospectus Supplement
                                           will set forth information concerning
                                           the manner of funding any Reserve
                                           Account and the conditions under
                                           which amounts in any such Reserve
                                           Account will be used to make
                                           distributions to holders of certain
                                           Classes of Certificates or released
                                           to holders of certain Classes of
                                           Certificates, the Servicer, the
                                           Sponsor or another entity.

     C. Certificate Guaranty
Insurance Policy....................       If so specified in the related
                                           Prospectus Supplement, a certificate
                                           guaranty insurance policy or policies
                                           (each, a "Certificate Guaranty
                                           Insurance Policy") may be obtained
                                           and maintained for a Class or Series
                                           of Certificates. A Certificate
                                           Guaranty Insurance Policy generally
                                           will unconditionally and irrevocably
                                           guarantee that the full amount of
                                           principal and interest distributable
                                           to Certificateholders on any
                                           Distribution Date, as well as any
                                           other amounts specified in the
                                           related Prospectus Supplement (the
                                           "Insured Amount"), will be available
                                           for distribution to
                                           Certificateholders on such
                                           Distribution Date. The terms of any
                                           such Certificate Guaranty Insurance
                                           Policy will be described in the
                                           related Prospectus Supplement.

     D. Mortgage Pool Insurance
Policy..............................       If so specified in the related
                                           Prospectus Supplement, a mortgage
                                           pool insurance policy or policies
                                           (each, a "Mortgage Pool Insurance
                                           Policy") may be obtained and
                                           maintained for all or certain of the
                                           Mortgage Loans in the related Trust,
                                           limited in scope, covering losses on
                                           the related Mortgage Loans up to a
                                           maximum amount. The terms of any such
                                           Mortgage Pool Insurance Policy will
                                           be described in the related
                                           Prospectus Supplement.

     E. Special Hazard Insurance
Policy..............................       If so specified in the related
                                           Prospectus Supplement, certain
                                           physical risks with respect to the
                                           related Mortgaged Properties that
                                           would not otherwise be insured
                                           against by Standard Hazard Insurance
                                           Policies may be covered by a special
                                           hazard insurance policy or policies
                                           (each, a "Special Hazard Insurance
                                           Policy"). Each Special Hazard
                                           Insurance Policy will be limited in
                                           scope and will cover losses up to a
                                           maximum amount. The terms of any such
                                           Special Hazard Insurance Policy will
                                           be described in the related
                                           Prospectus Supplement.

     F. Bankruptcy Bond.............       If so specified in the related
                                           Prospectus Supplement, a mortgagor
                                           bankruptcy bond or bonds (each, a

                                           "Bankruptcy Bond") may be obtained to
                                           cover certain losses resulting from a
                                           reduction by a bankruptcy court of
                                           scheduled payments of principal or
                                           interest on a Mortgage Loan or a
                                           reduction by such court of the
                                           principal amount of a Mortgage Loan.
                                           The level of coverage and other terms
                                           of each Bankruptcy Bond will be
                                           specified in the related Prospectus
                                           Supplement.

     G. Cross Support...............       If so specified in the related
                                           Prospectus Supplement, the ownership
                                           interests of separate Trusts or
                                           separate groups of assets in a single
                                           Trust may be evidenced by separate
                                           Classes of the related Series of
                                           Certificates. In such case, credit
                                           support may be provided by a
                                           cross-support feature which requires
                                           that distributions be made with
                                           respect to certain Certificates
                                           evidencing interests in one or more
                                           Trusts or asset groups prior to
                                           distributions in respect of other
                                           interests in other Trusts or asset
                                           groups. If specified in the related
                                           Prospectus Supplement, the coverage
                                           provided by one or more other forms
                                           of credit support, such as Reserve
                                           Accounts or Certificate Guaranty
                                           Insurance Policies, may apply
                                           concurrently to two or more separate
                                           Trusts, without priority among such
                                           Trusts, until the credit support is
                                           exhausted. If applicable, the
                                           Prospectus Supplement will identify
                                           the Trusts or asset groups to which
                                           such credit support relates and the
                                           manner of determining the amount of
                                           the coverage provided thereby and of
                                           the application of such coverage to
                                           the identified Trusts or asset
                                           groups.

     H. Other Credit Enhancement....       Other credit enhancement
                                           arrangements, including, but not
                                           limited to, letters of credit or
                                           third party guarantees, may be used
                                           to provide coverage for certain risks
                                           of losses on the Mortgage Loans in a
                                           given Trust. These arrangements may
                                           be in addition to or in lieu of any
                                           forms of credit support described in
                                           this Prospectus. The related
                                           Prospectus Supplement will describe
                                           any such arrangements, including
                                           information as to the extent of
                                           coverage and any conditions thereto
                                           or limitations thereon. Any such
                                           arrangement must be acceptable to
                                           each nationally recognized
                                           statistical rating agency that is
                                           engaged by the Sponsor to provide a
                                           rating for any Class of Certificates
                                           of the related Series (each, a
                                           "Rating Agency").

Advances............................       Unless otherwise specified in the
                                           related Prospectus Supplement, the
                                           Servicer and, if applicable, each
                                           Sub-Servicer will be obligated each
                                           month (or at such other intervals
                                           specified in the related Prospectus
                                           Supplement) to advance amounts
                                           corresponding to all or a portion of
                                           delinquent interest payments on
                                           such Mortgage Loan until the date on
                                           which the related Mortgaged Property
                                           is sold at a foreclosure sale or the
                                           related Mortgage Loan is otherwise
                                           liquidated or charged off. Any such
                                           obligation to make advances may be
                                           limited to amounts due to holders of
                                           Senior Certificates, to amounts
                                           deemed to be recoverable from late
                                           payments or liquidation proceeds, for
                                           specified periods or any combination
                                           thereof, in each case as specified in
                                           the related Prospectus Supplement.
                                           See "The Pooling and Servicing
                                           Agreement -- Monthly Advances and
                                           Compensating Interest" herein.

Compensating Interest...............       Unless otherwise specified in the
                                           related Prospectus Supplement, with
                                           respect to each Mortgage Loan as to
                                           which a prepayment is received, that
                                           becomes a Liquidated Mortgage Loan or
                                           is otherwise charged-off during the
                                           Collection Period related to a
                                           Distribution Date, the Servicer will
                                           be required with respect to such
                                           Distribution Date to remit to the
                                           Trustee, from amounts otherwise
                                           payable to the Servicer as servicing
                                           compensation, an amount generally
                                           representing the excess of interest
                                           on the principal balance of such
                                           Mortgage Loan prior to such
                                           prepayment, liquidation or charge-off
                                           over the amount of interest actually
                                           received on the related Mortgage Loan
                                           during the applicable Collection
                                           Period. See "The Pooling and
                                           Servicing Agreement -- Monthly
                                           Advances and Compensating Interest"
                                           herein.

Optional Termination................       The Sponsor, the Servicer, the
                                           holders of REMIC Residual
                                           Certificates or certain other
                                           entities specified in the related
                                           Prospectus Supplement may have the
                                           option to effect early retirement of
                                           a Series of Certificates through the
                                           purchase of the Mortgage Loans in the
                                           Trust, subject to the aggregate
                                           principal balance of the related
                                           Mortgage Loans being less than the
                                           percentage specified in the related
                                           Prospectus Supplement of the
                                           aggregate principal balance of the
                                           Mortgage Loans at the Cut-off Date
                                           for the related Series. Typically,
                                           the Sponsor, the Servicer or such
                                           other entity will cause the
                                           retirement of a Series of
                                           Certificates when servicing of the
                                           then remaining amount of Mortgage
                                           Loans becomes inefficient. See "The
                                           Pooling and Servicing
                                           Agreement -- Termination; Optional
                                           Termination" herein.

Certain Federal Income Tax
Consequences........................       The federal income tax consequences
                                           of the purchase, ownership and
                                           disposition of the Certificates of
                                           each Series will depend on, among
                                           other things, whether an election is
                                           made to treat the corresponding Trust
                                           (or certain assets of the Trust) as a
                                           "real estate mortgage investment
                                           conduit"

                                           ("REMIC") under the Internal Revenue
                                           Code of 1986, as amended (the
                                           "Code").

     A. REMIC.......................       If an election is to be made to treat
                                           the Trust for a Series of
                                           Certificates as a REMIC for federal
                                           income tax purposes, the related
                                           Prospectus Supplement will specify
                                           which Class or Classes thereof will
                                           be designated as regular interests in
                                           the REMIC ("Regular Certificates")
                                           and which Class of Certificates will
                                           be designated as the residual
                                           interest in the REMIC ("Residual
                                           Certificates"). To the extent
                                           provided herein and in the related
                                           Prospectus Supplement, Certificates
                                           representing an interest in the REMIC
                                           will be considered "qualifying real
                                           property loans" within the meaning of
                                           Section 593(d) of the Code, "real
                                           estate assets" for purposes of
                                           Section 856(c)(5)(A) of the Code and
                                           assets described in Section
                                           7701(a)(19)(C) of the Code.

                                           For federal income tax purposes,
                                           Regular Certificates generally will
                                           be treated as debt obligations of the
                                           Trust with payment terms equivalent
                                           to the terms of such Certificates.
                                           Holders of Regular Certificates will
                                           be required to report income with
                                           respect to such Certificates under an
                                           accrual method, regardless of their
                                           normal tax accounting method.
                                           Original issue discount, if any, on
                                           Regular Certificates will be
                                           includible in the income of the
                                           Certificateholders thereof as it
                                           accrues, in advance of receipt of the
                                           cash attributable thereto, which rate
                                           of accrual will be determined based
                                           on a reasonable assumed prepayment
                                           rate. The Residual Certificates
                                           generally will not be treated as
                                           evidences of indebtedness for federal
                                           income tax purposes, but instead, as
                                           representing rights to the taxable
                                           income or net loss of the REMIC.

     B. Grantor Trust...............       If no election is to be made to treat
                                           the Trust for a Series of
                                           Certificates ("Non-REMIC
                                           Certificates") as a REMIC, the Trust
                                           will be classified as a grantor trust
                                           for federal income tax purposes and
                                           not as an association taxable as a
                                           corporation. Holders of Non-REMIC
                                           Certificates will be treated for such
                                           purposes, subject to the possible
                                           application of the stripped bond
                                           rules, as owners of undivided
                                           interests in the related Mortgage
                                           Loans and generally will be required
                                           to report as income their pro rata
                                           share of the entire gross income
                                           (including amounts paid as reasonable
                                           servicing compensation) from the
                                           Mortgage Loans and will be entitled,
                                           subject to certain limitations, to
                                           deduct their pro rata share of
                                           expenses of the Trust.

                                           To the extent provided herein and in
                                           the related Prospectus Supplement,
                                           Non-REMIC Certificates
                                           will represent interests in
                                           "qualifying real property loans"
                                           within the meaning of Section 593(d)
                                           of the Code, "real estate assets" for
                                           purposes of Section 856(c)(5)(A) of
                                           the Code and "Loans . . . principally
                                           secured by an interest in real
                                           property" within the meaning of
                                           Section 7701(a)(19)(C)(v) of the
                                           Code.

                                           Investors are advised to consult
                                           their tax advisors and to review
                                           "Certain Federal Income Tax
                                           Consequences" herein and in the
                                           related Prospectus Supplement.

ERISA Considerations................       Fiduciaries of employee benefit plans
                                           subject to Title I of the Employee
                                           Retirement Income Security Act of
                                           1974, as amended ("ERISA"), should
                                           consider the ERISA fiduciary
                                           investment standards before
                                           authorizing an investment by a plan
                                           in a Series of Certificates. In
                                           addition, fiduciaries of employee
                                           benefit plans subject to Title I of
                                           ERISA, as well as certain plans not
                                           subject to ERISA, but which are
                                           subject to Section 4975 of the Code,
                                           such as individual retirement
                                           accounts and Keogh plans covering
                                           only a sole proprietor or partners
                                           (collectively, "Plan(s)"), should
                                           consult with their legal counsel to
                                           determine whether an investment in a
                                           Series of Certificates will cause the
                                           Mortgage Loans of the Trust to be
                                           considered plan assets pursuant to
                                           the plan asset regulations set forth
                                           in 29 C.F.R. sec. 2510.3-101 (the
                                           "Plan Asset Regulations"), thereby
                                           subjecting the Plan to the prohibited
                                           transaction rules with respect to the
                                           Mortgage Loans and the Trustee or the
                                           Servicer to the fiduciary investment
                                           standards of ERISA, or cause the
                                           excise tax provisions of Section 4975
                                           of the Code to apply to the Mortgage
                                           Loans in the absence of an exemption
                                           granted by the Department of Labor
                                           applicable to the purchase, sale,
                                           transfer or holding of a Series of
                                           Certificates. See "ERISA
                                           Considerations" herein.

Rating..............................       At the date of issuance, each Class
                                           of Certificates offered pursuant to
                                           the related Prospectus Supplement
                                           will be rated in one of the four
                                           highest rating categories by one or
                                           more Rating Agencies. See "Rating"
                                           herein.

Legal Investment....................       As disclosed in the related
                                           Prospectus Supplement, certain
                                           Classes of Certificates may not
                                           constitute "mortgage related
                                           securities" for purposes of the
                                           Secondary Mortgage Market Enhancement
                                           Act of 1984 ("SMMEA") and, if so,
                                           will not be legal investments for
                                           certain types of institutional
                                           investors under SMMEA. Institutions
                                           whose investment activities are
                                           subject to legal investment laws and
                                           regulations or to review by certain
                                           regulatory authorities
                                           may be subject to additional
                                           restrictions on investment in certain
                                           Classes of Certificates. Any such
                                           institution should consult its own
                                           legal advisors in determining whether
                                           and the extent to which a Class of
                                           Certificates constitutes legal
                                           investments for such investors. See
                                           "Legal Investment Considerations"
                                           herein.

Registration of Certificates........       Unless otherwise specified in the
                                           related Prospectus Supplement, the
                                           Certificates will be issued as
                                           physical certificates ("Definitive
                                           Certificates") in fully registered
                                           form in the denominations specified
                                           in the Prospectus Supplement. One or
                                           more of the Classes of any Series of
                                           Certificates may be represented,
                                           however, by global certificates
                                           registered in the name of Cede & Co.
                                           ("Cede"), as nominee of The
                                           Depository Trust Company ("DTC"), or
                                           another nominee if so specified in
                                           the related Prospectus Supplement. In
                                           such case, the beneficial owners
                                           thereof will not be entitled to
                                           receive Definitive Certificates
                                           representing their respective
                                           interests, except in certain
                                           circumstances described in the
                                           related Prospectus Supplement. See
                                           "Description of the
                                           Certificates -- Form of
                                           Certificates -- Book-Entry
                                           Registration" herein.

                                  RISK FACTORS

LIMITED LIQUIDITY

     Prior to issuance, there will have been no market for the Certificates of any Series. There can be no assurance that a secondary market for the Certificates will develop or, if a secondary market does develop, that it will provide Certificateholders with liquidity of investment or that it will continue for the lives of the Certificates. Unless otherwise specified in the related Prospectus Supplement, the Certificates will not constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), and certain investors may be subject to legal restrictions that preclude their purchase of any such non-SMMEA Certificates. In addition, certain Classes of Certificates may be restricted as to transferability to certain entities if so specified in the related Prospectus Supplement. Any restrictions on the purchase or transferability of the Classes of a given Series of Certificates may have a negative effect on the development of a secondary market in such Certificates.

LIMITED OBLIGATIONS

     Proceeds of the assets of any Trust, including the Mortgage Loans, any Reserve Account and any Certificate Guaranty Insurance Policy or other form of credit enhancement, will be the sole source of funds for the payment of the required distributions on the Certificates of the related Series and there will be no recourse to the Sponsor or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make any such required distributions on such Certificates. The Certificates will represent beneficial ownership interests in the related Trust only and will not represent interests in or other obligations of the Sponsor, the Servicer, any Originator, any Sub-Servicer or any other person. Neither the Certificates nor the Mortgage Loans will be insured or guaranteed by any governmental agency or instrumentality. The only obligations of the foregoing entities with respect to the Certificates or the Mortgage Loans will be the obligations (if any) of the Sponsor and the Servicer pursuant to certain limited representations and warranties made with respect to the Mortgage Loans, and the servicing obligations of the Servicer and any Sub-Servicer under the related Pooling and Servicing Agreement (including their respective limited obligations to make certain advances in the event of delinquencies on the Mortgage Loans, but only to the extent deemed recoverable). Except as described in the related Prospectus Supplement, neither the Certificates nor the underlying Mortgage Loans will be guaranteed or insured by the Sponsor, the Servicer, the related Originators, the Trustee, any Sub-Servicer or any of their respective affiliates. Notwithstanding the foregoing, and as specified in the related Prospectus Supplement, certain types of credit enhancement, such as a Certificate Guaranty Insurance Policy or a letter of credit, may constitute a full recourse obligation of the provider of such credit enhancement.

NATURE OF THE SECURITY FOR MORTGAGE LOANS

     Risks Associated with Any Decline in Value of Mortgaged Properties. An overall decline in the market value of residential real estate, the general condition of a Mortgaged Property or other factors, including acts of nature such as hurricanes, floods, tornadoes or earthquakes, could adversely affect the values of the Mortgaged Properties such that the outstanding balances of the Mortgage Loans, together with any other liens on the Mortgaged Properties, equal or exceed the value of the Mortgaged Properties. Such a decline could, in certain circumstances, result in the interest of the related Trust in the Mortgaged Property being extinguished. In addition, certain areas of the country may from time to time experience significant declines in real estate values. The Sponsor will not be able to quantify the impact of any such declines in the value of any Mortgaged Properties or predict whether, to what extent or how long such declines may continue. Because certain Mortgage Loans may have been underwritten pursuant to standards that rely primarily on the value of the related Mortgaged Properties rather than the creditworthiness of the borrowers under such Mortgage Loans (each, a "Mortgagor"), the actual rates of delinquencies, foreclosures and losses on such Mortgage Loans, particularly in periods during which the value of the related Mortgaged Properties has declined, could be higher than those historically experienced by the mortgage lending industry in general.

     Risks Associated with Junior Liens. Certain of the Mortgage Loans will be home equity loans secured by junior liens (each, a "Junior Loan") subordinate to the rights of the mortgagees under the related senior mortgages (each, a "Senior Lien"). As a result, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the principal balance of a Junior Loan only to the extent that the claims, if any, of each such Senior Lien are satisfied in full, including any related foreclosure costs. In addition, a junior mortgagee may not foreclose on the Mortgaged Property securing the related Junior Loan unless it forecloses subject to the related Senior Lien, in which case it must either pay the entire amount of each Senior Lien to the applicable mortgagee at or prior to the foreclosure sale or undertake the obligation to make payments on each Senior Lien in the event of a default thereunder. Generally, a servicer will satisfy each such Senior Lien at or prior to the foreclosure sale only to the extent it determines that any amounts so paid will be recoverable from future payments and collections on the Junior Loan or otherwise. The Trusts will not have any source of funds (and may not be permitted under the REMIC provisions of the Code) to satisfy any such Senior Lien or make payments due under any Senior Lien. See "Certain Legal Aspects of the Mortgage Loans and Related Matters -- Foreclosure/Repossession" herein.

     Risks Associated with Balloon Loans. Certain of the Mortgage Loans may constitute "Balloon Loans." Balloon Loans are loans originated with a term to stated maturity that is shorter than the period on which the corresponding amortization schedule is based. As a result, upon the maturity of a Balloon Loan, the Mortgagor will be required to make a "balloon payment" which will be significantly larger than the previous monthly payments due on such Balloon Loan. The ability of such Mortgagor to repay a Balloon Loan at maturity frequently will depend on such Mortgagor's ability to refinance the Mortgage Loan. The ability of a Mortgagor to refinance such a Mortgage Loan will be affected by a number of factors, including the prevailing level of mortgage rates at the time, the value of the related Mortgaged Property, the Mortgagor's equity in the related Mortgaged Property, the financial condition of the Mortgagor, the tax laws and general economic conditions at the time.

     Although a low interest rate environment may facilitate the refinancing of a Balloon Loan, the receipt and reinvestment by Certificateholders of the proceeds in such an environment may produce a lower return than that previously received in respect of the related Mortgage Loan. Conversely, a high interest rate environment may make it more difficult for the Mortgagor to accomplish a refinancing and may result in delinquencies or defaults. None of the Sponsor, the Servicer, the Originators, the Trustee or any other entity will be obligated to provide funds to refinance any Balloon Loan.

     Risks Associated with Bankruptcy of the Mortgagor. General economic conditions and other factors (which may not affect real property values) have an impact on the ability of Mortgagors to repay Mortgage Loans. Loss of earnings, illness, divorce and other similar factors may lead to an increase in delinquencies, defaults and bankruptcy filings by Mortgagors. In the event of personal bankruptcy of a Mortgagor, it is possible that a Trust could experience a loss with respect to such Mortgagor's Mortgage Loan. In conjunction with a Mortgagor's bankruptcy, a bankruptcy court may suspend or reduce the payments of principal and interest to be paid with respect to such Mortgage Loan or permanently reduce the principal balance of such Mortgage Loan, thus either delaying or permanently limiting the amount received by the Trust with respect to such Mortgage Loan. Moreover, in the event a bankruptcy court prevents the transfer of the related Mortgaged Property to a Trust, any remaining balance on such Mortgage Loan may not be recoverable.

     Risks Associated with Defaulted Mortgage Loans. Even assuming that the Mortgaged Properties provide adequate security for the Mortgage Loans, substantial delays could be encountered in connection with the liquidation of defaulted Mortgage Loans and corresponding delays in the distribution of related proceeds to the Certificateholders could occur. An action to foreclose on a Mortgaged Property securing a Mortgage Loan is regulated by state statutes and rules and is subject to many of the same delays and expenses as other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a Mortgaged Property. In the event of a default by a Mortgagor, these restrictions, among other things, may impede the ability of the Servicer or any Sub-Servicer to foreclose on or sell the Mortgaged Property or to obtain Liquidation Proceeds (net of expenses) sufficient to repay all amounts due on the related Mortgage Loan. The Servicer or any Sub-Servicer will be entitled to deduct from Liquidation Proceeds all expenses reasonably incurred in attempting to recover amounts due on the related Liquidated Mortgage Loan and not yet repaid, including unreimbursed Monthly Advances and Servicing Advances, payments to prior lienholders, legal fees and costs of legal action, real estate taxes, and maintenance and preservation expenses. In the event that any of the Mortgaged Properties fail to provide adequate security for the related Mortgage Loans, and the credit enhancement for the related Series is not available to cover resulting shortfalls, Certificateholders could experience a loss on their investment.

     Liquidation expenses with respect to defaulted Mortgage Loans do not vary directly with the outstanding principal balance of the Mortgage Loans at the time of default. Therefore, assuming that the Servicer or any Sub-Servicer took the same steps in realizing upon a defaulted Mortgage Loan having a small remaining principal balance as it would in the case of a defaulted Mortgage Loan having a larger principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the smaller Mortgage Loan than would be the case with a larger Mortgage Loan. Because the average outstanding principal balances of Mortgage Loans that are Junior Loans generally are smaller relative to the average outstanding principal balances of Mortgage Loans that are first mortgage loans, realizations net of liquidation expenses on defaulted Mortgage Loans that are Junior Loans may also be smaller as a percentage of the principal amount of such Mortgage Loans than would be the case if such mortgage loans were secured by first mortgages.

     Environmental Concerns. Under environmental legislation and case law applicable in various states, a secured party that takes a deed in lieu of foreclosure, acquires a Mortgaged Property at a foreclosure sale or, prior to foreclosure, has been involved in decisions or actions that may lead to contamination of a Mortgaged Property, may be liable for the costs of cleaning up a contaminated site. Although such costs could be substantial, it is unclear whether they would be imposed on a Trust, in its capacity as holder of any related Mortgage Note, because under the terms of the related Pooling and Servicing Agreement, a Trust is not required to take an active role in operating the related Mortgaged Properties. See "Certain Legal Aspects of the Mortgage Loans and Related Matters -- Environmental Considerations" herein.

     Risks Associated with Non-Owner Occupied Properties. Certain of the Mortgaged Properties relating to Mortgage Loans may not be owner occupied. It is possible that the rates of delinquencies, foreclosures and losses on Mortgage Loans secured by non-owner occupied properties could be higher than such rates on Mortgage Loans secured by the primary residence of the borrower.

LEGAL CONSIDERATIONS

     State and Federal Regulations. Applicable state laws generally regulate interest rates and other charges, require certain disclosures and require licensing of the Originators, the Servicer and any Sub-Servicer. In addition, most states have other laws, public policies and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the Mortgage Loans. In California, for example, a mortgage lender is subject to the California Fair Debt Collection Practices Act which regulates practices used to effect collection on consumer loans. See "Certain Legal Aspects of the Mortgage Loans and Related Matters" herein.

     The Mortgage Loans may also be subject to federal laws, including: (i) the Truth in Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the Mortgage Loans;
(ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;
(iii) the Real Estate Settlement Procedures Act and Regulation X promulgated thereunder, which require certain disclosures to borrowers regarding the settlement and servicing of the Mortgage Loans; (iv) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience; and (v) the Federal Trade Commission Preservation of Consumer's Claims and Defenses Rule, 16 C.F.R. Part 433, regarding the preservation of a consumer's rights.

     The federal Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), may affect the ability of the Servicer to collect full amounts of interest on certain Mortgage Loans and could interfere with the ability of the Servicer to foreclose on certain properties. See "Certain Legal Aspects of the Mortgage Loans and Related Matters -- Soldiers' and Sailors' Civil Relief Act" herein.

     It is possible that some of the Mortgage Loans will be subject to the Riegle Community Development and Regulatory Improvement Act of 1994 (the "Riegle Act") which incorporates the Home Ownership and Equity Protection Act of 1994. The Riegle Act amended the Truth in Lending Act, which in turn led to certain additional provisions being added to Regulation Z, the implementing regulation of the Truth in Lending Act. These provisions impose additional disclosure and other requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or high upfront fees and charges. In general, mortgage loans within the purview of the Riegle Act have annual percentage rates over 10% greater than the yield on Treasury Securities of comparable maturity and/or fees and points which exceed the greater of 8% of the total loan amount or $400. The provisions of the Riegle Act apply on a mandatory basis to all mortgage loans originated on or after October 1, 1995. The provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related loans. In addition, any assignee of the creditor would generally be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the mortgage loan.

     Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Servicer, or any Sub-Servicer, to collect all or part of the principal of or interest on the Mortgage Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Servicer, or any Sub-Servicer, to damages and administrative sanctions. If the Servicer, or any Sub-Servicer, is unable to collect all or part of the principal or interest on any Mortgage Loans because of a violation of the aforementioned laws, public policies or general principles of equity, the Trust may be delayed from repaying, or may be unable to repay, all amounts owed to Certificateholders. Furthermore, depending upon whether damages and sanctions are assessed against the Servicer or an Originator, such violations may have a material impact upon the financial ability of the Servicer to continue to act in such capacity or the ability of an Originator to repurchase or replace Mortgage Loans if such violation breaches a representation or warranty contained in the related Pooling and Servicing Agreement.

YIELD, MATURITY AND PREPAYMENT CONSIDERATIONS

     The yield to maturity of any Class of Certificates will be affected by the amount and timing of principal payments on the related Mortgage Loans, the manner of allocation of available funds and/or losses to such Class, the interest rates or amounts of interest payable on such Class and the purchase price paid for such Class. The interaction of the foregoing factors may have different effects on, and create different risks for, the various Classes of Certificates, and the effects and/or risks for any one Class may vary over the life of such Class. The related Prospectus Supplement may include additional prepayment considerations with respect to different Classes of Certificates of a Series. Investors should carefully consider the different consequences of such risks as may be described in the related Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, the Mortgage Loans may be prepaid in full or in part at any time; however, a prepayment penalty or premium may still be imposed in connection therewith. The rate of prepayments of the Mortgage Loans cannot be predicted and may be affected by a wide variety of economic, social and other factors, including prevailing interest rates, the availability of alternative financing and homeowner mobility. Therefore, no assurance can be given as to the level of prepayments that may be experienced on Mortgage Loans included in any Trust.

     Although published statistical data regarding the effects of interest rates on prepayment rates for Mortgage Loans of the type typically made or acquired by the Originators is limited, a number of factors suggest that the prepayment behavior of a pool including Mortgage Loans may be significantly different from that of a pool composed entirely of conforming, non-conforming, "jumbo" or government-insured (i.e., "traditional") first mortgage loans with equivalent interest rates and maturities. One such factor is the smaller average principal balance of Mortgage Loans that may result in a higher prepayment rate than that of a traditional first mortgage loan with a larger average balance, regardless of the interest rate environment. A small principal balance, however, also may make refinancing Mortgage Loans at a lower interest rate less attractive to the borrower relative to refinancing a larger balance first mortgage loan, as the perceived impact to the borrower of lower interest rates on the amount of the monthly payment for a Mortgage Loan may be less than for a traditional first mortgage loan with a larger balance. Other factors that might be expected to affect the prepayment rate of a pool of Mortgage Loans include the amounts of, and interest rates on, the underlying Senior Liens, if any, and the use of first mortgage loans as long-term financing for home purchase and home equity loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, Mortgage Loans may experience a higher rate of prepayments than traditional first mortgage loans. In addition, any future limitations on the deductibility of interest payments on the Mortgage Loans for federal income tax purposes may further increase the rate of prepayments on the Mortgage Loans.

     In addition, certain of the Mortgage Loans comprising the Mortgage Pool may have adjustable Mortgage Interest Rates ("ARM Loans"). As is the case with conventional fixed-rate mortgage loans, ARM Loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall appreciably, ARM Loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed-rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their ARM Loans to "lock in" a lower fixed interest rate. Conversely, if prevailing interest rates rise appreciably, ARM Loans may prepay at lower rates than if prevailing interest rates remain at or below those in effect at the time such ARM Loans were originated. There can be no certainty as to the rate of prepayments on the ARM Loans in stable or changing interest rate environments. See "Maturity, Prepayment and Yield Considerations" herein.

     Prepayments may result from voluntary early payments by borrowers (including payments in connection with refinancings of any related Senior Liens), sales of Mortgaged Properties subject to due-on-sale provisions and liquidations due to default, as well as the receipt of proceeds from physical damage, credit life and disability insurance policies. In addition, repurchases or purchases of Mortgage Loans from a Trust required to be made by the Sponsor or the Servicer under the related Pooling and Servicing Agreement will have the same effect on the Certificateholders as a prepayment of such Mortgage Loans. Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans contain due-on-sale provisions, and the Servicer will be required to enforce such provisions unless (i) such enforcement would materially increase the risk of default or delinquency on, or materially decrease the security for, such Mortgage Loan or (ii) such enforcement is not permitted by applicable law, in which case the Servicer is authorized to permit the purchaser of the related Mortgaged Property to assume the Mortgage Loan. Additionally, should any Originator solicit refinancings from existing borrowers, the rate of prepayments on the Mortgage Loans may increase due to any resulting refinancings.

     Prepayments on the Mortgage Loans for a Series generally will result in a faster rate of distributions of principal on the Certificates. Thus, the prepayment experience of the Mortgage Loans will affect the average life and yield to investors of each Class and the extent to which each such Class is paid prior to its final scheduled Distribution Date. A Series may include Classes of Certificates which pay "interest only" or are entitled to receive a disproportionately high level of interest distributions as compared to the amount of principal to which such Classes of Certificates are entitled (each, an "Interest Weighted Class") or Classes of Certificates which pay "principal only" or are entitled to receive a disproportionately high level of principal distributions compared to the amount of interest to which such Classes of Certificates are entitled (each, a "Principal Weighted Class"). A Series may include an Interest Weighted Class offered at a significant premium or a Principal Weighted Class offered at a substantial discount. Yields on such Classes of Certificates will be extremely sensitive to prepayments on the Mortgage Loans for such Series. In general if a Certificate, including a Certificate of an Interest Weighted Class, is purchased at a premium and principal distributions on the Mortgage Loans occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity could be significantly lower than that assumed at the time of purchase. Where the amount of interest allocated with respect to an Interest Weighted Class is extremely disproportion-ate to principal, a Certificateholder could, under some such prepayment scenarios, fail to recoup its original investment. Conversely, if a Certificate, including a Certificate of a Principal Weighted Class, is purchased at a discount and principal distributions thereon occur at a rate slower than assumed at the time of purchase, the investor's actual yield to maturity could be significantly lower than that originally anticipated. See "Maturity, Prepayment and Yield Considerations" herein.

     Any rating assigned to the Certificates by a Rating Agency will reflect only such Rating Agency's assessment of the likelihood that timely distributions will be made with respect to such Certificates in accordance with the related Pooling and Servicing Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the Mortgage Loans will be made by Mortgagors or of the degree to which the rate of such prepayments might differ from that originally anticipated. As a result, such rating will not address the possibility that prepayment rates higher or lower than anticipated by an investor may cause such investor to experience a lower than anticipated yield, or that an investor purchasing an Interest Weighted Certificate at a significant premium might fail to recoup its initial investment.

     Collections on the Mortgage Loans may vary due to the level of incidence of delinquent payments and of prepayments. Collections on the Mortgage Loans may also vary due to seasonal purchasing and payment habits of Mortgagors.

THE STATUS OF THE MORTGAGE LOANS IN THE EVENT OF BANKRUPTCY OF THE SPONSOR

     In the event of the bankruptcy of the Sponsor, a trustee in bankruptcy of the Sponsor or its creditors could attempt to recharacterize the sale of the Mortgage Loans to the related Trust as a borrowing by the Sponsor or an affiliate. If such recharacterization were to be upheld, the related Certificateholders could be deemed to be creditors of the Sponsor or such affiliate, with the Mortgage Loans constituting security for such debt and, thus, the Mortgage Loans might be subject to the automatic stay of the Bankruptcy Court having jurisdiction over the Sponsor's or its affiliate's bankruptcy estate and a trustee in bankruptcy could elect to accelerate payment of the Certificates and liquidate the Mortgage Loans, with the Certificateholders entitled to the then outstanding principal amount thereof together with accrued interest. Thus, the Certificateholders could lose the right to future payments of interest and might suffer reinvestment loss in a lower interest rate environment. Even if such recharacterization were not upheld, Certificateholders may be subject to substantial delays in distributions due to the bankruptcy proceedings.

LIMITATIONS ON INTEREST PAYMENTS AND FORECLOSURES

     Generally, under the terms of the Relief Act or similar state legislation, a mortgagor who enters military service after the origination of the related mortgage loan (including a mortgagor who is a member of the National Guard or is in reserve status at the time of the origination of the mortgage loan and is later called to active duty) may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such mortgagor's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such action could affect, for an indeterminate period of time, the ability of the Servicer to collect full amounts of interest on certain of the Mortgage Loans. In addition, the Relief Act imposes limitations which would impair the ability of the Servicer to foreclose on an affected Mortgage Loan during the Mortgagor's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion.

CERTIFICATE RATING

     Depending on the structure of the related transaction, the rating of a Series or Class of Certificates the credit of which is enhanced through external means, such as a letter of credit, Certificate Guaranty Insurance Policy, Mortgage Pool Insurance Policy, Special Hazard Insurance Policy or Bankruptcy Bond, may depend primarily on the creditworthiness of the provider of such external credit enhancement device. Any reduction or withdrawal of the rating assigned to the claims-paying ability of the credit enhancement provider below the rating initially given to such Certificates would likely result in a reduction in the rating of such Certificates and, in such event, the market price of such Certificates could be adversely affected. See "Rating" herein.

BOOK-ENTRY REGISTRATION

     Effect on Liquidity. If so specified in the related Prospectus Supplement, the Certificates may initially be registered in book-entry form. Issuance of the Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market because investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

     Difficulty in Pledging. Because transactions in Certificates, in most cases, will be able to be effected only through Participants, Indirect Participants and certain banks, the ability of a Certificateholder to pledge a Certificate to persons or entities that do not participate in the DTC (as defined herein) system, or otherwise to take actions in respect of such Certificates, may be impaired because physical certificates representing the Certificates will not generally be available.

     Potential Delays in Receipt of Distributions. Certificateholders may experience some delay in their receipt of distributions of interest on and principal of the Certificates because distributions may be required to be forwarded by the related Trustee to DTC and, in such a case, DTC will be required to credit such distributions to the accounts of its Participants which thereafter will be required to credit them to the accounts of the applicable Certificateholders either directly or indirectly through Indirect Participants. See "Description of the Certificates -- Form of Certificates -- Book-Entry Registration" herein.

                                   THE TRUSTS

     A Trust for any Series of Certificates will include a Mortgage Pool that may consist of Mortgage Loans together with payments in respect thereof and certain other accounts, obligations or agreements, in each case as specified in the related Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, the Certificates will be entitled to payment only from the assets of the related Trust and will not be entitled to payments in respect of the assets of any other Trust established by the Sponsor or any of its affiliates.

     The following is a brief description of the Mortgage Loans expected to be included in the Trusts. The related Prospectus Supplement will set forth detailed information respecting the Mortgage Loans proposed to be included in the related Mortgage Pool. Information regarding the actual composition of the Mortgage Loans in the related Mortgage Pool will be set forth in a report on Form 8-K to be filed with the Commission within 15 days after such Mortgage Pool is complete (the "Detailed Description"). A schedule of the Mortgage Loans relating to such Series will be attached to the related Pooling and Servicing Agreement delivered in connection with the issuance of the Certificates.

     If so specified in the related Prospectus Supplement, the Mortgage Pool may be divided into two or more groups based on certain characteristics of the related Mortgage Loans (such as type or amount of Mortgage Rate, remaining term to maturity or type of Mortgaged Property) and amounts received, collected or recovered in respect of any such group will be the primary source from which distributions on certain Classes of Certificates will be derived.

THE MORTGAGE LOANS -- GENERAL

     The real properties (including condominiums and townhouses) which secure repayment of the Mortgage Loans (the "Mortgaged Properties") may be located in any one of the fifty states or the District of Columbia. Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans will be covered by standard hazard insurance policies ("Standard Hazard Insurance Policies"). The existence and extent of any such coverage will be described in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Mortgage Loans will not be insured or guaranteed by any governmental agency or covered wholly or partially by primary mortgage insurance policies.

     Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans in a Mortgage Pool will provide for payments to be made monthly on due dates occurring throughout the month.

     The Mortgage Loans to be included in any Mortgage Pool will be described in the related Prospectus Supplement. The Mortgage Loans will have interest payable thereon at (i) fixed rates specified in the related Prospectus Supplement, (ii) adjustable rates computed as specified in the related Prospectus Supplement or
(iii) graduated or other variable rates described in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, each Mortgage Loan will require monthly payment of principal and interest. Scheduled payments of principal on any Mortgage Loan may be computed (i) on a level debt service basis that will result in full amortization over the stated term of such Mortgage Loan, (ii) in the case of a Balloon Loan, on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity of such Mortgage Loan and will require payment of a substantial amount of principal at the stated maturity specified in the related Mortgage Note or (iii) on such other basis as is specified in the related Prospectus Supplement.

     Certain of the Mortgage Loans may have been originated pursuant to underwriting standards that rely primarily on the value and adequacy of the Mortgaged Property as collateral and, to a much lesser extent, on the creditworthiness of the related Mortgagor. Accordingly, the rates of delinquencies, foreclosures and losses on such Mortgage Loans, particularly in periods during which the value of the related Mortgaged Properties has declined, may be higher than those historically experienced by the mortgage lending industry in general. See "The Originators -- Underwriting Guidelines" herein.

     Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the Mortgage Loan or may decline over time, and may be prohibited for the life of the Mortgage Loan or for certain periods ("lockout periods"). Certain Mortgage Loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. Other Mortgage Loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The Mortgage Loans may include due-on-sale clauses which permit the mortgagee to demand payment of the entire Mortgage Loan in connection with the sale or certain transfers of the related Mortgaged Property. Other Mortgage Loans may be assumable by persons meeting the then applicable underwriting standards of the applicable Originator.

     The Prospectus Supplement for each Series of Certificates will contain information, as of the date of such Prospectus Supplement and to the extent then specifically known to the Sponsor, with respect to the Mortgage Loans contained in the related Mortgage Pool, including (i) the aggregate outstanding principal balance and the average outstanding principal balance of the Mortgage Loans as of the applicable Cut-off Date, (ii) the largest principal balance and the smallest principal balance of any of the Mortgage Loans, (iii) the types of Mortgaged Properties securing the Mortgage Loans, (iv) the original terms to maturity of the Mortgage Loans, (v) the weighted average term to maturity of the Mortgage Loans as of the related Cut-off Date and the range of the terms to maturity, (vi) the ranges of Combined Loan-to-Value Ratios at origination, (vii) the weighted average Mortgage Rate and ranges of Mortgage Rates borne by the Mortgage Loans and (viii) the geographical distribution of the Mortgaged Properties on a state-by-state basis. If specific information respecting the Mortgaged Loans is not known to the Sponsor at the time the related Certificates are initially offered, more general information of the nature described above will be provided in the related Prospectus Supplement and specific information will be set forth in the Detailed Description.

     The "Combined Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio, expressed as a percentage, determined by dividing (x) the sum of the original principal balance of such Mortgage Loan, plus the current principal balance of any Senior Lien on the related Mortgaged Property, by (y) the Appraised Value of such Mortgaged Property. "Appraised Value" is the appraised value of a Mortgaged Property based upon the lesser of (i) the appraisal or valuation made at the time of the origination of the related Mortgaged Loan, and
(ii) in the case where there is no Senior Lien to the Mortgage Loan and such Mortgage represents a purchase money instrument, the sales price of the related Mortgaged Property at such time of origination.

     No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans (plus any additional financing by other lenders secured by the same Mortgaged Properties) in a particular Mortgage Pool become equal to or greater than the value of such Mortgaged Properties or if the general condition of a Mortgaged Property declines, the actual rates of delinquencies, foreclosures and losses on the related Mortgage Loans could be higher than those now generally experienced in the mortgage lending industry. Any overall decline in the market value of residential real estate, the general condition of the Mortgaged Properties or other factors could adversely affect the values of the Mortgaged Properties such that the outstanding principal balance of such Mortgage Loans, together with any additional liens on the Mortgaged Properties, equal or exceed the value of such Mortgaged Properties and give rise to the consequences discussed in the preceding sentence.

     The Sponsor will cause the Mortgage Loans comprising each Mortgage Pool to be assigned to the related Trustee for the benefit of the Certificateholders of the related Series. The Servicer designated as such in the related Prospectus Supplement will service the Mortgage Loans either directly, or through the Sub-Servicers, pursuant to the related Pooling and Servicing Agreement and will receive a fee for such services. See "The Pooling and Servicing
Agreement -- General Servicing Procedures" herein. The Sponsor or one of its affiliates may act as the Servicer for one or more Series of Certificates. With respect to Mortgage Loans serviced through a Sub-Servicer, the Servicer will remain liable for its servicing obligations under the related Pooling and Servicing Agreement as if the Servicer alone were servicing such Mortgage Loans.

     The obligations of the Servicer with respect to the Mortgage Loans will consist principally of its contractual servicing obligations, including its obligations to make Servicing Advances and to enforce the obligations of the Sub-Servicers under the related Pooling and Servicing Agreement and its obligation to make certain Monthly Advances in the event of delinquencies in payments on or with respect to the Mortgage Loans in the amounts described herein under "The Pooling and Servicing Agreement -- Monthly Advances and Compensating Interest". The obligations of the Servicer to make Monthly Advances may be subject to limitations, to the extent provided herein and in the related Prospectus Supplement.

FORWARD PURCHASE AGREEMENTS; PURCHASE ACCOUNTS

     If so specified in the related Prospectus Supplement, the related Pooling and Servicing Agreement may contain provisions pursuant to which the Sponsor will agree to transfer additional Mortgage Loans to the related Trust during a specified period of time (the "Commitment Period") following the date on which such Trust is established and the related Certificates are issued (such provisions being referred to herein as a "Forward Purchase Commitment"). The Forward Purchase Commitment may permit the acquisition by the Trust of additional Mortgage Loans that have not completed the origination process by the date on which the Certificates are to be delivered to the Certificateholders (the "Closing Date") or were otherwise not available to be delivered by the Sponsor on such Closing Date. Any Forward Purchase Commitment will require that any Mortgage Loans so transferred to a Trust conform to the requirements specified in the related Pooling and Servicing Agreement. If a Forward Purchase Commitment is to be utilized, unless otherwise specified in the related Prospectus Supplement, the Trustee will be required to deposit in a segregated account (each, a "Purchase Account") all or a portion of the proceeds received in connection with the sale of one or more Classes of Certificates of the related Series. Subsequently, additional Mortgage Loans will be conveyed by the Sponsor to the related Trust in exchange for cash from the related Purchase Account in one or more transfers. Unless otherwise specified in the related Prospectus Supplement, the transfer of additional Mortgage Loans to the related Trust pursuant to a Forward Purchase Commitment must be completed within three months from the Closing Date. The related Pooling and Servicing Agreement will require that, if all amounts originally deposited in such Purchase Account are not applied to purchase additional Mortgage Loans by the end of such period, any amounts remaining will be released from the Purchase Account and distributed in reduction of the principal balance of the related Class or Classes of Certificates as specified in the related Prospectus Supplement.

                                USE OF PROCEEDS

     The Sponsor intends to use the net proceeds to be received from the sale of the Certificates of each Series to acquire the Mortgage Loans to be deposited in the related Trust, to establish any Purchase Account or Reserve Account and to pay other expenses connected with the pooling of Mortgage Loans and the issuing of Certificates. Any amounts remaining after such payments may be used for general corporate purposes. The timing and amount of offerings of Certificates by the Sponsor will be influenced by a number of factors, including volume of Mortgage Loans purchased by the Sponsor, prevailing interest rates, availability of funds and general market conditions.

                                  THE SPONSOR
GENERAL

     Aames Capital Corporation (the "Sponsor") was incorporated in the State of California on August 13, 1993 and is a wholly owned subsidiary of Aames Financial Corporation (the "Parent"). The Sponsor is primarily engaged in acquiring, owning, transferring and servicing Mortgage Loans. The Sponsor maintains its principal offices at 3731 Wilshire Boulevard, Los Angeles, California, 90010. Its telephone number is (800) 829-2929. Neither the Sponsor nor any of its affiliates will insure or guarantee distributions on the Certificates of any Series.

MORTGAGE LOAN DELINQUENCY AND FORECLOSURE EXPERIENCE

     The following table sets forth delinquency and foreclosure experience of home equity loans originated or purchased by the Sponsor or Affiliated Originators and included in the servicing portfolio of the Sponsor or its affiliates for the periods indicated, except that the information with respect to losses on foreclosed loans does not include any mortgage loans not sold by the Sponsor in a securitization even if serviced and foreclosed upon during the indicated period.

                                                                         YEAR ENDED JUNE 30,
                                                                     ----------------------------
                                                                      1994       1995      1996
                                                                     -------    ------    -------
Percentage of dollar amount of delinquent loans to loans serviced
  (period end)(1)(2)
     One Month....................................................     3.78%     3.88%      4.86%
     Two Months...................................................     1.61%     1.56%      1.79%
     Three or More Months:
       Not foreclosed(3)..........................................     6.71%     5.00%      8.05%
       Foreclosed(4)..............................................     3.58%     1.47%      1.04%
                                                                     -------    ------    -------
       Total......................................................    15.68%    11.91%     15.74%
                                                                     =======    ======    =======
Percentage of dollar amount of loans foreclosed to loans serviced
  (period end)(2).................................................     3.02%     1.17%      1.17%
Number of loans foreclosed........................................       215       159        221
Principal amount at time of foreclosure of foreclosed loans
  (in thousands)..................................................   $11,528    $6,675    $14,349
Losses on foreclosed loans included in pools of loans securitized
  (in thousands)..................................................   $    40    $  322    $ 1,342

-------------------------

(1) Delinquent loans are loans for which more than one payment is due.
(2) The delinquency and foreclosure percentages are calculated on the basis of the total dollar amount of mortgage loans originated or purchased by the Sponsor and, in each case, serviced by the Sponsor, or the Sponsor and any subservicers, as applicable, as of the end of the periods indicated. The total outstanding principal balance of such loans serviced by the Sponsor as of the end of any indicated period includes many loans that will not have been outstanding long enough to give rise to some or all of the indicated periods of delinquency.
(3) Represents loans which are in foreclosure but as to which foreclosure proceedings have not concluded.
(4) Represents properties acquired by the Sponsor following foreclosure sale and still serviced by the Sponsor at period end.

     The foreclosure and loss information included in the table above reflects only foreclosure and loss experience with respect to foreclosed properties for which affiliates of the Sponsor were retained to manage such properties during such periods. The loss information excludes any gains realized on foreclosed properties.

     The Sponsor's servicing portfolio has grown over the periods presented. However, because foreclosures and losses typically occur months or years after a loan is originated, data relating to delinquencies, foreclosures and losses as a percentage of the current portfolio can understate the risk of future delinquencies, losses or foreclosures. No information is available to the Sponsor with respect to delinquencies, foreclosures or losses on loans originated by affiliates of the Sponsor if the related loans or properties were not serviced or managed, as applicable, by the Sponsor or such affiliates. In addition, no information is available to the Sponsor with respect to delinquency, foreclosure or loss experience with respect to loans originated by any Unaffiliated Originators if the related loans or properties were not serviced or managed, as applicable, by the Sponsor.

     Losses realized on properties managed by affiliates of the Sponsor and acquired upon foreclosure of loans generally increased over the three-year period ended June 30, 1996. However, the amount of such losses is relatively low in comparison to the volume of home equity mortgage loans originated by affiliates of the Sponsor during such period, and the Sponsor believes such losses were limited as a direct result of loan origination standards, similar to the Sponsor Guidelines, that require a low initial Combined Loan-to-Value Ratio. See "The Originators -- Underwriting Guidelines" and "Risk Factors -- Nature of the Security for Mortgage Loans" herein.

     There is no assurance that the delinquency, foreclosure and loss experience with respect to any of the Mortgage Loans or with respect to any Mortgage Pool will be comparable to the experience reflected above for home equity mortgage loans originated and serviced by affiliates of the Sponsor. Because certain Mortgage Loans may have been underwritten pursuant to standards that rely primarily on the value of the related Mortgaged Properties rather than the creditworthiness of the related Mortgagors, the actual rates of delinquencies, foreclosures and losses on such Mortgage Loans, particularly in periods during which the value of the related Mortgaged Properties has declined, could be higher than those historically experienced by the mortgage lending industry in general. In addition, the rate of delinquencies, foreclosures and losses with respect to the Mortgage Loans will also be affected by, among other things, interest rate fluctuations and general and regional economic conditions. See "Risk Factors -- Nature of the Security for Mortgage Loans" herein.

                                THE ORIGINATORS

     The Sponsor may acquire Mortgage Loans originated by one or more subsidiaries of the Parent ("Affiliated Originators"). In addition, the Sponsor may directly, or indirectly through one of the Affiliated Originators, acquire Mortgage Loans originated by entities unaffiliated with the Sponsor ("Unaffiliated Originators") (together with Affiliated Originators, the "Originators").

UNDERWRITING GUIDELINES

     All Mortgage Loans originated by Affiliated Originators will be underwritten in accordance with standard guidelines (the "Sponsor's Guidelines") developed by the Sponsor and the related Affiliated Originator for customary application in the Affiliated Originator's loan origination activities, as described below. Mortgage Loans originated by Unaffiliated Originators are reunderwritten by the Sponsor in accordance with the applicable Sponsor's Guidelines.

     The Sponsor's Guidelines generally are applied primarily to evaluate the value and adequacy of the Mortgaged Property as collateral and, secondarily, to evaluate the Mortgagor's credit standing and repayment ability. In determining the adequacy of the Mortgaged Property as collateral, the related Originator obtains an appraisal of each property considered for financing. The appraiser is required to inspect the property and verify that it is in acceptable condition and that construction, if new, has been completed. The appraisal is based on the market value of comparable homes and is conducted substantially in accordance with mortgage banking industry appraisal standards. Appraisers utilized by Affiliated Originators are generally employees of the related Affiliated Originator. In connection with the Sponsor's reunderwriting of the Mortgage Loans originated by Unaffiliated Originators, the Sponsor reviews the appraisal values for all of the Mortgaged

Properties securing such Mortgage Loans; however, the Sponsor generally will not reappraise any of such Mortgage Loans. There can be no assurance that if such Mortgage Loans were reappraised by the Sponsor in accordance with the applicable Sponsor's Guidelines that the appraised value of such Mortgaged Properties would not be lower than the appraised value determined at origination by or on behalf of the related Unaffiliated Originators.

     In general, a prospective borrower applying for a Mortgage Loan is required to fill out a detailed application designed to provide the Originator pertinent information. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report that summarizes the borrower's credit history. The Originator obtains credit information from credit reporting agencies. In many cases, the credit information obtained will include major derogatory credit items such as credit write-offs, outstanding judgments and prior bankruptcies. The Originator generally verifies the borrower's employment but in many cases does not verify the borrower's income.

     Once all the signed loan documents, including the promissory note and a security instrument (i.e., mortgage, deed of trust or security deed), and all applicable employment, credit and property information are received, a determination is made as to whether to make the loan. The primary (but not the only) factor considered by the Originator in making this determination is the Combined Loan-to-Value Ratio of the related Mortgaged Property, taking into account any existing Senior Liens and the principal amount of the loan made with respect to the related Mortgaged Property. Generally, a Mortgaged Property with a lower Combined Loan-to-Value Ratio provides greater security than a Mortgaged Property with a higher Combined Loan-to-Value Ratio.

     After expiration of any three business day rescission period that is required by the federal Truth in Lending Act and the security instrument is ready for recordation, the loan is fully funded. Repayment of principal and interest is generally scheduled to begin approximately one month after funding and, in many cases, the Originator, solely at the direction of the related borrower, will withhold out of the related loan proceeds at origination the first monthly payment to become due on such loan. The Sponsor's Guidelines generally require title insurance coverage issued at origination by an approved title insurance company issuing a standard form title insurance policy. Such title policy is required to be in an amount at least equal to the original principal amount of the related Mortgage Loan.

     Notwithstanding the foregoing, in circumstances deemed appropriate by the Sponsor, certain of the Sponsor's Guidelines may be modified or waived with respect to some or all of the Mortgage Loans included in a Trust for a Series of Certificates.

REPRESENTATIONS BY ORIGINATORS

     Generally, an Originator will make certain representations and warranties with respect to the Mortgage Loans, as specified below, when the Mortgage Loans are sold to the Sponsor by such Originator and the Sponsor will make representations and warranties with respect to the Mortgage Loans under the related Pooling and Servicing Agreement that are generally consistent with those made by such Originator.

     Such representations and warranties generally include, among other things, that (A) at the time of the sale by the Originator of each Mortgage Loan to the Sponsor and (B) at the time of the conveyance by the Sponsor of each Mortgage Loan to the Trust: (i) the information with respect to each Mortgage Loan set forth in the Loan Schedule and delivered upon conveyance of the Mortgage Loan is true and correct as of the related Cut-off Date; (ii) the proceeds of each Mortgage Loan have been fully disbursed and there are no obligations to make further disbursements with respect to any Mortgage Loan; (iii) each Mortgaged Property is improved by a single (one- to four-) family residential dwelling, which may include a condominium, townhouse or manufactured home which is permanently affixed to and treated as real property under local law; (iv) each Mortgage Loan had, at the time of origination, either an attorney's certification of title or a title search or title policy; (v) as of the related Cut-off Date, each Mortgage Loan is secured by a valid and subsisting lien of record on the Mortgaged Property having the priority indicated on the related Loan Schedule and subject in all cases to exceptions to title set forth in the title insurance policy, if any, with respect to the related Mortgage Loan; (vi) each Originator held good and indefeasible title to, and was the sole owner of, each Mortgage Loan conveyed by such Originator; and (vii) each Mortgage Loan was originated in accordance with law and is the valid, legal and binding obligation of the related Mortgagor, subject to certain limitations.

     Unless otherwise described in the related Prospectus Supplement, all of the representations and warranties of an Originator in respect of a Mortgage Loan will be made as of the date on which such Originator sells the Mortgage Loan to the Sponsor and all of the representations and warranties of the Sponsor in respect of a Mortgage Loan will be made as of the date on which the Sponsor conveys such Mortgage Loan into the related Trust. The date as of which such representations and warranties are made thus may be a date prior to the date of the issuance of the related Series of the Certificates. A substantial period of time may elapse between the date as of which the representations and warranties are made and the date the related Series of Certificates is issued. However, the Sponsor will not include any Mortgage Loan in a Trust for any Series of Certificates if anything has come to the Sponsor's attention that would cause it to believe that the representations and warranties of an Originator will not be accurate and complete in all material respects in respect of such Mortgage Loan as of the date of initial issuance of the related Series of Certificates.

     Upon a breach of a representation and/or warranty with respect to a Mortgage Loan made by the Sponsor under the related Pooling and Servicing Agreement which occurs after sale of the related Mortgage Loan to a Trust, the Sponsor may be required to repurchase such Mortgage Loan from such Trust or remove such Mortgage Loan from the Trust and convey a substantially similar mortgage loan to the Trust in substitution therefor.

                        DESCRIPTION OF THE CERTIFICATES

     Each Series of Certificates will be issued in classes (each, a "Class") by the related Trust pursuant to a pooling and servicing agreement (each, a "Pooling and Servicing Agreement"), dated as of the related Cut-off Date, among the Sponsor, the Servicer and the Trustee, for the benefit of the holders of the Certificates ("Certificateholders") of such Series. The provisions of each Pooling and Servicing Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust. A representative form of Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following summaries describe the material provisions relating to the Certificates which may appear in any related Pooling and Servicing Agreement. The Prospectus Supplement for a Series of Certificates will describe any material provision of the Pooling and Servicing Agreement relating to such Series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the definitive Pooling and Servicing Agreement for each Series of Certificates and the applicable Prospectus Supplement. A copy of the definitive Pooling and Servicing Agreement (without exhibits) relating to any Series of Certificates will be provided to Certificateholders, without charge, upon written request to the Sponsor at: Aames Capital Corporation, 3731 Wilshire Blvd., Los Angeles, California 90010, Attention: Corporate Secretary.

GENERAL

     Each Class of Certificates of a Series will evidence undivided beneficial ownership interests in the assets of the related Trust specified in the related Prospectus Supplement. A Series of Certificates may include one or more Classes of senior certificates that receive certain preferential treatment (collectively, "Senior Certificates") with respect to one or more subordinated Classes (collectively, "Subordinated Classes") of Certificates of such Series. Certain Series or Classes of Certificates may be covered by or entitled to the benefits of a Certificate Guaranty Insurance Policy, a Mortgage Pool Insurance Policy, a Special Hazard Insurance Policy, a Bankruptcy Bond or other insurance policies, cash accounts, letters of credit, financial guaranty insurance policies, third party guarantees or other forms of credit enhancement, in each case as described herein and in the related Prospectus Supplement. Distributions on one or more Classes of a Series of Certificates may be made: (a) prior to one or more other Classes, (b) after the occurrence of specified events, (c) in accordance with a schedule or formula, (d) on the basis of collections from designated portions of the Mortgage Loans in the related Trust or (e) on a different basis, in each case as specified in the related

Prospectus Supplement. The timing and amounts of such distributions may vary among Classes or over time as specified in the related Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, distributions on Certificates will be made only from the assets of the related Trust, and the Certificates will not represent interests in or obligations of the Sponsor, the Servicer, the Trustee, any Originator or any other person. The assets of each Trust will consist of one or more of the following, to the extent set forth in the related Prospectus Supplement: (a) the Mortgage Loans that from time to time are subject to the related Pooling and Servicing Agreement; (b) the assets of the Trust that from time to time are required by the Pooling and Servicing Agreement to be deposited in the Certificate Account, the Collection Account and any other accounts (collectively, the "Accounts") established pursuant to the related Pooling and Servicing Agreement, or to be invested in Permitted Investments; (c) property and any proceeds thereof acquired by foreclosure, deed in lieu of foreclosure or a comparable conversion of the Mortgage Loans in the related Mortgage Pool; (d) any Certificate Guaranty Insurance Policy; (e) any Mortgage Pool Insurance Policy; (f) any Special Hazard Insurance Policy; (g) any Bankruptcy Bond; (h) any funds on deposit from time to time in any Reserve Account; and (i) all rights under any other insurance policies, guarantees, surety bonds, letters of credit or other credit enhancement covering any Certificates, any Mortgage Loan in the related Mortgage Pool or any related Mortgaged Property required pursuant to the related Pooling and Servicing Agreement.

FORM OF CERTIFICATES

     General. Unless otherwise specified in the Prospectus Supplement, the Certificates of each Series will be issued as physical certificates ("Definitive Certificates") in fully registered form only in the denominations specified in the related Prospectus Supplement. Definitive Certificates, if issued, will be transferable and exchangeable at the corporate trust office of the Trustee or, at the election of the Trustee, the office of a Certificate Registrar appointed by the Trustee, in either case as named in the related Prospectus Supplement. No service charge will be incurred for any registration of exchange or transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge. If provided in the related Pooling and Servicing Agreement, a certificate administrator may perform certain duties in connection with the administration of the Certificates.

     Book-Entry Registration. If so specified in the related Prospectus Supplement, the Certificates may initially be registered in the name of Cede & Co. ("Cede"), the nominee of The Depository Trust Company ("DTC"). DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as brokers, dealers, banks and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participant").

     Under a book-entry format, Certificateholders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of Certificates registered in the name of Cede, as nominee of DTC, may do so only through Participants and Indirect Participants. In addition, such Certificateholders will receive all distributions of principal of and interest on the Certificates from the Trustee through DTC and its Participants. Under a book-entry format, Certificateholders will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede, as nominee for DTC, on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or Certificateholders. Under a book-entry format, it is anticipated that the only Certificateholder will be Cede, as nominee of DTC, and that the beneficial holders of Certificates will not be recognized by the Trustee as Certificateholders under the Pooling and Servicing Agreement. The beneficial holders of such Certificates will only be permitted to exercise the rights of Certificateholders under the Pooling and Servicing Agreement indirectly through DTC and its Participants who in turn will exercise their rights through DTC.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit payments of principal of and interest on the Certificates. Participants and Indirect Participants with which Certificateholders have accounts with respect to the Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of such Certificateholders. Accordingly, although Certificateholders will not possess physical certificates, such rules, regulations and procedures provide a mechanism by which Certificateholders will receive distributions and will be able to transfer their interests.

     Certificateholders who are not Participants may transfer ownership of Certificates only through Participants by instructing such Participants to transfer Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Certificates, which account is maintained with their respective Participants. Under the rules and in accordance with DTC's normal procedures, transfers of ownership of Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the respective Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificateholders.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificateholder to pledge Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

     DTC in general advises that it will take any action permitted to be taken by a Certificateholder under a Pooling and Servicing Agreement only at the direction of one or more Participants to whose account the Certificates are credited. Additionally, DTC in general advises that it will take such actions with respect to specified percentages of the Certificateholders only at the direction of and on behalf of Participants whose holdings include current principal amounts of outstanding Certificates that satisfy such specified percentages. DTC may take conflicting actions with respect to other current principal amounts of outstanding Certificates to the extent that such actions are taken on behalf of Participants whose holdings include such current principal amounts of outstanding Certificates.

     Any Certificates initially registered in the name of Cede, as nominee of DTC, will be issued in fully registered form as Definitive Certificates to Certificateholders or their nominees, rather than to DTC or its nominee only under the events specified in the related Pooling and Servicing Agreement as described in the related Prospectus Supplement. Upon the occurrence of any of the events specified in the related Pooling and Servicing Agreement and Prospectus Supplement, DTC will be required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the physical certificates representing the Certificates and instruction for re-registration, the Trustee will issue the Certificates in the form of Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders. Thereafter, payments of principal of and interest on the Certificates will be made by the Trustee directly to Certificateholders in accordance with the procedures set forth herein and in the Pooling and Servicing Agreement. The final distribution of any Certificate (whether Definitive Certificates or Certificates registered in the name of Cede), however, will be made only upon presentation and surrender of such Certificates on the final Distribution Date at such office or agency as is specified in the notice of final payment to Certificateholders.

DISTRIBUTIONS ON CERTIFICATES

     General. Unless otherwise specified in the related Prospectus Supplement, distributions of principal and interest (or, if applicable, of principal only or interest only) on the related Certificates will be made by the Trustee on each Distribution Date specified in the related Prospectus Supplement (each, a "Distribution Date"), in the amounts specified in the related Prospectus Supplement. Distributions will be made to the persons in whose names the Certificates are registered at the close of business on the record dates specified in the Prospectus Supplement. Distributions will be made by check mailed to the persons entitled thereto at the address appearing in the register maintained for Certificateholders (the "Certificate Register") or, to the extent described in the related Prospectus Supplement, by wire transfer or by such other means as are described therein, except that the final distribution in retirement of the Certificates will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee or other person specified in the final distribution notice to Certificateholders.

     Each Class of Certificates within a Series will evidence the interests specified in the related Prospectus Supplement, which may include, among other things, (i) the right to receive distributions allocable only to principal, only to interest or to any combination thereof; (ii) the right to receive distributions only of prepayments of principal throughout the lives of the Certificates or during specified periods; (iii) interests that are subordinated in their right to receive distributions of scheduled payments of principal, prepayments of principal, interest or any combination thereof to one or more other Classes of Certificates of such Series throughout the lives of the Certificates or during specified periods or interests that are subordinated with respect to certain losses or delinquencies; (iv) the right to receive distributions only after the occurrence of events specified in the related Prospectus Supplement; (v) the right to receive distributions in accordance with a schedule or formula or on the basis of collections from designated portions of the assets in the related Trust; (vi) as to Certificates entitled to distributions allocable to interest, the right to receive interest at a fixed rate or an adjustable rate; (vii) as to Certificates entitled to distributions allocable to interest, the right to distributions allocable to interest only after the occurrence of events specified in the related Prospectus Supplement; and (viii) as to Certificates entitled to distributions allocable to interest only after the occurrence of certain events, the accrual but deferment of payment of interest until such events occur, in each case as specified in such Prospectus Supplement.

     In general, the method of determining the amount of distributions on a particular Series of Certificates will depend on the type of credit support, if any, that is used with respect to such Series. See "Credit Enhancement" herein. Set forth below is a general description of certain methods that may be used to determine the amount of distributions on the Certificates of a particular Series. The Prospectus Supplement for each Series of Certificates will describe the method to be used in determining the amount of distributions on the Certificates of such Series.

     Distributions allocable to principal and interest on the Certificates of a Series will be made by the Trustee out of, and only to the extent of, funds in a segregated account established and maintained by the Trustee for the deposits of such amounts (the "Certificate Account"). The Certificate Account may include funds transferred from any Reserve Account and funds received as a result of any other form of credit enhancement. As between Certificates of different Classes and as between distributions of interest and principal and, if applicable, between distributions of prepayments of principal and scheduled payments of principal, distributions made on any Distribution Date will be applied as specified in the Prospectus Supplement. Unless otherwise specified in the Prospectus Supplement, distributions to any Class of Certificates will be made pro rata to all Certificateholders of that Class.

     Available Funds. All distributions on the Certificates of each Series on any Distribution Date will be made from the funds available for distribution on such Distribution Date as described below ("Available Funds"), in accordance with the terms described in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, Available Funds for each Distribution Date will equal the sum of the following amounts:

          (i) the aggregate of all previously undistributed payments on account of principal (including principal prepayments, if any, and prepayment penalties, if so provided in the related Prospectus Supplement) and interest on the Mortgage Loans in the related Trust, received by the Servicer during the related collection period (the "Collection Period") except:

             (a) all payments which were due before the Cut-off Date;

             (b) amounts received on particular Mortgage Loans as late payments of principal or interest and, unless otherwise specified in the related Prospectus Supplement, other amounts required to be paid by the Mortgagors which are to be retained by the Servicer (including any Sub-Servicer) as additional compensation;

             (c) amounts representing reimbursement, to the extent permitted as described under "The Pooling and Servicing Agreement -- Monthly Advances and Compensating Interest" and "-- Servicing and Other Compensation and Payment of Expenses," for advances made by the Servicer or any Sub-Servicers that were deposited into the Certificate Account, and amounts representing reimbursement for certain other losses and expenses incurred by the Servicer or any Sub-Servicer as permitted under the related Pooling and Servicing Agreement;

             (d) that portion of each collection of interest on a particular Mortgage Loan in such Trust representing servicing compensation payable to the Servicer that is to be retained from such collection or is permitted to be retained from related Insurance Proceeds, Liquidation Proceeds or proceeds of Mortgage Loans purchased pursuant to the related Pooling and Servicing Agreement; and

             (e) Trustee fees and other expenses or fees payable by the related Trust as specified in the related Prospectus Supplement;

          (ii) all amounts received and retained, if any, in connection with the liquidation of defaulted Mortgage Loans ("Liquidation Proceeds"), net of unreimbursed liquidation expenses and insured expenses incurred and unreimbursed advances made by the Servicer or any Sub-Servicer ("Net Liquidation Proceeds"), including all proceeds (net of unreimbursed Servicing Advances) of title insurance, hazard insurance and primary mortgage insurance, if any ("Insurance Proceeds"), all Principal Prepayments, all proceeds received in connection with the condemnation of a Mortgaged Property or the release of part of a Mortgaged Property and all proceeds of any Mortgage Loan purchased by the Sponsor or any other entity pursuant to the Pooling and Servicing Agreement;

          (iii) the amount of any Monthly Advance or Compensating Interest Payment made by the Servicer or any Sub-Servicer, as deposited by such in the Certificate Account; and

          (iv) if applicable, amounts withdrawn from a Reserve Account or received in connection with other credit enhancement.

     Distributions of Interest. Unless otherwise specified in the Prospectus Supplement, each Class of Certificates may bear interest at a different rate which may be fixed or adjustable ("Pass-Through Rate"). Interest will accrue on the Certificate Principal Balance (as defined herein) (or, in the case of Certificates entitled only to distributions allocable to interest, the aggregate notional principal balance) of each Class of Certificates entitled to interest, at the Pass-Through Rate and for the periods specified in the Prospectus Supplement. To the extent funds are available therefor, interest accrued during each such specified period on each Class of Certificates entitled to interest (other than a Class of Certificates that provides for interest that accrues, but is not currently payable, referred to hereafter as "Accrual Certificates") will be distributable on the Distribution Dates specified in the Prospectus Supplement until the aggregate Certificate Principal Balance of the Certificates of such Class has been distributed in full or, in the case of Certificates entitled only to distributions allocable to interest, until the aggregate notional principal balance of such Certificates is reduced to zero or for the period of time designated in the Prospectus Supplement.

     Unless otherwise specified in the Prospectus Supplement, distributions allocable to interest on each Certificate that is not entitled to distributions allocable to principal will be calculated based on the notional principal balance of such Certificate. The notional principal balance of a Certificate will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

     With respect to any Class of Accrual Certificates, if specified in the Prospectus Supplement, any interest that has accrued but is not paid on a given Distribution Date will be added to the aggregate Certificate Principal Balance of such Class of Certificates on that Distribution Date. Unless otherwise specified in the Prospectus Supplement, distributions of interest on each Class of Accrual Certificates will commence only after the occurrence of the events specified in the Prospectus Supplement. Prior to such time, the beneficial ownership interest of such Class of Accrual Certificates in the Trust, as reflected in the aggregate Certificate Principal Balance of such Class of Accrual Certificates, will increase on each Distribution Date by the amount of interest that accrued on such Class during the preceding interest accrual period but that was not required to be distributed to such Class on such Distribution Date. Any such Class of Accrual Certificates will thereafter accrue interest on its outstanding Certificate Principal Balance as so adjusted.

     Distributions of Principal. Unless otherwise specified in the Prospectus Supplement, the aggregate principal balance amount of any Class of Certificates entitled to distributions of principal will be the aggregate original Certificate Principal Balance of such Class of Certificates specified in the Prospectus Supplement, less all amounts previously distributed to such Certificates as allocable to principal ("Certificate Principal Balance"). In the case of Accrual Certificates, unless otherwise specified in the Prospectus Supplement, the original Certificate Principal Balance will be increased by all interest accrued but not then distributable on such Accrual Certificates. The Prospectus Supplement will specify the method by which the amount of principal payments on the Certificates will be calculated and the manner in which such amount will be allocated among the Classes of Certificates entitled to distributions of principal.

     The Prospectus Supplement may provide that one or more Classes of Senior Certificates will be entitled to receive all or a disproportionate percentage of any principal payments made by a Mortgagor which are received in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of such payments ("Principal Prepayments") in the percentages and under the circumstances or for the periods specified in the Prospectus Supplement. Any such allocation of Principal Prepayments to such Class or Classes of Certificates will have the effect of accelerating the amortization of such Senior Certificates while increasing the interests evidenced by Subordinated Certificates in the Trust. Increasing the interests of Subordinated Certificates relative to that of the Senior Certificates is intended to preserve the availability of the subordination provided by the Subordinated Certificates. See "Credit
Enhancement -- Subordination" herein. The timing and amounts of distributions allocable to interest and principal and, if applicable, Principal Prepayments and scheduled payments of principal, to be made on any Distribution Date may vary among Classes over time, or otherwise, as specified in the Prospectus Supplement.

REPORTS TO CERTIFICATEHOLDERS

     Except as otherwise set forth in the related Prospectus Supplement, on or before each Distribution Date, each Certificateholder of record of the related Series of Certificates will be entitled to receive a statement setting forth, to the extent applicable to such Series, the following information with respect to the distribution for such Distribution Date.

          (i) the amount of such distribution allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and, if so specified in the related Prospectus Supplement, any prepayment penalties included therein;

          (ii) the amount of such distribution allocable to interest;

          (iii) if applicable, the aggregate amount (a) otherwise allocable to the Subordinated Certificateholders on such Distribution Date, and (b) withdrawn from a Reserve Account, if any, that is included in the amounts distributed with respect to Senior Certificates;

          (iv) the total amount of the Insured Payment included in the amount distributed on such Distribution Date;

          (v) the Pool Balance and the Pool Factor of the Mortgage Loans for the following Distribution Date;

          (vi) if applicable, the percentage of principal payments on the Mortgage Loans, if any, which each Class will be entitled to receive on the following Distribution Date;

          (vii) unless the Pass-Through Rate is a fixed rate, the Pass-Through Rate applicable to the distribution on the Distribution Date;

          (viii) the number and aggregate principal balance of Mortgage Loans in the related Mortgage Pool contractually delinquent (a) one month, (b) two months and (c) three or more months as of the end of the related Collection Period;

          (ix) the number and aggregate principal balance of all Mortgage Loans in foreclosure or other similar proceedings, and the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

          (x) if applicable, the amount remaining in any Reserve Account or the amount remaining of any other credit support, after giving effect to the distribution on the Distribution Date; and

          (xi) the amount of Monthly Advances and/or Servicing Advances, if any, made since the preceding Distribution Date.

     Where applicable, any amount set forth above may be expressed as a dollar amount per single Certificate of the relevant Class having the denomination or interest specified either in the related Prospectus Supplement or in the report to Certificateholders. The report to Certificateholders for any Class or Series of Certificates may include additional or other information of a similar nature to that specified above.

     The "Pool Balance" means the aggregate outstanding principal balance of a Class and the "Pool Factor" is the percentage obtained by dividing the Pool Balance after giving effect to the distribution of principal on such Distribution Date by the Cut-off Date Pool Balance.

     In addition, within a reasonable period of time after the end of each calendar year, the Servicer or the Trustee will mail to each person who was a Certificateholder of record at any time during such calendar year (a) a report as to the aggregate of amounts reported pursuant to (i) and (ii) above for such calendar year or, in the event such person was a Certificateholder of record during a portion of such calendar year, for the applicable portion of such year and (b) such other customary information as may be deemed necessary or desirable for Certificateholders to prepare their tax returns.

                               CREDIT ENHANCEMENT

     Credit enhancement may be provided with respect to one or more Classes of a Series of Certificates or with respect to the Mortgage Loans in the related Trust. Credit enhancement may be in the form of (i) the subordination of one or more Classes of the Certificates of such Series, (ii) the use of a Certificate Guaranty Insurance Policy, a Mortgage Pool Insurance Policy, a Special Hazard Insurance Policy, a Bankruptcy Bond, a Reserve Account or other insurance policies, cash accounts, letters of credit, limited financial guaranty insurance policies, third party guarantees or other forms of credit enhancement described in the related Prospectus Supplement, or the use of a cross-support feature, or
(iii) any combination of the foregoing. The protection against losses afforded by any credit enhancement will be limited and will not guarantee repayment of the entire principal balance of the Certificates and interest thereon. If losses occur that exceed the maximum amount covered by the credit enhancement or that are not covered by the credit enhancement, Certificateholders will bear their allocable share of such deficiency. If a form of credit enhancement applies to several Classes of Certificates, and if principal payments of certain Classes will be distributed prior to such distributions to other Classes, the Classes which receive distributions at a later time are more likely to bear any losses which exceed the amount covered by credit enhancement.

     Unless otherwise specified in the Prospectus Supplement, coverage under any credit enhancement may be cancelled or reduced by the Sponsor without the consent of Certificateholders, if such cancellation or reduction would not adversely affect the rating or ratings of the related Certificates.

SUBORDINATION

     If so specified in the related Prospectus Supplement, scheduled principal, Principal Prepayments, interest or any combination thereof that otherwise would have been distributable to one or more Classes of Subordinated Certificates of a Series will instead be distributed to holders of one or more Classes of Senior Certificates, under the circumstances and to the extent specified in such Prospectus Supplement. If specified in the related Prospectus Supplement, the holders of Senior Certificates will receive the amounts of principal and interest due to them on each Distribution Date, out of the funds available for distribution on such date in the related Certificate Account, prior to any such distribution being made to holders of the related Subordinated Certificates, in each case under the circumstances and subject to the limitations specified in such Prospectus Supplement. The protection afforded to the holders of Senior Certificates through subordination also may be accomplished by first allocating certain types of losses or delinquencies to the related Subordinated Certificates, to the extent described in the related Prospectus Supplement. If aggregate losses and delinquencies in respect of such Mortgage Loans were to exceed the total amounts otherwise available for distribution to holders of Subordinated Certificates or, if applicable, were to exceed the specified maximum amount, holders of Senior Certificates would experience losses on such Certificates.

     If so specified in the Prospectus Supplement, the same Class of Certificates may be Senior Certificates with respect to the right to receive certain types of payments or with respect to the allocation of certain types of losses or delinquencies and Subordinated Certificates with respect to the right to receive other types of payments or with respect to the allocation of certain types of losses or delinquencies. If specified in the Prospectus Supplement, various Classes of Senior Certificates and Subordinated Certificates may themselves be subordinate in their right to receive certain distributions to other Classes of Senior and Subordinated Certificates, respectively, through a cross-support mechanism or otherwise. As between Classes of Senior Certificates and as between Classes of Subordinated Certificates, distributions may be allocated among such Classes (i) in the order of their scheduled final distribution dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of certain events or (iv) otherwise, in each case as specified in the related Prospectus Supplement.

     The related Prospectus Supplement will set forth information concerning the amount of subordination of a Class or Classes of Subordinated Certificates in a Series, the circumstances in which such subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, the manner of funding any Reserve Account and the conditions under which amounts in any such Reserve Account will be used to make distributions to Senior Certificateholders or released to Subordinated Certificateholders from the related Trust.

RESERVE ACCOUNTS

     If so specified in the related Prospectus Supplement, cash, U.S. Treasury securities, instruments evidencing ownership of principal or interest payments thereon, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in such Prospectus Supplement may be deposited by the Sponsor, the Servicer or the Originators, as applicable, on the date specified in the related Prospectus Supplement in one or more reserve accounts (each, a "Reserve Account") as part of the related Trust. In addition to or in lieu of the foregoing, if so specified in such Prospectus Supplement, all or any portion of amounts otherwise distributable to holders of Subordinated Certificates on any Distribution Date may instead be deposited into a Reserve Account. Such deposits may be made on the date specified in the related Prospectus Supplement, which may include each Distribution Date, each Distribution Date for specified periods or until the balance in the Reserve Account has reached a specified amount. See "-- Subordination" above.

     The cash and other assets in a Reserve Account will be used to enhance the likelihood of timely payment of principal of, and interest on, or, if so specified in the related Prospectus Supplement, to provide additional protection against losses in respect of, the assets in the related Trust, to pay the expenses of the Trust or for such other purposes specified in such Prospectus Supplement. Any cash in a Reserve Account and the proceeds upon maturity or liquidation of any other asset or instrument therein will be invested, to the extent acceptable to the applicable Rating Agency, in Permitted Investments (as defined herein), including obligations of the United States and certain agencies thereof, certificates of deposit, certain commercial paper, time deposits and bankers acceptances sold by eligible commercial banks, certain repurchase agreements of United States government securities with eligible commercial banks and certain other instruments acceptable to the applicable Rating Agency. Unless otherwise specified in the related Prospectus Supplement, any asset or instrument deposited in any Reserve Account will name the Trustee, in its capacity as trustee for the Certificateholders, as beneficiary and will be issued by an entity acceptable to the applicable Rating Agency.

     Any amounts on deposit in a Reserve Account will be available for withdrawal from such Reserve Account for distribution to holders of certain Classes of Certificates or release to holders of certain Classes of Certificates, the Sponsor, the Servicer, the Originators or another entity for the purposes, in the manner and at the times specified in the related Prospectus Supplement.

CERTIFICATE GUARANTY INSURANCE POLICIES

     If so specified in the related Prospectus Supplement, a certificate guaranty insurance policy or policies (each, a "Certificate Guaranty Insurance Policy") may be obtained and maintained for a Class or Series of Certificates. The provider of any Certificate Guaranty Insurance Policy (a "Certificate Insurer") will be described in the related Prospectus Supplement. A copy of any such Certificate Guaranty Insurance Policy will be attached as an exhibit to the related Pooling and Servicing Agreement.

     Unless otherwise specified in the related Prospectus Supplement, a Certificate Guaranty Insurance Policy will unconditionally and irrevocably guarantee to Certificateholders that a certain amount will be available for distribution to Certificateholders on a related Distribution Date (the "Insured Amount"). The Insured Amount will equal the full amount of principal and interest distributable to Certificateholders as of any Distribution Date under the related Pooling and Servicing Agreement plus any other amounts specified therein or in the related Prospectus Supplement.

     The specific terms of any Certificate Guaranty Insurance Policy will be described in the related Prospectus Supplement.

     Subject to the terms of the related Pooling and Servicing Agreement, a Certificate Insurer may be subrogated to the rights of Certificateholders to receive payments under the Certificates to the extent of any payments by such Certificate Insurer under the related Certificate Guaranty Insurance Policy that were not previously reimbursed. However, any such subrogation rights of a Certificate Insurer may not result in a reduction of the amount otherwise distributable on any Distribution Date to holders of the Certificates covered by such Certificate Guaranty Insurance Policy.

MORTGAGE POOL INSURANCE POLICIES

     If so specified in the related Prospectus Supplement, a mortgage pool insurance policy or policies (each, a "Mortgage Pool Insurance Policy") issued by the insurer (the "Mortgage Pool Insurer") named in such Prospectus Supplement will be obtained and maintained for all or certain of the Mortgage Loans. A Mortgage Pool Insurance Policy will, subject to the limitations described below, cover losses on the related Mortgage Loans up to a maximum amount specified in the related Prospectus Supplement. A Mortgage Pool Insurance Policy, however, is not a blanket policy against loss, as claims thereunder may be made only respecting losses on certain Mortgage Loans and only upon satisfaction of certain conditions precedent described below. Unless otherwise specified in a related Prospectus Supplement, a Mortgage Pool Insurance Policy will not cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy.

     A Mortgage Pool Insurance Policy generally will not insure (and many primary mortgage insurance policies do not insure) against loss sustained by reason of a default arising from, among other things, (i) fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the Mortgagor, the Originator or persons involved in the origination thereof, or
(ii) failure to construct a Mortgaged Property in accordance with plans and specifications. If so specified in the related Prospectus Supplement, an endorsement to a Mortgage Pool Insurance Policy, a bond or other credit support may cover fraud in connection with the origination of Mortgage Loans. If so specified in the related Prospectus Supplement, a failure of coverage attributable to an event specified in clause (i) or (ii) above might result in a breach of the Sponsor's representations and, in such event, might give rise to an obligation on the part of the Sponsor to repurchase the defaulted Mortgage Loan from the Mortgage Pool if the breach cannot be cured by the Sponsor. No Mortgage Pool Insurance Policy will cover losses in respect of a defaulted Mortgage Loan occurring when the Servicer of such Mortgage Loan, at the time of default or thereafter, was not approved by the applicable Mortgage Pool Insurer.

     The original amount of coverage under a Mortgage Pool Insurance Policy will be reduced over the life of the related Certificates by the aggregate dollar amount of claims paid by the Servicer less the aggregate of the net amounts realized by the Mortgage Pool Insurer upon disposition of all foreclosed properties. The amount of claims paid will include certain expenses incurred by the Servicer, as well as accrued interest on delinquent Mortgage Loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under a Mortgage Pool Insurance Policy reach the maximum amount, coverage under the Mortgage Pool Insurance Policy will be exhausted and any further losses will be borne by the related Certificateholders.

     The terms of any Mortgage Pool Insurance Policy will be described in the related Prospectus Supplement.

SPECIAL HAZARD INSURANCE POLICIES

     If so specified in the related Prospectus Supplement, a special hazard insurance policy or policies (each, a "Special Hazard Insurance Policy") will be obtained for the related Mortgage Pool and will be issued by the insurer (the "Special Hazard Insurer") named in such Prospectus Supplement. Each Special Hazard Insurance Policy, subject to limitations described below, will protect the related Certificateholders from (i) loss by reason of damage to Mortgaged Properties caused by certain hazards (including earthquakes and, to a limited extent, tidal waves and related water damage) not insured against under the standard form of hazard insurance policy for the respective states in which the Mortgaged Properties are located or under a flood insurance policy if the Mortgaged Property is not located in a federally designated flood area, and (ii) loss caused by reason of the application of the coinsurance clause contained in a hazard insurance policy. See "The Pooling and Servicing
Agreement -- Maintenance of Hazard Insurance" herein. A Special Hazard Insurance Policy will not cover losses occasioned by war, civil insurrection, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the Mortgaged Property is located in a federally designated flood area), chemical contamination and certain other risks. The amount of coverage under any Special Hazard Insurance Policy will be specified in the related Prospectus Supplement. A Special Hazard Insurance Policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the related Mortgaged Property securing the Mortgage Loan has been kept in force and other protection and preservation expenses have been paid.

     The terms of any Special Hazard Insurance Policy will be described in the related Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, because each Special Hazard Insurance Policy will be designed to permit full recovery under the Mortgage Pool Insurance Policy in circumstances in which such recoveries would otherwise be unavailable because property has been damaged by a cause not insured against by a standard hazard policy and thus would not be restored, each Pooling and Servicing Agreement will provide that, if the related Mortgage Pool Insurance Policy shall have been terminated or been exhausted through payment of claims, the Servicer will be under no further obligation to maintain such Special Hazard Insurance Policy.

BANKRUPTCY BONDS

     If so specified in the related Prospectus Supplement, a bankruptcy bond or bonds (each, a "Bankruptcy Bond") for proceedings under the federal Bankruptcy Code will be issued by an insurer named in such Prospectus Supplement. A Bankruptcy Bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a Mortgage Loan or a reduction by such court of the principal amount of a Mortgage Loan and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition. The level of coverage and other terms of a Bankruptcy Bond will be set forth in the related Prospectus Supplement.

CROSS SUPPORT

     If so specified in the related Prospectus Supplement, the beneficial ownership of separate Trusts or separate groups of assets in a single Trust may be evidenced by separate Classes of the related Series of Certificates. In such case, credit support may be provided by a cross-support feature which requires that distributions be made with respect to Certificates evidencing a beneficial ownership interest in other asset groups within the same Trust. The Prospectus Supplement for a Series of Certificates which includes a cross-support feature will describe the manner and conditions for applying such cross-support feature.

     If so specified in the related Prospectus Supplement, the coverage provided by one or more other forms of credit enhancement, such as Certificate Guaranty Insurance Policies or Reserve Accounts, may apply concurrently to two or more separate Trusts without priority among such Trusts, until the credit support is exhausted. If applicable, the Prospectus Supplement will identify the Trusts to which such credit enhancement relates and the manner of determining the amount of the coverage provided thereby and the application of such coverage to the identified Trusts or asset groups.

OTHER INSURANCE, GUARANTEES AND SIMILAR INSTRUMENTS OR AGREEMENTS

     If so specified in the related Prospectus Supplement, a Trust may include, in addition to or in lieu of some or all of the foregoing, letters of credit, third party guarantees and other arrangements for maintaining timely payments or providing additional protection against losses on the assets included in such Trust, paying administrative expenses or accomplishing such other purpose. The related Prospectus Supplement will describe any such arrangements, including information as to the extent of coverage and any conditions or limitations thereto. The Trust may include a guaranteed investment contract or reinvestment agreement pursuant to which funds held in one or more accounts will be invested at a specified rate. Any such arrangement must be acceptable to each Rating Agency named in the related Prospectus Supplement.

MAINTENANCE OF CREDIT ENHANCEMENT

     To the extent that the related Prospectus Supplement expressly provides for credit enhancement and maintenance arrangements, the following paragraphs shall apply.

     If a form of credit enhancement has been obtained for a Series of Certificates, the Sponsor or the Servicer will be obligated to exercise its reasonable efforts to keep or cause to be kept such form of credit support in full force and effect throughout the term of the related Pooling and Servicing Agreement, unless coverage thereunder has been exhausted through payment of claims or otherwise, or substitution therefor is made as described below.

     In lieu of the obligation to maintain a particular form of credit enhancement, the Sponsor or the Servicer may obtain a substitute or alternate form of credit enhancement. If the Sponsor obtains such a substitute form of credit enhancement, such form of credit enhancement will be maintained and kept in full force and effect as provided herein. Prior to its obtaining any substitute or alternate form of credit enhancement, the Sponsor or the Servicer will obtain written confirmation from each applicable Rating Agency that the substitution or alternate form of credit enhancement for the existing credit enhancement will not adversely affect the then current ratings assigned to such Certificates by each applicable Rating Agency.

     The Servicer will provide the Trustee information required for the Trustee to draw under a Certificate Guaranty Insurance Policy or any letter of credit, will present claims to any Mortgage Pool Insurer, any Special Hazard Insurer and to any provider of a Bankruptcy Bond, and will take such reasonable steps as are necessary to permit recovery under such Certificate Guaranty Insurance Policy, letter of credit, Bankruptcy Bond, Special Hazard Insurance Policy, Mortgage Pool Insurance Policy or other applicable forms of credit enhancement. Additionally, the Servicer will present such claims and take such steps as are reasonably necessary to provide for the performance by another party of its purchase obligations. All collections by the Servicer under any Mortgage Pool Insurance Policy or any Bankruptcy Bond and, where the related property has not been restored, any Special Hazard Insurance Policy, are to be deposited initially in the Collection

Account and ultimately in the Certificate Account, subject to withdrawal. All draws under any Certificate Guaranty Insurance Policy or letter of credit will be deposited directly in the Certificate Account.

     If any property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related hazard insurance policy or any applicable Special Hazard Insurance Policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any applicable form of credit enhancement, the Servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to one or more Classes of Certificateholders on liquidation of the Mortgage Loan after reimbursement to the Servicer for its expenses and (ii) that such expenses will be recoverable out of related Liquidation Proceeds or Insurance Proceeds. If recovery under any applicable form of credit enhancement is not available because the Servicer has been unable to make the above determinations or has made such determinations incorrectly or recovery is not available for any other reason, the Servicer is nevertheless obligated to follow such normal practices and procedures (subject to the preceding sentence) as it deems necessary or advisable to realize upon the defaulted Mortgage Loan and in the event such determination has been incorrectly made, is entitled to reimbursement of its expenses in connection with such restoration.

                 MATURITY, PREPAYMENT AND YIELD CONSIDERATIONS

     The yields to maturity of the Certificates will be affected by the amount and timing of principal payments on or in respect of the Mortgage Loans included in the related Trusts, the allocation of available funds to various Classes of Certificates, the Pass-Through Rate for various Classes of Certificates and the purchase price paid for the Certificates.

     The original terms to maturity of the Mortgage Loans in a given Mortgage Pool will vary depending upon the type of Mortgage Loans included therein. Each Prospectus Supplement will contain information with respect to the type and maturities of the Mortgage Loans in the related Mortgage Pool. Unless otherwise specified in the related Prospectus Supplement, Mortgage Loans may be prepaid without penalty in full or in part at any time, although a prepayment fee or penalty may be imposed in connection therewith.

     The rate of prepayments with respect to mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall appreciably below the Mortgage Rates borne by the Mortgage Loans, such Mortgage Loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above such Mortgage Rates. Conversely, if prevailing interest rates rise appreciably above the Mortgage Rates borne by the Mortgage Loans, such Mortgage Loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below such Mortgage Rates. However, there can be no assurance that such will be the case.

     Prepayments are influenced by a variety of economic, geographical, social, tax, legal and additional factors. The rate of prepayments on Mortgage Loans may be affected by changes in a Mortgagor's housing needs, job transfers, unemployment, Mortgagor's net equity in the related Mortgaged Property, the enforcement of due-on-sale clauses and other servicing decisions. Adjustable rate mortgage loans, bi-weekly mortgage loans, graduated payment mortgage loans, growing equity mortgage loans, reverse mortgage loans, buy-down mortgage loans and mortgage loans with other characteristics may experience a rate of principal prepayments which is different from that of fixed rate, monthly pay, fully amortizing mortgage loans.

     Generally, mortgage loans secured by junior liens have smaller average principal balances than senior or first mortgage loans and are not viewed by borrowers as permanent financing. Accordingly, such mortgage loans may experience a higher rate of prepayment than mortgage loans which represent first liens. In addition, any future limitations on the right of borrowers to deduct interest payments on second mortgage loans for federal income tax purposes may result in a higher rate of prepayment of such mortgage loans. The obligation of the Servicer to enforce due-on-sale provisions of the mortgage loans may also increase prepayments. The prepayment experience of the Mortgage Pools may be affected by a wide variety of factors, including general and local economic conditions, mortgage market interest rates, the availability of alternative financing and homeowner mobility. The Sponsor is unaware of any reliable studies that would accurately project the prepayment risks associated with the mortgage loans.

     Unless otherwise provided in the related Prospectus Supplement, all of the Mortgage Loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the Mortgage Loan upon sale or certain transfers by the Mortgagor of the underlying Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the Servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the Mortgaged Property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the Servicer will not take any enforcement action that would materially increase the risk of default or delinquency on, or materially decrease the security for, such Mortgage Loan. See "The Pooling and Servicing Agreement -- Enforcement of Due-on-Sale Clauses" herein.

     The weighted average lives of Certificates will also be affected by the amount and timing of delinquencies and defaults on the Mortgage Loans and the liquidations of defaulted Mortgage Loans. Delinquencies and defaults will generally slow the rate of payment of principal to the Certificateholders. However, this effect will be offset to the extent that lump sum recoveries on defaulted Mortgage Loans and foreclosed Mortgaged Properties result in principal payments on the Mortgage Loans that are faster than otherwise scheduled.

     When a full prepayment occurs on a Mortgage Loan, the Mortgagor will be charged interest on the principal amount of the Mortgage Loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment rather than for a full month. Interest shortfalls also could result from the application of the Relief Act, as described under "Certain Legal Aspects of the Mortgage Loans and Related Matters -- Soldiers' and Sailors' Civil Relief Act" herein. Unless otherwise specified in the related Prospectus Supplement, in the event that less than 30 days' interest is collected on a Mortgage Loan during a Collection Period, the Servicer or any Sub-Servicer, if applicable, will be obligated to make a Compensating Interest Payment with respect thereto, but only to the extent of the aggregate Servicing Fee for the related Distribution Date. To the extent such shortfalls exceed the amount of the Compensating Interest Payment that the Servicer or any Sub-Servicer is obligated to pay, the yield on the Certificates could be adversely affected. Partial prepayments in a given month may be applied to the outstanding principal balances of the Mortgage Loans so prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through in such month.

     Under certain circumstances, the Sponsor, the Servicer, the holders of REMIC Residual Certificates or certain other entities specified in the related Prospectus Supplement may have the option to purchase the Mortgage Loans and other assets of a Trust, thereby effecting early retirement of the related Series of Certificates, subject to the principal balance of the related Mortgage Loans being less than the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Loans at the Cut-off Date for the related Series. Typically, the Sponsor, the Servicer or such other entity will cause the retirement of a Series of Certificates at the point at which servicing of the remaining relatively small pool of Mortgage Loans becomes inefficient. See "The Pooling and Servicing
Agreement -- Termination; Optional Termination" herein.

     Unless otherwise specified in the related Prospectus Supplement, the effective yield to Certificateholders will be slightly lower than the yield otherwise produced by the applicable Pass-Through Rate and purchase price, because while interest generally will accrue on the Certificates from the first day of each month, the distribution of such interest will not be made earlier than a specified date in the month following the month of accrual.

     The timing of payments on the Mortgage Loans may significantly affect an investor's yield. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate faster (or slower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates will not be offset by a subsequent like reduction (or increase) in the rate of principal payments.

     The Prospectus Supplement relating to a Series of Certificates may discuss in greater detail the effect of the rate and timing of principal payments (including prepayments) on the yield, weighted average lives and maturities of such Certificates, including the effect of prepayments and allocation of realized losses on the Mortgage Loans as they relate to specific Classes of Certificates. Factors other than those identified herein and in the related Prospectus Supplement could significantly affect principal prepayments at any time and over the lives of the Certificates. The relative combination of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of the Mortgage Loans at any time or over the lives of the Certificates.

                      THE POOLING AND SERVICING AGREEMENT

     Set forth below is a summary of the material provisions of each Pooling and Servicing Agreement that are not described elsewhere in this Prospectus. The summary does not purport to describe all provisions of each Pooling and Servicing Agreement and is subject to, and qualified in its entirety by reference to, the provisions of each Pooling and Servicing Agreement. Where provisions or terms used in a particular Pooling and Servicing Agreement are different than as described herein, a description of such provisions or terms will be included in the related Prospectus Supplement.

ASSIGNMENT OF MORTGAGE LOANS

     Assignment of the Mortgage Loans. At the Closing Date for a Series of Certificates, the Sponsor will cause the Mortgage Loans comprising the related Trust to be sold and assigned to the Trustee, without recourse, together with all principal and interest received by or on behalf of the Sponsor on or with respect to such Mortgage Loans on or after the Cut-off Date, other than principal and interest due before the Cut-off Date. The Trustee will, concurrently with such assignment, deliver the Certificates to the Sponsor in exchange for the Mortgage Loans.

     Each Mortgage Loan assigned to the Trustee will be identified in a schedule appearing as an exhibit to the related Pooling and Servicing Agreement (a "Loan Schedule"). The Loan Schedule will include information as to the outstanding principal balance of each Mortgage Loan after application of payments due on the Cut-off Date, as well as information regarding the Mortgage Rate, the maturity date of the Mortgage Loan, the Combined Loan-to-Value Ratio at origination and certain other information.

     In connection with the sale, the Sponsor will be required to deliver or cause to be delivered to the Trustee certain specified items (collectively, with respect to each Mortgage Loan, the "Mortgage File"). Unless otherwise specified in the related Prospectus Supplement each Mortgage File will be required to include:

          (a) the original Mortgage Note, with all intervening endorsements sufficient to show a complete chain of endorsement to the Sponsor, endorsed by the Sponsor, without recourse, to the order of the Trustee;

          (b) the original Mortgage with evidence of recording indicated thereon;

          (c) the original executed assignment of the Mortgage in recordable form;

          (d) originals of all assumption, modification and substitution agreements, if any, in those instances where the terms or provisions of a Mortgage or Mortgage Note have been modified or such Mortgage or Mortgage Note has been assumed;

          (e) originals of all intervening mortgage assignments with evidence of recording indicated thereon sufficient to show a complete chain of assignment from the originator of the Mortgage Loan to the Sponsor; and

          (f) the original lender's title insurance policy issued on the date of the origination of such Mortgage Loan.

     Unless otherwise specified in the related Prospectus Supplement, the Sponsor will promptly cause the assignments of the related Mortgage Loans to be recorded in the appropriate public office for real property records, except in states in which, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the trustee's interest in such loans against the claim of any subsequent transferee or any successor to or creditor of the Sponsor or the Originator of such Mortgage Loans.

     If the Sponsor cannot deliver the original Mortgage or mortgage assignment with evidence of recording thereon on the Closing Date solely because of a delay caused by the public recording office where such original Mortgage or mortgage assignment has been delivered for recordation, the Sponsor shall deliver to the Trustee an Officer's Certificate, with a photocopy of such Mortgage attached thereto, stating that such original Mortgage or mortgage assignment has been delivered to the appropriate public recording official for recordation. The Sponsor shall promptly deliver to the Trustee such original Mortgage or mortgage assignment with evidence of recording indicated thereon upon receipt thereof from the public recording official. If the Sponsor within six months from the Closing Date shall not have received such original Mortgage or mortgage assignment from the public recording official, it shall obtain, and deliver to the Trustee within eight months from the Closing Date, a copy of such original Mortgage or mortgage assignment certified by such public recording official to be a true and complete copy of such original Mortgage or mortgage assignment as recorded by such public recording office.

     The Trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the Mortgage Loans as agent of the Trustee.

     Review of the Mortgage File. The Trustee will agree, for the benefit of the Certificateholders, to review each Mortgage File and the specified items delivered by or on behalf of the Sponsor within 45 days after the Closing Date, to determine if the documents described in clauses (a) through (f) above have been executed and received, and that such documents relate to the Mortgage Loans in the Loan Schedule. The Trustee is under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable or appropriate for the represented purpose or that they are other than what they purport to be on their face, nor is the Trustee under any duty to determine independently whether there are any intervening assignments or assumption or modification agreements with respect to any Mortgage Loan.

     If within such 45-day period the Trustee finds that any document constituting a part of a Mortgage File is not properly executed, has not been received or is unrelated to the Mortgage Loans identified in the related Loan Schedule, or that any Mortgage Loan does not conform in a material respect to the description thereof as set forth in the related Loan Schedule, the Trustee will be required to promptly notify the Sponsor of any defect. The Sponsor will use reasonable efforts to remedy a material defect in a document constituting part of a Mortgage File within 60 days after the Trustee's notice. Thereafter, the Trustee shall also certify that it has received all of the documents referred to in clauses (a) through (f) and that all corrections or curative actions required to be taken by the Sponsor within the 60-day period have been completed or effected, or that the related Mortgage Loans will be repurchased or substituted, as specified below.

     Repurchase or Substitution of Mortgage Loans. Unless otherwise specified in the related Prospectus Supplement, if, within 60 days after the Trustee's notice of defect, the Sponsor has not remedied the defect and the defect materially and adversely affects the interest of the Certificateholders in the related Mortgage Loan, the Sponsor will be required to, prior to the next Distribution Date, at its option, (i) substitute in lieu of such Mortgage Loan another Mortgage Loan of like kind (a "Qualified Replacement Mortgage Loan") or
(ii) repurchase such Mortgage Loan at a price equal to its Principal Balance together with one month's interest at the Mortgage Rate, less any payments received during the related Collection Period ("Loan Purchase Price").

     If as provided above, the Sponsor, rather than repurchase the Mortgage Loan, removes a Mortgage Loan (a "Deleted Mortgage Loan") from the related Trust and substitutes in its place a Qualified Replacement Mortgage Loan, such substitution must be effected within 90 days of the date of the initial issuance of the Certificates of a Series with respect to which no REMIC election is made. With respect to a Trust for which a REMIC election is to be made, except as otherwise provided in the related Prospectus Supplement, such substitution of a defective Mortgage Loan must be effected within two years of the date of the initial issuance of the Certificates, and may not be made if such substitution would cause the Trust to not qualify as a REMIC or result in a prohibited transaction tax under the Code. Except as otherwise provided in the related Prospectus Supplement, any Qualified Replacement Mortgage Loan generally will, on the date of substitution,
(i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of and not substantially less than the outstanding principal balance of the Deleted Mortgage Loan (the amount of any shortfall to be paid by or at the direction of the Sponsor to the related Trust in the month of substitution for distribution to the Certificateholders as a reduction of principal), (ii) have a Mortgage Rate neither one percentage point or more less than nor one percentage point or more greater than the Mortgage Rate of the Deleted Mortgage Loan as of the date of substitution, (iii) have a remaining term to maturity neither one year or more earlier than nor one year or more later than that of the Deleted Mortgage Loan and (iv) comply with all of the representations and warranties set forth in the related Pooling and Servicing Agreement as of the date of substitution. The related Pooling and Servicing Agreement may include additional provisions relating to meeting the foregoing requirements on an aggregate basis where a number of substitutions occur contemporaneously.

     Additionally, unless otherwise specified in the related Prospectus Supplement, the Sponsor will have made representations and warranties in respect of the Mortgage Loans sold by the Sponsor and evidenced by a Series of Certificates. Such representations and warranties generally include, among other things: (i) that title insurance (or in the case of Mortgaged Properties located in areas where such policies are generally not available, an attorney's certificate of title) was in effect on the Closing Date; (ii) that the Sponsor had title to each such Mortgage Loan and such Mortgage Loan was subject to no offsets, defenses or counterclaims; (iii) that each Mortgage Loan constituted a valid first or junior lien on the Mortgaged Property (subject only to permissible title insurance exceptions, if applicable, and certain other exceptions described in the Pooling and Servicing Agreement) and that the Mortgaged Property was free from damage and was in acceptable condition; (iv) that there were no delinquent tax or assessment liens against the Mortgaged Property; (v) that no required payment on a Mortgage Loan was more than thirty days delinquent as of the related Cut-off Date; and (vi) that each Mortgage Loan was made in compliance with, and, subject to certain limitations, is enforceable under, all applicable state and federal laws and regulations in all material respects. Upon the discovery by the Sponsor or the Trustee that the representations in the applicable Pooling and Servicing Agreement are untrue in any material respect as of the dates specified therein, with the result that the interests of the Certificateholders in the related Mortgage Loan are materially and adversely affected, the party discovering such breach is required to give prompt written notice to the other parties. Upon the earliest to occur of the Sponsor's discovery, its receipt of notice of breach from any of the other parties or such time as a situation resulting from a representation which is untrue and materially and adversely affects the interests of the Certificateholders, the Sponsor is required promptly to cure such breach in all material respects or the Sponsor will (or will cause the applicable Originator to) on the Distribution Date next succeeding such discovery, receipt of notice or such other time, repurchase, or provide a Qualified Replacement Mortgage Loan, as set forth above. The obligation of the Sponsor so to cure, substitute or repurchase any Mortgage Loan as to which breach has not been remedied constitutes the sole remedy available to the Certificateholders or the Trustee respecting such breach.

     Any agreements pursuant to which the Sponsor acquires certain Mortgage Loans to be deposited in a Trust will contain representations and obligations of the related Originators that are similar to those described in the preceding paragraph. The Sponsor may enforce any obligations of the related Originators in connection with its efforts to cure any breach of a representation pursuant to the related Pooling and Servicing Agreement. See "The
Originators -- Representations by Originators" herein.

PAYMENTS ON THE MORTGAGE LOANS

     Unless otherwise specified in the related Prospectus Supplement, the Pooling and Servicing Agreement will require the Servicer to establish and maintain one or more accounts (each, a "Collection Account") at one or more institutions meeting the requirements set forth in the related Pooling and Servicing Agreement. Pursuant to the related Pooling and Servicing Agreement, the Servicer will be required to deposit all collections (other than amounts escrowed for taxes and insurance) related to the Mortgage Loans into the

Collection Account no later than the second business day after receipt. All funds in the Collection Accounts will be required to be invested in instruments designated as Permitted Investments. Any investment earnings on funds held in the Collection Accounts are for the benefit of the Servicer.

     The Servicer may make withdrawals from the Collection Account only for the following purposes: (a) to make deposits into the Certificate Account, as set forth below; (b) to pay itself any monthly Servicing Fees; (c) to make any Servicing Advance or to reimburse itself for any Servicing Advance or Monthly Advance previously made; (d) to withdraw amounts that have been deposited to the Collection Account in error; and (e) to clear and terminate the Collection Account.

     Unless otherwise specified in the related Prospectus Supplement, not later than the third day prior to any Distribution Date (the "Deposit Date"), the Servicer will be required to wire transfer to the Trustee for deposit in the Certificate Account the sum (without duplication) of all amounts on deposit in the Collection Account that constitute any portion of Available Funds for the related Distribution Date. See "Description of Certificates -- Distribution on Certificates -- Available Funds" herein.

INVESTMENT OF ACCOUNTS

     Unless otherwise specified in the related Prospectus Supplement, all or a portion of any Account, including the Collection Account, may be invested and reinvested in one or more Permitted Investments bearing interest or sold at a discount. The Trustee or any affiliate thereof may be the obligor on any investment in any Account which otherwise qualifies as a Permitted Investment. No investment in the Collection Account may mature later than the Deposit Date next succeeding the date of investment.

     The Trustee will not in any way be held liable by reason of any insufficiency in any Account resulting from any loss on any Permitted Investment included therein.

     Unless otherwise specified in the related Prospectus Supplement, all income or other gain from investments in any Account will be held in such Account for the benefit of the Servicer and will be subject to withdrawal from time to time as permitted by the related Pooling and Servicing Agreement. Any loss resulting from such investments will be for the account of the Servicer. The Servicer will be required to deposit the amount of any such loss immediately upon the realization of such loss to the extent such loss is not offset by other income or gain from investments in such Account and then available for such application.

PERMITTED INVESTMENTS

     Unless otherwise specified in the related Prospectus Supplement, each Pooling and Servicing Agreement will define "Permitted Investments" generally as follows:

          (a) Direct general obligations of the United States or the obligations of any agency or instrumentality of the United States, the timely payment or the guarantee of which constitutes a full faith and credit obligation of the United States.

          (b) Federal Housing Administration debentures, but excluding any such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption.

          (c) Federal Home Loan Mortgage Corporation senior debt obligations, but excluding any such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption.

          (d) Federal National Mortgage Association senior debt obligations, but excluding any such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption.

          (e) Federal funds, certificates of deposit, time and demand deposits, and bankers' acceptances (having original maturities of not more than 365 days) of any domestic bank or trust company, the short-term debt obligations of which have been assigned a minimum rating specified in the related Pooling and Servicing Agreement by the applicable Rating Agency.

          (f) Deposits of any bank or savings and loan association which has combined capital, surplus and undivided profits of at least $50,000,000 which deposits are not in excess of the applicable limits insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation, provided that the long-term deposits of such bank or savings and loan association are assigned a minimum rating specified in the related Pooling and Servicing Agreement by the applicable Rating Agency.

          (g) Commercial paper (having original maturities of not more than 180 days) assigned a minimum rating specified in the related Pooling and Servicing Agreement by the applicable Rating Agency.

          (h) Investments in money market funds assigned a minimum rating specified in the related Pooling and Servicing Agreement by the applicable Rating Agency.

          (i) Other investments acceptable to the applicable Rating Agency.

No instrument described above is permitted to evidence either the right to receive (a) only interest with respect to obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provided a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations, and no instrument described above may be purchased at a price greater than par if such instrument may be prepaid or called at a price less than its purchase price prior to stated maturity.

MONTHLY ADVANCES AND COMPENSATING INTEREST

     In order to maintain a regular flow of scheduled interest to Certificateholders (rather than to guarantee or insure against losses), unless otherwise provided in the related Prospectus Supplement, each Pooling and Servicing Agreement will require that, on each Distribution Date, the Servicer or any Sub-Servicer deposit in the Collection Account an amount of its own funds (a "Monthly Advance"). Unless otherwise specified in the related Prospectus Supplement, a "Monthly Advance" will be equal to the sum of the interest portions of the aggregate amount of monthly payments (net of the Servicing Fee) due on the Mortgage Loans during the related Collection Period, but delinquent as of the close of business on the last day of the related Collection Period, plus, with respect to each Mortgaged Property which was acquired in foreclosure or similar action (each, an "REO Property") during or prior to the related Collection Period and as to which final sale did not occur during the related Collection Period, an amount equal to the excess, if any, of interest on the outstanding principal balance of the Mortgage Loan relating to such REO Property for the related Collection Period at the related Mortgage Rate (net of the Servicing Fee) over the net income from the REO Property transferred to the Certificate Account for such Distribution Date.

     The Servicer or any Sub-Servicer, if applicable, may recover Monthly Advances, if not recovered from the Mortgagor on whose behalf such Monthly Advance was made, from late collections on the related Mortgage Loans, including Liquidation Proceeds, insurance proceeds and such other amounts as may be collected by the Servicer from the Mortgagor or otherwise relating to the Mortgage Loan. To the extent the Servicer, in its good faith business judgment, determines that any Monthly Advance will not be ultimately recoverable from late collections, insurance proceeds, Liquidation Proceeds on the related Mortgage Loans or otherwise, the Servicer may reimburse itself or a Sub-Servicer, if applicable, on the next Distribution Date from Available Funds remaining in the Certificate Account after making required payments on such Distribution Date.

     With respect to each Mortgage Loan as to which a prepayment is received, that becomes a Liquidated Mortgage Loan or is otherwise charged-off during the Collection Period related to a Distribution Date, unless otherwise specified in the related Prospectus Supplement, the Servicer will be required with respect to such Distribution Date to remit to the Trustee, from amounts otherwise payable to the Servicer as the Servicing Fee, an amount generally representing the excess of interest on the principal balance of such Mortgage Loan prior to such prepayment, liquidation or charge-off over the amount of interest actually received on the related Mortgage Loan during the applicable Collection Period (each such amount, a "Compensating Interest Payment"). The Servicer will not be entitled to be reimbursed from collections on the Mortgage Loans or any assets of the Trust for any Compensating Interest Payments made. If the Servicing Fee in respect of such Collection Period is insufficient to make the entire required Compensating Interest Payment, the resulting shortfall will reduce the amount of interest payable to the Certificateholders on such Distribution Date and such reduction will not be recoverable thereafter.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     Unless otherwise specified in the related Prospectus Supplement, the Servicer is required to foreclose upon or otherwise comparably effect the ownership in the name of the Servicer, on behalf of the Trustee, of Mortgaged Properties relating to defaulted Mortgage Loans as to which no satisfactory arrangements can be made for collection of delinquent payments and which the Sponsor or the Servicer has not purchased pursuant to its purchase option described below, unless the Servicer reasonably believes that Liquidation Proceeds with respect to such Mortgage Loan would not be increased as a result of such foreclosure or other action, in which case the Mortgage Loan will be charged off and will be liquidated (a "Liquidated Mortgage Loan"). In connection with such foreclosure or other conversion, the Servicer is required to exercise or use foreclosure procedures with the same degree of care and skill as it would ordinarily exercise or use under the circumstances in the conduct of its own affairs. Any amounts advanced in connection with such foreclosure or other action will constitute Servicing Advances.

     Unless otherwise specified in the related Prospectus Supplement, if a REMIC election has been made, the Servicer will be required to sell REO Property within two years of its acquisition by the Trustee, unless an opinion of counsel experienced in federal income tax matters, addressed to the Trustee, the Sponsor and the Servicer is obtained to the effect that the holding by the Trust of such REO Property for a greater specified period will not result in the imposition of taxes on "prohibited transactions" of the Trust as defined in Section 860F of the Code or cause the Trust to fail to qualify as a REMIC.

     In servicing the Mortgage Loans, the Servicer is required to determine, with respect to each defaulted Mortgage Loan, when it has recovered, whether through trustee's sale, foreclosure sale or otherwise, all amounts, if any, it expects to recover from or on account of such defaulted Mortgage Loan, whereupon such Mortgage Loan shall become a Liquidated Mortgage Loan.

     Unless otherwise specified in the related Prospectus Supplement, the Sponsor or the Servicer may have the right and the option under the related Pooling and Servicing Agreement, but not the obligation, to purchase for its own account any Mortgage Loan which becomes delinquent, in whole or in part, as to three consecutive monthly installments or any Mortgage Loan as to which enforcement proceedings have been brought by the Servicer. Any such Mortgage Loan so purchased will be purchased on a Deposit Date at the Loan Purchase Price thereof.

GENERAL SERVICING PROCEDURES

     The Servicer will service the Mortgage Loans, either directly or through Sub-Servicers, in accordance with the provisions of each related Pooling and Servicing Agreement and the policies and procedures customarily employed by the Servicer in servicing other comparable mortgage loans. Servicing includes, but is not limited to, post-origination loan processing, customer service, remittance handling, collections and liquidations.

     The Servicer, in its own name or in the name of any Sub-Servicer, will be authorized and empowered pursuant to the related Pooling and Servicing Agreement
(i) to execute and deliver any and all instruments of satisfaction or cancellation or of partial or full release or discharge and all other comparable instruments with respect to the Mortgage Loans and with respect to the Mortgaged Properties, (ii) to institute foreclosure proceedings or obtain a deed in lieu of foreclosure so as to effect ownership of any Mortgaged Property in its own name on behalf of the Trustee and (iii) to hold title in its own name to any Mortgaged Property upon such foreclosure or deed in lieu of foreclosure on behalf of the Trustee.

     During a foreclosure, any expenses incurred by the Servicer are added to the amount owed by the Mortgagor, as permitted by applicable law. Upon completion of the foreclosure, the property is sold to an outside bidder, or passes to the mortgagee, in which case the Servicer will proceed to liquidate the asset. Servicing and charge-off policies and collection practices may change over time in accordance with the Servicer's business judgment, changes in its real estate loan portfolio and applicable laws and regulations.

SUB-SERVICERS

     The Servicer will be permitted under the related Pooling and Servicing Agreement to enter into sub-servicing arrangements with certain mortgage servicing institutions meeting the requirements of such Pooling and Servicing Agreement (each, a "Sub-Servicer") to service the Mortgage Loans in a Mortgage Pool. Any such sub-servicing arrangements will not relieve the Servicer of any liability associated with servicing the Mortgage Loans. Compensation for the services of the Sub-Servicer with respect to the Mortgage Loans will be paid by the Servicer. See "-- Servicing and Other Compensation and Payment of Expenses" below.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise specified in the related Prospectus Supplement, as compensation for its servicing activities under a Pooling and Servicing Agreement, the Servicer will be entitled to retain the amount of the Servicing Fee (as defined in the related Pooling and Servicing Agreement) with respect to each Mortgage Loan. Additional servicing compensation in the form of prepayment charges, release fees, bad check charges, assumption fees, extension fees, late payment charges and any other servicing-related fees, Net Liquidation Proceeds not required to be deposited in the Collection Account and similar items may, to the extent collected from Mortgagors, be retained by the Servicer.

     The Servicer will be required to pay all reasonable and customary "out-of-pocket" costs and expenses incurred in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of the Mortgaged Properties, (ii) any enforcement or judicial proceedings, including foreclosures and (iii) the management and liquidation of Mortgaged Properties acquired in satisfaction of the related Mortgage Loans. Such expenditures (each, a "Servicing Advance") may include costs of collection efforts, reappraisals, forced placement of hazard insurance if a borrower allows his hazard policy to lapse, legal fees in connection with foreclosure actions, advancing payments due under any Senior Lien, if any, advancing delinquent property taxes, and upkeep and maintenance of the Mortgaged Property if it is acquired through foreclosure and similar types of expenses. The Servicer will be obligated to make the Servicing Advances incurred in the performance of its servicing obligations. Unless otherwise specified in the related Prospectus Supplement, the Servicer will be entitled to recover Servicing Advances, if not theretofore recovered from the Mortgagor on whose behalf such Servicing Advance was made, from late collections on the related Mortgage Loans, including Liquidation Proceeds, insurance proceeds and such other amounts. Servicing Advances will be reimbursable to the Servicer from the sources described above out of the funds on deposit in the Collection Account. The Servicer is not required to make any Servicing Advance that it determines would be nonrecoverable.

     In addition, a Sub-Servicer may be entitled to a monthly servicing fee in a minimum amount set forth in the related Prospectus Supplement. The Sub-Servicer may also be entitled to collect and retain, as part of its servicing compensation, any late charges or prepayment penalties provided in the Mortgage Note or related instruments. The Sub-Servicer will be reimbursed by the Servicer for certain expenditures that it makes, generally to the same extent that the Servicer would be reimbursed for such expenditures under the related Pooling and Servicing Agreement. Compensation for the services of the Sub-Servicer shall be paid by the Servicer as a general corporate obligation of the Servicer.

MAINTENANCE OF HAZARD INSURANCE

     Unless otherwise specified in the related Prospectus Supplement, the Servicer will be required to cause to be maintained fire and hazard insurance with extended coverage customary in the area where each Mortgaged Property is located in an amount which is at least equal to the least of (i) the outstanding principal balance owing on the Mortgage Loan and the related Senior Lien, if any, (ii) the full insurable value of the related Mortgaged Property and (iii) the minimum amount required to compensate for damage or loss on a replacement cost basis. Unless otherwise specified in the related Prospectus Supplement, if the Mortgaged Property is in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards, the Servicer will be required to cause to be purchased a flood insurance policy with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (a) the outstanding principal balance of the Mortgage Loan and the Senior Lien, if any, (b) the minimum amount required to compensate for damages or loss on a replacement cost basis or (c) the maximum amount of insurance available under the National Flood Protection Act of 1973, as amended, provided that such flood insurance is available. The Servicer will also be required to maintain fire, hazard and, if applicable, flood insurance on each REO Property in the respective amounts described above, as well as liability insurance, in each case to the extent such insurance is available. Any amounts collected by the Servicer under any such policies (other than amounts to be applied to the restoration or repair of the Mortgaged Property, or to be released to the Mortgagor in accordance with customary mortgage servicing procedures) are required to be deposited by the Servicer in the Collection Account.

     In the event that the Servicer obtains and maintains a blanket policy insuring against fire and hazards of extended coverage on all of the Mortgage Loans, then, to the extent such policy names the Trustee as loss payee and provides coverage in an amount equal to the aggregate unpaid principal balances of the Mortgage Loans without co-insurance, and otherwise complies with the requirements of the preceding paragraph, the Servicer will be deemed conclusively to have satisfied its obligations with respect to fire and hazard insurance coverage. If such blanket policy contains a deductible clause, the Servicer will be required to pay to the Trustee the difference between the amount that would have been payable under a policy described in the preceding paragraph and the amount paid under the blanket policy.

ENFORCEMENT OF DUE-ON-SALE CLAUSES

     Unless otherwise specified in the related Prospectus Supplement, when a Mortgaged Property has been or is about to be conveyed by the Mortgagor, the Servicer, on behalf of the Trustee, in performing its servicing functions, to the extent it has knowledge of such conveyance or prospective conveyance, will be required to enforce the rights of the Trustee as the mortgagee of record to accelerate the maturity of the related Mortgage Loan under any due-on-sale clause contained in the related Mortgage or Mortgage Note; provided, however, that the Servicer will not be required to exercise any such right if the due-on-sale clause, in the reasonable belief of the Servicer, is not enforceable under applicable law or if such enforcement would materially increase the risk of default or delinquency on, or materially decrease the security for, such Mortgage Loan. In such event, the Servicer will attempt to enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable law or the mortgage documents, the Mortgagor remains liable thereon. The Servicer also will be authorized to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as Mortgagor and becomes liable under the Mortgage Note. The Servicer will not enter into an assumption agreement unless permitted by applicable law and unless such assumption agreement would not materially increase the risk of default or delinquency on, or materially decrease the security for, such Mortgage Loan.

VOTING

     Unless otherwise specified in the related Pooling and Servicing Agreement, with respect to any provisions of the Pooling and Servicing Agreement providing for the action, consent or approval of the holders of all Certificates evidencing specified "Voting Interests" in the Trust, the holders of any Class of Certificates will collectively be entitled to the then-applicable percentage of such Class of Certificates of the aggregate Voting Interests represented by all Certificates. Each Certificateholder of a Class will have a Voting Interest equal to the product of the Voting Interest to which such Class is collectively entitled and the Certificateholder's Percentage Interest (as such term is defined in the related Pooling and Servicing Agreement) in such Class. With respect to any provisions of the Pooling and Servicing Agreement providing for action, consent or approval of a specified Class or Classes of Certificates, each Certificateholder of such specified Class will have a Voting Interest in such Class equal to such Certificateholder's Percentage Interest in such Class. Any Certificate registered in the name of the Sponsor or any affiliate thereof will be deemed not to be outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to take any such action, or effect any such consent, has been obtained.

AMENDMENTS

     Unless otherwise specified in the related Prospectus Supplement, at any time and from time to time, without the consent of the Certificateholders, the Trustee, the Sponsor and the Servicer may amend the related Pooling and Servicing Agreement for the purposes of (a) curing any ambiguity or correcting or supplementing any provision of such agreement that may be inconsistent with any other provision of such agreement, (b) if a REMIC election has been made and if accompanied by an approving opinion of counsel experienced in federal income tax matters, removing the restriction against the transfer of a Residual Certificate to a Disqualified Organization (as such term is defined in the Code) or (c) complying with the requirements of the Code; provided, however, that such action shall not, as evidenced by an opinion of counsel delivered to the Trustee, materially and adversely affect the interests of any Certificateholder.

     Unless otherwise specified in the related Prospectus Supplement, the related Pooling and Servicing Agreement may also be amended by the Trustee, the Sponsor and the Servicer, at any time and from time to time, with the prior written approval of not less than a majority of the Percentage Interests represented by each affected Class of Certificates then outstanding, for the purpose of adding any provisions or changing in any manner or eliminating any of the provisions thereof or of modifying in any manner the rights of the Certificateholders thereunder; provided, however, that no such amendment shall
(a) change in any manner the amount of, or delay the timing of, payments which are required to be distributed to any Certificateholder without the consent of such Certificateholder or (b) change the aforesaid percentages of Percentage Interests which are required to consent to any such amendments, without the consent of the Certificateholders of all Certificates of the Class or Classes affected then outstanding. If a REMIC election has been made with respect to the related Trust, any such amendment must be accompanied by an opinion of tax counsel as to REMIC matters.

     The Trustee will be required to furnish a copy of any such amendment to each Certificateholder in the manner set forth in the related Pooling and Servicing Agreement.

EVENTS OF DEFAULT

     Unless otherwise specified in the related Prospectus Supplement, events of default (each, an "Event of Default") under a Pooling and Servicing Agreement will consist of (a) any failure by the Servicer to make a Monthly Advance as required; (b) any failure by the Servicer to deposit in the Collection Account or Certificate Account any amount (other than an amount representing a Monthly Advance) required to be so deposited under the related Pooling and Servicing Agreement, which failure continues unremedied for one Business Day after the giving of written notice of such failure to the Servicer by the Trustee or to the Servicer and the Trustee by Certificateholders evidencing Voting Interests represented by all Certificates aggregating not less than 51%; (c) any failure by the Servicer to duly observe or perform in any material respect any other of its covenants or agreements in the Pooling and Servicing Agreement which materially and adversely affects the rights of Certificateholders and continues unremedied for 30 days after the giving of written notice of such failure to the Servicer by the Trustee or the Certificateholders evidencing Voting Interests represented by all Certificates aggregating not less than 51%; (d) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the Servicer and certain actions by the Servicer indicating its insolvency or inability to pay its obligations; (e) the occurrence of delinquencies and/or losses in respect of the Mortgage Loans in excess of a level, and for a period of time, as specified in the Pooling and Servicing Agreement; and (f) if the Sponsor or any affiliate thereof is the Servicer, any failure of the Sponsor to duly observe or perform in any material respect any of its covenants or agreements in the Pooling and Servicing Agreement which materially and adversely affects the rights of Certificateholders and continues unremedied for 30 days after the giving of written notice of such failure to the Sponsor by the Trustee or to the

Servicer and the Trustee by Certificateholders evidencing Voting Interests represented by all Certificates aggregating not less than 51%.

RIGHTS UPON EVENTS OF DEFAULT

     Unless otherwise specified in the related Prospectus Supplement, upon the occurrence of an Event of Default, Certificateholders evidencing Voting Interests represented by all Certificates aggregating not less than 51% or the Trustee may terminate all of the rights and obligations of the Servicer under the related Pooling and Servicing Agreement, whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under the related Pooling and Servicing Agreement and will be entitled to such compensation as the Servicer would have been entitled to under the related Pooling and Servicing Agreement. In the event that the Trustee would be obligated to succeed the Servicer but is unwilling or legally unable to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, any established housing and home finance institution or any institution that regularly services home equity loans that is currently servicing a home equity loan portfolio that has all licenses, permits and approvals required by applicable law and a net worth of at least $10,000,000 to act as successor to the Servicer under the related Pooling and Servicing Agreement, provided that the appointment of any such successor Servicer will not result in the qualification, reduction or withdrawal of the rating assigned to the Certificates by any applicable Rating Agency. Pending appointment of a successor Servicer, unless the Trustee is prohibited by law from so acting, the Trustee shall be obligated to act as Servicer. The Trustee and such successor Servicer may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation described above.

     Unless otherwise specified in the related Prospectus Supplement, no Certificateholder, solely by virtue of its status as a Certificateholder, will have any right under the related Pooling and Servicing Agreement to institute any action, suit or proceeding with respect to the related Pooling and Servicing Agreement unless such Certificateholder previously has given to the Trustee written notice of default and unless Certificateholders evidencing Voting Interests represented by all Certificates aggregating not less than 51% have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity for costs, expenses and liabilities to be incurred, and the Trustee for 60 days has neglected or refused to institute any such action, suit or proceeding. However, the Trustee will be under no obligation to exercise any of the rights or powers vested in it by the related Pooling and Servicing Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

TERMINATION; OPTIONAL TERMINATION

     Unless otherwise specified in the related Pooling and Servicing Agreement, the obligations created by each Pooling and Servicing Agreement for each Series of Certificates will terminate upon the payment to the related Certificateholders of all amounts held in any Accounts or by the Servicer, and required to be paid to them pursuant to such Pooling and Servicing Agreement following the later of (i) the final payment or other liquidation of the last of the Mortgage Loans subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any such Mortgage Loans remaining in the Trust and (ii) the purchase by the Sponsor, the Servicer or other entity specified in the related Prospectus Supplement including, if REMIC treatment has been elected, the holder of the residual interest in the REMIC (see "Certain Federal Income Tax Consequences" below), from the related Trust of all of the remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans. Unless otherwise specified in the related Prospectus Supplement, any such purchase of Mortgage Loans and property acquired in respect of Mortgage Loans evidenced by a Series of Certificates will be made at the option of the Sponsor, the Servicer or other entity at a price, and in accordance with the procedures, specified in the Prospectus Supplement. The exercise of such right will effect early retirement of the Certificates of that Series, but the right of the Sponsor, the Servicer or other entity to so purchase is subject to the principal balance of the related Mortgage Loans being less than the percentage specified in the related Prospectus Supplement of the aggregate principal balance of such Mortgage Loans at the Cut-off Date for the Series. The foregoing is subject to the provisions that if a REMIC election is made with respect to a Trust, any repurchase pursuant to clause (ii) above will be made only in connection with a "qualified liquidation" of the REMIC within the meaning of Section 860F(g)(4) of the Code.

EVIDENCE AS TO COMPLIANCE

     Unless otherwise specified in the related Prospectus Supplement, each Pooling and Servicing Agreement will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the Trustee to the effect that on the basis of certain procedures substantially in conformance with the Uniform Single Audit Program for Mortgage Bankers (to the extent the procedures are applicable to the servicing obligations set forth in the Pooling and Servicing Agreement), the servicing by or on behalf of the Servicer of the related Mortgage Loans, under agreements substantially similar to each other (including the related Pooling and Servicing Agreement) was conducted in compliance with such agreements and such procedures have disclosed no exceptions or errors in records relating to the Mortgage Loans subject to the related Pooling and Servicing Agreement which, in the opinion of such firm, are material, except for such exceptions as will be referred to in the report. Unless otherwise specified in the related Prospectus Supplement, each Pooling and Servicing Agreement will provide that the Servicer will be required to deliver to the Trustee, on or before a specified date in each year, an annual statement signed by an officer of the Servicer to the effect that the Servicer has fulfilled its material obligations under the related Pooling and Servicing Agreement throughout the preceding year.

INDEMNIFICATION OF OFFICERS AND DIRECTORS OF THE SPONSOR

     The related Pooling and Servicing Agreement will provide that neither the Sponsor nor any of its directors, officers, employees or agents shall have any liability to the related Trust created thereunder or to any of the Certificateholders, except with respect to liabilities resulting from willful malfeasance, bad faith or gross negligence or from the reckless disregard of obligations or duties arising under the related Pooling and Servicing Agreement. The related Pooling and Servicing Agreement will further provide that, with the exceptions stated above, the Sponsor and its directors, officers, employees and agents are entitled to be indemnified and held harmless by the related Trust against any loss, liability or expense incurred in connection with legal actions relating to such Pooling and Servicing Agreement or the Certificates.

THE TRUSTEE

     Each Prospectus Supplement will name the Trustee under the related Pooling and Servicing Agreement. The Pooling and Servicing Agreement will provide that the Trustee may resign at any time, upon notice to the Sponsor, the Servicer and any Rating Agency, in which event the Sponsor will be obligated to appoint a successor Trustee. The Sponsor may remove the Trustee if the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the Trustee becomes insolvent. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee. Each Pooling and Servicing Agreement will provide that the Trustee is under no obligation to exercise any of the rights or powers vested in it by the Pooling and Servicing Agreement at the request or direction of any of the Certificateholders, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. The Trustee may execute any of the rights or powers granted by the Pooling and Servicing Agreement or perform any duties thereunder either directly or by or through agents or attorneys, and the Trustee is responsible for any misconduct or negligence on the part of any agent or attorney appointed and supervised with due care by it thereunder. Pursuant to the Pooling and Servicing Agreement, the Trustee is not liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized by an authorized officer of any person or within its rights or powers under the Pooling and Servicing Agreement. The Trustee and any director, officer, employee or agent of the Trustee may rely and will be protected in acting or refraining from acting in good faith in reliance on any certificate, notice or other document of any kind prima facie properly executed and submitted by the authorized officer of any person respecting any matters arising under the Pooling and Servicing Agreement.

        CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND RELATED MATTERS

     The following discussion contains summaries, which are general in nature, of material legal matters relating to the Mortgage Loans. Because such legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete or to encompass the laws of all states in which Mortgaged Properties are situated. The summaries are qualified in their entirety by reference to the appropriate laws of the states in which Mortgage Loans may be originated.

NATURE OF THE MORTGAGE LOANS

     The Mortgage Loans will be secured by mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the Mortgaged Property is located. In California, for example, Mortgage Loans are secured by deeds of trust. In other states, a mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments and other charges under governmental police powers. Priority between mortgages depends on their terms and generally on the order of recording in the appropriate state or county office. There are two parties to a mortgage: the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. The mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the borrower property owner called the trustor (similar to a mortgagor), the lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the borrower's obligation to the lender. A security deed and a deed to secure debt are special types of deeds that indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

     Certain of the Mortgage Loans may be loans secured by condominium units. The condominium building may be a multi-unit building or buildings, or a group of buildings whether or not attached to each other, located on property subject to condominium ownership. Condominium ownership is a form of ownership of a real property wherein each owner is entitled to the exclusive ownership and possession of his or her individual condominium unit and also owns a proportionate undivided interest in all parts of the condominium building (other than the individual condominium units) and all areas or facilities, if any, for the common use of the condominium units. The condominium unit owners appoint or elect the condominium association to govern the affairs of the condominium.

FORECLOSURE/REPOSSESSION

     Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In addition to this non-judicial remedy, a deed of trust may be judicially foreclosed. In addition to any notice requirements contained in a deed of trust, in some states the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor-in-interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons. Before such non-judicial sale takes place, typically a notice of sale must be posted in a public place and published during a specific period of time in one or more newspapers, posted on the property and sent to parties having an interest of record in the property.

     Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property.

     In some states, the borrower under a mortgage or a deed of trust will have the right to reinstate the loan at any time following default until shortly before the foreclosure sale. In such states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the mortgage or deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

     Although foreclosure sales are typically public sales, frequently no third-party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus, the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property, in which event the lender may be entitled to a deficiency judgment in certain states. Any loss may be reduced by the receipt of any mortgage insurance proceeds.

     Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice earlier than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

RIGHTS OF REDEMPTION

     In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienholders are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, such as California, there is no right to reclaim property after a trustee's sale under a deed of trust.

CERTAIN PROVISIONS OF CALIFORNIA DEEDS OF TRUST

     Most institutional lenders in California, including the Affiliated Originators originating loans secured by real property in California, use a form of deed of trust that confers on the beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards made in connection with any condemnation proceedings to any indebtedness secured by the deed of trust, in such order as the beneficiary may determine; provided, however, that the beneficiary is prohibited (under California law) from applying insurance and condemnation proceeds to the indebtedness secured by the deed of trust unless the beneficiary's security has been impaired by the casualty or condemnation, and, if such security has been impaired, permits such proceeds to be so applied only to the extent of such impairment. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, and, as a result thereof, the beneficiary's security is impaired, the beneficiary may apply any award received in respect of such damages or in connection with such condemnation to the indebtedness secured by the first deed of trust. Proceeds in excess of the amount of indebtedness secured by a first deed of trust will, in most cases, be applied to the indebtedness of a junior deed of trust.

     Another provision typically found in the forms of deed of trust used by most institutional lenders in California obligates the trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are senior to the deed of trust, to provide and maintain fire and hazard insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the beneficiary under the deed of trust. Upon a failure of the trustor to perform any of these obligations, the beneficiary is given the right under the deed of trust to perform the obligation itself, at its election, with the trustor agreeing to reimburse the beneficiary for any sums expended by the beneficiary on behalf of the trustor. All sums so expended by the beneficiary become part of the indebtedness secured by the deed of trust.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Certain states, including California, have adopted statutory prohibitions restricting the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the net amount received by the lender at the foreclosure sale. As a result of these prohibitions, it is anticipated that in many instances the Servicer will not seek deficiency judgments against defaulting Mortgagors.

     In addition to laws limiting or prohibiting deficiency judgements, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on the debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

     Courts with federal bankruptcy jurisdiction also have indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan.

     California courts have imposed general equitable principles upon judicial foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of the borrower's default under the related loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, California courts have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disabilities. In other cases, such courts have limited the right of the lender to foreclose if the default under the loan is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of a second deed of trust affecting the property.

     Federal and local real estate tax laws provide priority to certain tax liens over the lien of a mortgage or secured party. Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of such loans. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal and state laws impose specific statutory liabilities upon lenders who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

     It is possible that some of the Mortgage Loans will be subject to the Riegle Act which incorporates the Home Ownership and Equity Protection Act of 1994. The Riegle Act adds certain additional provisions to Regulation Z, the implementing regulation of the Truth-in-Lending Act. These provisions impose additional disclosure and other requirements on creditors with respect to nonpurchase money mortgage loans with high interest rates or high upfront fees and charges. In general, mortgage loans within the purview of the Riegle Act have annual percentage rates over 10% greater than the yield on Treasury Securities of comparable maturity and/or fees and points which exceed the greater of 8% of the total loan amount or $400. The provisions of the Riegle Act apply on a mandatory basis to all mortgage loans originated on or after October 1, 1995. The provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related loans. In addition, any assignee of the creditor would generally be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the mortgage loan.

ENFORCEABILITY OF DUE-ON-SALE CLAUSES

     Unless otherwise provided in the related Prospectus Supplement, each Mortgage Loan will contain a due-on-sale clause which will generally provide that if the Mortgagor sells, transfers or conveys the Mortgaged Property, the Mortgage Loan may be accelerated by the mortgagee. The Garn-St. Germain Depository Institutions Act of 1982 (the "Garn-St. Germain Act"), subject to certain exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As to loans secured by an owner-occupied residence, the Garn-St. Germain Act sets forth nine specific instances in which a mortgagee covered by such Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related Mortgaged Property to an uncreditworthy person, which could increase the likelihood of default.

PREPAYMENT CHARGES

     Under certain state laws, prepayment charges may not be imposed at all or after a certain period of time following origination of the mortgage loans with respect to prepayments on mortgage loans secured by liens encumbering owner-occupied residential properties. Because many of the Mortgaged Properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the

Mortgage Loans. The absence of such a restraint on prepayment may increase the likelihood of refinancing or other early retirement of such Mortgage Loans.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT

     Generally, under the terms of the Relief Act, a Mortgagor who enters military service after the origination of the related Mortgage Loan (including a Mortgagor who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the Servicer to collect full amounts of interest on certain of the Mortgage Loans. Unless otherwise provided in the applicable Prospectus Supplement, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to the Certificateholders. In addition, the Relief Act imposes limitations which would impair the ability of the Servicer to foreclose on an affected Mortgage Loan during the Mortgagor's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion.

ENVIRONMENTAL CONSIDERATIONS

     Real property pledged as security to a lender may be subject to unforeseen environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states such a lien has priority over the lien of an existing mortgage against such property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the United States Environmental Protection Agency (the "EPA") may impose a lien on property where the EPA has incurred cleanup costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

     Under the laws of some states, and under CERCLA, it is conceivable that a lender may be held liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances at a Mortgaged Property, regardless of whether or not the environmental damage or threat was caused by a prior owner or operator. CERCLA imposes liability on any and all "responsible parties" (which term includes, among others, the property owner and operator) for the cost of clean-up of releases of hazardous substances. However, CERCLA excludes from the definition of "owner or operator" secured creditors who hold indicia of ownership for the purpose of protecting their security interest, but "without participating in the management of the facility." That exclusion was substantially narrowed by a May 1990 decision of the United States Court of Appeals for the Eleventh Circuit in United States v. Fleet Factors Corp., which held that a lender need not have involved itself in the day-to-day operations of the facility or participated in decisions relating to hazardous waste management in order to be liable; rather, liability may attach to the lender if its involvement with the management of the facility is broad enough to support the inference that the lender could affect hazardous waste management practices if it so chose. The court added that a lender's capacity to influence such decisions could be inferred from the extent of its involvement in the facility's financial management. In response to Fleet Factors, the EPA promulgated regulations designed to clarify the range of activities a lender may engage in without losing the benefit of the statutory exclusion. See "Final Rule on Lender Liability under CERCLA," 57 F.R. 18,344 (Apr. 29, 1992). The regulations, which took effect in April 1992, permit a lender to monitor the borrower's environmental practices in order to determine if the facility is in compliance with applicable law, and to require the borrower to take measures necessary to achieve or maintain compliance or conduct necessary cleanups, but the lender may not, however, exercise control over or assume responsibility for the borrower's environmental practices. Such actions would be considered "participation in the management of the facility." Also, if the lender took title to or possession of the property, it might be deemed to have obviated the security interest exclusion and to be liable for clean-up costs pursuant to CERCLA. The EPA regulations would allow lenders to take certain actions with respect to foreclosure, without losing the benefit of the statutory exclusion. Essentially, the regulations would allow the lender to take actions consistent with protecting its security interest, but not actions which demonstrate an intent to exercise a long-term ownership interest in the property. It must be noted that such protection may not be available under applicable state law. Furthermore, the regulations are binding only on the EPA with respect to the EPA's enforcement powers and cost-recovery rights. It has not yet been definitively determined whether the federal courts will apply the regulations in cost-recovery actions brought against lenders by other responsible parties, although the regulations may well be considered persuasive by the courts. In February 1994, a three judge panel of the U.S. Court of Appeals for the District of Columbia, in the case of Kelley v. EPA, held that the regulations are inconsistent with the statutory requirements of CERCLA and are, therefore, invalid. Kelley v. EPA, 15 F.3d 1100 (D.C. Cir. 1994), cert. denied, American Bankers Ass'n v. Kelley, 115 S. Ct. 900 (1995). The EPA's response to the Kelley decision has been to follow the provisions of the "Lender Liability Rule" as an enforcement policy. On October 6, 1995, the EPA issued a policy statement whereby the EPA and the Department of Justice intend to apply as guidance the provisions of the "Lender Liability Rule" promulgated in 1992. The EPA and the Department of Justice endorsed the policy and will use it to exercise their enforcement discretion in determining whether particular lenders that acquire property involuntarily may be subject to CERCLA enforcement action. This EPA enforcement policy does not govern the actions of third parties. If a lender is or becomes liable, it can bring an action for contribution against any other "responsible parties," including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental clean-up may be substantial. It is conceivable that such remedial costs arising from the circumstances set forth above would become a liability of the Trust and occasion a loss to Certificateholders.

     Unless otherwise specified in the related Prospectus Supplement, at the time the Mortgage Loans were originated, no environmental assessment or a very limited environmental assessment of the Mortgaged Properties was conducted.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following summary of certain of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Certificates is based on the advice of Andrews & Kurth L.L.P., counsel to the Sponsor. This summary is based on laws, regulations, including the REMIC regulations promulgated by the Treasury Department on December 23, 1992, and generally effective for REMICs with start-up dates on or after November 12, 1991 (the "REMIC Regulations"), rulings and decisions now in effect or (with respect to regulations) proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in Certificates applicable to all categories of investors, some of which (for example, banks and insurance companies) may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of Certificates.

GENERAL

     The federal income tax consequences to Certificateholders will vary depending on whether an election is made to treat the Trust relating to a particular Series of Certificates as a REMIC under the Internal Revenue

Code of 1986, as amended (the "Code"). The Prospectus Supplement for each Series of Certificates will specify whether a REMIC election will be made.

TAX STATUS AS A GRANTOR TRUST

     If a REMIC election is not made, counsel to the Sponsor will deliver its opinion that the Trust will be classified as a grantor trust under subpart E,
Part I of subchapter J of Chapter 1 of subtitle A of the Code. In this case, owners of Certificates will be treated for federal income tax purposes as owners of a portion of the Trust's assets as described below.

SINGLE CLASS OF SENIOR CERTIFICATES

  Characterization

     The Trust may be created with one class of Senior Certificates and one class of Subordinated Certificates. In this case, each Senior Certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the Trust represented by that Senior Certificate and will be considered the equitable owner of a pro rata undivided interest in each of the Mortgage Loans in the Mortgage Pool. Any amounts received by a Senior Certificateholder in lieu of amounts due with respect to any Mortgage Loan because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

     Each holder of a Senior Certificate will be required to report on its federal income tax return its pro rata share of the entire income from the Mortgage Loans in the Trust represented by that Senior Certificate, including interest, original issue discount, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the Servicer in accordance with such Senior Certificateholder's method of accounting. Under Code Sections 162 or 212, each Senior Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the Servicer, provided that such amounts are reasonable compensation for services rendered to the Trust. Senior Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent such expenses plus all other Code Section 212 expenses exceed two percent of its adjusted gross income. A Senior Certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the Servicer. A Senior Certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the Servicer whichever is earlier. If the Servicing Fees paid to the Servicer were deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as a retained ownership interest by the Servicer (or any person to whom the Servicer assigned for value all or a portion of the Servicing Fees) in a portion of the interest payments on the Mortgage Loans. The Mortgage Loans may then be subject to the "coupon stripping" rules of the Code discussed below.

     Unless otherwise specified in the related Prospectus Supplement, as to each series of Certificates counsel to the Sponsor will have advised the Sponsor that:

          (i) a Senior Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) representing principal and interest payments on Mortgage Loans will be considered to represent "loans . . . secured by an interest in real property which is . . . residential property" within the meaning of Code Section 7701(a)(19)(C)(v); to the extent that the Mortgage Loans represented by that Senior Certificate are of a type described in such Code section;

          (ii) a Senior Certificate owned by a financial institution described in Code Section 593(a) representing principal and interest payments on Mortgage Loans will be considered to represent "qualifying real property loans" within the meaning of Code Section 593(d) and the Treasury regulations under Code Section 593; to the extent that the Mortgage Loans represented by that Senior Certificate are of a type described in such Code section;

          (iii) a Senior Certificate owned by a real estate investment trust representing an interest in Mortgage Loans will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(A), and interest income on the Mortgage Loans will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B); to the extent that the Mortgage Loans represented by that Senior Certificate are of a type described in such Code section; and

          (iv) a Senior Certificate owned by a REMIC will be an "obligation . . . which is principally secured, directly or indirectly, by an interest in real property" within the meaning of Code Section 860G(a)(3).

  Premium

     The price paid for a Senior Certificate by a holder will be allocated to such holder's undivided interest in each Mortgage Loan based on each Mortgage Loan's relative fair market value, so that such holder's undivided interest in each Mortgage Loan will have its own tax basis. A Senior Certificateholder that acquires an interest in Mortgage Loans at a premium may elect to amortize such premium under a constant interest method, provided that such Mortgage Loan was originated after September 27, 1985. Premium allocable to a Mortgage Loan originated on or before September 27, 1985 should be allocated among the principal payments on the Mortgage Loan and allowed as an ordinary deduction as principal payments are made. An amortizable bond premium will be treated as an offset to interest income on such Senior Certificate. The basis for such Senior Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments.

     It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171.

     If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a Senior Certificate acquired at a premium should recognize a loss, if a Mortgage Loan prepays in full, equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to the Mortgage Loan. If a reasonable prepayment assumption is used to amortize such premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

  Original Issue Discount

     The Internal Revenue Service (the "IRS") has stated in published rulings that, in circumstances similar to those described herein, the special rules of the Code relating to "original issue discount" ("OID") (currently Code Sections 1271 through 1273 and 1275) will be applicable to a Senior Certificateholder's interest in those Mortgage Loans meeting the conditions necessary for these sections to apply. Rules regarding periodic inclusion of OID income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such OID could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable Code provisions or are not for services provided by the lender. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See "-- Multiple Classes of Senior Certificates -- Accrual of Original Issue Discount" below.

  Market Discount

     A Senior Certificateholder that acquires an undivided interest in Mortgage Loans may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in a Mortgage Loan is considered to have been purchased at a "market discount". Generally, market discount is the excess of the portion of the principal amount of such Mortgage Loan allocable to such holder's undivided interest over such holder's tax basis in such interest. Market discount with respect to a Senior Certificate will be considered to be zero if the amount allocable to the Senior Certificate is less than 0.25% of the Senior Certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

  Accrual of Market Discount

     The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, the relevant legislative history provides rules to accrue market discount pending the issuance of such regulations. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a Senior Certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of (i) the total remaining market discount, multiplied by (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period. For Senior Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount, multiplied by (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Senior Certificates) which provide for payments which may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID should apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Senior Certificate purchased at a discount or premium in the secondary market.

     A holder who acquired a Senior Certificate at a market discount also may be required to defer, until the maturity date of such Senior Certificate or its earlier disposition in a taxable transaction, the deduction of a portion of the amount of interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the Senior Certificate in excess of the aggregate amount of interest (including OID) includible in such holder's gross income for the taxable year with respect to such Senior Certificate. The amount of such net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the Senior Certificate for the days during the taxable year on which the holder held the Senior Certificate and, in general, would be deductible when such market discount is includible in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the Senior Certificate matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the Senior Certificateholder elects to include such market discount in income currently as it accrues on all market discount obligations acquired by such Senior Certificateholder in that taxable year or thereafter.

  Election to Treat All Interest as OID

     The OID Regulations (as defined herein) permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Senior Certificates acquired on or after April 4, 1994. If such an election were to be made with respect to a Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently, market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Senior Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--Taxation of Regular Certificates -- Original Issue Discount and Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Senior Certificate cannot be revoked without the consent of the IRS.

MULTIPLE CLASSES OF SENIOR CERTIFICATES

  Stripped Bonds and Stripped Coupons

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments on such obligation results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such a stripped interest is purchased. If a Trust is created with two classes of Senior Certificates, one class of Senior Certificates will represent the right to principal and interest, or principal only, on all or a portion of the Mortgage Loans (the "Stripped Bond Certificates"), while the second class of Senior Certificates will represent the right to some or all of the interest on such portion (the "Stripped Coupon Certificates").

     Although not entirely clear, based on recent IRS guidance, a Stripped Bond Certificate generally should be treated as a single debt instrument issued on the day it is purchased for purposes of calculating any OID. Generally, if the discount on a Stripped Bond Certificate is larger than a de minimis amount (as calculated for purposes of the OID rules), a purchaser of such a Certificate will be required to accrue the discount under the OID rules of the Code. See
"-- Single Class of Senior Certificates -- Original Issue Discount" above. However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the Certificate as market discount rather than OID if either
(i) the amount of OID with respect to the Certificate was treated as zero under the OID de minimis rule when the Certificate was stripped or (ii) no more than 100 basis points (including any amount of servicing in excess of reasonable servicing) is stripped off of the Trust's Mortgage Loans. See "-- Single Class of Senior Certificates -- Market Discount" herein. Pursuant to Revenue Procedure 91-49, issued on August 8, 1991, purchasers of Stripped Bond Certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the IRS to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

     The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could be read literally to require that OID computations be made on a loan-by-loan basis. However, based on the recent IRS guidance, it appears that a Stripped Coupon Certificate should be treated as a single installment obligation subject to the OID rules of the Code. As a result, all payments on a Stripped Coupon Certificate would be included in the Certificate's stated redemption price at maturity for purposes of calculating income on such Certificate under the OID rules of the Code.

     It is unclear under what circumstances, if any, the prepayment of Mortgage Loans will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate. If such Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Senior Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the assumed prepayment rate. However, if such Certificate is treated as an interest in discrete Mortgage Loans, or if no prepayment assumption is used, then when a Mortgage Loan is prepaid, the holder of such

Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of such Certificate that is allocable to such Mortgage Loan.

     Holders of Stripped Bond Certificates and Stripped Coupon Certificates are urged to consult with their own tax advisors regarding the proper treatment of these Certificates for federal income tax purposes.

  Treatment of Certain Owners

     Several Code sections provide beneficial treatment to certain taxpayers that invest in mortgage loans of the type that will be included in a Trust. With respect to these Code sections, no specific legal authority exists regarding whether the character of the Senior Certificates for federal income tax purposes will be the same as that of the underlying Mortgage Loans. While Code Section 1286 treats a stripped obligation as a separate obligation for purposes of the Code provisions addressing original issue discount, it is not clear whether such characterization would apply with regard to these other Code sections. Although the issue is not free from doubt, based on policy considerations, each class of Senior Certificates should be considered to represent "qualifying real property loans" within the meaning of Code Section 593(d), "real estate assets" within the meaning of Code Section 856(c)(5)(A) and "loans . . . secured by, an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest income attributable to Senior Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the underlying Mortgage Loans and interest on such Mortgage Loans qualify, for such treatment. Prospective purchasers to which such characterization of an investment in Senior Certificates is material should consult their own tax advisors regarding the characterization of the Senior Certificates and the income therefrom. Senior Certificates will be "obligation[s] (including any participation or certificate of beneficial ownership therein) which [are] principally secured, directly or indirectly, by an interest in real property" within the meaning of Code Section 860G(a)(3).

  Senior Certificates Representing Interests in Loans Other Than ARMs

     OID on each Senior Certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant yield to maturity method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of OID required to be included in an owner's income in any taxable year with respect to a Senior Certificate representing an interest in Mortgage Loans other than adjustable rate mortgages ("ARMs") likely will be computed as described below under "Accrual of Original Issue Discount." The following discussion is based in part on Treasury regulations issued on January 27, 1994, under Code Sections 1271 through 1273 and 1275 (the "OID Regulations") and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). The OID Regulations generally are effective for debt instruments issued on or after April 4, 1994, but may be relied upon as authority with respect to debt instruments issued after December 21, 1992. Alternatively, proposed Treasury regulations issued December 21, 1992 may be treated as authority for debt instruments issued after December 21, 1992 and prior to April 4, 1994, and proposed Treasury regulations issued in 1986 and 1991 (the "Proposed OID Regulations") may be treated as authority for instruments issued before December 21, 1992. In applying these dates, the issue date of the Mortgage Loans should be used, or, in the case of Stripped Bond Certificates or Stripped Coupon Certificates, the date such Certificates are acquired. The holder of a Certificate should be aware, however, that neither the Proposed OID Regulations nor the OID Regulations adequately address certain issues relevant to prepayable securities.

     Under the Code, the Mortgage Loans underlying the Senior Certificates will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of such Mortgage Loan's stated redemption price at maturity over its issue price. The issue price of a Mortgage Loan is generally the amount lent to the mortgagee, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a Mortgage Loan is the sum of all payments to be made on such Mortgage Loan other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described below under "Accrual of Original Issue Discount," will, unless otherwise specified in the related Prospectus Supplement, utilize the original yield to maturity of the Senior Certificates calculated based on a reasonable assumed prepayment rate (the "Prepayment Assumption"), for the Mortgage Loans underlying the Senior Certificates, and will take into account events that occur during the calculation period. The 1986 Act requires that the Prepayment Assumption be determined in the manner prescribed by regulations that have not yet been issued. The legislative history of the 1986 Act (the "Legislative History") provides, however, that the regulations will require that the Prepayment Assumption be the prepayment assumption that is used in determining the offering price of such Certificate. No representation is made that any Senior Certificate will prepay at the Prepayment Assumption or at any other rate. The prepayment assumption contained in the Code literally only applies to debt instruments collateralized by other debt instruments that are subject to prepayment rather than direct ownership interests in such debt instruments, such as the Senior Certificates represent. However, no other legal authority provides guidance with regard to the proper method for accruing OID on obligations that are subject to prepayment, and, until further guidance is issued, the Servicer intends to calculate and report OID under the method described below.

  Accrual of Original Issue Discount

     Generally, the owner of a Senior Certificate must include in gross income the sum of the "daily portions," as defined below, of the OID on such Senior Certificate for each day on which it owns such Senior Certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the Servicer or such other entity specified in the related Prospectus Supplement of the portion of OID that accrues during each successive monthly accrual period (or shorter period from the date of original issue) that ends on the day in the calendar year corresponding to each of the Distribution Dates on the Senior Certificates (or the day prior to each such date). This will be done, in the case of each full month accrual period, by adding (i) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the respective component under the Prepayment Assumption) of all remaining payments to be received under the Prepayment Assumption on the respective component and (ii) any payments received during such accrual period, and subtracting from that total the "adjusted issue price" of the respective component at the beginning of such accrual period. The adjusted issue price of a Senior Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a Senior Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.

     OID generally must be reported as ordinary gross income as it accrues under a constant yield to maturity method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of OID includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such Mortgage Loans acquired by a Certificateholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Loan, no original issue discount attributable to the difference between the issue price and the original principal amount of such Mortgage Loan (i.e., points) will be includible by such Certificateholder. Other OID on the Mortgage Loans (e.g., that arising from a "teaser" rate) would still need to be accrued.

  Senior Certificates Representing Interests in ARM Loans

     The OID Regulations do not address the treatment of instruments, such as the Senior Certificates, which represent interests in ARM Loans. Additionally, the IRS has not issued guidance under the Code's coupon stripping rules with respect to such instruments. In the absence of any authority the Servicer or the Trustee for the related Series of Certificates will report OID on Senior Certificates attributable to ARM Loans ("Stripped ARM Obligations") to holders in a manner it believes is consistent with the rules described above under the heading "Senior Certificates Representing Interests in Loans Other Than ARMs" and with the OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of interest deferred by reason of negative amortization ("Deferred Interest") to the principal balance of an ARM Loan may require the inclusion of such amount in the income of the Certificateholder when such amount accrues. Furthermore, the addition of Deferred Interest to the Certificate's principal balance will result in additional income (including possibly OID income) to the Certificateholder and the Stripped Coupon Certificateholder over the remaining life of such Senior Certificates.

     Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such Certificates.

SALE OR EXCHANGE OF A SENIOR CERTIFICATE

     Sale or exchange of a Senior Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received, and the owner's adjusted basis in the Senior Certificate. Such adjusted basis generally will equal the seller's purchase price for the Senior Certificate, increased by the OID included in the seller's gross income with respect to the Senior Certificate, and reduced by principal payments on the Senior Certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a Senior Certificate is a "capital asset" within the meaning of Code Section 1221, and will be long-term or short-term depending on whether the Senior Certificate has been owned for the long-term capital gain holding period (currently more than one year).

     Senior Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a Senior Certificate by a bank or a thrift institution to which such section applies will be ordinary income or loss.

NON-U.S. PERSONS -- SENIOR CERTIFICATES

     Generally, to the extent that a Senior Certificate evidences ownership in Mortgage Loans that are issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under Code Section 1441 or 1442 to (i) an owner that is not a U.S. Person (as defined below), or (ii) a Senior Certificateholder holding on behalf of an owner that is not a U.S. Person, will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty. Accrued OID recognized by the owner on the sale or exchange of such a Senior Certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a Senior Certificate evidences ownership in Mortgage Loans issued after July 18, 1984, if (i) such Senior Certificateholder does not actually or constructively own 10 percent or more of the combined voting power of all classes of equity in the issuer (which for purposes of this discussion may be defined as the Trust (the "Issuer")); (ii) such Senior Certificateholder is not a controlled foreign corporation (within the meaning of Code Section 957) related to the Issuer; and
(iii) such Senior Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Senior Certificateholder under penalties of perjury, certifying that such Senior Certificateholder is not a U.S. Person and providing the name and address of such Senior Certificateholder).

     For purposes of this discussion, a "U.S. Person" means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States, or any political subdivision thereof or an estate or trust, the income of which, from sources outside the United States, is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.

INFORMATION REPORTING AND BACKUP WITHHOLDING

     The Servicer or the Trustee for the related Series of Certificates will furnish or make available, within a reasonable time after the end of each calendar year, to each Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to owners or other financial intermediaries of holders that hold such Certificates as nominees. If a holder, owner or other recipient of a payment on behalf of an owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

TAX STATUS AS A REMIC

     The Trust relating to a Series of Certificates may elect to be treated as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however, "-- Residual Certificates -- Prohibited Transactions and Other Taxes" below), if a Trust with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interest in a REMIC as described below under "Residual Certificates", the Code provides that a Trust will not be treated as a REMIC for such year and thereafter. In this event, the classification of the REMIC for federal income tax purposes is uncertain. The Trust might be entitled to treatment as a grantor trust under the rules described in "Tax Status as a Grantor Trust" herein. In that case, no entity-level tax would be imposed on the Trust. Alternatively, the Regular Certificates may continue to be treated as debt instruments for federal income tax purposes; but the Trust could be treated as a taxable mortgage pool (a "TMP"). If the Trust is treated as a TMP, any residual income of the Trust (i.e., income from the Mortgage Loans less interest and original issue discount expense allocable to the Regular Certificates and any administrative expenses of the Trust) would be subject to corporate income tax at the Trust level. On the other hand, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury Regulations, and the Regular Certificates may be treated as equity interests therein. While the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. Each Trust that elects REMIC status will receive an opinion from counsel to the Sponsor, generally to the effect that, under then existing law and assuming compliance with all provisions of the related Pooling and Servicing Agreement, such Trust will qualify as a REMIC and the related Certificates will be considered to be regular interests ("Regular Certificates") or residual interests ("Residual Certificates") in the REMIC.

     The Prospectus Supplement for each Series of Certificates will indicate whether the Trust will make a REMIC election and whether a Class of Certificates will be treated as a regular or residual interest in the REMIC.

     In general, with respect to each Series of Certificates for which a REMIC election is made, (i) Certificates held by a thrift institution taxed as a "mutual savings bank" or "domestic building and loan association" will represent interests in "qualifying real property loans" within the meaning of Code Section 593(d)(1); (ii) Certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Code Section 7701(a)(19)(C); (iii) Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(A); and (iv) interest on Certificates will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B). If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing Code sections, the Certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets. In addition, payments on Mortgage Loans held pending distributions on the REMIC Certificates will be treated as qualifying real property loans for purposes of Code Section 593(d)(1) and real estate assets for purposes of Code Section 856(c).

TIERED REMIC STRUCTURES

     For certain series of Certificates, two separate elections may be made to treat designated portions of the related Trust as REMICs (respectively, the "Subsidiary REMIC" and the "Master REMIC") for federal income tax purposes. Counsel to the Sponsor, upon the issuance of any such Series of Certificates, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement and any related agreements, the Subsidiary REMIC and the Master REMIC will each qualify as a REMIC and the REMIC Certificates issued by the Subsidiary REMIC and the Master REMIC, respectively, will be considered to evidence ownership of Regular Certificates or Residual Certificates in the related REMIC within the meaning of the REMIC provisions.

     Only REMIC Certificates issued by the Master REMIC will be offered hereunder. The Subsidiary REMIC and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be
(i) "qualifying real property loans" under Section 593(d) of the Code, (ii) "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code,
(iii) "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code and (iv) whether the income on such Certificates is interest described in Section 856(c)(3)(B) of the Code.

TAXATION OF REGULAR CERTIFICATES

  General

     Except as otherwise stated in this discussion, Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to Regular Certificates under an accrual method.

  Original Issue Discount and Premium

     The Regular Certificates may be issued with OID within the meaning of Code
Section 1273(a). Generally, such OID, if any, will equal the difference between the "stated redemption price at maturity" of a Regular Certificate and its "issue price." Holders of any class of Certificates issued with OID will be required to include such OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). The holder of a Regular Certificate should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates.

     Rules governing OID are set forth in Code Sections 1271 through 1273 and 1275. These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption relating to the Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of such discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations that have not yet been issued. The Legislative History provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such Regular Certificates. The Prospectus Supplement for each Series of Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the Regular Certificates will prepay at the Prepayment Assumption or at any other rate.

     In general, each Regular Certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its "stated redemption price at maturity" over its "issue price." The issue price of a Regular Certificate is the first price at which a substantial amount of Regular Certificates of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate. The stated redemption price at maturity of a Regular Certificate includes the original principal amount of the Regular Certificate, but generally will not include distributions of interest if such distributions constitute "qualified stated interest." Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on Regular Certificates with respect to which deferred interest will accrue will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of such Regular Certificates includes all distributions of interest as well as principal thereon. Where the interval between the issue date and the first Distribution Date on a Regular Certificate is longer than the interval between subsequent Distribution Dates, the greater of any original issue discount disregarding the rate in the first period and any interest foregone during the first period is treated as the amount by which the stated redemption price of the Regular Certificate exceeds its issue price for purposes of the de minimis rule described below. The OID Regulations suggest that all interest on a long first period Regular Certificate that is issued with non-de minimis OID will be treated as OID. Where the interval between the issue date and the first Distribution Date on a Regular Certificate is shorter than the interval between subsequent Distribution Dates, interest due on the first Distribution Date in excess of the amount that accrued during the first period would be added to the Certificates stated redemption price at maturity. Regular Certificateholders should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Regular Certificate.

     Under the de minimis rule, OID on a Regular Certificate will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. Although currently unclear, it appears that the schedule of such distributions should be determined in accordance with the Prepayment Assumption. Certificateholders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the Regular Certificate is held as a capital asset.

     Generally, a Regular Certificateholder must include in gross income the "daily portions," as determined below, of the OID that accrues on a Regular Certificate for each day the Regular Certificateholder holds the Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a Regular Certificate, a calculation will be made of the portion of the OID that accrues during each accrual period. This will be done, in the case of each full accrual period, by (i) adding (a) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the Regular Certificates as calculated under the Prepayment Assumption) of all remaining payments to be received on the Regular Certificate under the Prepayment Assumption, and (b) any payments included in the stated redemption price at maturity received during such accrual period, and (ii) subtracting from that total the "adjusted issue price" of the Regular Certificates at the beginning of such accrual period. The "adjusted issue price" of a Regular Certificate at the beginning of the first accrual period is its issue price; the "adjusted issue price" of a Regular Certificate at the beginning of a subsequent accrual period is the "adjusted issue price" at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.

     A subsequent purchaser of a Regular Certificate issued with OID who purchases the Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that Regular Certificate. In computing the daily portions of OID for such a purchaser (as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity), however, the daily portion is reduced by the amount that would be the daily portion for such day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that Regular Certificate exceeds the following amount: (a) the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original holder of a Regular Certificate (who purchased the Regular Certificate at its issue price), (b) less any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption. A Certificateholder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

  Variable Rate Regular Certificates

     Regular Certificates may provide for interest based on a variable rate. Interest is treated as payable at a variable rate and not as contingent interest if, generally, (i) the issue price does not exceed the original principal balance by more than a specified amount, and (ii) the interest compounds or is payable at least annually at current values of certain objective rates measured by or based on lending rates for newly borrowed funds. The variable interest generally will be qualified stated interest to the extent it is unconditionally payable at least annually and, to the extent successive variable rates are used, interest is not significantly accelerated or deferred.

     The amount of OID with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "Original Issue Discount and Premium," by assuming generally that the index used for the variable rate will remain fixed throughout the term of the Certificate. Appropriate adjustments are made for the actual variable rate.

     Although unclear at present, it is anticipated that Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on Mortgage Loans will be treated as variable rate certificates. In such case, the weighted average rate used to compute the initial pass-through rate on the Regular Certificates will be deemed to be the index in effect through the life of the Regular Certificates. It is possible, however, that the IRS may treat some or all of the interest on Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. Such treatment may effect the timing of income accruals on such Regular Certificates. Additionally, if some or all of the Mortgage Loans are subject to "teaser rates" (i.e., the initial rates on the Mortgage Loans are less than subsequent rates on the Mortgage Loans) the interest paid on some or all of the Regular Certificates may be subject to accrual using a constant yield method notwithstanding the fact that such Certificates may not have been issued with "true" non-de minimis original issue discount.

  Election to Treat All Interest as OID

     The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Certificates acquired on or after April 4, 1994. If such an election were to be made with respect to a Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium with that such Certificateholder owns or acquires. See "-- Taxation of Regular Certificates -- Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate cannot be revoked without the consent of the IRS.

  Market Discount

     A purchaser of a Regular Certificate also may be subject to the market discount provisions of Code Sections 1276 through 1278. Under these provisions and the OID Regulations "market discount" equals the excess, if any, of (i) the Regular Certificate's stated principal amount or, in the case of a Regular Certificate with OID, the adjusted issue price (determined for this purpose as if the purchaser had purchased such Regular Certificate from an original holder) over (ii) the price for such Regular Certificate paid by the purchaser. A Certificateholder that purchases a Regular Certificate at a market discount, will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a holder generally will be required to allocate each such principal distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies.

     Market discount with respect to a Regular Certificate will be considered to be zero if the amount allocable to the Regular Certificate is less than 0.25% of the Regular Certificate's stated redemption price at maturity multiplied by the Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a Regular Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the Regular Certificate and gain equal to such allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

     The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury, rules described in the Legislative History will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. For Regular Certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount, multiplied by (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period. For Regular Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount, multiplied by (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Regular Certificates) which provide for payments which may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of OID should apply.

     A holder of a Regular Certificate who acquires such Regular Certificate at a market discount also may be required to defer, until the maturity date of such Regular Certificate or its earlier disposition in a taxable transaction, the deduction of a portion of the amount of interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the Regular Certificate in excess of the aggregate amount of interest (including OID) includible in such holder's gross income for the taxable year with respect to such Regular Certificate. The amount of such net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the Regular Certificate for the days during the taxable year on which the holder held the Regular Certificate and, in general, would be deductible when such market discount is includible in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the Regular Certificate matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the Regular Certificateholder elects to include such market discount in income currently as it accrues on all market discount obligations acquired by such Regular Certificateholder in that taxable year or thereafter.

  Premium

     A purchaser of a Regular Certificate who purchases the Regular Certificate at a cost (not including accrued qualified stated interest) greater than its remaining stated redemption price at maturity will be considered to have purchased the Regular Certificate at a premium, and may elect to amortize such premium under a constant yield method. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the Regular Certificate for this purpose. However, the Legislative History states that the same rules that apply to accrual of market discount (which rules require use of a Prepayment Assumption in accruing market discount with respect to Regular Certificates without regard to whether such Certificates have OID) will also apply in amortizing bond premium under Code Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on such Regular Certificates and will be applied as an offset against such interest payment.

  Deferred Interest

     Certain of the Regular Certificates may provide for the accrual of interest when one or more ARM Loans are adding interest to their principal balance by reason of negative amortization ("Deferred Interest"). Any Deferred Interest that accrues with respect to a class of Regular Certificates will constitute income to the holders of such Certificates prior to the time distributions of cash with respect to such Deferred Interest are made. It is unclear under the OID Regulations whether any of the interest on such Certificates will constitute qualified stated interest or whether all or a portion of the interest payable on the Certificate must be included in the stated redemption price at maturity of the Certificate and accounted for as OID (which could accelerate such inclusion). Interest on Regular Certificates must in any event be accounted for under an accrual method by the holders of such Certificates, and therefore applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such Regular Certificates.

  Accrued Interest Certificates

     Certain of the Regular Certificates may provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each such Distribution Date ("Payment Lag Certificates"). The period between the Closing Date for Payment Lag Certificates and their first Distribution Date may or may not exceed such interval. Purchasers of Payment Lag Certificates for which the period between the Closing Date and the first Distribution Date does not exceed such interval could pay upon purchase of the Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the Distribution Date were interest accrued from Distribution Date to Distribution Date. If a portion of the initial purchase price of a Regular Certificate is allocable to interest that has accrued prior to the issue date ("pre-issuance accrued interest") and the Regular Certificate provides for a payment of stated interest on the first payment date, within one year of the issue date, that equals or exceeds the amount of the pre-issuance accrued interest, then the Regular Certificates issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the Regular Certificate. However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Certificates as described above. Therefore, in the case of a Payment Lag Certificate, it is anticipated that accrued interest will be included in the issue price and that interest payments made on the first Distribution Date will be reported as interest to the extent such payments represent interest for the number of days which the Certificateholder holds such Payment Lag Certificate during the first Accrual Period. Investors should consult their own tax advisors concerning the treatment of Payment Lag Certificates for federal income tax purposes.

  Non-Interest Expenses of the REMIC

     Under temporary Treasury regulations, if the REMIC is considered to be a "single-class REMIC," a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those Regular Certificateholders that are "pass-through interest holders." Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the Regular Certificates. See "-- Residual Certificates -- Non-Interest Expenses of the REMIC" and "-- Residual Certificates -- Pass-Through of Miscellaneous Itemized Deductions" below.

  Sale, Exchange or Redemption of Regular Certificates

     If a Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange or redemption and the seller's adjusted basis in the Regular Certificate. Such adjusted basis generally will equal the cost of the Regular Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the Regular Certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a Certificateholder who receives a payment which is part of the stated redemption price at maturity of a Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over his adjusted basis in the Regular Certificate. A holder of a Regular Certificate who receives a final payment which is less than his adjusted basis in the Regular Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "Market Discount" herein, any such gain or loss will be capital gain or loss, provided that the Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221.

     Gain from the sale or other disposition of a Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in such holder's income with respect to the Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in Code
Section 1274(d) determined as of the date of purchase of such Regular Certificate, over (ii) the amount actually includible in such holder's income.

     Regular Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a Regular Certificate by a bank or a thrift institution to which such section applies will be ordinary income or loss.

     The Regular Certificate information reports will include a statement of the adjusted issue price of the Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

  Treatment of Realized Losses

     Although not entirely clear, it appears that holders of Regular Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such Certificates becoming wholly or partially worthless, and that, in general, holders of Certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such Certificates becoming wholly worthless. Although the matter is unclear, non-corporate holders of Certificates may be allowed a bad debt deduction at such time that the principal balance of any such Certificate is reduced to reflect realized losses resulting from any liquidated Mortgage Loans. The

IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all Mortgage Loans remaining in the related Trust have been liquidated or the Certificates of the related Series have been otherwise retired. Potential investors and Certificateholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Certificates.

  Non-U.S. Persons -- Regular Certificates

     Generally, payments of interest (including any payment with respect to accrued original issue discount) on the Regular Certificates to a Regular Certificateholder who is a non-U.S. Person not engaged in a trade or business within the United States, will not be subject to federal withholding tax if such Regular Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Regular Certificateholder under penalties of perjury, certifying that such Regular Certificateholder is a foreign person and providing the name and address of such Regular Certificateholder). If a Regular Certificateholder is not exempt from withholding, distributions of interest, including distributions in respect of accrued OID, such holder may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty.

  Information Reporting and Backup Withholding

     The Servicer or the Trustee for the related Series of Certificates will furnish or make available, within a reasonable time after the end of each calendar year, to each Regular Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to owners or other financial intermediaries of holders that hold such Regular Certificates as nominees. If a holder, owner or other recipient of a payment on behalf of an owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

RESIDUAL CERTIFICATES

  Allocation of the Income or Loss of the REMIC to the Residual Certificates

     A REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See "Prohibited Transactions and Other Taxes" herein. Instead, each original holder of a Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which such holder owns any Residual Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such a holder's share of the taxable income of the REMIC for each day, will be based on the portion of the outstanding Residual Certificates that such holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the Residual Certificateholders without regard to the timing or amounts of cash distributions by the REMIC. Some or all of such income may not be offsetable by a Residual Certificateholder's tax losses from other sources.

     The taxable income of the REMIC will reflect a netting of (i) the income from the Mortgage Loans and the REMIC's other assets, and (ii) the deductions allowed to the REMIC for interest and original issue discount on the Regular Certificates and, except as described below under "Non-Interest Expenses of the REMIC," other expenses. For these purposes, all bad loans will be deductible as business bad debts and the limitations on the deductibility of interest and expenses related to the tax exempt income will apply.

     The REMIC will be allowed a deduction for interest and OID on the Regular Certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

     The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. Such net loss would be allocated among the Residual Certificateholders in the same manner as the REMIC's taxable income.

     The amount of any net loss of the REMIC that may be taken into account by the Residual Certificateholder is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate, if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for such Residual Certificate. Such adjusted basis will be increased by the amount of taxable income of the REMIC reportable by the Residual Certificateholder and decreased by the amount of loss of the REMIC reportable by the Residual Certificateholder. A cash distribution from the REMIC also will reduce such adjusted basis (but not below zero). Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder only to offset any income generated by the same REMIC. The ability of a Residual Certificateholder to deduct net losses with respect to a Residual Certificate may be subject to additional limitations under the Code, as to which Residual Certificateholders should consult with their tax advisors.

  Non-Interest Expenses of the REMIC

     The REMIC's taxable income will be determined in the same manner as if the REMIC were an individual. However, all or a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to Residual Certificateholders that are "pass-through interest holders." Such a holder would be required to add an amount equal to its allocable share, if any, of such expenses to its gross income and to treat the same amount as an item of investment expense. Individuals are generally allowed a deduction for such an expense item only as a miscellaneous itemized deduction subject to the limitations under Code Section 67. That section allows such deduction only to the extent that in the aggregate all such expenses exceed two percent of an individual's adjusted gross income. The REMIC is required to report to each pass-through interest holder and to the IRS such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. Residual Certificateholders that are "pass-through interest holders" should consult their own tax advisors about the impact of these rules on an investment in the Residual Certificates. See "-- Pass-Through of Miscellaneous Itemized Deductions" below.

  Pass-Through of Miscellaneous Itemized Deductions

     As a general rule, all of the expenses of a REMIC will be taken into account by holders of the Residual Interests. In the case of a "single class REMIC", however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the holders of the Regular Certificates and the holders of the Residual Interests on a daily basis in proportion to the relative amounts of income accruing to each Certificateholder on that day. In the case of individuals (or trusts, estates, or other persons who compute their income in the same manner as individuals) who own an interest in a Regular Certificate directly or through a pass-through entity which is required to pass miscellaneous itemized deductions through to its owners or beneficiaries (e.g. a partnership, an S corporation, or a grantor trust), such expenses will be deductible only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of such individual's adjusted gross income. In addition, the personal exemptions and itemized deductions of individuals with adjusted gross incomes above particular levels are subject to certain limitations which reduce or eliminate the benefit of such items. The reduction or disallowance of this deduction coupled with the allocation of additional income may have a significant impact on the yield of the Regular Certificate. Further, Certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise stated in the applicable Prospectus Supplement, the expenses of the REMIC will be allocated to holders of the related Residual Interests in their entirety and not to holders of the related Regular Certificates.

     Upon the sale or exchange of a Residual Certificate, the Residual Certificateholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis of such Residual Certificateholder in such Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC, a Residual Certificateholder will have taxable income to the extent that any cash distribution to him from the REMIC exceeds such adjusted basis on that date. Such income will be treated as gain from the sale or exchange of the Residual Certificate.

     UNLESS OTHERWISE SPECIFIED IN A RELATED PROSPECTUS SUPPLEMENT, NO RESIDUAL CERTIFICATES WILL BE OFFERED PURSUANT TO THIS PROSPECTUS. TO THE EXTENT RESIDUAL CERTIFICATES ARE OFFERED HEREUNDER, AT A LATER DATE, ADDITIONAL INFORMATION RELEVANT TO THE RESIDUAL CERTIFICATES OFFERED WILL BE PROVIDED IN THE RELATED PROSPECTUS SUPPLEMENT.

PROHIBITED TRANSACTIONS AND OTHER TAXES

     The REMIC is subject to a tax at a rate equal to 100 percent of the net income derived from "prohibited transactions." In general, a prohibited transaction means the disposition of a Mortgage Loan other than pursuant to certain specified exceptions, the receipt of investment income from a source other than a Mortgage Loan or certain other permitted investments, or the disposition of an asset representing a temporary investment of payments on the Mortgage Loans pending distributions on the Residual Certificates or Regular Certificates. In addition, the assumption of a Mortgage Loan by a subsequent purchaser could cause the REMIC to recognize gain, which would also be subject to the 100 percent tax on prohibited transactions.

     In addition, certain contributions to a REMIC made after the Closing Date could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property.

     It is not anticipated that the REMIC will engage in any prohibited transactions or receive any contributions subject to the contributions tax. However, in the event that the REMIC is subject to any such tax, unless otherwise disclosed in the related Prospectus Supplement, such tax would be borne first by the Residual Certificateholders, to the extent of amounts distributable to them, and then by the Servicer.

LIQUIDATION AND TERMINATION

     If the REMIC adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC will recognize no gain or loss on the sale of its assets, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash (other than the amounts retained to meet claims) to holders of Regular and Residual Certificates within the 90-day period.

ADMINISTRATIVE MATTERS

     Solely for the purpose of the administrative provisions of the Code, the REMIC will be treated as a partnership and the Residual Certificateholders will be treated as the partners thereof; however, under Temporary Regulations if there is at no time during the taxable year more than one Residual Certificateholder, a REMIC shall not be subject to the rules of Subchapter C of chapter 63 of the Code, relating to the treatment of Partnership items for a taxable year. Accordingly, the REMIC will file an annual tax return on Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. In addition, certain other information will be furnished quarterly to each Residual Certificateholder who held such Residual Certificate on any day in the previous calendar quarter.

                            STATE TAX CONSIDERATIONS

     In addition to the federal income tax consequences described herein under "Certain Federal Income Tax Consequences," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Certificates.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain fiduciary and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA ("ERISA Plans"). Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on tax-qualified retirement plans described in Section 401(a) of the Code ("Qualified Retirement Plans") and on Individual Retirement Accounts ("IRAs") described in Section 408 of the Code (collectively, "Tax-Favored Plans").

     Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA), are not subject to the ERISA requirements discussed herein. Accordingly, assets of such plans may be invested in Certificates without regard to the ERISA considerations described below, subject to the provisions of applicable federal and state law. Any such plan that is a Qualified Retirement Plan and exempt from taxation under Sections 401(a) and 502(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     Section 404 of ERISA imposes general fiduciary requirements, including those of investment prudence and diversification and the requirement that the investments of ERISA Plans and Tax-Favored Plans (collectively, "Plans") be made in accordance with the documents governing the Plan. In addition, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving Plan assets and persons ("Parties in Interest" under ERISA or "Disqualified Persons" under the Code) who have certain specified relations to the Plans, unless a statutory or administrative exemption is available. Certain Parties in Interest (or Disqualified Persons that participate in a prohibited transaction may be subject to a penalty (or an excise tax) imposed pursuant to
Section 502(i) of ERISA or Section 4975 of the Code, unless a statutory or administrative exemption is available.

PLAN ASSET REGULATIONS

     A Plan's investment in the Certificates may cause the Mortgage Loans included in a Mortgage Pool to be deemed Plan assets. The U.S. Department of Labor (the "DOL") has promulgated regulations (the "DOL Regulations") concerning whether or not a Plan's assets would be deemed to include an interest in the underlying assets of an entity (such as a Trust), for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code, when a Plan acquires an "equity interest" (such as a Certificate) in such entity. Because of the factual nature of certain of the rules set forth in the DOL Regulations, an investing Plan's assets either may be deemed to include an interest in the assets of a Trust or may be deemed merely to include its interest in the Certificates. Therefore, Plans should not acquire or hold Certificates in reliance upon the availability of any exception under the DOL Regulations.

     The prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code may apply to a Trust and cause the Sponsor, the Servicer, any Sub-Servicer, the Trustee, the obligor under any credit enhancement mechanism or certain affiliates thereof, to be considered or become Parties in Interest or Disqualified Persons with respect to an investing Plan. If so, the acquisition or holding of Certificates by or on behalf of the investing Plan could also give rise to a prohibited transaction under ERISA and the Code, unless some statutory or administrative exemption is available. Certificates acquired by a Plan would be assets of that Plan. Special caution should be exercised before the assets of a Plan are used to acquire a Certificate in such circumstances, especially if, with respect to such assets, the Sponsor, the Servicer, any Sub-Servicer, the Trustee, the obligor under any credit enhancement mechanism or an affiliate thereof either (i) has investment discretion with respect to the investment of Plan assets; or (ii) has authority or responsibility to give (or regularly gives) investment advice with respect to Plan assets for a fee pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets.

     Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to such assets for a fee (in the manner described above), is a fiduciary of the investing Plan. If the Mortgage Loans were to constitute Plan assets than any party exercising management or discretionary control regarding those assets may be deemed to be a Plan "fiduciary," and thus subject to the fiduciary requirements of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to the investing Plan. In addition, if the Mortgage Loans were to constitute Plan assets, then the acquisition or holding of Certificates by a Plan, as well as the operation of the Trust, may constitute or involve a prohibited transaction under ERISA and the Code.

PROHIBITED TRANSACTION CLASS EXEMPTION

     The DOL has issued an administrative exemption, Prohibited Transaction Class Exemption 83-1 ("PTCE 83-1"), which, under certain conditions, exempts from the application of the prohibited transaction provisions of ERISA and
Section 4975 of the Code transactions involving a Plan in connection with the operation of a "mortgage pool" and the purchase, sale and holding of "mortgage pool pass-through certificates." A "mortgage pool" is defined as an investment pool, consisting solely of interest bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash. A "mortgage pool pass-through certificate" is defined as a certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass-through payments of principal and interest from the mortgage loans.

     For the exemption to apply, PTCE 83-1 requires that (i) the Sponsor and the Trustee maintain a system of insurance or other protection for the Mortgage Loans and the property securing such Mortgage Loans, and for indemnifying holders of Certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of 1% of the aggregate principal balance of the Mortgage Loans, or 1% of the principal balance of the largest covered pooled Mortgage Loan; (ii) the Trustee may not be an affiliate of the Sponsor; and (iii) the payments made to and retained by the Sponsor in connection with the Trust, together with all funds inuring to its benefit for administering the Trust, represent no more than "adequate consideration" for selling the Mortgage Loans, plus reasonable compensation for services provided to the Trust.

     In addition, PTCE 83-1 exempts the initial sale of Certificates to a Plan with respect to which the Sponsor, the Servicer, the Trustee or, the Certificate Insurer, if any, is a party in interest if the Plan does not pay more than fair market value for such Certificates and the rights and interests evidenced by such Certificates are not subordinated to the rights and interests evidenced by other Certificates of the same pool. PTCE 83-1 also exempts from the prohibited transaction rules and transactions in connection with the servicing and operation of the Mortgage Pool, provided that any payments made to the Servicer in connection with the servicing of the Trust are made in accordance with a binding agreement, copies of which must be made available to prospective investors.

     In the case of any Plan with respect to which the Servicer, the Sponsor, the Trustee or a Certificate Insurer, if any, is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements: (i) the initial sale, exchange or transfer of Certificates is expressly approved by an independent fiduciary who has authority to manage and control those plan assets being invested in Certificates; (ii) the Plan pays no more for the Certificates than would be paid in an arm's length transaction; (iii) no investment management, advisory or underwriting fee, sale commission, or similar compensation is paid to the Servicer with regard to the sale, exchange or transfer of Certificates to the Plan; (iv) the total value of the Certificates purchased by such Plan does not exceed 25% of the amount issued; and (v) at least 50% of the aggregate amount of Certificates is acquired by persons independent of the Sponsor, the Trustee, the Servicer, and the Certificate Insurer, if any.

     Before purchasing Certificates, a fiduciary of a Plan should confirm that the Trust is a "mortgage pool," that the Certificates constitute "mortgage pool pass-through certificates," and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. The Plan fiduciary also should consider its general fiduciary obligations under ERISA in determining whether to purchase any Certificates on behalf of a Plan.

     In addition, the DOL has granted to certain underwriters and/or placement agents individual prohibited transaction exemptions which may be applicable to avoid certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale in the secondary market by Plans of pass-through certificates representing a beneficial undivided ownership interest in the assets of a trust that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the exemption which may be applicable to the Certificates.

     One or more other prohibited transaction exemptions issued by the DOL may be available to a Plan investing in Certificates, depending in part upon the type of Plan fiduciary making the decision to acquire Certificates and the circumstances under which such decision is made, including but not limited to PTCE 90-1, regarding investments by insurance company pooled separate account and PTCE 91-38, regarding investments by bank collective investment funds. However, even if the conditions specified in the exemption or one or more of these other exemptions are met, the scope of the relief provided might or might not cover all acts which might be construed as prohibited transactions.

     Any Plan fiduciary considering the purchase of a Certificate should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio. Special caution should be exercised before a Plan purchases a Certificate in such circumstances.

                        LEGAL INVESTMENT CONSIDERATIONS

SMMEA

     Unless otherwise specified in the related Prospectus Supplement, the Certificates will not constitute "mortgage related securities" for purposes of SMMEA. Accordingly, many institutions with legal authority to invest in comparably rated securities based on first mortgage loans or deeds of trust may not be legally authorized to invest in the Certificates. No representation is made herein as to whether the Certificates will constitute legal investments for any entity under any applicable statute, law, rule, regulation or order. Prospective purchasers are urged to consult with their counsel concerning the status of the Certificates as legal investments for such purchasers prior to investing in any Class of Certificates.

FFIEC POLICY STATEMENT

     The Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Comptroller of the Currency and the Office of Thrift Supervision have adopted the Federal Financial Institutions Examination Council's Supervisory Policy Statement on Certificates Activities (the "Policy Statement"). Although the National Credit Union Administration has not yet adopted the Policy Statement, it has adopted other regulations affecting mortgage-backed securities and is expected to consider adoption of the Policy Statement. The Policy Statement, among other things, places responsibility on a depository institution to develop and monitor appropriate policies and strategies regarding the investment, sale and trading of securities and restricts an institution's ability to engage in certain types of transactions.

     The Policy Statement provides that a depository institution must ascertain and document prior to purchase and no less frequently than annually thereafter that a non-high-risk mortgage security held for investment remains outside the high-risk category. If an institution is unable to make these determinations through internal analysis, it must use information derived from a source that is independent of the party from whom the product is being purchased. The institution is responsible for ensuring that the assumptions underlying the analysis and resulting calculations are reasonable. Reliance on analyses and documentation from a securities dealer or other outside party without internal analyses by the institution is unacceptable.

     A "high-risk mortgage security" is not suitable as an investment portfolio holding for a depository institution. A high-risk mortgage security must be reported in the trading account at market value or as an asset held for sale at the lower of cost or market value and generally may only be acquired to reduce an institution's interest rate risk. However, an institution with strong capital and earnings and adequate liquidity that has a closely supervised trading department is not precluded from acquiring high-risk mortgage securities for trading purposes.

     The Policy Statement and any applicable modifications or supplements thereto should be reviewed prior to the purchase of any Certificates by a depository institution. The summary of the Policy Statement contained herein does not purport to be complete and should not be relied upon for purposes of making any regulatory determinations. In addition, any regulator may adopt modifications or supplements to the Policy Statement or additional restrictions on the purchase of mortgage-backed or other securities. Investors are urged to consult their own legal advisors prior to making any determinations with respect to the Policy Statement or other regulatory requirements.

GENERAL

     There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Certificates, to purchase Certificates representing more than a specified percentage of the investor's assets, or to purchase certain types of Certificates, such as residual interests or stripped mortgage-backed securities. Investors should consult their own legal advisors in determining whether and to what extent the Certificates constitute legal investments for such investors and comply with any other applicable requirements.

                             METHOD OF DISTRIBUTION

     The Certificates offered hereby and by the Prospectus Supplement will be offered in Series, either directly by the Sponsor or through one or more underwriters or underwriting syndicates ("Underwriters"). The Prospectus Supplement for each Series will set forth the terms of the offering of such Series and of each Class within such Series, including the name or names of the Underwriters, the proceeds to the Sponsor, and either the initial public offering price, the discounts and commissions to the Underwriters and any discounts or concessions allowed or reallowed to certain dealers, or the method by which the price at which the Underwriters will sell the Certificates will be determined.

     The Certificates in a Series may be acquired by Underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. It is anticipated that the underwriting agreement pertaining to the sale of any Series of Certificates will provide that the obligations of any Underwriters will be subject to certain conditions precedent, and such Underwriters will be severally obligated to purchase all of a Series of Certificates described in the related Prospectus Supplement, if they are purchased and that in limited circumstances the Sponsor will indemnify any Underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments any Underwriters may be required to make in respect thereof.

     If Certificates of a Series are offered other than through Underwriters, the related Prospectus Supplement will contain information regarding the nature of such offering and any agreements to be entered into between the seller and purchasers of Certificates of such Series.

     The Sponsor anticipates that the Certificates will be sold primarily to institutional investors. Purchasers of Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

                                 LEGAL MATTERS

     Certain legal matters relating to the issuance of the Certificates of each Series, including certain federal income tax consequences with respect thereto, will be passed upon by Andrews & Kurth L.L.P., Washington, D.C.

                             FINANCIAL INFORMATION

     The Sponsor has determined that its financial statements are not material to the offering made hereby.

     A new Trust will be formed to own the Mortgage Loans and to issue each Series of Certificates. Each such Trust will have no assets or obligations prior to the issuance of the Certificates and will not engage in any activities other than those described herein. Accordingly, no financial statements with respect to such Trusts will be included in this Prospectus or any Prospectus Supplement.

                                     RATING

     Unless otherwise specified in the related Prospectus Supplement, it is a condition to the issuance of the Certificates of each Series offered hereby that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related Prospectus Supplement (each, a "Rating Agency").

     Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped pass-through certificates in extreme cases might fail to recoup their underlying investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                            INDEX OF PRINCIPAL TERMS

     Unless the context indicates otherwise, the following capitalized terms shall have the meanings set forth on the pages indicated below:

1933 Act...........................................................................           2
1986 Act...........................................................................      62, 66
Accounts...........................................................................          29
Accrual Certificates...............................................................          32
Affiliated Originators.............................................................       8, 26
Appraised Value....................................................................          23
ARM Loans..........................................................................      20, 64
ARMs...............................................................................          62
Available Funds....................................................................          31
Balloon Loans......................................................................          17
Bankruptcy Bond....................................................................      11, 38
Cede...............................................................................      15, 29
CERCLA.............................................................................          56
Certificate Account................................................................          31
Certificate Guaranty Insurance Policy..............................................      10, 36
Certificate Insurer................................................................          36
Certificate Principal Balance......................................................          33
Certificate Register...............................................................          31
Certificateholders.................................................................       1, 28
Certificates.......................................................................        1, 5
Class..............................................................................    1, 5, 28
Closing Date.......................................................................          24
Code...............................................................................      13, 58
Collection Account.................................................................          44
Collection Period..................................................................          32
Combined Loan-to-Value Ratio.......................................................          23
Commission.........................................................................           2
Commitment Period..................................................................       8, 24
Compensating Interest Payment......................................................          46
Cut-off Date.......................................................................           7
Deferred Interest..................................................................      64, 70
Definitive Certificates............................................................      15, 29
Deleted Mortgage Loan..............................................................          43
Deposit Date.......................................................................          44
Detailed Description...............................................................          22
Disqualified Persons...............................................................          75
Distribution Date..................................................................       1, 31
DOL................................................................................          76
DOL Regulations....................................................................          76
DTC................................................................................      15, 29
EPA................................................................................          56
ERISA..............................................................................      14, 75
ERISA Plans........................................................................          75
Event of Default...................................................................          49
Exchange Act.......................................................................           2
Forward Purchase Commitment........................................................       8, 24
Garn-St. Germain Act...............................................................          55
Indirect Participant...............................................................          29

Insurance Proceeds.................................................................          32
Insured Amount.....................................................................      10, 36
Interest Weighted Class............................................................          20
IRAs...............................................................................          75
IRS................................................................................          59
Issuer.............................................................................          64
Junior Loan........................................................................          16
Legislative History................................................................          63
Liquidated Mortgage Loan...........................................................          46
Liquidation Proceeds...............................................................          32
Loan Purchase Price................................................................          43
Loan Schedule......................................................................          41
Lockout periods....................................................................          23
Master REMIC.......................................................................          66
Monthly Advance....................................................................          45
Mortgage File......................................................................          41
Mortgage Loans.....................................................................        1, 6
Mortgage Note......................................................................           6
Mortgage Pool......................................................................        1, 6
Mortgage Pool Insurance Policy.....................................................      10, 36
Mortgage Pool Insurer..............................................................          36
Mortgaged Properties...............................................................          22
Mortgaged Property.................................................................           7
Mortgagor..........................................................................      10, 16
Net Liquidation Proceeds...........................................................          32
Non-REMIC Certificates.............................................................          13
OID................................................................................          59
OID Regulations....................................................................          62
Original Issue Discount and Premium................................................          68
Originators........................................................................    1, 8, 26
Parent.............................................................................          25
Participants.......................................................................          29
Parties in Interest................................................................          75
Pass-Through Rate..................................................................       2, 32
Payment Lag Certificates...........................................................          70
Permitted Investments..............................................................          44
Plan Asset Regulations.............................................................          14
Plan(s)............................................................................          14
Plans..............................................................................          75
Policy Statement...................................................................          78
Pool Balance.......................................................................          34
Pool Factor........................................................................          34
Pooling and Servicing Agreement....................................................       5, 28
Prepayment Assumption..............................................................          63
Principal Prepayments..............................................................          33
Principal Weighted Class...........................................................          20
Proposed OID Regulations...........................................................          63
PTCE 83-1..........................................................................          76
Purchase Account...................................................................       8, 24
Qualified Replacement Mortgage Loan................................................          43
Qualified Retirement Plans.........................................................          75
Rating Agency......................................................................      12, 99
Regular Certificates...............................................................      13, 65

Relief Act.........................................................................          19
REMIC..............................................................................       1, 13
REMIC Regulations..................................................................          58
REO Property.......................................................................          45
Reserve Account....................................................................      10, 35
Residual Certificates..............................................................      13, 65
Riegle Act.........................................................................      19, 55
Senior Certificates................................................................       5, 28
Senior Lien........................................................................          17
Series.............................................................................        1, 5
Servicer...........................................................................           5
Servicing Advance..................................................................          47
SMMEA..............................................................................      15, 16
Special Hazard Insurance Policy....................................................      11, 37
Special Hazard Insurer.............................................................          37
Sponsor............................................................................    1, 5, 25
Sponsor's Guidelines...............................................................          26
Standard Hazard Insurance Policies.................................................          22
Stripped ARM Obligations...........................................................          64
Stripped Bond Certificates.........................................................          61
Stripped Coupon Certificates.......................................................          61
Sub-Servicer.......................................................................       5, 47
Subordinated Certificates..........................................................           5
Subordinated Classes...............................................................          28
Subsidiary REMIC...................................................................          66
Tax-Favored Plans..................................................................          75
Title V............................................................................          56
TMP................................................................................          65
Trust..............................................................................        1, 5
Trustee............................................................................           5
U.S. Person........................................................................          65
Unaffiliated Originators...........................................................       8, 26
Underwriters.......................................................................          79
Voting Interests...................................................................          49

================================================================================

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE CLASS A CERTIFICATES OFFERED HEREBY NOR AN OFFER OF THE CLASS A CERTIFICATES TO ANY PERSON IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT AT ANY TIME DOES NOT IMPLY THAT INFORMATION THEREIN OR HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF; HOWEVER, IF ANY MATERIAL CHANGE OCCURS WHILE THIS PROSPECTUS SUPPLEMENT OR PROSPECTUS IS REQUIRED BY LAW TO BE DELIVERED, THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS WILL BE AMENDED OR SUPPLEMENTED ACCORDINGLY.
                            ------------------------
                               TABLE OF CONTENTS

                                             PAGE
                                             ----
PROSPECTUS SUPPLEMENT
Reports to Certificateholders..............   S-3
Available Information......................   S-3
Incorporation of Certain Documents by
  Reference................................   S-3
Summary of Terms...........................   S-5
Risk Factors...............................  S-22
Description of the Certificates............  S-28
The Mortgage Loans.........................  S-55
Prepayment and Yield Considerations........  S-58
Origination and Servicing of the Mortgage
  Loans....................................  S-66
The Certificate Insurance Policy and the
  Certificate Insurer......................  S-72
Certain Federal Income Tax Consequences....  S-75
ERISA Considerations.......................  S-76
Use of Proceeds............................  S-77
Legal Investment Considerations............  S-77
Underwriting...............................  S-77
Report of Experts..........................  S-79
Legal Matters..............................  S-79
Rating of the Class A Certificates.........  S-79
Index of Principal Terms...................  S-80
ANNEX A: Description of the Mortgage
         Pool..............................   A-1
ANNEX B: Global Clearance, Settlement and
         Tax Documentation Procedures......   B-1
PROSPECTUS
Prospectus Supplement......................     2
Available Information......................     2
Incorporation of Certain Documents by
  Reference................................     2
Reports to Certificateholders..............     3
Summary....................................     5
Risk Factors...............................    16
The Trusts.................................    22
Use of Proceeds............................    25
The Sponsor................................    25
The Originators............................    26
Description of the Certificates............    28
Credit Enhancement.........................    34
Maturity, Prepayment and Yield
  Considerations...........................    39
The Pooling and Servicing Agreement........    41
Certain Legal Aspects of the Mortgage Loans
  and Related Matters......................    52
Certain Federal Income Tax Consequences....    57
State Tax Considerations...................    75
ERISA Considerations.......................    75
Legal Investment Considerations............    77
Method of Distribution.....................    78
Legal Matters..............................    79
Financial Information......................    79
Rating.....................................    79
Index of Principal Terms...................    80

                              AAMES MORTGAGE TRUST
                                     1996-D

                                  $600,000,000

                      MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 1996-D

                       $85,500,000 CLASS A-1A ADJUSTABLE
                               RATE CERTIFICATES
                   $27,000,000 6.34% CLASS A-1B CERTIFICATES
                   $46,500,000 6.52% CLASS A-1C CERTIFICATES
                   $10,000,000 6.75% CLASS A-1D CERTIFICATES
                   $31,500,000 6.87% CLASS A-1E CERTIFICATES
                   $17,000,000 7.17% CLASS A-1F CERTIFICATES
                   $24,500,000 7.32% CLASS A-1G CERTIFICATES
                       $358,000,000 CLASS A-2 ADJUSTABLE
                               RATE CERTIFICATES

                           AAMES CAPITAL CORPORATION
                              Sponsor and Servicer
                      ------------------------------------
                             PROSPECTUS SUPPLEMENT
                               DECEMBER 11, 1996
                      ------------------------------------
                        GREENWICH CAPITAL MARKETS, INC.

                          CS FIRST BOSTON CORPORATION

                            BEAR, STEARNS & CO. INC.

                       PRUDENTIAL SECURITIES INCORPORATED

================================================================================